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INDEX TO FINANCIAL STATEMENTS
PART TWO

As filed with the Securities and Exchange Commission on February 25, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRANT PARK FUTURES FUND LIMITED
PARTNERSHIP
(Exact name of Registrant as Specified in its Charter)

Illinois (State or other jurisdiction of incorporation or organization)	6799 (Primary Standard Industrial Classification Code Number)	36-3596839 (I.R.S. Employer Identification Number)

c/o Dearborn Capital Management, L.L.C.
626 West Jackson Boulevard, Suite 600
Chicago, Illinois 60661
(312) 756-4450
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

Copies to:
David M. Kavanagh Grant Park Futures Fund Limited Partnership c/o Dearborn Capital Management, L.L.C. 626 West Jackson Boulevard, Suite 600 Chicago, Illinois 60661 (312) 756-4450	Jennifer Durham King, Esq. Vedder Price P.C. 222 North LaSalle Street, Suite 2600 Chicago, Illinois, 60601 (312) 609-7500

(name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, or a non-accelerated filer. See definitions of "accelerated filer and large accelerated filer" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Limited Partnership Units, consisting of Legacy Class and Global Alternative Markets Class Units	$899,541,594	$*

(1)
Calculated pursuant to Rule 457(o).

*
As of the date hereof, the Registrant registers pursuant to this Registration Statement $899,541,594 of limited partnership units, consisting of Legacy Class and Global Alternative Markets Class Units. Upon the filing of this Registration Statement, the Registrant carries forward and registers, pursuant to Rule 415(a)(6), $899,541,594 of previously registered but unsold limited partnership units, consisting of Legacy Class and Global Alternative Markets Class Units from the Registrant's previous Registration Statement of Form S-1 (File No. 333-179641) for which the Registrant has previously paid registration fees to the Securities and Exchange Commission.

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED FEBRUARY 25, 2015

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PART ONE: DISCLOSURE DOCUMENT

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

$191,661,823 Legacy 1 Class Units
$179,318,591 Legacy 2 Class Units
$168,936,015 Global Alternative Markets 1 Class Units
$158,617,364 Global Alternative Markets 2 Class Units
$201,007,801 Global Alternative Markets 3 Class Units

The Offering

           Grant Park Futures Fund Limited Partnership, which is referred to in this prospectus as Grant Park, is a multi-advisor commodity pool organized to pool assets of investors for the purpose of trading in the U.S. and international spot and derivatives markets for currencies, interest rates, stock indices, agricultural and energy products, precious and base metals and other commodities and underliers. Grant Park, which is not registered as a mutual fund under the Investment Company Act of 1940, has been in continuous operation since January 1989. It is managed by its general partner, Dearborn Capital Management, L.L.C., and invests through independent professional commodity trading advisors.

           This offering consists of five classes of limited partnership units: Legacy 1 Class units, Legacy 2 Class units, Global Alternative Markets 1 ("Global 1") Class units, Global Alternative Markets 2 ("Global 2") Class units and Global Alternative Markets 3 ("Global 3") Class units, each of which are being offered to new and existing investors of Grant Park. Grant Park previously publicly offered two additional classes of units: Class A units and Class B units. Although we are no longer offering Class A Units or Class B Units, existing holders of Class A and Class B Units may continue to own such units.

           The offered units have different fee arrangements and restrictions on redemptions. Additionally, investments in the offered units will be allocated to different commodity trading advisors who apply different investment strategies with respect to each class of units. The Legacy 1 Class and Legacy 2 Class units and Global 1 Class and Global 2 Class units are being offered only to investors who are represented by approved selling agents who are directly compensated by the investor for services rendered in connection with an investment in Grant Park (such arrangements commonly referred to as "wrap-accounts").

           The selling agents offer the units at a price equal to the net asset value per unit of each of the units at the close of business on each closing date, which is the last business day of each month.

           The selling agents are not required to sell any specific quantity or dollar amount of units, but have agreed to use their best efforts to sell the units offered. Subscriptions approved for investment will be effective as of each closing date and will be held in Grant Park's subscription account until invested. The offering is not contingent on a minimum aggregate level of investment and is expected to continue until all registered units are sold. The general partner may, however, in its discretion, suspend or terminate the offering at any time, or it may elect to register and offer additional units.

Summary of Risks

           Before you decide whether to invest, you should read this entire prospectus carefully and consider the risk factors beginning on page 20. Several risk factors include, but are not limited to:

  •
  An investment in Grant Park is speculative and leveraged; as a result of this leverage, small movements in the price of a commodity interest may cause you to incur significant losses.

  •
  Performance can be volatile; rapid and substantial fluctuations in commodity interest prices could cause Grant Park's trading positions to suddenly turn unprofitable and cause you to lose all or substantially all of your investment in Grant Park.

  •
  Grant Park's past performance is not necessarily indicative of future results.

  •
  Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.

  •
  No secondary market exists for the units; redemptions of the units are prohibited during the first three months following an initial and each subsequent investment and, in the case of the Global 3 Class units, redemptions prior to the first anniversary date of an investment will result in early redemption fees.

  •
  Grant Park pays substantial fees and expenses, including fees paid to its trading advisors, that must be offset by trading profits and interest income.

  •
  A substantial portion of the trades executed for Grant Park takes place outside of the U.S., much of which exposes Grant Park to substantial credit, regulatory and foreign exchange risk.

  •
  You will have no right to participate in the management of Grant Park.

  •
  The structure and operation of Grant Park involve several conflicts of interest.

  •
  The commodity interest markets are the subject of regulatory scrutiny, from both a national and international perspective, and the implementation of certain proposed laws or regulations could adversely impact Grant Park's ability to trade speculatively and implement its trading strategies.

  Minimum Investment

           There is a $10,000 minimum investment required to invest in the Legacy 1 Class and Legacy 2 Class units, except that, in the case of investors that are employee benefit plans and/or individual retirement accounts, the minimum investment is $1,000. The minimum investment in the Global 1 Class, Global 2 Class and Global 3 Class units is $5,000, respectively, except that in the case of investors that are employee benefit plans and/or individual retirement accounts, the minimum investment is $1,000. Any minimum initial investment amounts or wrap-account requirements may be waived in the sole discretion of the general partner.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

           THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMODITY FUTURES TRADING COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.

           This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both parts contain important information.

The date of this prospectus is                        , 2015

REGULATORY NOTICES

        NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE GENERAL PARTNER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

        THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

        THE BOOKS AND RECORDS OF THE FUND WILL BE MAINTAINED AT ITS PRINCIPAL OFFICE, 626 WEST JACKSON BOULEVARD, SUITE 600, CHICAGO, IL 60661. LIMITED PARTNERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. EACH MONTH, THE GENERAL PARTNER WILL DISTRIBUTE REPORTS TO ALL LIMITED PARTNERS SETTING FORTH SUCH INFORMATION AS THE COMMODITY FUTURES TRADING COMMISSION (THE "CFTC") AND THE NATIONAL FUTURES ASSOCIATION (THE "NFA") MAY REQUIRE BE GIVEN TO THE PARTICIPANTS IN COMMODITY POOLS WITH RESPECT TO THE FUND AND ANY SUCH OTHER INFORMATION AS THE GENERAL PARTNER MAY DEEM APPROPRIATE. THERE WILL SIMILARLY BE DISTRIBUTED TO LIMITED PARTNERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH OF THE FUND'S FISCAL YEARS, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF THE FUND NECESSARY FOR THE PREPARATION OF LIMITED PARTNERS' ANNUAL FEDERAL INCOME TAX RETURNS.

        THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: "GRANT PARK FUTURES FUND LIMITED PARTNERSHIP IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER."

        You should rely only on the information contained in this prospectus. Grant Park, the general partner and the selling agents have not authorized anyone to provide you with different information, and if you receive any unauthorized information, you should not rely on it. We are not making an offer of these securities in any place where the offer is not permitted. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date of the front cover of that document, regardless of the time you receive this prospectus.

i

 COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

        YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

        FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 10 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 12.

        THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 20.

        YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

        YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY ENGAGE IN OFF-EXCHANGE FOREIGN CURRENCY TRADING. SUCH TRADING IS NOT CONDUCTED IN THE INTERBANK MARKET. THE FUNDS THAT THE POOL USES FOR OFF-EXCHANGE FOREIGN CURRENCY TRADING WILL NOT RECEIVE THE SAME PROTECTIONS AS FUNDS USED TO MARGIN OR GUARANTEE EXCHANGE-TRADED FUTURES AND OPTION CONTRACTS. IF THE POOL DEPOSITS SUCH FUNDS WITH A COUNTERPARTY AND THAT COUNTERPARTY BECOMES INSOLVENT, THE POOL'S CLAIM FOR AMOUNTS DEPOSITED OR PROFITS EARNED ON TRANSACTIONS WITH THE COUNTERPARTY MAY NOT BE TREATED AS A COMMODITY CUSTOMER CLAIM FOR PURPOSES OF SUBCHAPTER IV OF CHAPTER 7 OF THE BANKRUPTCY CODE AND THE REGULATIONS THEREUNDER. THE POOL MAY BE A GENERAL CREDITOR AND ITS CLAIM MAY BE PAID, ALONG WITH THE CLAIMS OF OTHER GENERAL CREDITORS, FROM ANY MONIES STILL AVAILABLE AFTER PRIORITY CLAIMS ARE PAID. EVEN POOL FUNDS THAT THE COUNTERPARTY KEEPS SEPARATE FROM ITS OWN FUNDS MAY NOT BE SAFE FROM THE CLAIMS OF PRIORITY AND OTHER GENERAL CREDITORS.

        SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND

YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

        HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

        IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL'S OBLIGATIONS OR THE POOL'S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

        NATIONAL FUTURES ASSOCIATION HAS NEITHER PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

        A NUMBER OF JURISDICTIONS IN WHICH THE UNITS ARE OFFERED IMPOSE ON THEIR RESIDENTS HIGHER MINIMUM SUITABILITY REQUIREMENTS, WHICH ARE DESCRIBED IN APPENDIX C TO THIS PROSPECTUS. PLEASE SEE PAGES C-3 AND C-4 OF APPENDIX C FOR A DETAILED DESCRIPTION OF THE MINIMUM SUITABILITY REQUIREMENTS IN THE STATE IN WHICH YOU RESIDE. YOU WILL BE REQUIRED TO REPRESENT THAT YOU MEET THE REQUIREMENTS SET FORTH IN YOUR STATE OF RESIDENCE BEFORE YOUR SUBSCRIPTION TO PURCHASE UNITS WILL BE ACCEPTED. THESE SUITABILITY REQUIREMENTS ARE, IN EACH CASE, REGULATORY MINIMUMS ONLY, AND JUST BECAUSE YOU MEET SUCH REQUIREMENTS DOES NOT MEAN THAT AN INVESTMENT IN THE UNITS IS SUITABLE FOR YOU. IN NO EVENT MAY YOU INVEST MORE THAN 10% OF YOUR NET WORTH, EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES, IN GRANT PARK.

 Dearborn Capital Management, L.L.C.
General Partner
626 West Jackson Boulevard, Suite 600
Chicago, IL 60661
(312) 756-4450

        You should rely only on the information contained in this prospectus. Grant Park, the general partner and the selling agents have not authorized anyone to provide you with different information, and if you receive any unauthorized information, you should not rely on it. We are not making an offer of these securities in any place where the offer is not permitted. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date of the front cover of that document, regardless of the time you receive this prospectus.

 SUMMARY

        This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in the units. You should read this entire prospectus carefully, including the risk factors beginning on page 20, the Statement of Additional Information and all exhibits to the prospectus, before deciding to invest. See the glossary in Appendix E for definitions of certain key terms relating to Grant Park's trading activities that are used in this prospectus. Any January 31, 2015 financial information disclosed herein is unaudited. This prospectus is intended to be used beginning                , 2015.

Grant Park

        Grant Park is a multi-advisor commodity pool organized to pool assets of investors for the purpose of trading in the U.S. and international spot and derivatives markets for currencies, interest rates, stock indices, agricultural and energy products, precious and base metals and other commodities and underliers. In trading on these markets, Grant Park may enter into: exchange-traded derivatives, such as futures contracts, options on futures contracts, security futures contracts and listed option contracts (collectively, "exchange-traded derivatives"); over-the-counter, or OTC, derivatives, such as forwards, swaps, options and structured financial products (collectively, "OTC derivatives"); and contracts on cash, or spot, commodities (collectively, "cash commodities") (collectively, "exchange-traded derivatives," "OTC derivatives" and "cash commodities" are referred to as "commodity interests").

        Grant Park invests the assets of each class of the fund in various trading companies, each of which allocates those assets to one of the independent professional commodity trading advisors retained by the general partner, or to its cash management trading company. Grant Park's general partner, commodity pool operator and sponsor is Dearborn Capital Management, L.L.C., an Illinois limited liability company. The manager of Dearborn Capital Management, L.L.C. is David M. Kavanagh, its President.

        Grant Park has been trading continuously since January 1989 and, as of January 31, 2015, had a net asset value of approximately $303.5 million and 9,572 limited partners. Since its inception and through February 28, 2003, Grant Park offered its beneficial interests exclusively to qualified investors on a private placement basis. Effective June 30, 2003, Grant Park began offering units for sale to the public.

        Grant Park's main office is located at 626 West Jackson Boulevard, Suite 600, Chicago, Illinois 60661, and its telephone number is (312) 756-4450.

The Offered Units

        Grant Park's limited partnership units are being offered in five separate and distinct classes: the Legacy 1 Class units, the Legacy 2 Class units, the Global 1 Class units, the Global 2 Class units and the Global 3 Class units. In addition to the offered units, Grant Park has two outstanding classes of limited partnership units, the Class A and Class B units, which are no longer being offered for sale and are not offered hereunder.

        Proceeds from investments in the offered units are invested through different commodity trading advisors retained by the general partner with respect to each class of units. Each of the trading advisors employs technical and trend-following trading strategies through proprietary trading programs in an effort to achieve capital appreciation while controlling risk and volatility. The general partner may, in its sole discretion, reallocate assets among the trading advisors upon termination of a trading advisor or retention of any new trading advisors, or at the commencement of any month. Consequently, the current apportionments are subject to change.

        The offered units are subject to a three-month lock-up period.

Legacy 1 Class and Legacy 2 Class units

        The Legacy 1 Class and Legacy 2 Class units are allocated to the same trading advisors and are being offered only to investors who are represented by approved selling agents who are directly compensated by the investor for services rendered in connection with an investment in Grant Park (such arrangements commonly referred to as "wrap-accounts"). Selling agents who sell Legacy 1 Class or Legacy 2 Class units do not receive any upfront sales compensation.

        Each selling agent who sells Legacy 2 Class units does, however, receive ongoing compensation for continuing administrative services at an annual rate of 25 basis points (0.25%) of the month-end net asset value of the unit. See "FEES AND EXPENSES—Fees and Expenses Paid by the General Partner—Selling Agent Compensation."

        Through their respective trading companies, each of Rabar Market Research, Inc., or Rabar, EMC Capital Advisors LLC, or EMC, Winton Capital Management Limited, or Winton, Transtrend B.V., or Transtrend, Amplitude Capital International Limited, or Amplitude, Lynx Asset Management AB, or Lynx, Quantica Capital AG, or Quantica, and Revolution Capital Management LLC, or RCM, serve as Grant Park's commodity trading advisors with respect to the Legacy 1 Class and Legacy 2 Class units. The trading advisors and their respective asset allocations with respect to the Legacy 1 Class and Legacy 2 Class units are the same as with respect to the fund's Class A and Class B units. With respect to the Class A and Class B units and the Legacy 1 Class and Legacy 2 Class, each of Amplitude, Transtrend, Winton, Rabar, EMC, Lynx, Quantica and RCM manage between 5% and 25% of Grant Park's net assets.

Global 1 Class, Global 2 Class and Global 3 Class units

        Investments in the Global 1 Class, Global 2 Class and Global 3 Class units are allocated to the same trading advisors. However, Global 1 Class and Global 2 Class units are being offered only to investors purchasing such units through wrap-accounts. Selling agents who sell Global 1 Class or Global 2 Class units do not receive any upfront sales compensation. Each selling agent who sells Global 2 Class units does, however, receive ongoing compensation for continuing administrative services at an annual rate of 25 basis points (0.25%) of the month-end net asset value of the unit. See "FEES AND EXPENSES—Fees and Expenses Paid by the General Partner—Selling Agent Compensation."

        Selling agents who sell Global 3 Class units receive an upfront sales commission of up to 2.0% of the subscription amount. Beginning with the thirteenth month after the subscription proceeds of a Global 3 Class unit are invested in Grant Park, each selling agent who sells Global 3 Class units will receive ongoing compensation for continuing administrative services at an annual rate of 2.0% of the month-end net asset value of the unit. In the event that the total underwriting compensation paid to a selling agent per a Global 3 Class unit meets certain limits, such Global 3 Class unit will be automatically exchanged for an equal net asset amount of Global 1 Class units at no additional cost. See "FEES AND EXPENSES—Fees and Expenses Paid by the General Partner—Selling Agent Compensation."

        Global 3 Class units redeemed after the three month lock-up period, but on or before the one-year anniversary of the subscription are subject to a fee of up to 1.50% of the net asset value of the redeemed units; the Global 1 Class and Global 2 Class units are not subject to an early redemption fee.

        Through their respective trading companies, each of Rabar, EMC, Winton, Transtrend, Amplitude, Lynx, Quantica and RCM serve as Grant Park's commodity trading advisors with respect to the Global 1 Class, Global 2 Class and Global 3 Class units. With respect to the Global 1 Class, Global 2 Class and Global 3 Class units, each of Rabar, EMC, Winton, Transtrend, Amplitude, Lynx, Quantica and RCM manage between 5% and 25% of Grant Park's net assets.

Break-Even Amounts for Each Class of Units

        The following summarizes the approximate dollar returns and percentage returns required for the redemption value of a hypothetical $1,000 initial investment in offered units to equal the amount invested 12 months after the investment was made. The break-even summary for the Global 3 Class units shows the amount required to "break-even" both with and without an early redemption fee which, for purposes of this summary, the highest early redemption fee has been presented to approximate the effect that payment of an early redemption fee will have on a redemption of such units during the first year of investment.

  •
  Legacy 1 Class: 4.81% (or $48.11).

  •
  Legacy 2 Class: 5.08% (or $50.81).

  •
  Global 1 Class: 4.22% (or $42.17).

  •
  Global 2 Class: 4.49% (or $44.86).

  •
  Global 3 Class: 6.37% (or $63.74) without highest early redemption fee, or 7.87% (or $78.74) with highest early redemption fee.

        See "SUMMARY—Break-Even Analysis" beginning on page 12 for detailed breakeven analysis of the offered units.

Continuous Offering Period

        Grant Park offers the offered units on a continuous basis and will continue to offer such units until the maximum amount of Legacy 1 Class, Legacy 2 Class, Global 1 Class, Global 2 Class and Global 3 Class units, respectively, which are registered are sold. We refer to this period as the continuous offering period. The general partner may terminate the continuous offering period at any time.

Commodity Interests

        Grant Park trades in the U.S. and international spot and derivatives markets for currencies, interest rates, stock indices, agricultural and energy products, precious and base metals and other commodities and underliers. In trading on these markets, Grant Park may enter into exchange-traded derivatives, OTC derivatives and cash commodities. A brief description of Grant Park's main types of investments is set forth below.

  •
  A futures contract is a standardized, exchanged traded contract to buy or sell a commodity for a specified price in the future.

  •
  A forward contract is a bilaterally negotiated contract to buy or sell something (i.e., the underlier) at a specified price in the future.

  •
  An option on a futures contract, forward contract, swap or a commodity gives the buyer of the option the right, but not the obligation, to buy or sell a futures contract, forward contract or a commodity, as applicable, at a specified price on or before a specified date. Options on futures contracts are standardized contracts traded on an exchange, while options on forward contracts and commodities, referred to collectively in this prospectus as over- the-counter, or OTC, options, generally are bilaterally negotiated, principal-to-principal contracts not traded on an exchange.

  •
  A swap is a bilaterally negotiated agreement between two parties to exchange cash flows based upon an asset, rate or something else (i.e., the underlier).

  •
  A commodity spot contract is a cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement. Spot contracts are not uniform and not exchange-traded.

  •
  A security futures contract is a futures contract on a single equity security or a narrow-based security index. Security futures contracts are exchange-traded.

        For more detailed descriptions of futures contracts, forward contracts, options contracts, other commodity interest contracts and other aspects of the commodity interest markets, see Part Two: Statement of Additional Information.

Plan of Distribution

What is the minimum investment?

  •
  The minimum investment required to invest in the Legacy 1 Class and Legacy 2 Class units is $10,000, except in the case of investors that are employee benefit plans and/or individual retirement accounts for which the minimum investment is $1,000; subsequent investment in the Legacy 1 Class and Legacy 2 Class units must be at least $1,000. The selling agents offer the Legacy 1 Class and Legacy 2 Class units at a price equal to the net asset value per unit of each of the units at the close of business on each closing date, which is the last business day of each month. The Legacy 1 Class and Legacy 2 Class units are being offered only to investors purchasing such units through wrap-accounts.

  •
  The minimum investment in the Global 1 Class, Global 2 Class and Global 3 Class units is $5,000, except in the case of investors in such units that are employee benefit plans and/or individual retirement accounts for which the minimum investment is $1,000; subsequent investment in the Global 1 Class, Global 2 Class and Global 3 Class units must be at least $1,000. The selling agents offer the Global 1 Class, Global 2 Class and Global 3 Class units at a price equal to the net asset value per unit of each of the units at the close of business on each closing date, which is the last business day of each month. The Global 1 Class and Global 2 Class units are being offered only to investors purchasing such units through wrap-accounts.

  •
  Any of these minimum investment requirements, including the requirement to invest in certain classes of units through wrap-accounts, may be waived by the general partner in its sole discretion. Units are sold in fractions calculated to five decimal places.

How do I invest in Grant Park?

  •
  You may buy units at the close of business on the last business day of each month, each a closing date, by submitting a subscription at least five business days before the applicable closing date, or at an earlier date if required by your selling agent. The number of units that you receive will be based on the net asset value per unit of the applicable class of units at the close of business on the closing date. Approved subscriptions will be accepted once payments are received and cleared, and each investor will receive written confirmation of the purchase following acceptance.

  •
  The general partner will accept or reject your subscription, in whole or in part, in its sole discretion. The general partner will deposit your subscription funds in Grant Park's non-interest bearing subscription account. If the general partner accepts your subscription, your subscription funds will be invested in Grant Park on the next applicable closing date. There is no minimum aggregate subscription amount that must be received before new investors' funds can be invested. If the general partner does not accept your subscription, your subscription funds will be returned to you without interest.

  •
  The selling agents, which are the registered broker-dealers who are offering the units, will use their best efforts to sell the units being offered, without any firm underwriting commitment. You will not directly pay sales commissions to the selling agents. All sales commissions and other compensation to the selling agents are paid by the general partner out of the brokerage charge paid by Grant Park to the general partner.

  •
  Carefully read the prospectus, along with all appendices, including the limited partnership agreement and the subscription agreement and power of attorney and discuss with your financial advisor any questions you have about Grant Park. Investors will be required to make the representations and warranties set forth in Appendix C relating to their suitability to purchase the offered units in the subscription agreement and power of attorney. If you decide to invest, please complete and sign the subscription agreement and power of attorney and deliver to your selling agent a check made payable to "Grant Park Futures Fund Limited Partnership—Subscription Account," or authorize a wire transfer in the amount of your subscription in accordance with the instructions set forth in the subscription agreement and power of attorney. Alternatively, if available, you may authorize your selling agent to debit your customer securities brokerage account in the amount of your subscription.

What is the difference between the Legacy 1 Class, the Legacy 2 Class, the Global 1 Class, the Global 2 Class and the Global 3 Class units?

        The Legacy 1 Class, Legacy 2 Class, Global 1 Class and Global 2 Class units are being offered only to investors who purchase such units through wrap- accounts, provided that they meet the suitability criteria described below and in Appendix C. The Global 3 Class units are reserved for investments by new investors generally, provided they meet the same suitability criteria.

        The trading advisors for the Legacy 1 Class and Legacy 2 Class units are Rabar, EMC, Winton, Transtrend, Amplitude, Lynx, Quantica and RCM. The trading advisors, asset allocations and trading philosophy with respect to the Legacy 1 Class and Legacy 2 Class units are the same as those utilized for Grant Park's Class A and Class B units. The trading advisors for the Global 1 Class, Global 2 Class and Global 3 Class units are Rabar, EMC, Winton, Transtrend, Amplitude, Lynx, Quantica, and RCM. The investment process is uniquely managed for each class of units.

        The Legacy 1 Class units bear organization and offering expenses at an annual rate of 30 basis points (0.30%) of the adjusted net assets of the Legacy 1 Class units, calculated and payable monthly on the basis of month-end adjusted assets (before accruals for fees and expenses and redemptions). With respect to the monthly brokerage charge payable by Grant Park to the general partner, Legacy 1 Class units are charged 0.3750% of month-end adjusted net assets of the Legacy 1 Class units, a rate of 4.50% annually.

        The Legacy 2 Class units bear organization and offering expenses at an annual rate of 30 basis points (0.30%) of the adjusted net assets of the Legacy 2 Class units, calculated and payable monthly on the basis of month-end adjusted assets (before accruals for fees and expenses and redemptions). With respect to the monthly brokerage charge payable by Grant Park to the general partner, Legacy 2 Class units are charged 0.3958% of month-end adjusted net assets of the Legacy 2 Class units, a rate of 4.75% annually.

        The Global 1 Class units bear organization and offering expenses at an annual rate of 30 basis points (0.30%) of the adjusted net assets of the Global 1 Class units, calculated and payable monthly on the basis of month-end adjusted assets (before accruals for fees and expenses and redemptions). With respect to the monthly brokerage charge payable by Grant Park to the general partner, Global 1 Class units are charged 0.3292% of month-end adjusted net assets of the Global 1 Class units, a rate of 3.95% annually.

        The Global 2 Class units bear organization and offering expenses at an annual rate of 30 basis points (0.30%) of the adjusted net assets of the Global 2 Class units, calculated and payable monthly on the basis of month-end adjusted assets (before accruals for fees and expenses and redemptions). With respect to the monthly brokerage charge payable by Grant Park to the general partner, Global 2 Class units are charged 0.3500% of month-end adjusted net assets of the Global 2 Class units, a rate of 4.20% annually.

        The Global 3 Class units bear organization and offering expenses at an annual rate of 30 basis points (0.30%) of the adjusted net assets of the Global 3 Class units, calculated and payable monthly on the basis of month-end adjusted assets (before accruals for fees and expenses and redemptions). With respect to the monthly brokerage charge payable by Grant Park to the general partner, Global 3 Class units are charged 0.4958% of month-end adjusted net assets of the Global 3 Class units, a rate of 5.95% annually.

        Investors in the offered units are prohibited from redeeming such units for three months following the subscription date. This lock-up period may be waived by the general partner at its sole discretion. Global 3 Class units that are redeemed before the one-year anniversary of the subscription date will pay an early redemption fee of up to 1.5% of the net asset value at which such units are redeemed. The general partner has discretion to waive the redemption fee. The Legacy 1 Class, Legacy 2 Class, Global 1 Class and Global 2 Class units are not subject to an early redemption fee. After termination of the lock-up period, you may cause Grant Park to redeem your units at the net asset value per applicable unit as of the last business day of each month with at least 10 days advance written notice to the general partner, or at an earlier date if required by your selling agent.

Is Grant Park a suitable investment for you?

        An investment in Grant Park is speculative and involves a high degree of risk. Grant Park is not suitable for all investors. The general partner offers Grant Park as a diversification opportunity for an investor's entire investment portfolio, and therefore an investment in Grant Park should only represent a limited portion of an investor's overall portfolio.

  To invest in Grant Park, you must have at a minimum:

  (1)
  a net worth of at least $250,000, exclusive of home, furnishings and automobiles; or

  (2)
  a net worth, similarly calculated, of at least $70,000 and an annual gross income of $70,000.

        A number of jurisdictions in which the units are offered impose on their residents higher minimum suitability requirements, which are described in Appendix C to this prospectus. Please see Appendix C for a detailed description of the minimum suitability requirements in the state in which you reside. You will be required to represent that you meet the requirements set forth in your state of residence before your subscription to purchase units will be accepted. These suitability requirements are, in each case, regulatory minimums only, and just because you meet such requirements does not mean that an investment in the units is suitable for you. In no event may you invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in Grant Park. Employee benefit plans and individual retirement accounts are subject to special suitability requirements. See "INVESTMENT BY ERISA AND OTHER PLAN ACCOUNTS." In addition, individual selling agents may impose even higher minimum suitability requirements on their clients investing in Grant Park than those described above or required by an individual state. You should consult with your financial advisor to confirm that you meet these requirements before deciding to invest in Grant Park.

Summary of Risk Factors You Should Consider Before Investing in Grant Park

        An investment in Grant Park is highly speculative and involves a high degree of risk. Some of the risks you may face are summarized below. A comprehensive discussion of risks begins on page 20.

  •
  The prices of commodity interest contracts are highly volatile and subject to rapid and substantial fluctuations. You could therefore lose all or substantially all of your investment if Grant Park's trading positions are or become unprofitable. These movements in price are often the result of factors outside of Grant Park's and the trading advisors' control and may not be anticipated by Grant Park's trading advisors.

  •
  Because Grant Park's trading positions are typically secured by the deposit of margin funds that represent only a small percentage of a contract's face value, Grant Park is highly leveraged. As a result of this leverage, relatively small movements in the price of a contract can cause significant losses.

  •
  Grant Park's use of multiple independent trading advisors may result in Grant Park taking offsetting positions on the same commodity interest contract, thereby possibly incurring additional expenses but without any net change in Grant Park's holdings. In addition, the trading programs used by each trading advisor bear some similarities to the trading programs used by other trading advisors, which may negate the potential benefits of having multiple trading advisors.

  •
  Past performance of Grant Park is not necessarily indicative of future results, and you should not rely on the performance record to date of Grant Park and/or the trading advisors in deciding whether to invest. The general partner has increased Grant Park's fee and expense structure in certain respects to accommodate the public offering of units, and the fees and expenses have an impact on Grant Park's net performance.

  •
  The Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulatory actions have, among other things, significantly changed the regulation of swaps and certain other derivative transactions, which may result in lost profit opportunities for Grant Park.

  •
  A substantial portion of Grant Park's trades takes place on markets and exchanges outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. In some of these non-U.S. markets, the performance on a contract is the responsibility of the counterparty and the contract is not backed by or novated to a centralized clearing house and therefore exposes Grant Park to credit risk in the form of a counterparty default or payment risk. Trading in non-U.S. markets also leaves Grant Park susceptible to swings in the value of the local currency against the U.S. dollar.

  •
  Grant Park pays substantial fees and expenses that are incurred regardless of whether it is profitable. In addition, Grant Park pays each of its trading advisors an incentive fee that is based only on that trading advisor's trading profits, which means that Grant Park could pay incentive fees to one or more of the trading advisors even if Grant Park as a whole is not profitable.

  •
  You will have no rights to participate in the management of Grant Park and will have to rely on the fiduciary duty and judgment of the general partner to manage Grant Park in the best interest of the limited partners.

  •
  The structure and operation of Grant Park involves several conflicts of interest. For example, DCM Brokers, LLC, an affiliate of Grant Park's general partner, serves as Grant Park's lead selling agent. An affiliate of one of Grant Park's clearing brokers, UBS Securities, also serves as one of Grant Park's selling agents. These and other conflicts may cause the parties involved to act in a manner that is other than in Grant Park's best interests.

  •
  The commodity interest markets are the subject of regulatory scrutiny, from both a national and international perspective, and implementation of certain proposed laws or regulations could adversely impact Grant Park's ability to trade speculatively and implement its trading strategies.

Investment Factors to Consider Before Investing in Grant Park

  •
  Grant Park is an alternative investment fund managed by experienced, professional trading advisors that trade in commodity interests.

        The trading programs that the trading advisors use for Grant Park are comprised of a variety of proprietary trading strategies and systems.

  •
  An investment in Grant Park may diversify a traditional securities portfolio. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, may increase overall return and reduce the volatility of a portfolio. As a risk transfer activity, trading in commodity interests has no inherent correlation with any other investment. However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that Grant Park will outperform other sectors of an investor's portfolio or not produce losses. Grant Park's profitability also depends on the success of the trading advisors' trading techniques. If Grant Park is unprofitable, then it will not increase the return on an investor's portfolio or achieve its diversification objectives.

  •
  Investors in Grant Park obtain the advantage of limited liability in highly leveraged trading.

The General Partner

        Dearborn Capital Management, L.L.C., an Illinois limited liability company, is Grant Park's general partner and commodity pool operator and has sole authority and responsibility for administering Grant Park. Along with its predecessor as Grant Park's general partner and commodity pool operator, Dearborn Capital Management, Ltd., the general partner has had management responsibility for Grant Park since Grant Park's inception. The general partner is registered as a commodity pool operator and as a commodity trading advisor under the Commodity Exchange Act and is a member of the National Futures Association, or NFA.

        The office of the general partner is located at 626 West Jackson Boulevard, Suite 600, Chicago, Illinois 60661; telephone: (312) 756-4450; facsimile: (312) 756-4452; e-mail: cs@dearborncapital.com. The general partner's website address is: www.grantparkfunds.com. The information on this website is not a part of this prospectus. The books and records of the general partner and Grant Park are kept and made available for inspection at the general partner's office.

The Trading Advisors

        Grant Park trades through its eight professional commodity trading advisors: Rabar Market Research, Inc., EMC Capital Advisors LLC, Winton Capital Management Limited, Transtrend B.V., Amplitude Capital International Limited, Lynx Asset Management AB, Quantica Capital AG, and Revolution Capital Management LLC. Each of the trading advisors is registered as a commodity trading advisor under the Commodity Exchange Act and is a member of the NFA. The general partner may terminate or replace any or all of the trading advisors, or add additional trading advisors, at any time in its sole discretion.

        Rabar Market Research, Inc. is located at 10 Bank Street, Suite 830, White Plains, New York 10606, and its telephone number is (914) 682-8363. EMC Capital Advisors, LLC is located at 2201 Waukegan Road, Suite W240, Bannockburn, Illinois 60015, and its telephone number is (847) 267-8700. Winton Capital Management Limited is located at Grove House, 27 Hammersmith Grove, London, W6 ONE, England, and its telephone number is +44-20-8576-5800. Transtrend B.V. is located at Weena 723, Unit C5.070, 3013 AM Rotterdam, The Netherlands and its telephone number is +31-10-453-6500. Amplitude Capital International Limited is located at Highwater, Grand Pavilion Commercial Centre, 1st Floor, 802 West Bay Road, P.O. Box 31855, KY1 1203 Cayman Islands, and its

telephone number is (345) 943-2295. Lynx Asset Management AB is located at Norrmalmstorg 12, Box 7060, Stockholm, Sweden, SE-103 86 and its telephone number is +46-8-663-3360. Quantica Capital AG is located at Freier Platz 10, Schaffhausen, CH-8200, Switzerland, and its telephone number is +41-52-630-00-70. Revolution Capital Management LLC is located at 1400 16th Street, Suite 510, Denver, Colorado 80202, and its telephone number is (720) 496-0940.

The Clearing Brokers

        Jefferies LLC ("Jefferies") acts as a clearing broker for Grant Park. Jefferies is a direct, wholly-owned subsidiary of Jefferies Group LLC, which in turn is an indirect, wholly owned subsidiary of Leucadia National Corporation. Until September 1, 2014, Jefferies' futures business had been conducted through Jefferies Bache, LLC, a stand-alone FCM within the Jefferies family of companies. Prior to July 1, 2011, Jefferies Bache, LLC had been an indirect, wholly-owned subsidiary of Prudential Financial, Inc. operating under the name Prudential Bache Commodities, LLC. Jefferies Bache, LLC became a clearing broker for Grant Park effective November 1, 2011 to execute and clear Grant Park's futures transactions and provide other brokerage-related services. Jefferies is registered as a futures commission merchant with the United States Commodity Futures Trading Commission ("CFTC") and is a member of the National Futures Association ("NFA"). Jefferies is also registered as a broker/dealer registered with the SEC and is a member of the Financial Industry Regulatory Authority ("FINRA"). Jefferies is a clearing member of the Chicago Board of Trade, Chicago Mercantile Exchange, New York Mercantile Exchange, and all other major United States commodity exchanges. The principal office of Jefferies is located at 520 Madison Ave., 16th Floor, New York, New York 10022 and its telephone number is (212) 284-2300.

        UBS Securities LLC ("UBS Securities") acts as a clearing broker for Grant Park. UBS Securities has not sponsored or organized Grant Park, and is not responsible for the activities of the general partner or the trading advisors. UBS Securities is a wholly-owned indirect subsidiary of UBS AG. It is registered as a futures commission merchant under the Commodity Exchange Act and is a member of the NFA. UBS Securities' principal office is located at 1285 Avenue of the Americas, New York, NY 10019, and its telephone number is (212) 713-3000.

        SG Americas Securities, LLC ("SG") acts as a clearing broker for Grant Park. Newedge USA became one of Grant Park's clearing brokers effective July 1, 2008 and in January 2015, Newedge USA, LLC ("Newedge USA") merged with and into SG, with the latter as the surviving entity. Currently, SG serves as Grant Park's clearing broker to execute and clear Grant Park's futures and equities transactions and provide other brokerage-related services. SG is a futures commission merchant and broker dealer registered with the CFTC and the SEC and is a member of FINRA. SG is a clearing member of all principal futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, New York Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation. SG is headquartered at 245 Park Avenue, New York, NY 10167, and its telephone number is (212) 278-6000.

        E D & F Man Capital Markets Inc. ("MCM") became one of Grant Park's clearing brokers effective August 1, 2014. MCM executes and/or clears Grant Park's futures transactions and provides other brokerage-related services. MCM acts only as the brokerage firm for Grant Park and, as such, is paid commissions. MCM has not passed upon the adequacy or accuracy of this prospectus. MCM will neither act in any supervisory capacity with respect to the General Partner nor participate in the management of the General Partner or Grant Park. Therefore, prospective investors should not rely on it in deciding whether or not to invest in Grant Park. MCM is registered as a futures commission merchant under the Commodity Exchange Act and is a member of the NFA. The principal office of MCM is located at 140 East 45th Street, 42nd Floor, New York, New York 10017 and its telephone number is (212) 618-2800.

        The clearing brokers or their affiliates also may act as dealers through which Grant Park's OTC derivatives will be effected. The trading advisors also may utilize other dealers in engaging in such transactions, with the general partner's consent.

        The general partner may retain additional or substitute clearing brokers for Grant Park in its sole discretion.

Fees and Expenses

        The following fees and expenses include all compensation, fees, profits and other benefits that the general partner, the trading advisors, the selling agents, the clearing brokers, any executing brokers and other dealers used by Grant Park, and the affiliates of those parties may earn or receive in connection with the offering of units in, and the operation of, Grant Park. Net asset value as of a specified time with respect to any class of units or of Grant Park as a whole equals the value of the net assets attributable to such class or of Grant Park, as applicable, as of that time. Net assets is defined as the total assets attributable to any class of units or of Grant Park, as applicable, including all cash, plus Treasury securities at accrued interest and the market value of all open commodity interest positions attributable to such class or of Grant Park, less all liabilities attributable to such class or of Grant Park, determined in accordance with generally accepted accounting principles (GAAP).

        Brokerage Charge—The following units are assessed monthly brokerage charges:

  Legacy 1 Class units pay the general partner a monthly brokerage charge equal to 0.3750%, a rate of 4.50% annually, of the month-end adjusted net assets of the Legacy 1 Class units.

  Legacy 2 Class units pay the general partner a monthly brokerage charge equal to 0.3958%, a rate of 4.75% annually, of the month-end adjusted net assets of the Legacy 2 Class units.

  Global 1 Class units pay the general partner a monthly brokerage charge equal to 0.3292%, a rate of 3.95% annually, of the month-end adjusted net assets of the Global 1 Class units.

  Global 2 Class units pay the general partner a monthly brokerage charge equal to 0.3500%, a rate of 4.20% annually, of the month-end adjusted net assets of the Global 2 Class units.

  Global 3 Class units pay the general partner a monthly brokerage charge equal to 0.4958%, a rate of 5.95% annually, of the month-end adjusted net assets of the Global 3 Class units.

        The general partner pays from the brokerage charge all clearing, execution and give-up, floor brokerage, exchange, and NFA fees, any other transaction costs, selling agent compensation, selling agent administration fees, and consulting fees to the trading advisors. The payments to the clearing brokers will be based upon a specified amount per round-turn for each futures transaction executed on behalf of Grant Park. A round-turn is both the purchase and sale of a futures contract. The all-inclusive payments to the clearing brokers are expected to be between $5.00 and $10.00 per round-turn transaction. The amounts paid to selling agents, trading advisors or others may be based upon a specified percentage of net asset value or round-turn transactions of the units. The balance of the brokerage charge not paid out to other parties shall be retained by the general partner as payment for its services to Grant Park. The amount retained by the general partner varies based on allocations to the trading advisors and has ranged from approximately 1.20% to 3.24% in the past.

  •
  Dealer Spreads—Grant Park trades OTC derivatives. These contracts are traded among dealers, which act as principals or counterparties to each trade. The execution costs are included in the price of the contract purchased or sold and accordingly these costs to Grant Park cannot necessarily be determined. However, the general partner believes the bid-ask spreads (i.e., compensation) paid by Grant Park are competitive with the spreads paid by other institutional customers that are comparable in size and trading activity to Grant Park. Any commissions or other transaction fees that may be incurred by Grant Park in trading OTC derivatives, other than the associated bid-ask spreads, will be paid by the general partner out of the brokerage charge.

  •
  Incentive Fees—Grant Park currently pays each trading advisor a quarterly or semi-annual incentive fee based on any new trading profits achieved on the trading advisor's allocated net assets at the end of each calendar quarter. Generally, new trading profits means the net increase in trading profits, realized and unrealized, experienced by the trading advisor on its allocated net assets from the most recent prior period in which an incentive fee was paid to the trading advisor, or if an incentive fee has yet to be paid to that trading advisor, the trading advisor's initial allocation of net assets. Currently, the incentive fees payable to each of Grant Park's trading advisors that are allocated 10% or more of Grant Park's assets are as follows: 20% to Rabar, 22.5% to EMC, 23% to Lynx , 20% to Quantica, 20% to RCM and 20% to Winton. Grant Park pays incentive fees ranging between 23% and 24% to each of Amplitude and Transtrend. The method of calculating new trading profits on the allocated net assets of each trading advisor is described in "FEES AND EXPENSES—Fees and Expenses Paid by Grant Park—Incentive Fees."

  •
  Organization and Offering Expenses—All expenses incurred in connection with the organization and ongoing offering of the units are paid by the general partner and then reimbursed to the general partner by Grant Park. This reimbursement is made monthly. Each class of offered units will bear organization and offering expenses at an annual rate of 30 basis points (0.30%) of the adjusted net assets of each such class, calculated and payable monthly on the basis of month-end adjusted net assets. "Adjusted net assets" is defined as the month-end net assets of the particular class before accruals for fees and expenses and redemptions. In its discretion, the general partner may require Grant Park to reimburse the general partner in any subsequent calendar year for amounts that exceed these limits in any calendar year, provided that the maximum amount reimbursed by Grant Park will not exceed the overall limit set forth above. Amounts reimbursed by Grant Park with respect to the ongoing public offering expenses are charged against partners' capital at the time of reimbursement or accrual. Any amounts reimbursed by Grant Park with respect to organization expenses are expensed at the time the reimbursement is incurred or accrued. If Grant Park terminates prior to completion of payment of the calculated amounts to the general partner, the general partner will not be entitled to any additional payments, and Grant Park will have no further obligation to the general partner.

  •
  Operating Expenses—Grant Park has borne, and will continue to bear, all ongoing operating expenses subject to a maximum charge for such expenses of 0.25% of the average net assets of Grant Park per year, including legal, auditing, administration, transfer agent, printing and postage expenses and the costs and expenses associated with preparing and filing required periodic reports with the SEC. To the extent operating expenses are less than 0.25% of Grant Park's average net assets during the year, the difference may be reimbursed pro rata to recordholders as of December 31 of each year. The general partner estimates that the legal and audit fee portion of the operating expense chargeable to Grant Park during 2015 will be approximately $300,000. Grant Park is also responsible for any federal, state and local taxes payable by it, which amounts are not included in this estimate. The general partner, not Grant Park, is responsible for paying any operating expenses during any year that exceed 0.25% of the average net assets of Grant Park per year.

  •
  Early Redemption Fee—Investors in the offered units are prohibited from redeeming such units for the first three months following the subscription for units. Additionally, Global 3 Class limited partners that cause Grant Park to redeem their units before the one-year anniversary of their subscription for units will pay the general partner an early redemption fee. The early redemption fee with respect to the Global 3 Class units is based on the net asset value of the redeemed units and will differ depending on when the units are redeemed during the first year of investment as follows:

    •
    units redeemed after the third month-end and on or before the sixth month-end after the subscription are subject to a fee of 1.50% of the net asset value of the redeemed units;

    •
    units redeemed after the sixth month-end and on or before the ninth month-end after the subscription are subject to a fee of 1.0% of the net asset value of the redeemed units; and

    •
    units redeemed after the ninth month-end and before the one- year anniversary of the subscription are subject to a fee of 0.5% of the net asset value of the redeemed units. Legacy 1 Class, Legacy 2 Class, Global 1 and Global 2 Class limited partners, generally, and Global 3 Class limited partners causing redemption of their units on or after the one-year anniversary of their subscription for the redeemed Global 3 Class, units do not pay any redemption fees.

    •
    Extraordinary Expenses—Grant Park is required to pay all of its extraordinary expenses, such as litigation expenses or IRS audit expenses, if any.

Break-Even Analysis

        The break-even analysis below indicates the approximate dollar returns and percentage returns required for the redemption value of a hypothetical $1,000 initial investment in offered units to equal the amount invested 12 months after the investment was made. The break-even analysis for Global 3 Class units shows the amount required to "break-even" both with and without an early redemption fee. For purposes of this analysis, the highest early redemption fee has been presented to approximate the effect that payment of an early redemption fee will have on a redemption of such units during the first year of investment. The break-even analysis is an approximation only.

Legacy 1 Class Break-Even Analysis

Legacy 1 Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors' incentive fees(2)	1.61
Brokerage charge(3) (4.50%)	45.00
Operating expenses(4) (0.25%)	2.50
Offering expenses(5) (0.30%)	3.00
Interest income(6) (0.40%)	(4.00)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$48.11

Percentage of initial selling price per Legacy 1 Class unit	4.81%

(1)
The minimum investment required to invest in the Legacy 1 Class units is $10,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Legacy 1 Class unit, and, as described below, a Legacy 2 Class unit, a Global 1 Class unit, a Global 2 Class unit and a Global 3 Class unit, for purposes of the break-even analysis.

(2)
Reflects incentive fees payable to Amplitude, EMC, Rabar, Winton, Transtrend, Lynx, Quantica and RCM assuming they manage between 5% and 25% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly or semi-annually on the basis of each trading advisor's individual performance, not the overall performance of Grant Park or the Legacy 1 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the "break-even" level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3)
The brokerage charge is paid to the general partner on a monthly basis. As of the date of this prospectus, the brokerage charge for the Legacy 1 Class units equals 0.0.3750% per month, a rate of 4.50% annually, of such units' month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park's forward and other non-exchange traded contracts are not included in this break-even table due to the difficulty of determining those spreads.

(4)
Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park's average net assets per year. This amount is used for purposes of this break-even analysis.

(5)
Grant Park's organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, as of the date of this prospectus, Legacy 1 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.

(6)
Grant Park is credited with interest income received on free cash balances. The amount of interest income will vary from time to time. Interest is estimated for these purposes at a rate of 0.40% per year.

Legacy 2 Class Break-Even Analysis

Legacy 2 Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors' incentive fees(2)	1.81
Brokerage charge(3) (4.75%)	47.50
Operating expenses(4) (0.25%)	2.50
Offering expenses(5) (0.30%)	3.00
Interest income(6) (0.40%)	(4.00)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$50.81

Percentage of initial selling price per Legacy 2 Class unit	5.08%

(1)
The minimum investment required to invest in the Legacy 2 Class units is $10,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Legacy 2 Class unit, and, as described above, a Legacy 1 Class unit, and, as described below, a Global 1 Class unit, a Global 2 Class unit and a Global 3 Class unit, for purposes of the break- even analysis.

(2)
Reflects incentive fees payable to Amplitude, EMC, Rabar, Winton, Transtrend, Lynx, Quantica and RCM assuming they manage between 5% and 25% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly or semi-annually on the basis of each trading advisor's individual performance, not the overall performance of Grant Park or the Legacy 2

  Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the "break-even" level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3)
The brokerage charge is paid to the general partner on a monthly basis. As of the date of this prospectus, the brokerage charge for the Legacy 2 Class units equals 0.3958% per month, a rate of 4.75% annually, of such units' month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park's forward and other non-exchange traded contracts are not included in this break-even table due to the difficulty of determining those spreads.

(4)
Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park's average net assets per year. This amount is used for purposes of this break-even analysis.

(5)
Grant Park's organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, as of the date of this prospectus, Legacy 2 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.

(6)
Grant Park is credited with interest income received on free cash balances. The amount of interest income will vary from time to time. Interest is estimated for these purposes at a rate of 0.40% per year.

Global 1 Class Break-Even Analysis

Global 1 Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors' incentive fees(2)	1.17
Brokerage charge(3) (3.95%)	39.50
Operating expenses(4) (0.25%)	2.50
Offering expenses(5) (0.30%)	3.00
Interest income(6) (0.40%)	(4.00)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$42.17

Percentage of initial selling price per Global 1 Class unit	4.22%

(1)
The minimum investment required to invest in the Global 1 Class units is $5,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Global 1 Class unit, and, as described above, a Legacy 1 Class unit and a Legacy 2 Class unit, and, as described below, a Global 2 Class unit and a Global 3 Class unit, for purposes of the break- even analysis.

(2)
Reflects incentive fees payable to Amplitude, EMC, Rabar, Winton, Transtrend, Lynx, Quantica and RCM assuming they manage between 5% and 25% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly or semi-annually on the basis of each trading advisor's individual performance, not the overall performance of Grant Park or the Global 1 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the "break-even" level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3)
The brokerage charge is paid to the general partner on a monthly basis. As of the date of this prospectus, the brokerage charge for the Global 1 Class units equals 0.3292% per month, a rate of 3.95% annually, of such units' month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park's forward and other non-exchange traded contracts are not included in this break-even table due to the difficulty of determining those spreads.

(4)
Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park's average net assets per year. This amount is used for purposes of this break-even analysis.

(5)
Grant Park's organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, as of the date of this prospectus, Global 1 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.

(6)
Grant Park is credited with interest income received on free cash balances. The amount of interest income will vary from time to time. Interest is estimated for these purposes at a rate of 0.40% per year.

Global 2 Class Break-Even Analysis

Global 2 Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors' incentive fees(2)	1.36
Brokerage charge(3) (4.20%)	42.00
Operating expenses(4) (0.25%)	2.50
Offering expenses(5) (0.30%)	3.00
Interest income(6) (0.40%)	(4.00)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$44.86

Percentage of initial selling price per Global 2 Class unit	4.49%

(1)
The minimum investment required to invest in the Global 2 Class units is $5,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Global 2 Class unit, and, as described above, a Legacy 1 Class unit, a Legacy 2 Class unit and a Global 1 Class unit, and, as described below, a Global 3 Class unit, for purposes of the break-even analysis.

(2)
Reflects incentive fees payable to Amplitude, EMC, Rabar, Winton, Transtrend, Lynx, Quantica and RCM assuming they manage between 5% and 25% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period.

  Actual incentive fees are calculated quarterly or semi-annually on the basis of each trading advisor's individual performance, not the overall performance of Grant Park or the Global 2 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the "break-even" level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3)
The brokerage charge is paid to the general partner on a monthly basis. As of the date of this prospectus, the brokerage charge for the Global 2 Class units equals 0.3500% per month, a rate of 4.20% annually, of such units' month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park's forward and other non-exchange traded contracts are not included in this break-even table due to the difficulty of determining those spreads.

(4)
Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park's average net assets per year. This amount is used for purposes of this break-even analysis.

(5)
Grant Park's organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, as of the date of this prospectus, Global 2 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.

(6)
Grant Park is credited with interest income on free cash balances. The amount of interest income will vary from time to time. Interest is estimated for these purposes at a rate of 0.40% per year.

Global 3 Class Break-Even Analysis

Global 3 Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors' incentive fees(2)	2.74
Brokerage charge(3) (5.95%)	59.50
Operating expenses(4) (0.25%)	2.50
Offering expenses(5) (0.30%)	3.00
Interest income(6) (0.40%)	(4.00)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit, without early redemption fee	$63.74

Percentage of initial selling price per unit, without early redemption fee	6.37%

Early redemption fee(7) (1.50%)	$15.00
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price per Global 3 Class unit, with the highest early redemption fee	$78.74
Percentage of initial selling price per Global 3 Class unit, with the highest early redemption fee	7.87%

(1)
The minimum investment required to invest in the Global 3 Class units is $5,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Global 3

  Class unit, and, as described above, a Legacy 1 Class unit, a Legacy 2 Class unit and a Global 1 Class unit, and a Global 2 Class unit, for purposes of the break-even analysis.

(2)
Reflects incentive fees payable to Amplitude, EMC, Rabar, Winton, Transtrend, Lynx, Quantica and RCM assuming they manage between 5% and 25% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly or semi-annually on the basis of each trading advisor's individual performance, not the overall performance of Grant Park or the Global 3 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the "break-even" level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3)
The brokerage charge is paid to the general partner on a monthly basis. As of the date of this prospectus, the brokerage charge for the Global 3 Class units equals 0.4958% per month, a rate of 5.95% annually, of such units' month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park's forward and other non-exchange traded contracts are not included in this break-even table due to the difficulty of determining those spreads.

(4)
Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park's average net assets per year. This amount is used for purposes of this break-even analysis.

(5)
Grant Park's organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, as of the date of this prospectus, Global 3 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.

(6)
Grant Park is credited with interest income received on free cash balances. The amount of interest income will vary from time to time. Interest is estimated for these purposes at a rate of 0.40% per year.

(7)
Global 3 Class limited partners are prohibited from redeeming such units for three months following the subscription for units. Thereafter, Global 3 Class limited partners causing redemption of their units on or before the one-year anniversary of their subscription for the redeemed units will pay an early redemption fee of 1.5%, 1.0% or 0.5% of the net asset value of the redeemed units, depending on when the units are redeemed during the first year. For purposes of this breakeven analysis, the highest early redemption fee has been presented to approximate the effect a payment of an early redemption fee would have on a redemption of Global 3 Class units at an undetermined point during the first year of investment. Because the highest early redemption fee has been used and the other fees and expenses shown assume an investment in Grant Park for one year, the breakeven analysis does not reflect the actual amount required to "break-even" for Global 3 Class units that are redeemed prior to the one-year anniversary of the investment, which will vary depending on the date of redemption.

Transfers, Redemptions and Distributions

        You may transfer your units subject to conditions described in the limited partnership agreement, which is attached to this prospectus as Appendix A; however, no secondary market for the units exists or is likely to develop. You may cause Grant Park to redeem your units at the net asset value per applicable unit as of the last business day of each month with at least 10 days advance written notice to the general partner, or at an earlier date if required by your selling agent. The offered units may not be redeemed until after the third-month end after the subscription for the redeemed units. Global 3 Class units redeemed after the three month lock-up period, but on or before the one-year anniversary of the subscription are subject to a fee of up to 1.50% of the net asset value of the redeemed units. There are no redemption fees applicable to Legacy 1 Class, Legacy 2 Class, Global 1 Class and Global 2 Class limited partners or to Global 3 Class limited partners who cause Grant Park to redeem their units on or after the one-year anniversary of their subscription for the redeemed units. The general partner does not intend to make any distributions of Grant Park's assets.

Federal Income Tax Aspects

        Grant Park has received an opinion of counsel to the effect that Grant Park will be treated as a partnership and not as an association or publicly traded partnership taxable as a corporation for federal income tax purposes, so long as Grant Park has previously satisfied and currently satisfies an annual gross income test, which the general partner anticipates that Grant Park will satisfy, and is organized and operated in accordance with its governing agreements and applicable law. Accordingly, as a partner in a partnership, you will be required to report your share of Grant Park's income, gain, loss and deduction and will be liable for federal and state income tax on that share, whether or not Grant Park makes any distributions to you. The gain or loss on Grant Park's investment in commodity interest contracts, depending on the contracts traded, will constitute a mixture of ordinary income or loss and capital gain or loss. Trading losses of Grant Park, which will generally constitute capital losses, may only be used by non-corporate taxpayers to offset a limited amount of ordinary income and could be subject to various limitations. In addition, the deductibility of Grant Park expenses may be subject to specified limitations.

Reports to Limited Partners

        Grant Park furnishes limited partners with annual reports as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, a certified annual report containing financial statements audited by Grant Park's independent accountants and monthly statements setting forth the value of your units and other information relating to Grant Park's performance. No later than March 15th of each year, limited partners will be provided with appropriate information necessary to file their United States federal and state income tax return on a timely basis.

Glossary

        The meanings of certain commodity interest industry terms used in this prospectus are provided in the glossary set forth as Appendix E.

Organizational Chart

        The organizational chart below illustrates the relationship among the various service providers for Grant Park.

#
Classes A and B are closed to new investment. These classes are no longer offered by the Selling Agents.

*
Grant Park invests through an individual trading company for each trading advisor. An Advisory Agreement is entered into by each trading advisor, its corresponding trading company, Dearborn Capital Management, L.L.C., as general partner, and Grant Park.

RISK FACTORS

        You should carefully consider the risks and uncertainties described below, as well as all of the other information included in the prospectus, before you decide whether to purchase any units. Any of the following risks and uncertainties could materially adversely affect Grant Park, its trading activities, operating results, financial condition or net asset value and therefore could negatively impact the value of your investment. You should not purchase units unless you can afford to lose all of your investment.

Market Risks

The commodity interest markets in which Grant Park trades are highly volatile, which could cause substantial losses to Grant Park and may cause you to lose your entire investment.

        Commodity interest markets and contracts are highly volatile and are subject to occasional rapid and substantial fluctuations. Consequently, you could lose all or substantially all of your investment in Grant Park if Grant Park's trading positions are or become unprofitable. The profitability of Grant Park depends primarily on the ability of Grant Park's trading advisors to predict these fluctuations accurately. Price movements for commodity interests are influenced by, among other things:

  •
  changes in interest rates;

  •
  governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies;

  •
  weather and climate conditions;

  •
  changes in supply and demand;

  •
  money supply policies, liquidity and access to capital;

  •
  changes in balances of payments and trade;

  •
  U.S. and international rates of inflation or deflation;

  •
  exchange rates, currency valuations, devaluations and revaluations;

  •
  U.S. and international political and economic events and uncertainty; and

  •
  changes in investor expectations and emotions of market participants.

        The trading advisors' trading methods (regardless of the nature of the method) may not take into account each of these factors except as they may be reflected in the technical data analyzed by the trading advisors.

        In addition, governments from time to time intervene, directly and by regulation, in certain markets, often with the intent to influence prices directly. The effects of governmental intervention may be particularly significant at certain times in the financial and currency markets, and this intervention may cause these markets to move rapidly.

        For a more detailed discussion of the quantitative and qualitative market risks to which Grant Park is exposed, please read the section entitled, "QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK."

Past performance is not necessarily indicative of future results.

        You should not rely for predictive purposes on the past performance history of either Grant Park, the general partner or any of the trading advisors. Likewise, you should not assume that any trading advisor's future trading decisions will create profit, avoid substantial losses or result in performance comparable to that trading advisor's past performance. Trading advisors may alter their strategies from time to time, and their performance results in the future may materially differ from their prior trading experience. Moreover, the technical analysis employed by the trading advisors may not take into account the effect of economic or market forces or events that may cause losses to Grant Park. Furthermore, the general partner, in its discretion, may terminate any trading advisors, add new trading advisors or change the allocation of assets among trading advisors, any one of which could cause a substantial change in Grant Park's future performance relative to past results.

Options are volatile and inherently leveraged, and sharp movements in prices could cause Grant Park to incur large losses.

        Grant Park may use options on commodity interests to generate premium income or speculative gains. Options involve risks similar to other commodity interests, in that options are subject to sudden price movements and are highly leveraged since payment of a relatively small purchase price, called a premium, gives the buyer the right to acquire an underlying commodity interest that may have a face value greater than the premium paid. The buyer of an option risks losing the entire purchase price of the option. The writer, or seller, of an option risks losing the difference between the purchase price received for the option and the price of the commodity interest underlying the option that the writer must purchase or deliver upon exercise of the option. There is no limit on the potential loss to a seller. Market movements of the commodity interests underlying options also cannot accurately be predicted.

OTC transactions may be subject to the risk of counterparty default, which could cause substantial losses.

        Grant Park faces the risk of non-performance by counterparties to OTC derivatives contracts. Unlike transactions in futures contracts, a counterparty to an OTC derivatives contract is generally a single bank or other financial institution, rather than a centralized clearing house. As a result, there is potential counterparty credit risk in these transactions. Such credit risk may take the form of a payment default by a counterparty or the filing of bankruptcy, insolvency or similar action by a counterparty. Counterparty risk has intensified in the recent past. The risk of counterparty default is potentially substantial and could cause significant losses to Grant Park in the event that such a default were to occur.

        Historically, the only OTC derivatives in which Grant Park has invested are in the forward, option and spot foreign currency markets. Grant Park's investment in these transactions has ranged from approximately 0% to 20% of its assets. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS—Off-Balance Sheet Risk" and "QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK."

Exchanges-of-physicals are subject to risks, which could adversely affect the performance of Grant Park.

        Grant Park, through its trading advisors, may engage in exchanges of futures for physicals, known as EFPs. An EFP is a transaction permitted under the rules of many futures exchanges in which two parties holding futures positions may close out their positions without making an open, competitive trade on the exchange. Generally, the holder of a short futures position buys the physical commodity, while the holder of a long futures position sells the physical commodity. The prices at which these transactions are executed are negotiated privately between the parties, and thus may not be consistent with quoted market prices. Regulatory changes, such as limitations on price or types of underlying interests subject to an EFP, may in the future limit or prevent EFPs, which could adversely affect the performance of Grant Park.

Trading forex contracts is subject to substantial and unique risks, and the risk of loss is significant.

        The prices of forex contracts can be highly volatile, and the risk of loss in forex trading can be significant. Forex transactions are not traded on an exchange, and the funds deposited with the counterparty in a forex transaction will not receive the same protections as funds used to margin or guarantee exchange-traded derivatives. If the counterparty becomes insolvent and Grant Park has a claim for amounts deposited or profits earned on transactions with the counterparty, Grant Park's claim may not receive a priority. Without priority, Grant Park would be a general creditor and Grant Park's claim would be paid, along with the claims of other general creditors, from any monies still available after priority claims are paid. Even customer funds that the counterparty keeps from its own operating funds may not be safe from the claims of other general and priority claims. Also, the high degree of leverage that is often obtainable in forex trading can work against Grant Park as well as for it. The use of leverage can lead to large losses as well as gains, including losses in excess of the amount invested. Because forex transactions do not occur on an exchange and such contracts may be illiquid, it may be difficult or costly to execute a transaction, and the prices of forex contracts may be more volatile as a result.

Certain of Grant Park's investments are or could be illiquid, which may increase the risk of loss.

        Grant Park may not always be able to liquidate its commodity interest positions at the desired price, particularly with respect to OTC derivatives. In particular, it may be difficult to execute a trade at a specific price when there are relatively few buy and sell orders in a market. A market disruption or a foreign government taking political actions that disrupt the cash market in its currency or in a major export item, can also make it difficult and costly to liquidate a position. Additionally, limits imposed by futures exchanges or other regulatory organizations, such as speculative position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity interests. Moreover, in the OTC derivatives markets, liquidation may only occur upon contract maturation or when the contract is assigned to another party, which is likely to present additional costs.

        Unexpected market illiquidity may cause substantial losses to investors at any time or from time to time. The large face value of the positions that trading advisors acquire for Grant Park increases the risk of illiquidity by both making Grant Park's positions more difficult to liquidate at favorable prices and increasing losses incurred while trying to do so. See "QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK."

Cash flow needs may cause positions to be closed which may cause substantial losses.

        Due to differences in margin treatment between futures and options, there may be periods of time in which positions involving both kinds of instruments must be closed down prematurely due to short term cash flow needs. If this occurs during an adverse move in a spread or straddle trade, for example, then a substantial loss could occur.

An investment in Grant Park may not diversify an overall portfolio.

        Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically significant relationship between the performance of futures and other commodity interest transactions, on the one hand, and stocks or bonds, on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. Because of this non-correlation, Grant Park cannot necessarily be expected to be profitable during unfavorable periods for the stock market, or vice versa. Grant Park may incur major losses while stock and bond prices rise substantially in a prospering economy. If, however, during a particular period of time Grant Park's performance moves in the same general direction as the general financial markets or Grant Park does not perform successfully, you will obtain little or no diversification benefits during that period from investing in Grant Park. In such a case, Grant Park may have no gains to offset your losses from other investments, and you may suffer losses on your investment in Grant Park at the same time as losses on your other investments are increasing. This was the case, for example, during the third quarter of 2008, when Grant Park experienced a loss of approximately 6.12% while the Standard & Poor's 500 Index lost approximately 8.37%. You should not consider Grant Park to be a hedge against losses in your stock and bond portfolios.

Trading in international markets exposes Grant Park to credit and regulatory risk.

        A substantial portion of Grant Park's trades have in the past and are expected in the future to take place on markets or exchanges outside of the United States. There is no limit to the amount of assets that Grant Park may commit to trading on non-U.S. markets, and historically, as much as approximately 30% to 60% of Grant Park's overall market exposure has involved positions taken on non-U.S. markets. The risk of loss in trading non-U.S. commodity interests contracts can be significant. Participation in non-U.S. commodity interests involves the execution and clearing of trades on, or subject to the rules of, a foreign board of trade. Some of these non-U.S. markets, in contrast to U.S. markets, are so-called principals' markets in which performance is the responsibility only of the individual counterparty with whom Grant Park has entered into a commodity interest transaction, not of the exchange or clearing house. In these kinds of markets, Grant Park will be subject to the risk of bankruptcy, insolvency, government intervention, payment failure or other failures or refusals to perform by the counterparty.

        Moreover, many of these non-U.S. markets are unregulated, which means that Grant Park may have no or only limited recourse in the event of counterparty failures or refusals. None of the CFTC, NFA or any domestic exchange regulates activities of any foreign boards of trade or exchanges outside of the United States, including execution, delivery and clearing of transactions, nor does any U.S. regulatory authority have the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws.

        Additionally, trading on non-U.S. exchanges is subject to risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development in any of these variables could reduce the profit or increase the loss resulting from trades in the affected international markets.

Grant Park's international trading may expose it to losses resulting from non-U.S. exchanges that are less developed or less reliable than U.S. exchanges.

        Some non-U.S. exchanges also may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, Grant Park may not have the same access to positions on foreign trading exchanges as do local traders, and the historical market data on which the trading advisors base their strategies may not be as reliable or accessible as it is in the United States.

Grant Park's international trading activities subject it to foreign exchange risk.

        The price of any non-U.S. commodity contracts and, therefore, the potential profit and loss on such contracts, may be affected by any variance in the foreign exchange rate between the time an order is placed and the time it is liquidated, offset or exercised. As a result, changes in the value of the local currency relative to the U.S. dollar may cause losses to Grant Park even if a contract traded is profitable as measured in the local currency.

Market disruptions and government intervention in response thereto could have a material impact on Grant Park's ability to implement trading strategies.

        World financial markets have from time to time experienced widespread and systemic disruptions, which have produced and may produce government reaction and intervention. Such intervention has in certain instances occurred on an "emergency" basis without giving market participants an opportunity to adapt their trading strategies or undertake risk management over their existing positions.

        Given the breadth of impact and the speed with which such government action has sometimes occurred, these interventions have also tended to increase uncertainty in various markets and, although perhaps unintentionally, contributed to overall market instability. This situation can be compounded by the sometimes apparent inconsistency with which government action has been formulated and applied. Such inconsistency has tended to have a further destabilizing effect on world financial markets and, as a result, tended to reduce liquidity in many of these markets.

        Several countries have limited or prohibited selected types of trading strategies, making such trading either increasingly difficult or impossible to implement. Any regulatory limitations on selected trading strategies could have a materially adverse impact on Grant Park's ability to implement certain trading methods or allocate to trading advisors who employ such methods. It is impossible to predict what impact such disruptions and interventions, if they occur, might have on Grant Park's performance.

Trading Risks

Grant Park is highly leveraged, which means that sharp changes in prices could lead to large losses.

        Because the amount of margin funds necessary to be deposited with a clearing broker to enter into a futures or forward contract position is typically about 2% to 10% of the total value of the contract, the general partner can hold positions in Grant Park's account with face values equal to several times Grant Park's net assets. The ratio of margin to equity is typically 8% to 15%, but can range from approximately 5% to 33%. As a result of this leveraging, even a small movement in the price of a contract can cause major losses. Any purchase or sale of a futures or forward contract may result in losses that substantially exceed the amount invested in the contract. For example, if $2,200 in margin is required to hold one U.S. Treasury bond futures contract with a face value of $100,000, a $2,200 decrease in the value of that contract could, if the contract is then closed out, result in a complete loss of the margin deposit, not even taking into account fees and/or commissions. Severe short-term price declines could, therefore, force the liquidation of open positions with large losses.

Trend following and pattern recognition trading may not be profitable without significant and sustained price moves in some of the markets traded or in markets in which a potential price trend may start to develop but reverses before an actual trend is realized.

        Grant Park is a multiple-manager fund which allocates its assets among several trading advisors, all employing proprietary, systematic trend-following and pattern recognition systems in various forms. Grant Park's trading advisors attempt to exploit through the use of their proprietary systematic trading systems the tendency of markets to either trend or exhibit repeated patterns over time. Since trend-following is a reactive trading strategy rather than a predictive one, positions are entered into or exited from in reaction to price movement; there is no prediction of future price. Such trend-following strategies may not take into account a pending political or economic event since the trading strategy would continue to maintain positions indicated by its strategy even though such positions would incur major losses if the event proved to be adverse.

        Pattern recognition looks to predict price movement based on historic repeatable price patterns. If the trend or patterns are not confirmed, the position will be exited. However, if the trend or patterns are confirmed, positions may be increased depending on the momentum of the trend. Trends or patterns are not generally discovered until they are well established and not exited from until they are over. Because Grant Park does not know which markets will trend or when a trend will begin or whether patterns will reoccur, there is a risk that a trend will reverse or fail to continue or a pattern will not reoccur after a trade is entered.

        The profitability of any technical, trend-following trading strategy depends upon the occurrence in the future of significant, sustained price moves in some of the markets traded. A danger for trend-following traders is whip-saw markets, that is, markets in which a potential price trend may start to develop but reverses before an actual trend is realized. A pattern of false starts may generate repeated entry and exit signals in technical systems, resulting in unprofitable transactions. In the past, there have been prolonged periods without sustained price moves. Presumably these periods will continue to occur. Periods without sustained price moves may produce substantial losses for trend-following trading strategies. Further, any factor that may lessen the prospect of these types of moves in the future, such as increased governmental control of, or participation in, the relevant markets, may reduce the prospect that any trend-following trading strategy will be profitable.

The risk management approaches of one or all of the trading advisors may not be effective.

        The mechanisms employed by each trading advisor to monitor and manage risks associated with its trading activities on behalf of Grant Park may not succeed in mitigating all risks. For example, even if a trading advisor utilizes predetermined stop-loss levels for a position as part of its risk management approach, such stop-loss orders may not necessarily limit losses, since they become market orders once triggered. As a result, the order may not be executed at the stop-loss price, resulting in a loss in excess of the loss that would have been incurred if the order had been executed at the stop-loss price. Even if a trading advisor's risk management approaches are fully effective, it cannot anticipate all risks that it may face. To the extent one or more of the trading advisors fails to identify and adequately monitor and manage all of the risks associated with its trading activities, Grant Park may suffer losses.

Increased competition from other systematic and technical trading systems could reduce the trading advisors' profitability.

        There has been a dramatic increase over the past quarter century in the amount of assets managed by systematic and technical trading systems like that of the trading advisors. Assets in managed futures, for example, have grown from approximately $300 million in 1980 to over $312 billion in September 2014 according to BarclayHedge, which serves institutional clients worldwide in the field of hedge fund and managed futures performance measurement and portfolio management. This means increased trading competition among a larger number of market participants for transactions at favorable prices, which could operate to the detriment of Grant Park by preventing Grant Park from affecting transactions at desired prices. It may become more difficult for Grant Park to implement its trading strategies if other commodity trading advisors using technical systems are, at the same time, also attempting to initiate or liquidate commodity interest positions.

Speculative position limits and daily price fluctuation limits may alter trading decisions for Grant Park.

        The CFTC and U.S. exchanges have established speculative position limits on the maximum net long or net short positions that any person may hold or control in certain exchange-traded derivatives. All accounts controlled by a particular trading advisor are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, or if prices were to approach the level of the daily limit, these limits could cause a modification of the particular trading advisor's trading decisions or force liquidation of certain futures or options on futures positions. If one or more of Grant Park's trading advisors must take either of these actions, Grant Park may be required to forego profitable trades or strategies.

Increases in assets under management of any of the trading advisors may affect trading decisions, which could have a detrimental effect on your investment.

        In general, none of the trading advisors intends to limit the amount of additional assets of Grant Park that it may manage, and each will continue to seek new accounts. The more equity a trading advisor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions. Moreover, in the future certain trading advisors may limit the amount of additional assets that they manage. Accordingly, future increases in assets under management may require a trading advisor to modify its trading decisions for Grant Park or may cause the general partner to add additional trading advisors, either of which could have a detrimental effect on your investment.

The use of multiple trading advisors may result in offsetting or opposing trading positions and may also require one trading advisor to fund the margin requirements of another trading advisor.

        The use of multiple trading advisors may result in developments or positions that adversely affect Grant Park's net asset value. For example, because trading advisors act independently, Grant Park could buy and sell the same futures contract, thereby incurring additional expenses but with no net change in its holdings and offsetting any potential for profit from these positions. Trading advisors also may compete from time to time for the same trades or other transactions, increasing the cost to Grant Park of making trades or transactions or causing some of them to be foregone altogether. Moreover, even though each trading advisor's margin requirements ordinarily will be met from that trading advisor's allocated net assets, one trading advisor may incur losses of such magnitude that Grant Park is unable to meet margin calls from the allocated net assets of that trading advisor. In this event, Grant Park's clearing brokers may require liquidations and contributions from the allocated net assets of another trading advisor.

The trading advisors' trading programs bear some similarities and, therefore, may lessen the benefits of having multiple trading advisors.

        Some of the trading advisors initially received their trading experience under the guidance of the same individual. However, each trading advisor has, over time, developed and modified the program it uses for Grant Park. Nevertheless, the trading advisors' trading programs have similarities. These similarities may mitigate the positive effect of having multiple trading advisors. For example, in periods where one trading advisor experiences a draw-down, it is possible that these similarities will cause the other trading advisors to also experience a draw-down.

Each trading advisor may advise other clients and may achieve more favorable results for its other accounts.

        Each trading advisor may manage other accounts, including its own accounts. A trading advisor may vary the trading strategies applicable to Grant Park from those used for its other managed accounts, or its other managed accounts may impose a different cost structure than that of the classes of Grant Park's units for which it trades. Consequently, the results any trading advisor achieves for Grant Park may not be similar to those achieved for other accounts managed by the trading advisor or its affiliates at the same time. Moreover, it is possible that other accounts managed by the trading advisor or its affiliates may compete with Grant Park for the same or similar positions in the commodity interest markets and that those other accounts may make trades at better prices than Grant Park.

        A trading advisor may also have a financial incentive to favor other accounts because the compensation received from those other accounts exceeds, or may in the future exceed, the compensation that it receives from Grant Park. Because records for other accounts are not accessible to investors in Grant Park, investors will not be able to determine if any trading advisor is favoring other accounts.

Portfolio turnover may be frequent, which could result in higher brokerage commissions and transaction fees and expenses.

        Each trading advisor will make certain trading decisions on the basis of short-term market considerations. The portfolio turnover rate may be substantial at times, either due to such decisions or to "whip-saw" market conditions, and could result in Grant Park incurring substantial brokerage commissions and other transaction fees and expenses.

Grant Park's positions may be concentrated from time to time, which may render Grant Park susceptible to larger losses than if Grant Park were more diversified.

        One or more of the trading advisors may from time to time cause Grant Park to hold a few, relatively large positions in relation to its assets. Consequently, a loss in any such position could result in a proportionately greater loss to Grant Park than if Grant Park's assets had been spread among a wider number of instruments.

Non-U.S. investors may face exchange rate risk.

        Non-U.S. investors should note that units are denominated in U.S. dollars and that changes in the rates of exchange between currencies may cause the value of their investment to decrease.

Operating Risks

Grant Park pays substantial fees and expenses regardless of profitability.

        Grant Park pays brokerage charges, organization and offering expenses, ongoing operating expenses and OTC dealer spreads, in all cases regardless of whether Grant Park's activities are profitable. In addition, Grant Park pays its trading advisors an incentive fee based on a percentage of Grant Park's trading profits earned on Grant Park's net assets allocated to that trading advisor. It is possible that Grant Park could pay substantial incentive fees to one or more trading advisors during a period in which Grant Park has no net trading profits or in which it actually loses money. Accordingly, Grant Park must earn trading gains sufficient to compensate for these fees and expenses before it can earn any profit.

The units are subject to restrictions on redemption and transfer, which may prevent you from redeeming or transferring your units when you desire to do so and may increase your risk of loss.

        There is no, and there is not likely to be a, secondary market for the units. While the units have redemption rights, there are restrictions. For example, investors are prohibited from redeeming units for three months following subscription for such units. Global 3 Class units that are redeemed after the three-month lock-up period, but before the one-year anniversary of the subscription for the units, will be subject to an early redemption fee of up to 1.5% of the net asset value at which such units are redeemed.

        Additionally, redemptions can occur only monthly and require written notice to the general partner at least 10 days in advance of the requested redemption date, or earlier as required by a selling agent. The net asset value per unit may change materially between the date on which you request a redemption and the month-end redemption date. Transfers of units are permitted only with the prior written consent of the general partner, provided that certain conditions specified in the limited partnership agreement are satisfied. Such restrictions may prevent you from redeeming or transferring your units when you desire to do so. In the event that Grant Park is subject to rapid and substantial losses, the inability to immediately redeem or transfer your units may increase your risk of loss.

Grant Park may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

        The clearing arrangements between the clearing brokers and Grant Park generally are terminable by the clearing brokers once the clearing broker has given Grant Park notice. Upon termination, the general partner may be required to renegotiate or make other arrangements for obtaining similar services if Grant Park intends to continue trading in commodity interests at its present level of capacity.

The services of Grant Park's current clearing brokers or an additional or substitute clearing broker may not be available, or even if available, these services may not be available on terms as favorable as those of the expired or terminated clearing arrangements.

        Likewise, upon termination of the advisory contract entered into between Grant Park and any of the trading advisors, the general partner may be required to renegotiate the contracts or make other arrangements for obtaining commodity trading advisory services. The services of the particular trading advisor may not be available, or these services may not be available on terms as favorable as those contained in the expired or terminated advisory contract. There is significant competition for the services of qualified commodity trading advisors, and the general partner may not be able to retain replacement or additional trading advisors on acceptable terms. This could result in losses to Grant Park and/or the inability of Grant Park to achieve its investment objectives. Moreover, if an advisory contract is renegotiated or additional or substitute trading advisors are retained by the general partner on behalf of Grant Park, the fee structures of the new or additional arrangements may not be as favorable to Grant Park as are those previously in place.

The incentive fees could motivate the trading advisors to make riskier investments.

        Each trading advisor employs a speculative strategy for Grant Park, and certain trading advisors receive incentive fees based on the trading profits earned by it for Grant Park. Accordingly, these trading advisors have a financial incentive to make investments that are riskier than might be made if Grant Park's assets were managed by a trading advisor that did not receive performance-based compensation.

You will not participate in the management of Grant Park.

        The general partner manages the affairs of Grant Park. You will only have limited voting rights regarding Grant Park's affairs, which rights will not permit you to participate in the management or control of Grant Park or the conduct of its business. You must therefore rely upon the fiduciary responsibility and judgment of the general partner to manage Grant Park's affairs in the best interests of the limited partners. Each prospective investor should consult his or her own legal, tax and financial advisors regarding an investment in Grant Park.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the net asset value of Grant Park.

        If a substantial number of requests for redemption are received by Grant Park during a relatively short period of time, Grant Park may be unable to satisfy such requests from assets not committed to trading. As a consequence, Grant Park could be forced to liquidate such trading positions before the time that a trading advisors' trading strategies would dictate liquidation. If this were to occur, it could affect adversely the net asset value per unit of each class, not only for limited partners redeeming units but also for non-redeeming limited partners. Illiquidity in the markets could make it difficult to liquidate positions on favorable terms, which could result in additional losses.

Conflicts of interest exist and may potentially exist in the structure and operation of Grant Park.

        Effective as of October 1, 2013, entities owned in part by Mr. Kavanagh, who indirectly controls and is president of Dearborn Capital Management, L.L.C., the general partner of Grant Park, Mr. Al Rayes, who is a principal of the general partner, and Mr. Patrick Meehan, the chief operating officer of the general partner, purchased a minority ownership interest in EMC Capital Advisors, LLC ("EMC"). Also effective as of October 1, 2013, EMC Capital Management, Inc., one of Grant Park's commodity trading advisors from January 1989 until September 2013, assigned its obligations, rights and interests to EMC Capital Advisors, LLC, including the trading agreement under which it had previously traded on behalf of Grant Park and, accordingly, EMC Capital Advisors, LLC became one of Grant Park's commodity trading advisors.

        As a result, Mr. Kavanagh, Mr. Al Rayes and Mr. Meehan each indirectly own a minority interest in EMC Capital Advisors, LLC. The relationship between the principals of the general partner and the principals of EMC Capital Advisors, LLC may create a conflict of interest in that Mr. Kavanagh, Mr. Al Rayes and Mr. Meehan may indirectly receive compensation based on the trading services EMC Capital Advisors, LLC provides to Grant Park, and the general partner may therefore have a disincentive to terminate or replace EMC Capital Advisors, LLC, even if termination or replacement is or may be in the best interest of Grant Park. The general partner intends to limit the amount of consulting fees paid in the future to EMC Capital Advisors, LLC to no more than the aggregate dollar amount of consulting fees paid to EMC in 2014. The consulting fees paid to EMC in 2014 were based on an allocation to EMC of 10% of Grant Park's net assets, which is the approximate level of allocation of Grant Park's assets to EMC over each of the past few years.

        An affiliate of one of Grant Park's clearing brokers, UBS Securities, also serves as one of Grant Park's selling agents. As a result, the general partner may not be inclined to replace or terminate UBS Securities as a clearing broker if it believes that this will adversely affect UBS' efforts as selling agent. UBS' dual roles may also give rise to a conflict in that as a selling agent, it may have a disincentive to advise potential investors against investing in Grant Park or to advise existing investors to redeem their units, in either case in the best interests of the investors, because to do so would reduce the compensation paid to UBS Securities as clearing broker.

        The general partner, the trading advisors and their respective principals, all of which are engaged in other investment activities, are not required to devote substantially all of their time to Grant Park's business, which also presents a potential for numerous conflicts of interest with Grant Park. In the case of the trading advisors, for example, it is possible that other accounts managed by a trading advisor or its affiliates may compete with Grant Park for the same or similar trading positions, which may cause Grant Park to obtain prices that are less favorable than those obtained for such other accounts. The trading advisors may also take positions in their proprietary accounts that are opposite to or ahead of Grant Park's account. Possible trading ahead presents a potential conflict of interest because the trade executed first may receive a more favorable price than the later trade.

        As a result of these and other relationships, parties involved with Grant Park may have a financial incentive to act in a manner other than in the best interests of Grant Park and its limited partners. The general partner has not established, and has no plans to establish, any formal procedures to resolve these and other actual or potential conflicts of interest. Consequently, there is no independent control over how the general partner will resolve these conflicts on which investors can rely in ensuring that Grant Park is treated equitably, except that the general partner will resolve each conflict in light of its fiduciary responsibility for the safekeeping and use of all funds and assets of Grant Park. See "CONFLICTS OF INTEREST."

Certain of Grant Park's investments may have no readily available market value, and there is a risk that the value attributed to such investments will not be realized upon disposition.

        The general partner will determine the fair market value of Grant Park's investments if a readily available market value does not exist. The value determined by the general partner may not necessarily reflect the liquidation value of such investments. Accordingly, if Grant Park is required to liquidate any such investment in order to meet redemption requests or margin calls, no assurance can be given that the fair market value, as determined by the general partner, or any other value attributed to the investment, will be realized upon disposition. Thus, if you redeem your units at a time when Grant Park holds such investments, the redemption proceeds you receive will depend on the value of Grant Park's investments as determined by the general partner. In valuing Grant Park's assets, the general partner may rely on valuations and other reports received from third parties, including advisors to Grant Park. In no event will the general partner be liable for any determination made, or other action taken or omitted, in good faith. All determinations of values by the general partner will be final and conclusive as to all limited partners.

The failure or bankruptcy of one of Grant Park's clearing brokers could result in a substantial loss of Grant Park's assets.

        Under CFTC regulations, a clearing broker is required to maintain customers' assets in a bulk segregated account. If a clearing broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of loss of their funds in the event of that clearing broker's bankruptcy. In that event, the clearing broker's customers, such as Grant Park, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker's customers. There can be no assurances that a well capitalized, major institution will not become bankrupt. Events in the last several years have demonstrated that even major financial institutions can and do fail. Grant Park also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which commodity interest contracts are traded.

        From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the course of their business. A clearing broker's involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker's trading operations, which could impair the clearing broker's ability to successfully execute and clear Grant Park's trades. Material legal proceedings involving the clearing brokers within the last five years are summarized under the heading "THE CLEARING BROKERS."

You will only be able to review Grant Park's holdings on a monthly basis, which makes Grant Park less transparent than certain other investments.

        Although Grant Park calculates net asset value daily and will, upon request, provide such information to limited partners, you will only be able to review Grant Park's holdings on a monthly basis. While the trading advisors receive daily trade confirmations from the clearing brokers of each transaction entered into by Grant Park, Grant Park's trading results are only reported to investors monthly in summary fashion. Accordingly, an investment in Grant Park does not provide investors the same transparency that a personal trading account offers.

Grant Park has multiple classes which present a possible contagion risk between them.

        Although Grant Park has several classes that allocate assets differently among trading advisors, Grant Park is a single legal entity. Limited partners invested in one or more classes may be compelled to bear the liabilities resulting from another class which such limited partners do not themselves own if there are insufficient assets in that other class to satisfy such liabilities. Accordingly, there is a risk that liabilities of one class may not be limited to that particular class and may be required to be satisfied from of one or more other classes. Moreover, in a bankruptcy or insolvency proceeding, Grant Park's assets may be aggregated without regard to class. In addition, third parties who provide services to one or more classes, and/or other creditors of one or more classes, may have valid claims against the class to which they have provided services, or against the fund as a whole without regard to class.

Grant Park's brokers, futures commission merchants, and trading advisors may cause or be subject to trading errors, which could adversely affect Grant Park's performance.

        While trading advisors are required to correct trading errors as soon as they are discovered, none of Grant Park, the general partner, the trading advisors or their service providers will be responsible for poor executions or trading errors committed by brokers, futures commission merchants or the trading advisors themselves. Such trading errors could adversely affect Grant Park's performance.

Grant Park may terminate before you achieve your investment objective.

        Grant Park may terminate, regardless of whether Grant Park has incurred losses, before its stated termination date of December 31, 2027. In particular, Grant Park will terminate if the general partner withdraws and the limited partners fail to elect a substitute general partner, if the general partner is subject to bankruptcy, or upon the occurrence of certain other events as described in the limited partnership agreement. However, no amount of losses will require the general partner to terminate Grant Park. Grant Park's termination would cause the liquidation and potential loss of your investment and could adversely impact the overall maturity and timing of your investment portfolio.

Grant Park is not a regulated investment company.

        Grant Park is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

Litigation could result in substantial additional expenses.

        Grant Park could be named as a defendant in a lawsuit or regulatory action arising out of the activities of the general partner or the trading advisors. If this were to occur, Grant Park will bear the costs of defending such suit or action and will be at further risk if its defense is unsuccessful, which could result in losses to your investment.

The general partner relies heavily on its key personnel to manage Grant Park's trading activities.

        In managing and directing the day-to-day activities and affairs of Grant Park, the general partner relies heavily on Mr. Kavanagh, Mr. Meehan and Maureen O'Rourke, the general partner's chief financial officer. The loss of the services of any of these persons, or the inability of any of them to carry out their responsibilities, may have an adverse effect on the management of Grant Park.

The general partner relies on the trading advisors and their key personnel.

        The general partner relies on the trading advisors to achieve trading gains for Grant Park, allocating to each of them responsibility for, and discretion over, trading of their allocated portions of Grant Park's assets. The trading advisors, in turn, are dependent on the services of a limited number of persons to develop and refine their trading approaches and strategies and execute Grant Park's transactions. The loss of the services of any trading advisor's principals or key employees, or the failure of those principals or key employees to function effectively as a team, may have an adverse effect on that trading advisor's ability to manage its trading activities successfully or may cause the trading advisor to cease operations entirely, either of which, in turn, could negatively impact Grant Park's performance. Each of Grant Park's trading advisors is controlled, directly or indirectly, by one or more individuals, or, in the case of Transtrend, of which 100% of the voting interest is owned by Robeco Nederland BV, by its managing directors. The death, incapacity or prolonged unavailability of such individuals likely would greatly hinder these trading advisors' operations, and could result in their ceasing operations entirely, which could adversely affect the value of your investment in Grant Park.

The general partner may terminate, replace and/or add trading advisors in its sole discretion and the trading advisors or their trading strategies may not continually serve Grant Park, which may have an adverse effect on Grant Park's performance.

        The general partner may terminate, substitute or retain trading advisors on behalf of Grant Park in its sole discretion. Moreover, it is possible that any trading advisor will exercise its rights to terminate the advisory agreement with Grant Park under certain conditions or the advisory agreement with any trading advisor, once it expires, will not be renewed on the same terms as the current advisory agreement for that trading advisor. The addition of a new trading advisor and/or the removal of one or more of the current trading advisors may cause disruptions in Grant Park's trading as assets are reallocated and new trading advisors transition to Grant Park, which may have an adverse effect on Grant Park's performance.

The general partner's allocation of the assets of each class of Grant Park among trading advisors may result in less than optimal performance by Grant Park.

        The general partner may reallocate assets among the trading advisors upon termination of a trading advisor, retention of a new trading advisor or on the first day of any month. Consequently, Grant Park's net assets may be apportioned among trading advisors in a different manner than the current apportionment. The general partner's allocation of assets will directly affect the profitability of Grant Park's trading, possibly in an adverse manner. For example, a trading advisor may experience a high rate of return but only be managing a small percentage of Grant Park's net assets. In this case, the trading advisor's performance could have a minimal effect on the net asset value of Grant Park. Furthermore, adding, terminating or replacing trading advisors cannot provide any assurance that Grant Park's trading will be successful.

Third parties may infringe or otherwise violate a trading advisor's intellectual property rights or assert that a trading advisor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

        Third parties may obtain and use a trading advisor's intellectual property or technology, including its trade secrets and trading program software, without permission. Any unauthorized use or misappropriation of a trading advisor's proprietary trade secrets, software and other technology could adversely affect its competitive advantage. Proprietary software and other technology are becoming increasingly easy to duplicate, particularly as employees with proprietary knowledge leave the owner or licensed user of that software or other technology. Each trading advisor may have difficulty monitoring unauthorized uses of its proprietary software and other technology. The precautions it has taken may not prevent misappropriation or infringement of its proprietary software and other technology. Also, third parties may independently develop proprietary software and other technology similar to that of a trading advisor or claim that the trading advisor has violated their intellectual property rights, including copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, a trading advisor may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties' proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties' rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the trading advisor is successful and regardless of the merits of the action, may result in significant costs, diversion of resources from Grant Park, or require the trading advisor to change its proprietary software and other technology or enter into royalty or licensing agreements.

The success of Grant Park depends on the ability of each of the trading advisors' personnel to accurately implement their trading systems, and any failure to do so could subject Grant Park to losses.

        Trading advisors' computerized trading systems rely on the trading advisors' personnel to accurately process the systems' outputs and execute the transactions specified by the systems. In addition, each trading advisor relies on its staff to operate and maintain its computer and communications systems upon which the trading systems rely. Execution and operation of each trading advisor's systems is therefore subject to human error. Any failure, inaccuracy or delay in implementing any of the trading advisors' systems and executing Grant Park's transactions could impair Grant Park's ability to identify potential profit opportunities and benefit from them. It could also result in decisions to undertake transactions based on inaccurate or incomplete information, which could cause substantial losses.

The inability of Grant Park to access, or the failure of, electronic trading and order routing systems may adversely affect Grant Park's trading.

        Grant Park may trade on electronic trading and order routing systems, which differ from traditional open outcry pit trading and manual order routing methods. Transactions using an electronic system are subject to the rules and regulations of the exchanges offering the system or listing the contract. Characteristics of electronic trading and order routing systems vary widely among the different electronic systems with respect to order matching, opening and closing procedures and prices, error trade policies and trading limitations or requirements. There are also differences regarding qualifications for access and grounds for termination and limitations on the types of orders that may be entered into a system. Each of these matters may present different risk factors with respect to trading on or using a particular system. Each system may also present risks related to system access, varying response times and security. In the case of internet-based systems, there may be additional risks related to service providers and the receipt and monitoring of electronic mail.

Grant Park may experience substantial losses on transactions if a trading advisor's computer or communications systems fail or if a trading advisor, or third parties on which a trading advisor depends, fail to upgrade computer and communications systems.

        Each trading advisor's trading activities, including risk management, depends on the integrity and performance of the computer and communications systems supporting it. Extraordinary transaction volume, hardware or software failure, cyber attack, power or telecommunications failure, natural disaster or other catastrophe could cause any trading advisor's computer systems to operate at an unacceptably slow speed or even fail. A significant degradation or failure of the systems that a trading advisor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses, liability to other parties, lost profit opportunities, harm to the trading advisors', the general partner's and Grant Park's reputations, increased operational expenses or diversion of technical resources.

        The development of complex communications and new technologies may render existing computer and communication systems supporting the trading advisors' trading activities obsolete. In addition, these systems must be compatible with those of third parties, such as the systems utilized by exchanges, clearing brokers and executing brokers used by the trading advisors. If these third parties upgrade their systems, the trading advisors will need to make corresponding upgrades to continue effectively their trading activities. Grant Park's future success will in part depend on each trading advisor's and third party's ability to respond to changing technologies on a timely and cost-effective basis.

Each trading advisor depends on the reliable performance of the computer or communications systems of third parties, such as brokers and futures exchanges, and may experience substantial losses on transactions if they fail.

        Each trading advisor depends on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the trading advisor uses to conduct its trading activities. Failure or inadequate performance of any of these systems could adversely affect a trading advisor's ability to complete transactions, including its ability to enter new orders, execute existing orders, modify or cancel orders that were previously entered or close out positions, and result in lost profit opportunities and significant losses on commodity interest transactions. Any of these conditions could have a material adverse effect on revenues and materially reduce Grant Park's capital. For example, unavailability of price quotations from third parties may make it difficult or impossible for a trading advisor to use proprietary software that it relies upon to conduct its trading activities. Unavailability of records from brokerage firms can make it difficult or impossible for a trading advisor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the trading advisor to reconcile its records of transactions with those of another party or to settle executed transactions.

Forwards, swaps and other derivatives are subject to varying regulation.

        The Dodd-Frank Act includes provisions that comprehensively regulate the OTC derivatives markets for the first time. The Dodd-Frank Act requires that a substantial portion of OTC derivatives must be executed in regulated markets and submitted for clearing to regulated clearinghouses. OTC trades submitted for clearing will be subject to minimum initial and variation margin requirements set by the applicable clearinghouse, as well as possible CFTC-mandated margin requirements. Regulators also have broad discretion to impose margin requirements on non-cleared OTC derivatives. OTC derivative dealers also are required to post margin to the clearinghouses through which they clear their customers' trades instead of using such margin in their operations, as was widely permitted before the Dodd-Frank Act. This has and will continue to increase dealers' costs, which costs are generally passed through to other market participants in the form of new and higher fees, including clearing account maintenance fees, and less favorable dealer marks. The CFTC also requires that a substantial portion of derivative transactions that were previously executed on a bi-lateral basis in the OTC markets to be executed through a regulated securities, futures, or swap exchange or execution facility. Certain CFTC-regulated derivatives began to be subject to these rules in 2014. Such requirements may make it more difficult and costly for Grant Park to enter into highly tailored or customized transactions. They may also render certain strategies in which Grant Park might otherwise engage impossible or so costly that they will no longer be economical to implement. OTC derivative dealers are now required to register with the CFTC and are subject to new minimum capital and margin requirements, business conduct standards, disclosure requirements, reporting and recordkeeping requirements, transparency requirements, position limits, limitations on conflicts of interest, and other regulatory burdens. These requirements further increase the overall costs for OTC derivative dealers, which are likely to be passed along, at least partially, to market participants in the form of higher fees or less advantageous dealer marks. The overall impact of the Dodd-Frank Act on Grant Park is still uncertain, and it is unclear how the OTC derivatives markets will adapt to this new regulatory regime, along with additional, sometimes overlapping, regulatory requirements imposed by non-U.S. regulators. Although the Dodd-Frank Act will require many OTC derivative transactions previously entered into on a principal-to-principal basis to be submitted for clearing by a regulated clearinghouse, certain of the derivatives that may be traded by Grant Park may remain principal-to-principal or OTC contracts between Grant Park and third parties entered into privately. The risk of counterparty nonperformance can be significant in the case of these OTC instruments, and "bid-ask" spreads may be unusually wide in these heretofore substantially unregulated markets. While the Dodd-Frank Act is intended in part to reduce these risks, its ability to achieve this objective may not be evident for some time after the Dodd-Frank Act is fully implemented, a process that may take several years. To the extent not mitigated by implementation of the Dodd-Frank Act, if at all, the risks posed by such instruments and techniques, which can be extremely complex and may involve leveraging of Grant Park's assets, include: (1) credit risk (the exposure to the possibility of loss resulting from a counterparty's failure to meet its financial obligations); (2) market risk (adverse movements in the price of a financial asset or commodity); (3) legal risk (the characterization of a transaction or a party's legal capacity to enter into it could render the financial contract unenforceable, and the insolvency or bankruptcy of a counterparty could preempt otherwise enforceable contract rights); (4) operational risk (inadequate controls, deficient procedures, human error, system failure or fraud); (5) documentation risk (exposure to losses resulting from inadequate documentation); (6) liquidity risk (exposure to losses created by inability to prematurely terminate the derivative); (7) systemic risk (the risk that financial difficulties in one institution or a major market disruption will cause uncontrollable financial harm to the financial system); (8) concentration risk (exposure to losses from the concentration of closely related risks such as exposure to a particular industry or exposure linked to a particular entity); and (9) settlement risk (the risk faced when one party to a transaction has performed its obligations under a contract but has not yet received value from its counterparty).

Grant Park is subject to risk associated with position limits that could adversely affect Grant Park's operations and profitability.

        In October 2011, the CFTC adopted final regulations under the Dodd-Frank Act that imposed position limits on 28 physical commodity futures and options contracts and on physical commodity swaps that are economically equivalent to such contracts. In September 2012, a district court issued an order that generally vacated such final rules and remanded the matter to the CFTC. The CFTC has since proposed revised position limits for futures and swaps in the 28 core physical commodity contracts and their "economically equivalent" futures, options and swaps. If adopted, the proposal would essentially reinstate, with certain changes, the position limit rules that were vacated by the district court in 2012. The contracts subject to the proposal include certain agricultural, metals and energy commodities. Although Grant Park does not currently anticipate these limits will affect Grant Park's ability to trade, it is possible that the imposition of such proposed limits may in the future have such an effect if the amount of assets Grant Park trades in these instruments increases. If positions in Grant Park were to approach the level of a particular speculative position limit, such limit could cause a modification of certain trading advisors' investment decisions for Grant Park or force liquidation of certain futures positions.

The failure to comply with the USA Patriot Act may subject Grant Park to substantial negative consequences.

        Grant Park is subject to the USA Patriot Act of 2001, as amended (the "Patriot Act"). The Patriot Act contains, among other things, provisions intended to safeguard against the laundering of money in the United States by individuals involved in illicit or illegal activities. The Patriot Act focuses on individuals wishing to invest their money in U.S. ventures, and provides that domestic investment entities (such as Grant Park) that accept money from such individuals must conduct a substantial investigation to determine whether prospective investors are, or may be, engaged in illicit or illegal activities. If the general partner inadvertently admits a prohibited person or entity as an investor in Grant Park, substantial negative consequences to Grant Park could result, including but not limited to the freezing and/or forfeiture of all of Grant Park's assets as well as reputational harm. Grant Park undertakes reasonable efforts to safeguard itself from being used by individuals to disguise their illegal or illicit activities. Despite these efforts, however, there is no guarantee that dishonest individuals or those engaged in illicit or illegal activities will be screened successfully from participating as investors in Grant Park.

Tax Risks

Partnership treatment is not assured.

        Grant Park has received an opinion of counsel to the effect that, under current U.S. federal income tax law, Grant Park will be treated as a partnership for U.S. federal income tax purposes, provided that (a) at least 90% of Grant Park's annual gross income has previously consisted of and currently consists of "qualifying income" as defined in the Internal Revenue Code of 1986, as amended, and (b) Grant Park is organized and operated in accordance with its governing agreements and applicable law. The general partner believes it is likely, but not certain, that Grant Park will continue to meet the foregoing test. However, an opinion of counsel is subject to changes in applicable tax laws and is not binding on the Internal Revenue Service, any other taxing authority or any court.

        If Grant Park were to be treated as an association or publicly traded partnership taxable as a corporation instead of as a partnership for U.S. federal income tax purposes, (1) its net taxable income would be taxed at corporate income tax rates, thereby substantially reducing its profitability, (2) you would not be allowed to deduct your share of losses and (3) distributions to you, other than liquidating distributions, would constitute dividends to the extent of Grant Park's current or accumulated earnings and profits and would be taxable as such.

Your tax liability may exceed your cash distributions.

        Cash is distributed to limited partners at the sole discretion of the general partner, and the general partner does not currently intend to distribute cash to limited partners. Limited partners nevertheless will be subject to federal income tax on their share of Grant Park's net income and gain each year, regardless of whether they redeem any units or receive any cash distributions from Grant Park.

You could owe taxes on your share of Grant Park's ordinary income despite overall losses.

        Gain or loss on domestic futures and options on futures as well as on most foreign currency contracts will generally be taxed as capital gains or losses for U.S. federal income tax purposes. Interest income and other ordinary income earned by Grant Park generally cannot be offset by capital losses.

Consequently, you could owe taxes on your allocable share of Grant Park's ordinary income for a calendar year even if Grant Park reports a net trading loss for that year. Also, your ability to deduct particular operating expenses of Grant Park, such as trading advisor consulting and incentive fees, may be subject to limitations for purposes of calculating your federal and/or state and local income tax liability.

There is the possibility of a tax audit.

        No assurances can be given that Grant Park's tax returns will not be audited by a taxing authority or that an audit will not result in adjustments to Grant Park's tax returns. Any adjustments resulting from an audit may require each limited partner to file an amended tax return and to pay additional taxes plus interest, which generally is not deductible, and might result in an audit of the limited partner's own tax return. An audit of a limited partner's tax return could result in adjustments of non-Grant Park, as well as Grant Park, income and deductions.

Accounting for uncertain tax positions could have a material adverse effect on Grant Park's net asset value.

        Financial Accounting Standards Board Accounting Standards Codification Topic No. 740, "Income Taxes", or ASC 740, in part formerly known as "FIN 48", provides guidance on the recognition of uncertain tax positions. ASC 740 prescribes the minimum recognition threshold that a tax position is required to meet before being recognized in an entity's financial statements. It also provides guidance on recognition, measurement, classification, interest and penalties with respect to tax positions. A prospective investor should be aware that, among other things, ASC 740 could have a material adverse effect on periodic calculations of the net asset value of Grant Park, including reducing the net asset value of Grant Park to reflect reserves for income taxes, such as foreign withholding taxes, that may be payable by Grant Park. This could cause benefits or detriments to certain investors, depending upon the timing of their subscriptions and withdrawals from Grant Park.

THE FOREGOING LIST OF RISK FACTORS IS NOT A COMPLETE EXPLANATION OF THE RISKS INVOLVED. PROSPECTIVE INVESTORS SHOULD READ THE ENTIRE PROSPECTUS AND ARE STRONGLY URGED TO CONSULT WITH THEIR OWN PROFESSIONAL ADVISORS BEFORE INVESTING IN GRANT PARK.

 CAUTIONARY NOTE REGARDING
FORWARD-LOOKING STATEMENTS

        This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the general partner's current expectations about the future results, performance, prospects and opportunities of Grant Park. The general partner has tried to identify these forward-looking statements by using words such as "may," "will," "expect," "anticipate," "believe," "intend," "should," "estimate," "continue," or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the general partner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in "RISK FACTORS" and elsewhere in this prospectus, and unknown, that could cause Grant Park's actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

        You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the general partner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this prospectus.

SELECTED FINANCIAL DATA

        The following selected consolidated financial data of Grant Park as of and for the years ended December 31, 2014, 2013, 2012, 2011 and 2010 is derived from the consolidated financial statements that have been audited by McGladrey LLP, Grant Park's independent registered public accountant. This financial data should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," and with Grant Park's consolidated financial statements and the notes thereto, included elsewhere in this prospectus. Results from past periods are not necessarily indicative of results that may be expected for any future period.

	As of and For the Year Ended December 31,
	2014	2013	2012	2011	2010
Total assets	$312,623,935	$469,547,488	$660,873,332	$838,789,473	$926,818,164
Total partners' capital	298,529,188	447,372,009	636,740,050	798,842,191	891,912,770
Total trading gains (losses)	40,669,581	10,123,922	11,181,019	(65,416,133)	95,986,575
Dividend and interest income	1,103,332	1,325,299	1,831,201	3,139,171	4,324,858
Total expenses	28,319,063	35,812,050	54,954,423	63,220,582	69,789,098
Net income (loss)	13,453,850	(24,362,829)	(41,942,203)	(125,497,544)	30,522,335
Net income (loss) per unit (based on weighted average number of units outstanding during the period) and increase (decrease) in net asset value per unit for the period:
General Partner & Limited Partner Class A Units	77.91	(46.71)	(79.47)	(192.82)	63.46
General Partner & Limited Partner Class B Units	59.42	(45.55)	(74.07)	(171.82)	46.51
General Partner & Limited Partner Legacy 1 Class Units	74.39	(15.34)	(36.13)	(112.69)	58.80
General Partner & Limited Partner Legacy 2 Class Units	72.50	(16.84)	(38.46)	(116.73)	55.25
General Partner & Limited Partner Global 1 Class Units	78.00	(10.28)	(28.82)	(110.04)	27.56
General Partner & Limited Partner Global 2 Class Units	75.24	(12.04)	(30.73)	(111.79)	24.41
General Partner & Limited Partner Global 3 Class Units	56.44	(23.87)	(42.70)	(123.42)	6.38

 SUPPLEMENTARY QUARTERLY FINANCIAL INFORMATION

        The following summarized quarterly financial information presents Grant Park's results of operations for the three-month periods ended March 31, June 30, September 30, and December 31, 2014 and 2013, which is unaudited. However, in the opinion of Grant Park, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation have been made. Interim results are subject to significant seasonal variations and are not indicative of the results of operations to be expected for a full fiscal year.

	1st Quarter 2014	2nd Quarter 2014	3rd Quarter 2014	4th Quarter 2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total trading gains (losses)	$(22,539,520)	$11,708,979	$23,112,209	$28,387,913
Net income (loss)	(28,147,782)	5,920,590	16,699,387	18,981,655
Net income (loss) per unit (based on weighted average number of units outstanding during the period) and increase (decrease) in net asset value per unit for the period:
General Partner & Limited Partner Class A Units	(74.71)	17.76	62.18	72.68
General Partner & Limited Partner Class B Units	(64.05)	13.59	50.78	59.10
General Partner & Limited Partner Legacy 1 Class Units	(50.30)	17.23	49.96	57.50
General Partner & Limited Partner Legacy 2 Class Units	(50.04)	16.54	49.30	56.70
General Partner & Limited Partner Global 1 Class Units	(48.60)	17.98	48.78	59.84
General Partner & Limited Partner Global 2 Class Units	(48.40)	17.24	47.73	58.67
General Partner & Limited Partner Global 3 Class Units	(47.56)	12.76	40.76	50.48
Net asset value per unit:
General Partner & Limited Partner Class A Units	1,094.95	1,112.71	1,174.89	1,247.57
General Partner & Limited Partner Class B Units	915.37	928.96	979.74	1,038.84
General Partner & Limited Partner Legacy 1 Class Units	810.46	827.69	877.65	935.15
General Partner & Limited Partner Legacy 2 Class Units	797.72	814.26	863.56	920.26
General Partner & Limited Partner Global 1 Class Units	786.64	804.62	853.40	913.24
General Partner & Limited Partner Global 2 Class Units	775.05	792.29	840.02	898.69
General Partner & Limited Partner Global 3 Class Units	708.47	721.23	761.99	812.47

	1st Quarter 2013	2nd Quarter 2013	3rd Quarter 2013	4th Quarter 2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total trading gains (losses)	$8,602,456	$(19,720,044)	$(9,537,661)	$30,779,171
Net income (loss)	(1,156,755)	(28,517,171)	(17,261,245)	22,572,342
Net income (loss) per unit (based on weighted average number of units outstanding during the period) and increase (decrease) in net asset value per unit for the period:
General Partner & Limited Partner Class A Unit	(2.78)	(59.60)	(38.24)	53.91
General Partner & Limited Partner Class B Unit	(3.90)	(51.75)	(33.65)	43.75
General Partner & Limited Partner Legacy 1 Class Unit	2.86	(38.33)	(23.15)	43.28
General Partner & Limited Partner Legacy 2 Class Unit	2.37	(38.32)	(23.32)	42.43
General Partner & Limited Partner Global 1 Class Unit	4.07	(35.74)	(21.30)	42.69
General Partner & Limited Partner Global 2 Class Unit	3.50	(35.78)	(21.52)	41.76
General Partner & Limited Partner Global 3 Class Unit	(0.08)	(36.55)	(23.08)	35.84
Net asset value per unit:
General Partner & Limited Partner Class A Unit	1,213.59	1,153.99	1,115.75	1,169.66
General Partner & Limited Partner Class B Unit	1,021.07	969.32	935.67	979.42
General Partner & Limited Partner Legacy 1 Class Unit	878.96	840.63	817.48	860.76
General Partner & Limited Partner Legacy 2 Class Unit	866.97	828.65	805.33	847.76
General Partner & Limited Partner Global 1 Class Unit	849.59	813.85	792.55	835.24
General Partner & Limited Partner Global 2 Class Unit	838.99	803.21	781.69	823.45
General Partner & Limited Partner Global 3 Class Unit	779.82	743.27	720.19	756.03

GRANT PARK

        Grant Park is a multi-advisor commodity pool organized to pool assets of investors for the purpose of trading in the U.S. and international spot and derivatives markets for currencies, interest rates, stock indices, agricultural and energy products, precious and base metals and other commodities and underliers. In trading on these markets, Grant Park may enter into: exchange-traded derivatives, such as futures contracts, options on futures contracts, security futures contracts and listed option contracts (collectively, "exchange-traded derivatives"); over-the-counter, or OTC, derivatives, such as forwards, swaps, options and structured financial products (collectively, "OTC derivatives"); and contracts on cash, or spot, commodities (collectively, "cash commodities") (collectively, "exchange-traded derivatives," OTC derivatives" and "cash commodities" are referred to as "commodity interests"). Grant Park invests the assets of each class of the fund in various trading companies, each of which allocates those assets to one of the independent professional commodity trading advisors retained by the general partner or to the cash management trading company. Grant Park's general partner, commodity pool operator and sponsor is Dearborn Capital Management, L.L.C., an Illinois limited liability company. The manager of Dearborn Capital Management, L.L.C. is David M. Kavanagh, its President.

        Grant Park has been trading continuously since January 1989 and, as of January 31, 2015, had a net asset value of approximately $303.5 million and 9,572 limited partners. Since its inception and through February 28, 2003, Grant Park offered its beneficial interests exclusively to qualified investors on a private placement basis. Effective June 30, 2003, Grant Park began offering units for sale to the public.

        Grant Park's main office is located at 626 West Jackson Boulevard, Suite 600, Chicago, Illinois 60661, and its telephone number is (312) 756-4450.

THE GENERAL PARTNER

        Grant Park has no directors or executive officers and also does not have any employees. Grant Park is managed solely by Dearborn Capital Management, L.L.C. in its capacity as general partner. Dearborn Capital Management, L.L.C. has been registered as a commodity pool operator and a commodity trading advisor under the Commodity Exchange Act and has been a member of the NFA since December 1995. Dearborn Capital Management, L.L.C. has been a registered investment adviser under the Investment Advisers Act of 1940 since January 2013.

Background

        Dearborn Capital Management, L.L.C., an Illinois limited liability company, is Grant Park's general partner, commodity pool operator and sponsor. Along with its predecessor as general partner and commodity pool operator, Dearborn Capital Management Ltd., the general partner has had management responsibility for Grant Park since its inception. The general partner has been registered as a commodity pool operator and a commodity trading advisor under the Commodity Exchange Act and has been a member of the NFA since December 1995. Dearborn Capital Management, L.L.C., has been approved as a forex firm effective December 2010 and as a swap firm effective April 2013. Dearborn Capital Management, L.L.C. has been a registered investment adviser under the Investment Advisers Act of 1940 since January 2013. Dearborn Capital Management Ltd., which served as Grant Park's general partner, commodity pool operator and sponsor from 1989 through 1995, was registered as a commodity pool operator between August 1988 and March 1996 and as a commodity trading advisor between September 1991 and March 1996, an introducing broker between January 1991 and March 1996 and January 1997 and December 1998 and was a member of the NFA between August 1988 and March 1996 and January 1997 and December 1998.

        General management responsibility for Grant Park is vested solely in the general partner under the limited partnership agreement. The general partner has full responsibility for this offering, the selection, monitoring and replacement of the trading advisors, the ongoing operation of Grant Park, the preparation and mailing of monthly and annual reports, the filing with the SEC, CFTC and other regulatory or self-regulatory authorities of all required reports, the preparation of all Grant Park and limited partner tax information, the handling of redemption requests, the investment of Grant Park's funds not committed to trading in U.S. government obligations or bank depositories and the admission of additional limited partners. The general partner utilizes the services of third parties to assist in the provision of some of these services.

        Dearborn Capital Management Ltd. and DCMI Holdings Inc., a Delaware corporation, own the general partner. David Kavanagh is the majority shareholder of Dearborn Capital Management Ltd. and, indirectly through his ownership of Dearborn Capital Management Ltd., has a majority and controlling interest in the general partner. Mr. Kavanagh is also the manager and President of the general partner.

        There have been no material administrative, civil or criminal actions within the past five years against the general partner or its principals and no such actions currently are pending.

        The limited partnership agreement requires the general partner to own units in Grant Park in an amount at least equal to the greater of (1) 1% of the aggregate capital contributions of all limited partners or (2) $25,000, during any time that units in Grant Park are publicly offered for sale.

        The past performance record of Grant Park's Class A, Class B units, Legacy 1 units, Legacy 2 units, Global 1 units, Global 2 units and Global 3 units is found on pages 61 through 67.

Principals of the General Partner

        The members of the general partner are Dearborn Capital Management Ltd. and DCMI Holdings Inc. The principals of the general partner are David M. Kavanagh, Patrick Meehan, Maureen O'Rourke, Abdullah Mohammed Al Rayes, Centum Prata Holding AG, Mary Dollinger, and The David M. Kavanagh 2010-1 GRAT. Only the officers of the general partner, Mr. Kavanagh, Mr. Meehan and Ms. O'Rourke, have management responsibility and control over the general partner and have the authority to make trading decisions.

        David M. Kavanagh, president of the general partner, 59, has been responsible for overseeing all operations and activities of the general partner since its formation and has been registered as an AP with the CFTC and listed as a principal of the general partner since December 1995. Commencing in October 1998, Mr. Kavanagh also became president, a principal and an associated person of Dearborn Capital Brokers Ltd., an independent introducing broker. It became registered as an independent introducing broker in October 1998 and was formerly also registered as a commodity pool operator from September 1999 until October 2009. Between October 1998 and October 2011, Dearborn Capital Brokers Ltd. performed introducing brokerage services for MF Global Inc., a former futures commission merchant. From November 2005 through March 2006, Mr. Kavanagh was registered with the CFTC as an AP of MF Global Inc. Neither Dearborn Capital Brokers nor Mr. Kavanagh provides brokerage services to Grant Park's trading account. Mr. Kavanagh has served as the president of DCM Brokers, LLC a registered broker-dealer, since October 2007, which serves as Grant Park's lead selling agent. Between December 2010 and December 2012, Mr. Kavanagh served as the president of Knollwood Investment Advisors, LLC, which was formerly a registered investment adviser from January 2011 to December 2012. Effective October 2013, Mr. Kavanagh is a listed principal of EMC Capital Advisors, LLC where he serves on the Board of Managers but does not manage day-to-day affairs. He has also been an owner since May 2012 of a greater than 10% interest in an unregistered proprietary trading firm, XHedge LLC, and has provided occasional consulting services to this firm since May 2012. In 1980, Mr. Kavanagh received an M.B.A. from the University of Notre Dame, and in 1978 graduated with a B.S. in business administration from John Carroll University.

        Patrick J. Meehan, chief operating officer of the general partner, 59, is primarily responsible for the day to day operations of the general partner. Mr. Meehan became listed as a principal of the general partner effective January 2009 and is registered as an associated person effective January 2014. Mr. Meehan joined the general partner in April 2008. Between December 2010 and December 2012, Mr. Meehan served as chief operating officer of Knollwood Investment Advisors, LLC, a registered investment adviser. Mr. Meehan was listed as a principal and registered as an associated person from January 2014 through March 2014 of XHedge Management, LLC, a registered commodity pool, where he served on the Board of Managers. He received a B.A. degree from John Carroll University, an M.B.A. from Webster University and holds Series 3, 22, 31, and 63 licenses.

        Maureen O'Rourke, chief financial officer of the general partner, 49, is responsible for financial reporting and compliance issues. Ms. O'Rourke became listed as a principal and registered as an associated person of Dearborn effective September 2003. Since October 2007, Ms. O'Rourke has served as the chief financial officer and financial and operations principal of DCM Brokers, LLC, which serves as Grant Park's lead selling agent. Between December 2010 and December 2012, Ms. O'Rourke served as the chief compliance officer of Knollwood Investment Advisors, LLC, a registered investment adviser. Ms. O'Rourke is a certified public accountant. She received a B.B.A. in accounting from the University of Notre Dame in 1987 and received a M.S. in taxation from DePaul University in 1996.

Security Ownership of Certain Beneficial Owners and Management

        Grant Park has no directors or officers. Grant Park's affairs are managed by the general partner. Set forth in the table below is information regarding the beneficial ownership of the general partner and the officers of the general partner in Grant Park as of January 31, 2014.

	Number of
Name	Class A Units		Class B Units	Legacy 1 Class Units		Legacy 2 Class Units		Global 1 Class Units		Global 2 Class Units		Global 3 Class Units	General Partnership Units
Dearborn Capital Management, LLC	276.610		—	922.500		236.818		1,235.604		1,196.622		—	429.795
David M. Kavanagh	276.610	(1)	—	922.500	(1)	236.818	(1)	1,235.604	(1)	1,196.622	(1)	—	429.795	(1)
Patrick J. Meehan	—		—	185.117		—		50.000		—		—	—
Maureen O'Rourke	—		—	41.067		—		41.359		—		—	—

	Percentage of Outstanding
Name	Class A Units	Class B Units	Legacy 1 Class Units	Legacy 2 Class Units	Global 1 Class Units	Global 2 Class Units	Global 3 Class Units	General Partnership Units
Dearborn Capital Management, LLC	2.23%	—	33.85%	24.64%	8.40%	18.79%	—	100.00%
David M. Kavanagh	2.23%	—	33.85%	24.64%	8.40%	18.79%	—	100.00%
Patrick J. Meehan	—	—	6.79%	—	0.34%	—	—	—
Maureen O'Rourke	—	—	1.51%	—	0.28%	—	—	—

(1)
Represents units directly held by Dearborn Capital Management, L.L.C., the general partner of Grant Park. The manager of Dearborn Capital Management, L.L.C. is Mr. Kavanagh, its President.

        Grant Park has no securities authorized for issuance under equity compensation plans.

Miscellaneous

        The general partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of Grant Park, whether or not in its immediate possession or control, and the general partner shall not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of Grant Park.

THE TRADING ADVISORS

        The general partner has retained Rabar Market Research, Inc., EMC Capital Advisors, LLC, Transtrend B.V., Winton Capital Management Limited, Amplitude Capital International Limited, Lynx Asset Management AB, Quantica Capital AG, and Revolution Capital Management LLC as Grant Park's trading advisors. The table below illustrates the trading advisors for each class of Grant Park's outstanding limited partnership units:

	Amplitude	EMC	Lynx	Quantica	Rabar	RCM	Transtrend	Winton
Class A	X	X	X	X	X	X	X	X
Class B	X	X	X	X	X	X	X	X
Legacy 1	X	X	X	X	X	X	X	X
Legacy 2	X	X	X	X	X	X	X	X
Global 1	X	X	X	X	X	X	X	X
Global 2	X	X	X	X	X	X	X	X
Global 3	X	X	X	X	X	X	X	X

        The trading advisors and their respective asset allocations with respect to the Legacy 1 Class and the Legacy 2 Class units are the same as with respect to the Class A and Class B units. With respect to the Class A and Class B units and the Legacy 1 Class and Legacy 2 Class, each of Rabar, EMC, Winton, Lynx, Quantica and RCM manage between 10% and 25% of Grant Park's net assets and Amplitude and Transtrend manage less than 10% of Grant Park's net assets.

        For the Global 1 Class, Global 2 Class and Global 3 Class units, between 10% and 25% of Grant Park's assets are allocated to each of Rabar, EMC, Winton, Lynx, Quantica and RCM and Amplitude and Transtrend manage less than 10% of Grant Park's net assets.

        The general partner may, in its sole discretion, reallocate assets among the trading advisors upon termination of a trading advisor or retention of any new trading advisors, or at the commencement of any month. Consequently, the allocation for all classes of units is subject to change.

        Rabar and EMC have been trading on behalf of Grant Park since January 1989. Winton began trading for Grant Park on August 1, 2004. Transtrend began trading on July 1, 2008. Amplitude began trading on behalf of Grant Park on February 1, 2010. Lynx began trading on behalf of Grant Park on November 1, 2012. Quantica began trading for Grant Park on February 1, 2013 and RCM began trading on behalf of Grant Park on August 1, 2014. The general partner may, in its sole discretion, reallocate assets among the trading advisors upon termination of a trading advisor or retention of any new trading advisors, or at the commencement of any month. Consequently, the current apportionment is subject to change.

        The advisory contracts authorize the general partner to reallocate assets among the trading advisors monthly as it determines in its sole discretion upon 10 days' prior written notice to the affected trading advisors. However, no reallocation of assets will be made to a trading advisor if the trading advisor determines that the amount of the reallocated assets, together with other assets that are already under the trading advisor's management or which, pursuant to firm written commitments, will be placed under the trading advisor's discretion, would exceed the total amount of funds the trading advisor could manage without detriment to the accounts it manages.

        Because the advisory contracts also provide for reallocation upon termination of a trading advisor's advisory contract, it is possible that, during the terms of the advisory contracts, the percentage of assets managed by the trading advisors may vary, perhaps substantially, from the current allocations. The advisory contracts are generally for a term of one year and are generally automatically renewable for successive one-year terms until terminated or in the case of Transtrend, in force until terminated by either party. The advisory contracts generally provide that either party may terminate the advisory contract at any time for any or no reason upon no less than 60 days' written notice, or, in the case of

Transtrend, may be terminated at any time with at least one business day prior written notice. The advisory contracts also generally provide that either party may terminate the advisory contract immediately upon written notice of the occurrence of enumerated events including the withdrawal of the general partner, the suspension, revocation or withdrawal of either party's CFTC registration or NFA membership or a material breach of the advisory contract by a trading advisor.

        From time to time, the general partner may allocate funds in excess of actual funds, referred to as notional funds, to one or more of the trading advisors. The amount of any such notional funding is not expected to exceed 1.25× of the actual funds allocated to a trading advisor. Because of the leverage available from the use of notional funds, performance of a notionally funded account expressed as a percentage of nominal account size, which is the sum of notional funds and actual funds, will be different than the performance of the account expressed as a percentage of actual funds only. The rates of return on the actual funds allocated to the trading advisors who have been allocated notional funds by the general partner will be a higher percentage amount, both positive in the case of gains and negative in the case of losses, than if the trading advisor had been allocated actual funds only. Use of notional funding may result in Grant Park receiving more frequent or larger margin calls and creates additional leverage relative to the amount of actual funds Grant Park allocates to a trading advisor. The general partner also may "de-leverage" a trading advisor by allocating more of Grant Park's assets to it than is necessary to maintain the portfolio's positions. The general partner may pay consulting fees with respect to notional funds allocated to the trading advisors. Incentive fees only are paid to a trading advisor if the trading advisor has new trading profits on its allocated net assets, which includes any notional funds and actual funds.

        No trading advisor has authority or responsibility for the selection of any clearing broker for Grant Park or for negotiating the terms, including the commission rates, upon which a clearing broker or brokers are engaged. For ease of administration, however, the trading advisors have discretion to direct all or a portion of their trades on behalf of Grant Park to one or more executing brokers or floor brokers of their choice for execution with instruction to give-up the executed trade to the clearing broker, which will clear and settle the trade and carry the resulting position in Grant Park's account. The trading advisors also may from time to time execute Grant Park's OTC options, forward and spot contracts with dealers other than the clearing brokers or their affiliates, but only with the prior written consent of the general partner.

        The trading advisors and their principals may currently, or may in the future, trade for their own accounts and/or invest in other commodity pools for which they serve as advisor. In doing so, these trading advisors and/or principals may make trades that are different from, opposite to or similar to, trades entered into by Grant Park and they may even be the other party to a trade entered into by Grant Park. Investors should note that any orders for other accounts might not be part of a block order but might be placed before or after orders for Grant Park, and might or might not obtain more favorable order execution. If the trading advisors or their principals engage in personal account trading, or trading for commodity pools in which they invest, limited partners will not be permitted to inspect records of this trading or any written policies related to this trading.

        The advisory contracts with each trading advisor generally provide that the general partner and Grant Park shall indemnify and hold harmless the trading advisor and its affiliates against any losses, liabilities, expenses (including reasonable attorneys' and accountants' fees), judgments or settlements if the trading advisor or its affiliates acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of Grant Park, and provided that the trading advisor's or its affiliates' conduct does not constitute negligence (or, in the case of certain trading advisors, gross negligence) or a breach of its or their fiduciary obligations.

        The following descriptions include background information on each trading advisor and its principals, as well as information concerning each trading advisor's strategy applicable to the class or classes of Grant Park that it trades. You should note that the descriptions were prepared by each trading advisor and may emphasize different aspects of each. Because each trading advisor's strategies and programs are proprietary and confidential, their descriptions here are general in nature. Each of the trading advisors has advised the general partner that there have been no material administrative, civil or criminal actions within the past five years against that trading advisor or its principals and no such actions are currently pending except with respect to ETC as noted below.

Rabar Market Research, Inc.

        Rabar is an Illinois corporation and was registered as a commodity trading advisor and commodity pool operator in June 1988. Rabar has been a member of the NFA since June 1998. Rabar has also been approved as a forex firm by the NFA in November 2010. The business address of Rabar is 10 Bank Street, Suite 830, White Plains, New York 10606-1933, and its telephone number is (914) 682-8363. Rabar was originally named Rainbow Market Research, Inc. when it was incorporated in November 1986. Its name was changed to Rabar Market Research, Inc. in January 1989. It has managed accounts continuously since July 1988.

Management

        The listed principals of Rabar are Paul Rabar, Jeffrey Izenman, and Francisco Vaca. Paul Rabar and Francisco Vaca make trading decisions. Jeffrey Izenman does not participate in making trading or operational decisions, and does not supervise persons so engaged.

        Paul Rabar is the president and founder of Rabar. Since founding the firm in 1988, Mr. Rabar has focused his full business time and attention on the operation of Rabar with a particular focus on trading and research. Mr. Rabar is a graduate of the New England Conservatory of Music. Between February 2005 and February 2014, Mr. Rabar was a principal of Vaca Capital Management, LLC, a formerly registered commodity trading advisor and commodity pool operator, as well as a hedge management company. Mr. Rabar did not take part in the trading activities or operations of Vaca Capital Management, LLC. Mr. Rabar became registered as an associated person and listed principal of Rabar in June 1988. Mr. Rabar became approved as a forex associated person of Rabar in November 2010.

        Dr. Francisco Vaca is a listed principal and the co-chief investment officer of Rabar, having joined Rabar in that capacity in January 2014. Prior to joining Rabar, he was the sole trading principal, Chairman, and Chief Executive Officer of Vaca Capital Management, LLC from November 2000 to December 2013. He was registered as a principal and associated person of Vaca Capital Management, a formerly registered commodity pool operator and commodity trading advisor, between February 2005 and February 2014. While at Vaca Capital Management, Dr. Vaca worked closely with Paul Rabar and Rabar Market Research on trading technology and the research and development of trading systems. Dr. Vaca became registered as an associated person of Rabar in November 2013 and was approved as a forex associated person of Rabar in November 2013. He has been listed as a principal of Rabar since January 2014.

Rabar's Trading Program

        Strategy.    Rabar currently uses a trading program known as the Diversified Program in trading for Grant Park. Rabar has been trading the Diversified Program since January 1989. The objective of Rabar's investment strategy is to generate capital appreciation over the long run by investing exclusively in exchange-traded futures contracts, options on futures contracts, foreign currency forward contracts and, to a very limited extent, cash commodities. Rabar may also engage in exchange for physical transactions, more commonly referred to as EFPs. An EFP transaction involves the exchange of a futures position for the underlying commodity without making an open competitive trade on an exchange, as permitted by exchange rules.

        Rabar's strategy employs a diversified, systematic, technical, trend-following approach, utilizing a blend of several separate and distinct quantitative models. Each of these elements is described more fully below.

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  The approach is diversified in that it can be invested in more than 90 markets, covering more than 20 different exchanges in 25 different countries. The portfolio includes futures contracts on currencies, financial instruments, precious and base metals, stock indices, energies, and agricultural and soft commodities. The specific markets have been chosen for, among other reasons, their historical performance and customary liquidity.

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  The approach is systematic in that Rabar utilizes multiple quantitative investment models that generate signals directing Rabar to initiate or liquidate positions in each market at specific, predetermined price points. In the vast majority of circumstances, Rabar will follow the specific signals generated by the models. The approach does, however, incorporate a small discretionary element. In this regard, Rabar may, from time to time, analyze certain key fundamental factors affecting supply and demand, such as a regional or global financial crisis, extreme weather conditions, or major political events. As a result of the analysis Rabar may make adjustments to the size of positions or the timing of trades in the portfolio in an effort to control risk or to take advantage of potential profit opportunities.

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  The approach is technical, meaning that the signals generated by the models are based upon an analysis of objective technical factors rather than fundamental factors. Although the technical indicators analyzed are varied, they are all based primarily on daily, weekly, and monthly price movement.

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  The approach is trend-following and, in some cases, trend-identifying. In this regard, Rabar seeks to invest in markets exhibiting directional price movement over time. Since the portfolio will maintain both long and short positions, it is not necessarily relevant whether a particular market is rising or falling. It is merely the case that Rabar's best opportunity for profit will come from markets moving continuously in one direction while Rabar will have a difficult time profiting from, and may incur losses in, markets that are not exhibiting sustained directional movement.

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  The approach incorporates a blend of quantitative models. Specifically, the methodology employs several totally separate and distinct investment models in its overall approach, and several additional variations of those models, all of which are blended together in Rabar's program.

        Risk Management.    Rabar employs a number of risk management techniques in the strategy with a view toward reducing and controlling risk in the portfolio. For example, Rabar's portfolio is broadly diversified thereby spreading the risk across multiple markets. Rabar's portfolio is also diversified across multiple quantitative models, limiting the risk exposure in the portfolio to any one such model. Rabar also employs predetermined stop loss levels or exit points for each position. These stop losses can have the effect of limiting the exposure to each position, system, market and market sector, and in the portfolio as a whole. In addition, Rabar utilizes a proprietary quantitative methodology to determine the size of each position with a view toward equalizing risk in the portfolio across all markets.

        It should be noted that the risk management techniques described above may not have the desired effects of controlling or even reducing risk in the portfolio, as investing in commodity interests involves a high degree of risk.

        Research & Development.    Rabar believes that the development of quantitative models for use in investing in commodity interests is a continual process. To this end, Rabar conducts an ongoing research and development effort led by Paul Rabar and including a team of professionals working on research related matters. The goal of the research effort is to evaluate the continued viability of the existing models, to enhance the existing models, and to develop new models. Although these goals may not be achieved, through its research effort Rabar has modified its models over time and it is likely that modifications will be made in the future. Thus, the models that might be used by Rabar in the future may differ from those presently used or those used in the past. Clients such as Grant Park will not be informed about non-material modifications, including generally, markets or commodity interest contracts traded.

        Miscellaneous.    As stated above, some investment decisions involve the exercise of judgment by Rabar. For example, the decision not to trade particular commodity interests or to reduce or eliminate exposure in particular markets may result at times in missing price moves and hence profits of great magnitude, which other managers who are willing to trade these commodity interests or have not reduced exposure may be able to capture. For these and other reasons, the performance of Rabar may not result in profitable trading.

EMC Capital Advisors, LLC

        EMC Capital Advisors, LLC is an Illinois limited liability company formed in August 2013. It has been registered with the CFTC as a commodity trading advisor and commodity pool operator since September 6, 2013. EMC has been a member of the NFA in such capacities since September 9, 2013 and has also been approved as a swap firm by the NFA since that date. The business address and telephone number of EMC are 2201 Waukegan Road, Suite W240, Bannockburn, Illinois 60015, and (847) 267-8700. From January 1989 until September 2013, EMC Capital Management, Inc. was allocated and traded a portion of Grant Park's assets. On October 1, 2013, EMC Capital Management, Inc. assigned its obligations, rights and interests to EMC, including the trading agreement under which EMC Capital Management, Inc. had previously traded on behalf of Grant Park. EMC filed a notice of exemption with the NFA under CFTC Regulation 4.7 on September 9, 2013.

Management

        The principals of EMC Capital Advisors, LLC are John Krautsack, David M. Kavanagh, David Polli, Brian Proctor, Robin Gerth, Abdullah Mohammed Al Rayes, EMC Capital Management, Inc., John Krautsack Trust UA 01 23 2007, Knollwood Investment Advisors, LLC, Dearborn Capital Management, Ltd., KIA Holdings Inc. and Centum Prata Holding AG. John Krautsack makes trading decisions.

        John C. Krautsack is President and serves on the Board of Managers of EMC Capital Advisors, LLC. Mr. Krautsack is responsible for overseeing all of EMC's functions including the active management of EMC's portfolio and trading operations. Mr. Krautsack became registered as an associated person and listed as a principal of EMC Capital Advisors, LLC in September 2013. He was approved as an NFA associate member in such capacities and as a swap associated person in September 2013. Additionally, Mr. Krautsack through the John Krautsack Trust UA 01 23 2007 has been the sole shareholder of EMC Capital Management, Inc. since September 2013. EMC Capital Management, Inc. was formerly registered with the CFTC as a commodity trading advisor between May 1988 and November 2013, a commodity pool operator between February 1991 and November 2013, as well as a member of the NFA in such capacities between May 1988 and November 2013. EMC Capital Management, Inc. is also a principal and majority owner of EMC Capital Advisors, LLC. Mr. Krautsack was formerly registered as an associated person with EMC Capital Management, Inc. between June 1995 and November 2013, and listed as a principal of that firm between August 2008 and November 2013. He was registered as an NFA associate member with EMC Capital Management, Inc. between May 1995 and November 2013, and as a swap associated person between November 2012 and November 2013. He served as EMC Capital Management, Inc.'s Chairman from March 2013 to

November 2013, Managing Director, Trading from July 2008 to November 2013, Vice President, Director of Trading from February 2003 to November 2013, and Senior Trader from April 1995 to November 2013. He attended Winona State University School of Business.

EMC's Trading Program

        EMC's objective in providing management services to Grant Park is the appreciation of Grant Park's assets through speculative trading of commodity interests.

        EMC currently trades its Classic Program on behalf of Grant Park. EMC has been trading the Classic Program since January 1985. The investment strategy employed in the Classic Program is technical rather than fundamental in nature in that it is developed from analyses of patterns of actual monthly, weekly and daily price movements and is not based on analysis of fundamental factors such as supply and demand, general economic conditions or anticipated world events. EMC relies on historical analyses of these price patterns to interpret current market behavior and to evaluate technical indicators for trade initiations and liquidations. EMC's investment strategy in the Classic Program is trend- following in that initiations and liquidations of positions in a particular market are generally in the direction of the price trend in that market.

        EMC employs an investment strategy that uses a number of trading systems simultaneously. Also, the strategies are diversified in that EMC actively invests in a portfolio of over 80 markets.

        Although the specific commodity interests, including futures contracts, options on futures contracts, forward contracts and cash commodities, to be invested in through the Classic Program will vary from time to time, at the present time, EMC principally invests in futures contracts and forward currency contracts for its clients. EMC currently trades futures contracts in a number of sectors including precious and base metals, U.S. and foreign fixed income instruments, stock indices, foreign exchange, grains and agricultural products, energy products such as crude oil, and soft commodities such as orange juice, sugar and coffee. EMC may invest in other commodity interests in the future. EMC also may invest in foreign currency forward contracts and, to a lesser extent, may engage in EFP transactions.

        The commodity interests typically chosen for the Classic Program have been selected for, among other things, their historical performance and for their customary liquidity. EMC may frequently invest, however, in less liquid markets. If an open position cannot be liquidated, Grant Park may be required to accept delivery of the underlying commodity. In these circumstances, it may be necessary for Grant Park to borrow funds.

        If possible within existing market conditions, EMC adheres to the requirements of a money management system that determines and limits the equity committed to each position, each commodity and each group of commodities, and sets optimal stop-losses for each position and each account. The level of liquidation determined by this money management system can override liquidations determined by technical indicators.

        EMC continues to develop investment strategies and programs, as well as risk and money management systems. As a result of EMC's ongoing research and development, enhancements and modifications have been made from time to time in the specifics of EMC's methods, and it is likely that similar enhancements and modifications will be made in the future. Accordingly, the methods that may be used by EMC in the future might differ from those presently being used. The general partner will be informed of changes in EMC's trading methods if strategy changes are deemed material by EMC.

Winton Capital Management Limited

        Winton Capital Management Limited, a United Kingdom company, became registered as a commodity trading advisor in January 1998, and as a commodity pool operator in December 1998. Winton is a member of the NFA. Since December 2012, Winton has been approved as a swaps firm by the NFA. Winton is also authorized and regulated by the United Kingdom's Financial Services Authority ("FSA"). Winton's principal office is located at Grove House, 27 Hammersmith Grove, London W6 One, England, and its telephone number is 011-44-20- 8576-5800.

Management

        The listed principals of Winton are Amy Rentoul, Winton Capital Group Limited, David Winton Harding, Matthew D. Beddall, Rajeev Patel, Jeremy Dawson, and Nicola Watson. David Winton Harding and Matthew D. Beddall make trading decisions. Nicola Watson, Jeremy Dawson, Amy Rentoul, and Winton Capital Group Limited do not participate in making trading decisions or operational decisions and do not supervise persons so engaged.

        David Winton Harding founded Winton Capital Management Limited in February 1997, and is the firm's managing director. Mr. Harding ultimately oversees all critical functions performed at Winton. Mr. Harding graduated from Cambridge University with a first class honors degree in 1982. Mr. Harding became a listed principal and associated person of Winton in January 1998. In June 2014, Mr. Harding became a listed principal and associated person of Winton Capital US LLC, an NFA registered commodity trading advisor. He has also been listed as a principal and associated person of Winton Fund Management Limited, an NFA registered commodity pool operator, since June 2014.

        Matthew Beddall was appointed to the main Board of Directors at Winton in December 2008. He was appointed Chief Investment Officer in December 2008. Mr. Beddall joined Winton as a researcher in July 2001. As CIO, Mr. Beddall's responsibilities are principally focused on managing the investment process behind the Winton Futures Fund and overseeing a large section of the research department. Mr. Beddall is extensively involved in all aspects of Winton's research process and has led the development of much of the software that underlies the design and running of Winton's trading strategy. Mr. Beddall received a first class honors degree in mathematics and computer science from Southampton University. Mr. Beddall also has an M.Sc. in applied statistics from Birkbeck College, University of London. Mr. Beddall became a listed principal of Winton in January 2009, and he became registered as an associated person of Winton in February 2009. Effective June 2014, Mr. Beddall was listed as a principal and associated person of Winton Capital US LLC, an NFA registered commodity trading advisor.

        Rajeev Patel joined Winton in April 1997 as a trader and became Director of Trading and Operations in June 2009 and Winton's Chief Operating Officer in November 2010. Mr. Patel is responsible for overseeing all aspects of trading and is responsible for operations software development, fund accounting and settlements. Mr. Patel holds a degree in economics and business administration from Trinity and All Saints College, Leeds. Mr. Patel became registered as an associated person and listed principal of Winton effective May 1998 and June 2009, respectively. Mr. Patel has been approved as a swaps associated person of Winton since December 2012. In June 2014, Mr. Patel became a listed principal and associated person of Winton Capital US LLC, an NFA registered commodity trading advisor. He has also been listed as a principal and associated person of Winton Fund Management Limited, an NFA registered commodity pool operator, since June 2014.

Winton's Trading Methods

        Winton's investment philosophy is directed towards long-term capital appreciation through compound growth. This is achieved by pursuing a diversified trading scheme without reliance on favorable conditions in any particular market, nor does it depend on the general direction of market prices. The investment technique of Winton's Diversified Program, which Winton has been trading since October 1997, trades a portfolio of more than 100 commodity interests on major commodity exchanges and forward markets worldwide, employing a totally computerized, technical, principally trend-following trading system developed by its principals. This system tracks the daily price movements from these markets around the world, and carries out certain computations to determine each day how long or short the portfolio should be to maximize profit within a certain range of risk. A trend-following system is one that attempts to take advantage of the observable tendency of the markets to trend, and to tend to make exaggerated movements in both upward and downward directions as a result of such trends. These exaggerated movements are largely explained as a result of the influence of crowd psychology or the herd instinct, amongst market participants. The Winton trading system has been developed by relating the probability of the size and direction of future price movements with certain indicators derived from past price movements which characterize the degree of trending of each market at any time.

        Trade selection is not subject to intervention by Winton's principals and therefore, is not subject to the influences of individual judgment. As a mechanical trading system, the Winton model embodies all the expert knowledge required to analyze market data and direct trades, thus eliminating the risk of basing a trading program on one indispensable person. Equally as important is the fact that mechanical systems can be tested in simulation for long periods of time and the model's empirical characteristics can be measured. The system's output is rigorously adhered to in trading the portfolio and intentionally no importance is given to any external or fundamental factors.

        The Winton system trades in all the easily accessible and liquid commodity interests that it practically can. As at the date of this document, Winton's portfolio mainly consists of commodity interests which are futures, options and forward contracts in the following areas: stock indices; bonds; short term interest rates; currencies; precious and base metals; grains; livestock; energy and agricultural products. Winton is constantly looking for new opportunities to add additional markets to the portfolio, thus further increasing the portfolio's diversification.

        The trading strategy and account management principles described here are factors upon which Winton will base its trading decisions. Such principles may be revised from time to time by Winton as it deems advisable or necessary. Accordingly, no assurance is given that all of these factors will be considered with respect to every trade or recommendation made on behalf of a Program account or that consideration of any of these factors in a particular situation will lessen a client's risk of loss or increase the potential for profits.

Transtrend B.V.

        Transtrend is a Dutch limited liability company formed in November 1991 to provide commodity trading advisory services to selected clients. Transtrend has been registered as a commodity trading advisor since September 1994 and has been a member of the NFA since September 1994. Between September 1994 and December 2011, Transtrend was registered as a commodity pool operator. Since December 2012, Transtrend has been approved as a swaps firm by the NFA. Transtrend is also licensed as a portfolio manager, and subject to, among others, regulation by the Netherlands Authority for the Financial Markets ("AFM"). The business office of Transtrend, where its books and records are kept, is located at Weena 723, Unit C5.070, 3013 AM Rotterdam, The Netherlands and its telephone number is +31-10-453-6500.

Management

        The listed principals of Transtrend are Johannes P.A. van den Broek, Harold M. De Boer, Mark H.A. Van Dongen, Andre P. Honig, Robeco Nederland B.V., and Gijsbert Albertus Verwilst. Johannes P.A. van den Broek, Harold M. De Boer and Mark H.A. Van Dongen make trading decisions. Andre P. Honig, Robeco Nederland B.V., and Gijsbert Albertus Verwilst do not participate in making trading or operational decisions, and do not supervise persons so engaged.

        Johannes "Joep" P.A. van den Broek joined Transtrend as a trader in December of 1995. In October 1997, he was appointed Deputy Director (for Trading) thereby becoming a member of Transtrend's management team. Effective as of January 1999, Mr. Van den Broek was appointed a Managing Director of Transtrend. Mr. Van den Broek graduated in August 1995 with a master's degree in business economics from Erasmus University Rotterdam. Mr. Van den Broek has been registered as an associated person of Transtrend since October 1998, and as a listed principal of Transtrend since January 1999, and has been a member of the NFA since July 1998. Mr. Van den Broek has been approved as a swaps associated person of Transtrend since January 2013.

        Harold M. De Boer worked in conjunction with the predecessor of Transtrend (Nidera Handelscompagnie B.V., an international trading and agribusiness company) for his thesis titled "Cointegration in Commodity Futures Markets" beginning in December 1989. In April of 1990, he joined the predecessor of Transtrend as a research analyst. In 1992 he became responsible for Transtrend's research department, and as of October 1997, he became a member of Transtrend's management team with the title of Deputy Director. Effective August 1999, he was appointed a Director of Transtrend, and effective March 2007 he assumed the role of a Managing Director of Transtrend. Mr. De Boer's primary responsibility remains research and product development. Mr. De Boer graduated in 1990 with a masters degree in applied mathematics from Universiteit Twente in The Netherlands. Mr. De Boer has been listed as a principal of Transtrend since November 1999.

        Mark H.A. Van Dongen joined Transtrend as a research analyst in July 1992 and was appointed Deputy Director (research and operations) in October 1997. Effective March 2007, Mr. Van Dongen was appointed an Executive Director of Transtrend. Mr. Van Dongen graduated in 1991 with a master degree in econometrics from the Catholic University of Brabant. Mr. Van Dongen has been registered as an associated person of Transtrend since August 1998, and has been a member of the NFA since July 1998. In addition, Mr. Van Dongen has been listed as a principal of Transtrend since March 2007. Mr. Van Dongen has been approved as a swaps associated person of Transtrend since December 2012.

Shareholder

        100% of the voting interest in Transtrend is owned by Robeco Nederland B.V., which is a 100% subsidiary of Robeco Groep N.V., which in its turn is owned approximately 90.01% by Orix Corporation and the remainder by Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. (Rabobank Nederland). Robeco Nederland B.V. has been listed as a principal since July 8, 2002.

Transtrend's Trading Program

        Transtrend trades its Diversified Trend Program, subset Enhanced Risk for Grant Park. Transtrend has offered its Diversified Trend Program to third parties since October 1993. Transtrend's Diversified Trend Program can at any time be (net) long, short, or neutral in any given market, and the program may include any known futures market, including OTC currency positions. Transtrend applies its strategies to a diversified portfolio spanning the equity, fixed income, currency, metals, energy and agricultural markets.

        The applied principles of risk management play a dominant role in Transtrend's trading program, which is designed to pursue capital growth within the limits of a defined risk tolerance. The program is entirely based on quantitative analysis of signaled price behavior of outright futures and of intra-market and/or inter-market combinations of futures concerned and therefore not on fundamental analysis.

        The program may enter into both long and short positions in any of the futures involved, or they may have no position. Long and short positions are likely to be leveraged and unhedged and/or uncovered. The degree of leverage is implicitly determined by the risk/reward profile selected by the client. The degree of leverage can be expressed as the number of contracts traded or held in position per million U.S. dollar under management. A higher degree of leverage represents a higher degree of risk as it goes hand in hand with a higher number of contracts held in a position for each U.S. dollar under management. As such, a selected risk profile has a consequence for the number of contracts traded and/or held in a position for each U.S. dollar under management.

        The program is systematic by nature and requires a consistent application. Therefore, discretionary inputs are not essential to the effectiveness of the program. Exceptional market circumstances of the observed past, both favorable and unfavorable, are integrally reflected in the presented performance profile of the program. While Transtrend generally will not use discretionary inputs in trading client accounts, in the event of exceptional market circumstances, Transtrend may use discretion in an attempt to limit risk to a position or account. The use of discretion by Transtrend may have a positive or negative impact on performance.

        Transtrend defines the portfolio composition and the relative weighting of futures within each portfolio irrespective of the outcome of historical trades. The guiding principle is a strategic diversification in pursuit of a maximum attainable risk spreading, taking correlation analysis and degrees of profit expectancy into account. As the applied strategies require particular transaction sizes to allow for multiple entry and exit points and because certain minimum transaction sizes may be required or recommendable, the attainable degree of diversification is among others a function of the amount under management. Generally, larger accounts have a higher degree of diversification.

        Specific risk provisions are computed for each market exposure. The risk provisions are designed to have a pre-defined reliability. In all trading systems the assessment of price volatility plays a prominent role. Risk assessments are determined on the basis of a regular or continuous evaluation of daily price behavior, possibly leading to regular adjustments during the lifetime of exposures. In most trading systems there are elements which identify and respect the dominant market direction. The trading systems are designed to exploit recurring, non-random characteristics of price behavior in all markets. The totality of the advised trades has thus far represented an 'elevated collective profit expectancy' over the course of time and is expected to provide the basis for future profitability as long as past and future market behavior remain generally compatible over time. The applied market approach does not forecast markets or price levels but participates in a systematic and dynamic way in signaled price patterns. The trading systems exploit directional price movement of outright prices, of time spreads in one or more time frames and of inter-market and -product combinations.

        One of the strengths of Transtrend's Diversified Trend Program is the disciplined, systematic and dynamic nature of market participation. The overall performance is determined by the entirety of all markets and all trades. The results of individual trades deserve only limited attention in a portfolio strategy. Transtrend believes that in a systematic market approach, the consistent (i.e. disciplined) application by Transtrend and a consistent (i.e., prolonged) participation by the client are both essential in attempting to realize the pursued returns over the course of time.

Amplitude Capital International Limited

        Amplitude Capital International Limited (Amplitude) is a Cayman Islands domiciled limited company established in August 2004. Amplitude became an NFA member and became registered as a commodity trading advisor in January 2010. Since December 2012, Amplitude has been approved as a swaps firm by the NFA. Amplitude became registered as a commodity pool operator in January 2013. Prior to its NFA registration in 2010 and currently, under the management of its then and current Chairman, Karsten Schroeder, Amplitude operates several trading programs which are exempt under CFTC regulation Section 4.7 and are open to foreign investors. Mr. Schroeder is responsible for product development, trading and strategy for these programs. The business address for Amplitude is Grand Pavilion Commercial Centre, 1st Floor, 802 West Bay Road, P.O. Box 31855, KY1-1207 Cayman Islands. The telephone number for Amplitude is (345) 943-2295.

Management

        The listed principals of Amplitude Capital International Limited are Karsten Schroeder, Shamil Chandaria, Steffen Bendel, John D. Harrison, Peter Voss, Heiko Zuehlke, Gary Linford, Nicola Jane Harrison, Matthias Ackermand, Mark Fagan, K13 Capital Limited, Star Bird Holdings Limited, Wakaluba Investments Limited, Scientific Investments Ltd., and Baltic Amber Investments Limited. Karsten Schroeder makes trading decisions. Matthias Ackermand, Baltic Amber Investments Limited, Shamil Chandaria, Mark Fagan, Nicola Jane Harrison, K13 Capital Limited, Gary Linford, Scientific Investments Ltd., Star Bird Holdings Limited, Wakaluba Investments Limited and Heiko Zuehlke do not participate in making trading or operational decisions, and do not supervise persons so engaged.

        Karsten Schroeder is the Executive Chairman of Amplitude and the portfolio manager for all of Amplitude's programs. He oversees all the key decisions related to product development, trading ideas and strategy for Amplitude's range of funds. Together with his partners he founded Amplitude Capital in September 2004. Mr. Schroeder became registered as a listed principal of Amplitude effective December 2009 and an associated person of the firm effective January 2010. Mr. Schroeder has also been approved as a swaps associated person of Amplitude since December 2012.

        Steffen Bendel has been the Chief Technical Officer of Amplitude since September 2004. He is in charge of research and all the technical solutions of the Amplitude group. Mr. Bendel has extensive experience in programming in different projects in the games industry that include physical simulation and graphics programming. Mr. Bendel became registered as a listed principal of Amplitude effective December 2009.

        John Harrison is the Chief Financial Officer of Amplitude and is responsible for budgetary, regulatory and financial reporting within the Amplitude group of companies and oversees all the financial affairs of the group. He is also responsible for the Amplitude group's corporate transactions as well as its legal and secretariat functions. Mr. Harrison joined the firm in March 2005. Mr. Harrison became registered as a listed principal of Amplitude effective December 2009.

        Peter Voss is Head of Operations and the Compliance Officer of the group. In addition, he holds responsibility for all back-office functions of Amplitude. Mr. Voss was a co-founder of Amplitude and has held the position of Chief Operating Officer since the firm's inception in September 2004. Mr. Voss became registered as a listed principal of Amplitude effective December 2009.

Amplitude's Trading Program

        Amplitude trades its Sinfonie Program for Grant Park. The investment objective of the Sinfonie Program is to achieve significant absolute returns with medium volatility, and thus consistent capital growth by utilizing Amplitude's Dynamic and Klassik Programs. The Sinfonie Program allocates approximately 70% to the Klassik Program and 30% to the Dynamic Program. Sinfonie rebalances monthly and offers the same liquidity terms as the underlying programs. The Sinfonie Program began trading client accounts in September 2009.

        The investment objective of the Klassik program is to achieve significant absolute returns with medium volatility, and thus consistent capital growth, by following a systematic investment process trading global futures in the energy, grains/foods, metals, currencies, equities and fixed-income sectors within a strict risk management framework. In order to meet its investment objective, the Klassik Program makes investments pursuant to a number of systematic, technical analysis-driven trading strategies that work in parallel, but on different time scales. In this way, Amplitude believes that it will be able to identify different medium-term market movements and exploit non-random effects that can be captured in the markets to achieve profitable trades. In general, the Klassik Program will incorporate a number of strategies and/or models out of which a selection will be applied to each individual market. Each market will be analyzed independently when designing the Klassik Program with the aim of seeking to minimize the risk of over-fitting past price movements. The strategy operates on different time frames depending on market characteristics as well as execution cost and slippage implied by a market's liquidity and position sizes. Allocations amongst sub-strategies within a particular market generally remain constant, but allocation is reviewed regularly and may change over time.

        The investment objective of the Dynamic Program is to achieve significant absolute returns with medium volatility, and thus consistent capital growth, by following a systematic investment process trading primarily in global futures and FX markets within a strict risk management framework. In order to meet its investment objective, the Dynamic Program will make investments pursuant to a number of systematic, technical analysis-driven trading strategies that work in parallel, but on different time scales. In this way, the Dynamic Program expects to identify different short-term market movements and exploit non-random effects that can be captured in the markets to achieve profitable trades. Instructions to place orders to open and close positions will generally be generated by systematic analytical computer models rather than at the personal discretion of the individual trader. However, Amplitude may act on a discretionary basis to extend trading to new markets or, in unforeseen circumstances such as systems failure, to execute against signals generated by the model or to close out open positions. Amplitude may also override on a discretionary basis the signals generated by the model or close out open positions in certain other circumstances. The Dynamic Program will predominantly trade electronically and invest in long and short positions in a diversified range of exchange-traded equity index futures and options, fixed income, interest rate and bond futures and options, commodity futures and options and on- and off-exchange foreign currencies, futures and derivatives.

Lynx Asset Management AB

        Lynx Asset Management AB is a Swedish limited liability corporation. Since the firm's inception in April 2000, the main business of Lynx has been to manage the Lynx Programme and has been supervised by Finansinspektionen, the Swedish Financial Supervisory Authority. Lynx has been registered as a commodity trading advisor with the CFTC since August 2011 and as a commodity pool operator since January 2013. The firm has been a member of the NFA since August 2011. Lynx is also a listed principal of Lynx Asset Management Americas Inc, an NFA member and registered commodity trading advisor. Lynx's offices are located at Norrmalmstorg 12, Box 7060 Stockholm, Sweden SE-103 86. The firm's telephone number is +46-8-663-3360.

Management

        The listed principals of Lynx are Svante Bergström, Jonas Bengtsson, Marcus Andersson, Filip Borgeström, Svante Elfving, Martin Sandquist, Ola Paulsson, Patrik Brummer, Joakim Schaaf and Brummer & Partners AB. The principals that make trading decisions are Svante Bergstrom and Jonas Bengtsson. Brummer & Partners AB, Patrik Brummer, Ola Paulsson, Svante Elfving, Martin Sandquist and Joakim Schaaf do not participate in making trading or operational decisions, and do not supervise persons so engaged.

        Svante Bergström is the Chief Executive Officer and a Director of Lynx. Mr. Bergström has been listed as a principal and registered as an associated person of Lynx since July 2011 and August 2011, respectively, and has been an associate member of the NFA since August 2011. He holds a BSc. in Economics and Business Administration from the Stockholm School of Economics, having graduated in June 1992. Before commencing his studies, he was employed by Hagströmer & Qviberg Fondkommission AB, a Swedish brokerage house and fund management company, mainly as a stockbroker, from June 1984 to July 1991. Between June 1992 and September 1993, Mr. Bergström was on sabbatical. Mr. Bergström worked with quantitative analysis and portfolio management within Nordbanken AB, a banking and financial services group, between September 1993 and August 1998, where between 1996 and 1998 he was engaged in building up and running the Proprietary Trading unit, the management process of which serves as a basis for the management of Lynx. Between August 1998 and May 1999, Mr. Bergström worked in the asset management department of Östgöta Enskilda Bank, a Swedish bank, on a project to launch Lynx as a hedge fund within the bank. In June 1999,

Mr. Bergström was engaged in setting up Lynx as a standalone firm. Mr. Bergström has been a manager of Lynx since its inception and a shareholder in the company since it was formed in July 1999. Mr. Bergström has also been a listed principal of Lynx Asset Management Americas Inc, a registered commodity trading advisor, since July 2014.

        Jonas Bengtsson is the Deputy Chief Executive Officer and a Director of Lynx. Mr. Bengtsson has been listed as a principal of Lynx since August 2011. Mr. Bengtsson holds a Licentiate degree in Engineering Physics from the Lund Institute of Technology, having graduated in November 1992. He continued his studies towards a doctorate until June 1993, when he was employed as a quantitative analyst and risk analyst with Gota Bank AB, a Swedish bank, until May 1994, and with Nordbanken AB, a banking and financial services group, between May 1994 and August 1998. His main responsibility within Nordbanken Proprietary Trading was portfolio construction, risk measurement and programming. Between August 1998 and May 1999, Mr. Bengtsson worked in the asset management department of Östgöta Enskilda Bank, a Swedish bank, on a project to launch Lynx as a hedge fund within the bank. In June 1999, Mr. Bengtsson was engaged in setting up Lynx as a standalone firm. Mr. Bengtsson has been a manager of Lynx since its inception and a shareholder in the company since it was formed in July 1999. Mr. Bengtsson has also been a listed principal of Lynx Asset Management Americas Inc, a registered commodity trading advisor, since July 2014

        Marcus Andersson is the Chief Operating Officer of Lynx and a Partner of Lynx. Mr. Andersson has been listed as a principal of Lynx since July 2011. Mr. Andersson studied Financial Economics at the School of Business, Economics and Law, Göteborg University, ending his studies in May 2004. Between June 2004 and September 2004 Mr. Andersson worked at Securitas, a security company, as a security guard. Mr. Andersson has previously worked as a Senior Fund Accountant at Fortis Prime Fund Solutions (IOM) Ltd., a hedge fund administrator and global custody provider based in the Isle of Man, between September 2004 and June 2006. Mr. Andersson joined Lynx in June 2006, working with fund accounting and operations and became a Partner in November 2011. Mr. Andersson has also been a listed principal of Lynx Asset Management Americas Inc, a registered commodity trading advisor, since July 2014.

        Filip Borgeström is the Head of Business Development and a Partner of Lynx. Mr. Borgeström has been listed as a principal and registered as an associated person of Lynx since July 2011 and August 2011, respectively, and has been an associate member of the NFA since August 2011. He holds an MSc degree in Engineering and Business Management from the Royal Institute of Technology, where he studied from August 1998 to December 2003, and an MSc degree in Economics and Business Administration from Stockholm University, where he studied from August 2001 to December 2003. After graduation, Mr. Borgeström worked as a consultant at the Premium Pension Authority, the Swedish state pension authority, in the Fund & Finance Department, from January 2004 to August 2004. In August 2004 he joined the Institutional Client group at Brummer & Partners, a holding company that wholly or partly owns fund management companies and fund services companies, where he worked in investor relations with responsibility for the US and UK markets until April 2011. Borgeström joined Lynx in April 2011 as Head of Business Development and became a Partner in November 2011. Mr. Borgeström has also been a listed principal of Lynx Asset Management Americas Inc, a registered commodity trading advisor, since July 2014.

Lynx's Trading Program

        Lynx utilizes its proprietary trading program, the Lynx Programme, described below, in managing assets for Grant Park.

        Pursuant to the Lynx Programme, Lynx engages in trading in futures contracts on the global futures markets. The Lynx Programme is managed by applying a well-structured management process that includes a sharp focus on risk management. Lynx uses systematic futures trading programs or models to produce trading signals on a largely automated basis on futures contracts based upon equity, fixed income, commodity and foreign exchange. The program invests in a wide variety of sectors such as equities, fixed income, foreign exchange, metals, energies, grains and foods. The Lynx Program began trading client accounts on May 1st, 2000.

        As financial markets are constantly developing it is important to be continually improving the models used in the management of the program and developing new ones. Lynx has created extensive databases containing historical price information for a wide variety of different financial instruments, in which the data series often go back thirty years or more. Ideas about how to improve the models in current use are tested on historical data using software developed by Lynx. Another important activity is to attempt to improve the portfolio structure by developing methods for allocating risk between different models and different markets. The aim is for the models used in the management of the program to complement each other and contribute to greater diversification and a more uniform return. The models complement each other in terms of structure as well as the time horizons they operate within. In the really short-term models, the average duration of the positions typically is only a couple of days, while in the models with the longest horizon, the average life of a holding generally is several months.

Quantica Capital AG

        Quantica Capital AG, a Swiss stock company, provides systematic and quantitative investment advisory and management services to institutional and other qualified investors since its inception in May 2003. Quantica became registered as a commodity trading advisor in November 2012 and has been a member of the NFA since November 2012. Quantica has been registered as a Commodity Pool Operator since December 2013 and a swap firm since December 2013. Quantica's offices are located at Freier Platz 10, Schaffhausen, CH-8200, Switzerland. The firm's telephone number is +41-52-630-0070.

Management

        The listed principals of Quantica are Thomas Looser, Dr. Bruno Gmuer, and Moritz Hetzer. Dr. Bruno Gmuer and Thomas Looser make trading decisions. Moritz Hetzer does not participate in making trading or operational decisions, and does not supervise persons so engaged.

        Thomas Looser serves as the Head of Operations at Quantica Capital and was appointed to this position when he joined the firm in February 2009. Prior to joining Quantica, Mr. Looser served as a math teacher at Kantonsschule Schaffhausen, a public secondary school, between August 2008 and January 2009. Between June 2005 and August 2008, Mr. Looser served as the Deputy Head of Product Development at the Bank Vontobel. He has been listed as a principal of Quantica and registered as an associate member of the NFA since November 2012. He has been registered as an associated person of Quantica since November 2012, and as a swap associate person since December 2013.

        Dr. Bruno Gmuer serves as the Chief Executive Officer and Chief Investment Officer at Quantica, and has maintained these positions since he founded Quantica in May 2003. Dr. Gmuer became a listed principal of Quantica in January 2013.

Quantica's Trading Program

        Quantica utilizes its trading program, the Managed Futures Program, in managing assets for Grant Park. The Managed Futures Program has been trading client assets since January 2005.

        The Quantica Managed Futures (QMF) program is a systematic investment strategy that aims to detect and take advantage of trend-following market inefficiencies in a diversified, liquid investment universe including more than 60+ Futures and FX Forward instruments. The investment universe is globally diversified and includes exchange traded Futures contracts within the Equity Index, Bonds, Interest Rates, Commodities, and FX markets, as well as OTC Currency Forwards. The QMF program's objective is to generate long-term capital growth while maintaining strict risk controls and to produce investment returns that are largely independent of traditional asset classes such as stocks and bonds. Investment and Risk management processes are systematic and purely price driven. Neither fundamental nor other external data that price movements are used as inputs for the program. Quantica's proprietary real-time risk management systems are value-at-risk based and an integral part of the investment process. Leverage may be utilized in connection with trading the investment program and the use of such is not restricted. The QMF program generates a rule based, fully systematic model portfolio. Portfolio managers are responsible to keep the actual traded portfolio in any account in line with the model portfolio by executing necessary trades. The trade identification process is fully rule based with respect to tracking error (portfolio level) and significance of a gap trade (risk of a gap trade relative to the overall portfolio risk, marginal tracking error reduction and risk of gape trades per asset class). Tracking error between the different accounts is being considered and kept on a minimal level.

        Execution of trades is performed electronically or via trading desks. The execution methodology is founded on the basis of highest possible liquidity and lowest possible slippage. Quantica does not trade any illiquid or difficult to price or trade instruments including: options, single name stocks, or exchange traded futures contracts with limited liquidity. In order to achieve this, the best execution method is applied. When best execution is not possible should a sudden drought in liquidity occur, methods (similar to but not exclusively) like TWAP (Time-Weighted-Average-Price) or VWAP (Volume-Weighted-Average-Price) are targeted. The responsible portfolio manager is continuously monitoring open orders through direct market access. Under normal market conditions, no open orders are kept in the market overnight, and Futures contracts are executed through Bloomberg Tradebook. Should this system not be functioning, a back-up electronic trading system is with the Deutsche Bank Autobahn trading platform. Should this system not be functioning, then there is direct access to the execution desk at the clearing broker of the accounts. OTC Currency Forwards are electronically executed with Deutsche Bank Autobahn trading platform. Should this system not be functioning, then there is direct access to the execution desk at the clearing broker of the accounts. An audit trail of orders and fills is maintained.

Revolution Capital Management LLC

        Revolution Capital Management LLC ("RCM") is a Colorado Limited Liability Company formed in March 2004. RCM has been a member of the NFA since December 2004. Additionally, RCM has been registered with the Commodity Futures Trading Commission as a commodity trading advisor and commodity pool operator since December 2004. Between March 2004 and December 2004, RCM was engaged in research and development related to its trading programs. RCM began trading in January 2005. RCM is located at 1400 16th Street, Suite 510, Denver, Colorado 80202, and its telephone number is (720) 496-0940.

Management

        The listed principals of RCM are Michael David Mundt and Theodore Robert Olson. Both principals are involved in the development and maintenance of the trading models used by RCM. In addition, final trading decisions will be made jointly by the principals.

        Michael David Mundt's tasks primarily consist of model development, business/marketing, and coordinating RCM's overall business and trading strategy. Michael has been listed as a principal of RCM since December 2004 and registered as an associated person since December 2004.

        Theodore Robert Olson oversees the architecture and development of the hardware and software computing infrastructure at RCM. Rob has been listed as a principal of RCM since September 2005 and registered as an associated person since June 2008.

        While there have been no material administrative, civil, or criminal proceedings pending, on appeal, or concluded against RCM, RCM voluntarily agreed, without admitting or denying any allegations, to a settlement with the New York Mercantile Exchange (NYMEX) Business Conduct Committee relating to NYMEX Rule 562. The Rule provides that any positions held in excess of those permitted under the rules of NYMEX will be deemed position limit violations regardless of whether there is any intent to violate the position limit. This settlement relates to RCM's maintenance, on behalf of its clients, of a short June 2012 Henry Hub Natural Gas position in excess of the applicable spot month position limit on May 24, 2012 and was in effect for trade dates May 24, 25, and 29, 2012. In accordance with the settlement offer and taking into consideration RCM's financial condition when levying the sanction, the Panel ordered RCM to pay a fine to the Exchange in the amount of $15,000 and disgorge profits in the amount of $4,020. This action became final on July 24, 2014 and effective July 28, 2014.

RCM's Trading Program

        RCM utilizes its proprietary program, the Alpha program, described below, in managing assets for Grant Park. RCM began trading customer accounts with the Alpha trading program in May 2007.

        RCM utilizes rigorous statistical methods to uncover and exploit numerous inefficiencies in futures markets. RCM utilizes multiple different model architectures encompassing several hundred independent signal generators for each market traded and combines these signals in a proprietary manner to maximize risk-adjusted performance. All signals are generated and followed in a systematic manner, although RCM reserves the right to override the system in a discretionary manner in the event of extreme or extraordinary market conditions.

        The Alpha Program incorporates long-term, medium-term, and short-term models into one ensemble system. Because of the long-term component, the performance may have a zero correlation to trend-following systems employed by others. The model suite has been chosen to provide maximal diversification across time scales and strategies. The program targets an annualized volatility in the range of 12% of 15%. The Alpha Program will trade on both U.S. and foreign exchanges and may trade in the following markets: Metals, Meats, Grains, Currencies, Stock Indices, Interest Rates, Energies, and Softs.

Trading Policies of Grant Park

        The objective of Grant Park is to achieve appreciation of its assets through trading in futures contracts, forward contracts, options contracts and other interests in commodities. The general partner and the trading advisors follow the operating policies described below in attempting to achieve this objective.

Liquidity

        Grant Park invests primarily in futures contracts and other commodity interests that are traded in sufficient volume to permit, in the opinion of the trading advisors, ease of taking and liquidating positions.

Spot Commodities

        Although Grant Park does not expect to make or take delivery of commodities, it is authorized to do so. In addition, Grant Park may from time to time trade in spot, or cash, commodities.

Leverage

        Grant Park normally will not be as highly leveraged as permitted in the case of an investment by an individual investor, and the trading advisors may use less than the otherwise available amount of leverage in the application of certain money management techniques on behalf of Grant Park. Historically, Grant Park's ratio of margin to equity has typically been between 8% to 15%, but it can range from 5% to 35%.

Borrowings

        Grant Park does not currently trade in cash commodities. Also, since inception, Grant Park has not been required to take physical delivery, and does not anticipate being required to do so in the future. However, in the unlikely event that physical delivery is required, the general partner believes that it would be able to borrow sufficient funds from U.S. banks at current market rates to provide the funds necessary to accept such delivery.

Spreads and Straddles

        Grant Park may employ spreads or straddles in its trading. Spreads and straddles are futures trading transactions involving the simultaneous buying and selling of a particular futures contract in the same or a related commodity but involving different delivery dates. The purpose of these trades is to earn profits from a widening or narrowing movement of the two prices of the futures contracts.

Pyramiding

        Grant Park does not employ the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as margin for the purchase or sale of additional positions in the same or another commodity interest.

Modifications in Trading Policies

        The advisory contracts require the trading advisors to notify the general partner of any material modification in trading policies promptly and in any event no less than 10 business days prior to institution of the modification. The general partner will not be notified of non-material changes in the nature or types of commodity interests traded.

PERFORMANCE OF GRANT PARK—CLASS A UNITS
(Unaudited)

        As required by CFTC regulations, the past performance record of Grant Park's Class A units for the last five full calendar years and the first month of 2015 is presented below. The past performance record of Grant Park's Class A units since inception January 1989 appears in Part Two: Statement of Additional Information.

        While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Class A units)
Type	Privately offered (through February 2003); Publicly offered beginning June 30, 2003; Multi-advisor
Inception of trading	January 1989
Aggregate gross subscriptions at January 31, 2015	$147,153,661
Net asset value at January 31, 2015	$15,948,625
Worst monthly percentage draw-down (Since January 2010)(1)	(7.95%) 01/10
Worst peak-to-valley draw-down (Since December 2008)(2)	(30.27)% (12/08 – End of 03/14)

	Rate of Return(3)
	2015	2014	2013	2012	2011	2010
January	2.82%	(4.77)%	1.47%	0.00%	(0.52)%	(7.95)%
February		1.19	(2.86)	0.80	2.26	0.63
March		(2.85)	1.22	(2.21)	(2.48)	4.08
April		0.12	1.01	0.00	3.79	1.80
May		0.94	(2.83)	6.19	(6.93)	(3.83)
June		0.56	(3.12)	(4.88)	(3.79)	(0.21)
July		(0.89)	(0.24)	3.56	3.02	(1.66)
August		4.22	(2.22)	(1.30)	(1.81)	2.77
September		2.23	(0.87)	(2.13)	(1.64)	3.24
October		0.57	1.63	(5.64)	(4.51)	4.33
November		4.92	2.24	(0.63)	(0.57)	(2.58)
December		0.63	0.89	0.52	(0.05)	4.57
Year	2.82%	6.66%	(3.84)%	(6.13)%	(12.95)%	4.45%

(1)
Worst monthly percentage draw-down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2)
Worst peak-to-valley draw-down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3)
The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

 PERFORMANCE OF GRANT PARK—CLASS B UNITS
(Unaudited)

        As required by CFTC regulations, the past performance record of Grant Park's Class B units for the last five full calendar years and the first month of 2015 is presented below. The past performance record of Grant Park Class B units since Grant Park's inception in of the class in April 2003 appears in Part Two: Statement of Additional Information.

        While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Class B units)
Type	Public; Multi-advisor
Inception of trading	August 2003
Aggregate gross subscriptions at January 31, 2015	$872,734,726
Net asset value at January 31, 2015	$164,984,983
Worst monthly percentage draw-down (Since January 2010)(1)	(8.00%) 01/10
Worst peak-to-valley draw-down (Since December 2008)(2)	(32.62)% (12/08 – End of 03/14)

	Rate of Return(3)
	2015	2014	2013	2012	2011	2010
January	2.77%	(4.83)%	1.42%	(0.06)%	(0.58)%	(8.00)%
February		1.14	(2.91)	0.75	2.20	0.57
March		(2.91)	1.17	(2.27)	(2.53)	4.03
April		0.06	0.96	(0.05)	3.74	1.74
May		0.89	(2.88)	6.13	(6.98)	(3.88)
June		0.53	(3.18)	(4.93)	(3.84)	(0.27)
July		(0.95)	(0.30)	3.51	2.96	(1.71)
August		4.20	(2.28)	(1.36)	(1.86)	2.71
September		2.19	(0.93)	(2.19)	(1.69)	3.21
October		0.52	1.58	(5.69)	(4.57)	4.27
November		4.87	2.19	(0.68)	(0.62)	(2.63)
December		0.58	0.84	0.46	(0.11)	4.52
Year	2.77%	6.07%	(4.44)%	(6.74)%	(13.52)%	3.80%

(1)
Worst monthly percentage draw-down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2)
Worst peak-to-valley draw-down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3)
The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

 PERFORMANCE OF GRANT PARK—LEGACY 1 UNITS
(Unaudited)

        As required by CFTC regulations, the past performance record of Grant Park's Legacy 1 Class unitsfor the last five full calendar years and the first month of 2015 is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Legacy 1 Class)
Type	Public; Multi-Advisor
Inception of trading	April 2009
Aggregate gross subscriptions at January 31, 2015	$8,338,177
Net asset value at January 31, 2015	$2,721,423
Worst monthly percentage draw-down (Since January 2010)(1)	(7.77%) 01/10
Worst peak-to-valley draw-down (Since January 2010)(2)	(23.67)% (04/11 – End of 03/14)

	Rate of Return(3)
	2015	2014	2013	2012	2011	2010
January	2.91%	(4.59)%	1.66%	0.18%	(0.35)%	(7.77)%
February		1.39	(2.68)	1.00	2.37	0.82
March		(2.66)	1.40	(2.03)	(2.21)	4.15
April		0.31	1.19	0.18	3.84	1.77
May		1.08	(2.66)	6.24	(6.63)	(3.53)
June		0.72	(2.91)	(4.57)	(3.62)	(0.03)
July		(0.70)	(0.05)	3.73	3.23	(1.50)
August		4.33	(2.04)	(1.10)	(1.62)	2.86
September		2.35	(0.68)	(1.93)	(1.47)	3.24
October		0.75	1.79	(5.45)	(4.34)	4.35
November		5.00	2.36	(0.44)	(0.40)	(2.32)
December		0.73	1.06	0.71	0.14	4.67
Year	2.91%	8.64%	(1.75)%	(3.96)%	(11.00)%	6.09%

(1)
Worst monthly percentage draw-down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2)
Worst peak-to-valley draw-down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3)
The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF GRANT PARK—LEGACY 2 UNITS
(Unaudited)

        As required by CFTC regulations, the past performance record of Grant Park's Legacy 2 Class units for the last five full calendar years and the first month of 2015is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Legacy 2 Class)
Type	Public; Multi-Advisor
Inception of trading	April 2009
Aggregate gross subscriptions at January 31, 2015	$20,681,409
Net asset value at January 31, 2015	$935,109
Worst monthly percentage draw-down (Since January 2010)(1)	(7.79%) 01/10
Worst peak-to-valley draw-down (Since January 2010)(2)	(24.38)% (04/11 – End of 03/14)

		Rate of Return(3)
	2015	2014	2013	2012	2011	2010
January	2.89%	(4.61)%	1.64%	0.17%	(0.37)%	(7.79)%
February		1.37	(2.70)	0.98	2.33	0.80
March		(2.68)	1.39	(2.04)	(2.22)	4.13
April		0.29	1.17	0.16	3.77	1.72
May		1.07	(2.67)	6.16	(6.63)	(3.53)
June		0.70	(2.93)	(4.60)	(3.66)	(0.05)
July		(0.72)	(0.07)	3.71	3.18	(1.52)
August		4.34	(2.06)	(1.12)	(1.69)	2.82
September		2.39	(0.70)	(1.94)	(1.57)	3.20
October		0.75	1.78	(5.47)	(4.40)	4.31
November		5.03	2.36	(0.46)	(0.42)	(2.34)
December		0.71	1.04	0.69	0.12	4.62
Year	2.89%	8.55%	(1.95)%	(4.26)%	(11.45)%	5.73%

(1)
Worst monthly percentage draw-down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2)
Worst peak-to-valley draw-down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3)
The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

 PERFORMANCE OF GRANT PARK—GLOBAL 1 UNITS
(Unaudited)

        As required by CFTC regulations, the past performance record of Grant Park's Global 1 Class units for the last five full calendar years and the first month of 2015is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Global 1 Class)
Type	Public; Multi-Advisor
Inception of trading	April 2009
Aggregate gross subscriptions at Janaury 31, 2015	$30,889,179
Net asset value at January 31, 2015	$13,968,471
Worst monthly percentage draw-down (Since January 2010)(1)	(7.80%) 01/10
Worst peak-to-valley draw-down (Since May 2009)(2)	(22.68)% (05/09 – End of 03/14)

		Rate of Return(3)
	2015	2014	2013	2012	2011	2010
January	2.98%	(4.59)%	1.69%	0.39%	(0.74)%	(7.80)%
February		1.40	(2.63)	0.96	2.00	0.71
March		(2.64)	1.47	(1.97)	(1.85)	3.65
April		0.36	1.22	0.27	2.92	1.52
May		1.15	(2.61)	6.32	(6.49)	(2.21)
June		0.76	(2.83)	(4.59)	(3.33)	0.29
July		(0.66)	0.00	3.85	3.09	(2.51)
August		4.27	(2.00)	(1.15)	(1.25)	2.71
September		2.39	(0.63)	(1.85)	(1.34)	1.97
October		0.80	1.77	(5.36)	(4.01)	3.70
November		5.31	2.37	(0.43)	(0.39)	(2.13)
December		0.81	1.16	0.77	0.06	3.59
Year	2.98%	9.34%	(1.22)%	(3.30)%	(11.18)%	2.88%

(1)
Worst monthly percentage draw-down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2)
Worst peak-to-valley draw-down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3)
The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF GRANT PARK—GLOBAL 2 UNITS
(Unaudited)

        As required by CFTC regulations, the past performance record of Grant Park's Global 2 Class units for the last five full calendar years and the first month of 2015, is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Global 2 Class)
Type	Public; Multi-Advisor
Inception of trading	April 2009
Aggregate gross subscriptions at January 31, 2015	$41,382,636
Net asset value at January 31, 2015	$6,014,175
Worst monthly percentage draw-down (Since January 2010)(1)	(7.82%) 01/10
Worst peak-to-valley draw-down (Since May 2009)(2)	(23.76)% (05/09 – End of 03/14)

		Rate of Return(3)
	2015	2014	2013	2012	2011	2010
January	2.96%	(4.61)%	1.67%	0.37%	(0.76)%	(7.82)%
February		1.37	(2.65)	0.94	1.99	0.69
March		(2.66)	1.45	(1.99)	(1.89)	3.56
April		0.34	1.20	0.25	2.91	1.50
May		1.13	(2.63)	6.27	(6.53)	(2.24)
June		0.74	(2.85)	(4.59)	(3.36)	0.29
July		(0.68)	(0.02)	3.80	3.07	(2.53)
August		4.28	(2.02)	(1.16)	(1.28)	2.70
September		2.37	(0.65)	(1.85)	(1.36)	1.94
October		0.79	1.75	(5.38)	(4.03)	3.68
November		5.32	2.36	(0.45)	(0.41)	(2.15)
December		0.79	1.14	0.75	0.04	3.56
Year	2.96%	9.14%	(1.44)%	(3.55)%	(11.43)%	2.56%

(1)
Worst monthly percentage draw-down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2)
Worst peak-to-valley draw-down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3)
The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

 PERFORMANCE OF GRANT PARK—GLOBAL 3 UNITS
(Unaudited)

        As required by CFTC regulations, the past performance record of Grant Park's Global 3 Class units for the last five full calendar years and the first month of 2015is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Global 3 Class)
Type	Public; Multi-Advisor
Inception of trading	April 2009
Aggregate gross subscriptions at January 31, 2015	$348,892,546
Net asset value at January 31, 2015	$98,963,386
Worst monthly percentage draw-down (Since January 2010)(1)	(7.95%) 01/10
Worst peak-to-valley draw-down (Since May 2009)(2)	(30.07)% (05/09 – End of 03/14)

		Rate of Return(3)
	2015	2014	2013	2012	2011	2010
January	2.83%	(4.75)%	1.53%	0.22%	(0.91)%	(7.95)%
February		1.23	(2.79)	0.79	1.76	0.54
March		(2.81)	1.30	(2.13)	(2.01)	3.40
April		0.20	1.06	0.10	2.75	1.33
May		1.00	(2.76)	6.16	(6.67)	(2.38)
June		0.60	(3.01)	(4.73)	(3.50)	0.10
July		(0.82)	(0.17)	3.66	2.92	(2.67)
August		4.19	(2.17)	(1.31)	(1.43)	2.54
September		2.25	(0.79)	(2.00)	(1.52)	1.79
October		0.65	1.64	(5.52)	(4.17)	3.51
November		5.24	2.25	(0.60)	(0.56)	(2.28)
December		0.66	1.01	0.60	(0.11)	3.40
Year	2.83%	7.46%	(3.06)%	(5.19)%	(13.05)%	0.68%

(1)
Worst monthly percentage draw-down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2)
Worst peak-to-valley draw-down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3)
The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Introduction

        Grant Park is a multi-advisor commodity pool organized to pool assets of its investors for the purpose of trading in the U.S. and international spot and derivatives markets for currencies, interest rates, stock indices, agricultural and energy products, precious and base metals and other commodities and underliers. Grant Park also engages in equity securities, listed options, broad-based exchange traded funds, hedge, arbitrage and cash trading of commodities and futures. Grant Park has been in continuous operation since it commenced trading on January 1, 1989. Grant Park's general partner, commodity pool operator and sponsor is Dearborn Capital Management, L.L.C., an Illinois limited liability company. The manager of Dearborn Capital Management, L.L.C. is David M. Kavanagh, its President.

Organization of Grant Park

        Grant Park invests through different commodity trading advisors retained by the general partner. However, instead of each trading advisor maintaining a separate account in the name of Grant Park, the assets of Grant Park are invested in various trading companies, each of which is organized as a limited liability company. Each trading company allocates those assets to one of the commodity trading advisors retained by the general partner.

        The following is a list of the trading companies, for which Grant Park is the sole member and all of which were organized as Delaware limited liability companies:

GP 1, LLC ("GP 1")	GP 5, LLC ("GP 5")	GP 9, LLC ("GP 9")	GP 15, LLC ("GP 15")
GP 3, LLC ("GP 3")	GP 6, LLC ("GP 6")	GP 11, LLC ("GP 11")	GP 17, LLC ("GP 17")
GP 4, LLC ("GP 4")	GP 8, LLC ("GP 8")	GP 14, LLC ("GP 14")	GP 18, LLC ("GP 18")

        There were no assets allocated to GP 3, GP 5, GP 6, and GP 15 as of December 31, 2014. GP 7, LLC, GP 10, LLC, and GP 12, LLC and GP 16, LLC were terminated in 2014.

        Grant Park invests through the trading companies with independent professional commodity trading advisors retained by the general partner. Rabar, EMC, Winton, Transtrend, Amplitude, Lynx, Quantica, and RCM serve as Grant Park's commodity trading advisors. The general partner allocates between 5% to 25% of Grant Park's net assets through the respective trading companies among Rabar, EMC, Winton, Transtrend, Amplitude, Lynx, Quantica, and RCM. No more than 25% of Grant Park's assets are allocated to any one trading company and, in turn, any one trading advisor. The general partner may terminate or replace the trading advisors or retain additional trading advisors in its sole discretion.

        The trading advisors for the Legacy 1 Class and Legacy 2 Class units pursue a technical trend trading philosophy, which is the same trading philosophy the trading advisors have historically used for the Class A and Class B units. The trading advisors for the Global 1 Class, Global 2 Class and Global 3 Class units pursue technical trend trading philosophies, as well as pattern recognition.

        The general partner may, in its sole discretion, reallocate assets among the trading advisors upon termination of a trading advisor or retention of any new trading advisors, or at the commencement of any month.

Critical Accounting Policies

        Grant Park's most significant accounting policy is the valuation of its assets invested in U.S. and international futures and forward contracts, options contracts, other interests in commodities, and fixed income products. The majority of these investments are exchange-traded contracts, valued based upon exchange settlement prices. The remainder of its investments are non-exchange-traded contracts with valuation of those investments based on quoted forward spot prices and fixed income products, including securities of U.S. Government-sponsored enterprises, corporate bonds and commercial paper, which are stated at cost plus accrued interest, which approximates fair value based on quoted market prices in an active market. With the valuation of the investments easily obtained, there is little or no judgment or uncertainty involved in the valuation of investments, and accordingly, it is unlikely that materially different amounts would be reported under different conditions using different but reasonably plausible assumptions.

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Grant Park's significant accounting policies are described in detail in Note 1 of the consolidated financial statements.

        Grant Park is the sole member of each of the trading companies. The trading companies, in turn, are the only members of GP Cash Management, LLC. Grant Park presents consolidated financial statements which include the accounts of the trading companies and GP Cash Management, LLC. All material inter-company accounts and transactions are eliminated in consolidation.

Valuation of Financial Instruments

        Grant Park follows the provisions of FASB ASC 820, Fair Value Measurements and Disclosures. FASB ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurement and also emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Grant Park records all investments at fair value in the financial statements. Changes in fair value from the prior period are recorded as unrealized gain or losses and are reported in the consolidated statement of operations. Fair value of exchange-traded futures contracts and options on futures contracts are based upon exchange settlement prices. Grant Park values forward contracts and options on forward contracts based on the average bid and ask price of quoted forward spot prices obtained. U.S. Government securities, securities of U.S. Government-sponsored enterprises, corporate bonds and commercial paper are stated at cost plus accrued interest, which approximates fair value based on quoted market prices in an active market. Grant Park compares market prices quoted by dealers to the cost plus accrued interest to ensure a reasonable approximation of fair value. Grant Park values bank deposits at face value plus accrued interest, which approximates fair value.

Results of Operations

        Grant Park's returns, which are Grant Park's trading gains plus interest income less brokerage fees, performance fees, operating costs and offering costs borne by Grant Park, for the years ended December 31, 2014, 2013 and 2012, are set forth in the table below:

	2014	2013	2012
Total return — Class A Units	6.7%	(3.8)%	(6.1)%
Total return — Class B Units	6.1%	(4.4)%	(6.7)%
Total return — Legacy 1 Class Units	8.6%	(1.8)%	(4.0)%
Total return — Legacy 2 Class Units	8.6%	(2.0)%	(4.3)%
Total return — Global 1 Class Units	9.3%	(1.2)%	(3.3)%
Total return — Global 2 Class Units	9.1%	(1.4)%	(3.6)%
Total return — Global 3 Class Units	7.5%	(3.1)%	(5.2)%

        Grant Park's total net asset value at December 31, 2014, 2013 and 2012 was $298.5 million, $447.4 million and $636.7 million, respectively. Results from past periods are not indicative of results that may be expected for any future period.

        The table below sets forth Grant Park's trading gains or losses by sector for each of the years ended December 31, 2014, 2013 and 2012.

	Years Ended December 31,
Sector	2014	2013	2012
Agriculturals	1.4%	1.0%	(0.6)%
Currencies	4.3	0.5	(0.8)
Energy	3.6	(5.2)	(0.6)
Interest rates	11.0	(5.4)	2.3
Meats	1.2	0.2	(0.2)
Metals	(2.6)	1.1	(2.0)
Soft commodities	1.1	0.1	0.1
Stock indices	(4.6)	11.8	5.3

Total	15.4%	4.1%	3.5%

  Year ended December 31, 2014

        Grant Park's overall performance was positive for 2014. The year began with difficult market conditions during the first quarter, but the markets where Grant Park invests provided a variety of strong trends and declining cross-market correlations over the balance of the year and Grant Park's individual classes finished the year with returns that ranged from +6% to +9%.

        The first quarter represented a very difficult investment environment for Grant Park, as a series of adverse factors caused dramatic market reactions. The investment environment was primarily driven by a liquidity crisis in the emerging foreign exchange markets, uncertainty about the U.S. Federal Reserve's plan for its bond-buying program, weak economic forecasts for the U.S., China, and Europe, and the escalation of the crisis in Crimea. In reaction, investors reduced their risk exposure across asset classes, which created increased intermarket correlations and further complicated a difficult trading environment. Globally, equity markets sharply reversed direction and prices rapidly fell during the beginning of January, which moved against Grant Park's long equity positions. In the currency markets, the flight-to-quality caused the Japanese yen to rise, which was also contrary to Grant Park's short positions. The increased demand for safe-haven assets benefitted the portfolio's long exposure to fixed-income and Grant Park added to profitable positions throughout the quarter. Additionally, excessively cold temperatures drove increased demand across the energies markets and Grant Park profited from rising energy prices.

        The second quarter's positive performance was predominantly driven by Grant Park's long exposure to U.S. and European fixed-income investments. The fixed income portfolio gained over 3% in value as the demand for safe-haven assets continued to rise amidst continued concern over the Eurozone economy and on the escalation of violence between Ukraine and pro-Russian rebels in Crimea. The portfolio also benefitted when price movements in the equity markets reversed direction. Bullish economic data and the expectation of a continued, expansive monetary policy in the Eurozone drove global equity prices sharply higher. Minor losses in the currency markets occurred as the expectation of increased economic stimulus from the European Central Bank drove the value of the euro lower, which was against Grant Park's initial long positions; those investments were incrementally reduced as prices continued to fall. Positions in the grains/foods markets were essentially unchanged.

        The positive performance in the financial markets continued throughout the third quarter. Long positions in the fixed-income markets benefited from increased demand for safe-haven assets as uncertainty across the Eurozone continued. Grant Park's short positions in the euro gained value as the currency fell in anticipation the European Central Bank would need to expand it stimulus efforts to stabilize the Eurozone economy. Positions in the commodity markets also rose in value during the quarter. Short positions in the grains/foods markets returned almost 2% because prices fell in anticipation of record crop yields in the U.S. grains markets. In the metals markets, short exposure to gold benefitted from price declines.

        The existing market trends continued through the fourth quarter and were significantly influenced by the divergence of policy initiatives by central bankers across the globe provided a significant financial catalyst and marked the first time since the onset of the global financial crisis in 2008 that regional policy makers acted primarily on their parochial interests and not in concert with an internationally orchestrated plan under which each participant agreed to a common objective. In the U.S., markets reacted to the end of the Federal Reserve's quantitative easing initiatives and to the prospect of slowly-rising interest rates. In Europe, the European Central Bank committed to a program of expanded quantitative easing. In Japan, the government redoubled its efforts to decrease the value of the yen. Globally, OPEC's decision to maintain production levels despite a nearly 50% decrease in the price of oil was unprecedented.

        Long exposure to the U.S. dollar and to global fixed-income markets continued to perform well due to the ongoing flight-to-quality as investors focused on acquiring U.S. assets, which drove the dollar sharply higher in relation to its global counterparts. Positions in the energy markets were profitable as short exposure to the crude oil markets benefited from sharply falling energy prices. Investments across the global equity markets slightly offset portfolio gains because of shifting opinions regarding upcoming monetary policy shifts and the overall health of the global economy. Minor losses were also attributed to positions in the grains markets, where prices reversed against recent downtrends due to planting delays and increased international demand for U.S. crop exports.

        For the year ended December 31, 2014, Grant Park had a positive return of 6.7% for the Class A units, a positive return of 6.1% for the Class B units, a positive return of 8.6% for the Legacy 1 Class units, a positive return of 8.6% for the Legacy 2 Class units, a positive return of 9.3% for the Global 1 Class units, a positive return of 9.1% for the Global 2 Class units, and a positive return of 7.5% for the Global 3 Class units. On a combined unit basis prior to expenses, approximately 15.4% resulted from trading gains which were further increased by gains of approximately 0.4% of interest income. These trading gains were offset by approximately 9.0% in combined total brokerage fees, performance fees and operating and offering costs borne by Grant Park. An analysis of the 15.4% trading gains by sector is as follows:

Sector	% Gain (Loss)
Agriculturals	1.4%
Currencies	4.3
Energy	3.6
Interest rates	11.0
Meats	1.2
Metals	(2.6)
Soft commodities	1.1
Stock indices	(4.6)

Total	15.4%

  Year ended December 31, 2013

        2013 was characterized by widespread uncertainty across the global markets. The year began with a resolution of the U.S. government's stalemate concerning the extension of the debt limit for the balance of 2013, an action that helped drive the global equity markets higher. Positive economic data about the U.S., German, and Chinese economies reinforced investors' bullish sentiments. Grant Park was well positioned and profited from the run up. Japan elected a new Prime Minister who was determined to expand the balance sheet of the country's Central Bank in an attempt to strengthen Japan's struggling export industries. Mr. Abe's confirmation sent the yen lower in anticipation of a massive monetary expansion. This movement coincided with Grant Park's expanding short yen positions and provided considerable gains for the portfolio. Global investors began to execute "risk off" tendencies near the end of February, after elections in Italy failed to elect a national leader and Eurozone countries reported mixed economic data. Prices for precious metals increased and overall demand for crude oil and its products declined, each of which was against Grant Park's existing positions.

        Central bank announcements drove markets in both directions throughout the second quarter. In April, the European Commission and the IMF attempted to force Cypriot officials to sell a portion of the country's gold reserves in order to fund a bailout of one of the largest banks in Cyprus. Precious metal markets sold off on this news and Grant Park profited from its short exposure to gold and silver. Grant Park also benefited from favorable price movement for U.S. 10-Year Notes and German Bunds. These profits were lost in May, however, following positive data for the U.S. and Europe that was reported for housing, manufacturing, and consumer confidence. An announcement from the European Central Bank regarding a potential interest rate cut added to European equity market gains. This announcement sent the euro and Swiss franc higher against counterpart currencies and was against Grant Park's short positions. During June, the U.S. Federal Reserve announced its intention to taper its bond buying program at the end of the summer. Investors swiftly reacted to this news by reverting to their "risk-off" tendencies of the first quarter. Equities gains which followed the European Central Bank announcement were quickly removed as investors reacted to the Federal Reserve's statement and Grant Park's exposure to equities was reduced by nearly 50% in reaction to the abrupt sell-off. Losses were partially offset by gains from short wheat and long soybean trades.

        The geopolitical landscape drove investor sentiment throughout the summer, marked by public rallies across Europe protesting against austerity measures and by an escalation in the ongoing civil war in Syria. Grant Park profited as crude oil prices rose in response to the uncertainty and additional information that showed U.S. domestic crude inventories had fallen. Equity markets, however, reversed their bullish trends and moved against Grant Park's long positions as the Syrian conflict continued to escalate and weaker-than-expected corporate earnings reports were released in the U.S. Positive earnings reports from Australian companies moved in concert with Grant Park's long positions and helped mitigate losses within the sector. Grains markets moved consistently during the summer months as growing conditions around the world proved to be ideal and sent yield estimates higher. Short exposure to corn and wheat markets helped curb losses from adverse movements in the currency and fixed-income sectors. By the quarter's end, the failure of the U.S. Federal Government to resolve the budget and debt-management impasse created the prospect of an extended government shutdown. This caused investors to seek non-U.S., safe-haven treasuries and Grant Park suffered losses due to its short exposure to the German Bund.

        The U.S. Government shutdown lasted 16 days and its effects on markets were short-lived, as equities in the U.S. and Europe rallied to all-time highs following the government's reopening. The Federal Reserve's decision to delay the tapering of its monetary expansion reinforced the rally and Grant Park registered profits as a result. Long exposure was increased and economic data out of Europe and Japan gave investors reason to believe the European Central Bank and Bank of Japan would continue to support their respective economies with capital injections. German and Japanese Government bond prices rallied in reaction and Grant Park profited. In November, the Bank of Japan announced plans to increase the intensity of its bond buying program. This announcement caused the yen and the Australian dollar to depreciate substantially against their U.S. counterpart, supporting Grant Park's short exposure to the yen and Aussie dollar. The Nikkei 225 experienced an intense rally and ended the year up more than 50%. Energy markets exhibited a sector-wide rally towards the end of the quarter as demand prospects for natural gas and crude oil strengthened, which initially resulted in losses for the portfolio's short exposure. The extended rally caused Grant Park's exposure to transition from net short to net long, which helped offset the bulk of setbacks. Precious metal markets continued to suffer losses as investors demonstrated "risk-on" tendencies and Grant Park's short gold and silver exposure took advantage of the price declines. Gains were partially offset by rising base metal prices, which did not coincide with the Grant Park's short exposure. Grant Park benefited from prolonged short exposure to grains markets as prices sustained their downtrends in reaction to strong supply data, a weakening ethanol mandate, and decreased overall demand. Sector exposure was increased by 10% as a result.

        For the year ended December 31, 2013, Grant Park had a negative return of 3.8% for the Class A units, a negative return of 4.4% for the Class B units, a negative return of 1.8% for the Legacy 1 Class units, a negative return of 2.0% for the Legacy 2 Class units, a negative return of 1.2% for the Global 1 Class units, a negative return of 1.4% for the Global 2 Class units, and a negative return of 3.1% for the Global 3 Class units. On a combined unit basis prior to expenses, approximately 4.1% resulted from trading gains which were further increased by gains of approximately 0.3% of interest income. These trading gains were offset by approximately 8.1% in combined total brokerage fees, performance fees and operating and offering costs borne by Grant Park. An analysis of the 4.1% trading gains by sector is as follows:

Sector	% Gain (Loss)
Agriculturals	1.0%
Currencies	0.5
Energy	(5.2)
Interest rates	(5.4)
Meats	0.2
Metals	1.1
Soft commodities	0.1
Stock indices	11.8

Total	4.1%

  Year ended December 31, 2012

        Concerns regarding the financial stability of the Eurozone dictated investor sentiment throughout the first quarter of 2012. Day-to-day developments regarding potential bailouts, credit rating downgrades and economic data in the region created intraday inflection points for some of the markets traded within Grant Park's portfolio, making it especially difficult to trade global currency and fixed income markets. The euro fell intramonth in January, which coincided with Grant Park's net short exposure. As February approached, the downtrend quickly reversed as Eurozone officials announced an apparent Greek bailout resolution, resulting in losses for the portfolio. Grant Park was able to profit from discernible trends in the energy and equities markets. Short natural gas positions fared well as prices plummeted 29% in the first quarter due to weak demand stemming from unseasonably warm weather in the U.S. and elevated supplies that were approaching historic levels. Short exposure increased throughout the quarter as the downward trend persisted, resulting in augmented profits. Grant Park was also well positioned to benefit from a near 12% and 19% rally in the S&P 500 and Nikkei 225, respectively. The S&P 500 rallied after the outlook for the global economy became more optimistic due to bullish data, while the Nikkei 225 rallied due to the yen's depreciation throughout the quarter, which raised hopes for the country's struggling export industries.

        Performance in the second quarter was driven by the "risk-on, risk-off" tendencies of investors. Shifting sentiment was generally driven by reactions to developments regarding the bailout prospects of struggling European economies and the weekly jobs reports in the U.S. Grant Park's elevated long exposure to the fixed income markets saw strong returns as prices in the U.S. Treasury and German Bund markets rose sharply, supported by pessimism concerning Greece. Soybean markets also drove profitable performance in the second quarter as supply disruptions caused by droughts in South America and the U.S. moved prices nearly 8% higher. Grant Park increased its long exposure as the uptrend persisted. May was the best month of performance for Grant Park in 2012. Grant Park's short euro exposure benefitted from weak economic data from the Eurozone, and was the main contributor to the aggregate 3% gain in the sector for the month. However, performance in the currency and equities markets was overall negative for the quarter. The strengthening of the Japanese yen in June worked against Grant Park's short positions and accounted for losses to the portfolio. The S&P 500 and Nikkei 225 experienced sharp reversals to the downside towards the end of the second quarter as investors fled equities for safe haven debt and less risky currencies.

        As the summer wore on the drought in the Central U.S. turned from moderate to severe, causing fears of record low crop yields, which drove prices up sharply. Grant Park was well positioned to profit and expanded long exposure to corn, wheat, and soybeans as upward trends were sustained through August. However, the grains/foods sector turned unprofitable in September following the USDA's forecasts for better-than-expected corn and soybean crop yields, which caused prices to fall against Grant Park's built up long positions. Grant Park reduced exposure to equities at the beginning of the third quarter as global stock markets temporarily fell against our long positions because of pessimistic news regarding Europe. Downtrends ceased following news of extended economic stimulus in the U.S. and an announcement from Mario Draghi regarding the extent to which the ECB would go to support the EU's struggling members. The portfolio experienced setbacks in the currency markets due to strength in the euro, which moved contrary to Grant Park's short positions. Exposure to metals produced flat performance in the third quarter as setbacks from short base metals positions were offset by gains from long exposure to precious metals in September.

        Uncertainty reigned supreme as the end of the year approached. Fueling uncertainty was a lack of a clear resolution to the European debt crisis and fears U.S. policy makers would be unable to agree on a deal to keep from going over the "Fiscal Cliff", a combination of tax increases and spending cuts that were scheduled to go into effect at the beginning of 2013. In addition, Japan announced plans to make a concerted effort to devalue the yen significantly in hopes of boosting their debilitated export industries. These headlines heavily influenced investor sentiment and caused markets to shift directions as press conferences concerning the issues unfolded. This market environment produced few trends and made it very difficult for Grant Park's trend-following strategies. All six sectors produced negative performance in October with fixed income serving as the biggest detractor. Mid-month regional economic data out of Europe was disheartening and led to increased austerity-driven unrest in Greece, Spain and Italy. This drove investors to liquidate risk-assets, driving prices lower against Grant Park's long positions. As the conflict between Israel and Hamas continued into November, crude oil and its products rallied in opposition to Grant Park's short positions. The hectic year ended on a strong note as Grant Park ended December with positive returns. Performance was predominantly driven by trades in the currency and equities markets. The yen fell alongside Grant Park's short positions and the S&P 500 finished the year bullishly coinciding with Grant Park's long exposure.

        For the year ended December 31, 2012, Grant Park had a negative return of 6.1% for the Class A units, a negative return of 6.7% for the Class B units, a negative return of 4.0% for the Legacy 1 Class units, a negative return of 4.3% for the Legacy 2 Class units, a negative return of 3.3% for the Global 1 Class units, a negative return of 3.6% for the Global 2 Class units, and a negative return of 5.2% for the Global 3 Class units. On a combined unit basis prior to expenses, approximately 3.5% resulted from trading gains which were further increased by gains of approximately 0.3% of interest income. These trading gains were offset by approximately 9.8% in combined total brokerage fees, performance fees and operating and offering costs borne by Grant Park. An analysis of the 3.5% trading gains by sector is as follows:

Sector	% Gain (Loss)
Agriculturals	(0.6)%
Currencies	(0.8)
Energy	(0.6)
Interest rates	2.3
Meats	(0.2)
Metals	(2.0)
Soft commodities	0.1
Stock indices	5.3

Total	3.5%

Capital Resources

        Grant Park plans to raise additional capital only through the sale of units pursuant to the continuous offering and does not intend to raise any capital through borrowing. Due to the nature of Grant Park's business, it does not make any capital expenditures and does not have any capital assets that are not operating capital or assets.

        Grant Park maintains 65% to 95% of its net asset value in cash, cash equivalents or other liquid positions over and above that needed to post as collateral for trading. These funds are available to meet redemptions each month.

Liquidity

        Most U.S. futures exchanges limit fluctuations in some futures and options contract prices during a single day by regulations referred to as daily price fluctuation limits or daily limits. During a single trading day, no trades may be executed at prices beyond the daily limit. Once the price of a contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Futures prices have occasionally moved to the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent Grant Park from promptly liquidating unfavorable positions and subject Grant Park to substantial losses that could exceed the margin initially committed to those trades. In addition, even if futures or options prices do not move to the daily limit, Grant Park may not be able to execute trades at favorable prices, if little trading in the contracts is taking place. Other than these limitations on liquidity, which are inherent in Grant Park's futures and options trading operations, Grant Park's assets are expected to be highly liquid.

        A portion of each trading company's assets is used as margin to support its trading. Margin requirements are satisfied by the deposit of U.S. Treasury bills, obligations of Government-sponsored enterprises and/or cash with brokers subject to CFTC regulations and various exchange and broker requirements.

        Grant Park maintains a portion of its assets at its clearing brokers as well as at Lake Forest Bank & Trust Company. These assets, which may range from 5% to 35% of Grant Park's value, are held in cash, U.S. Treasury securities, commercial paper and/or securities of Government-sponsored enterprises. The balance of Grant Park's assets, which range from 65% to 95%, are invested in investment grade money market instruments purchased and managed by Middleton Dickinson Capital Management, LLC which are held in a separate account in the name of GP Cash Management, LLC and custodied at State Street Bank and Trust Company. Violent fluctuations in prevailing interest rates or changes in other economic conditions could cause mark-to-market losses on Grant Park's cash management income.

Off-Balance Sheet Risk

        Off-balance sheet risk refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in future obligation or loss. Grant Park trades in futures and other commodity interest contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts, Grant Park faces the market risk that these contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the commodity interest positions of Grant Park at the same time, and if Grant Park were unable to offset positions, Grant Park could lose all of its assets and the limited partners would realize a 100% loss. Grant Park minimizes market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 25%. All positions of Grant Park are valued each day on a mark-to-market basis.

        In addition to market risk, when entering into commodity interest contracts there is a credit risk that a counterparty will not be able to meet its obligations to Grant Park. The counterparty for futures and options on futures contracts traded in the United States and on most non-U.S. futures exchanges is the clearing organization associated with such exchange. In general, clearing organizations are backed by the corporate members of the clearing organization who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk.

        In cases where the clearing organization is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

        In the case of forward contracts, over-the-counter options contracts or swap contracts, which are traded on the interbank or other institutional market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a central clearing organization backed by a group of financial institutions. As a result, there likely will be greater counterparty credit risk in these transactions. Grant Park trades only with those counterparties that it believes to be creditworthy. Nonetheless, the clearing member, clearing organization or other counterparty to these transactions may not be able to meet its obligations to Grant Park, in which case Grant Park could suffer significant losses on these contracts.

        In the normal course of business, Grant Park enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. Grant Park's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against Grant Park that have not yet occurred. Grant Park expects the risk of any future obligation under these indemnifications to be remote.

Contractual Obligations

        None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Introduction

        Grant Park is a speculative commodity pool. The market sensitive instruments held by it are acquired for speculative trading purposes, and all or a substantial amount of Grant Park's assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to Grant Park's business.

        Market movements result in frequent changes in the fair market value of Grant Park's open positions and, consequently, in its earnings and cash flow. Grant Park's market risk is influenced by a wide variety of factors, including the level and volatility of exchange rates, interest rates, equity price levels, the market value of financial instruments and contracts, market prices for base and precious metals, energy complexes and other commodities, the diversification effects among Grant Park's open positions and the liquidity of the markets in which it trades.

        Grant Park rapidly acquires and liquidates both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a particular future market scenario will affect performance. Erratic, choppy, sideways trading markets and sharp reversals in movements can materially and adversely affect Grant Park's results. Likewise, markets in which a potential price trend may start to develop but reverses before an actual trend is realized may result in unprofitable transactions. Grant Park's past performance is not necessarily indicative of its future results.

        Materiality, as used in this section, is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, and multiplier features of Grant Park's market sensitive instruments.

        The following quantitative and qualitative disclosures regarding Grant Park's market risk exposures contain forward-looking statements. All quantitative and qualitative disclosures in this section are deemed to be forward-looking statements, except for statements of historical fact and descriptions of how Grant Park manages its risk exposure. Grant Park's primary market risk exposures, as well as the strategies used and to be used by its trading advisors for managing such exposures, are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of Grant Park's risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of Grant Park. Grant Park's current market exposure and/or risk management strategies may not be effective in either the short-or long-term and may change materially.

Quantitative Market Risk

Trading Risk

        Grant Park's approximate risk exposure in the various market sectors traded by its trading advisors is quantified below in terms of Value at Risk (VaR). Due to Grant Park's mark-to-market accounting, any loss in the fair value of Grant Park's open positions is directly reflected in Grant Park's earnings, realized or unrealized.

        Grant Park uses an Aggregate Returns Volatility method to calculate VaR for the portfolio. The method consists of creating a historical price time series for each instrument or its proxy instrument for the past 200 days, and then measuring the standard deviation of that return history. Then, using a normal distribution (a normal distribution curve has a mean of zero and a standard deviation of one), the standard deviation measurement is scaled up in order to achieve a result in line with the 95% degree of confidence, which corresponds to a scaling factor of approximately 1.645 times of standard deviations.

        The VaR for each market sector represents the one day risk of loss for the aggregate exposures associated with that sector. The current methodology used to calculate VaR represents the VaR of Grant Park's open positions across all market sectors and is less than the sum of the VaR of the individual market sectors due to the diversification benefit across all market sectors combined.

        Grant Park's VaR methodology and computation is based on the underlying risk of each contract or instrument in the portfolio and does not distinguish between exchange and non-exchange traded contracts. It is also not based on exchange maintenance margin requirements. VaR does not typically represent the worst case outcome.

        VaR is a measure of the maximum amount that Grant Park could reasonably be expected to lose in a given market sector in a given day; however, VaR does not typically represent the worst case outcome. The inherent uncertainty of Grant Park's speculative trading and the recurrence in the markets traded by Grant Park of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated value at risk or Grant Park's experience to date. This risk is often referred to as the risk of ruin. In light of the preceding information, as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification in this section should not be considered to constitute any assurance or representation that Grant Park's losses in any market sector will be limited to VaR or by Grant Park's attempts to manage its market risk. VaR models, including Grant Park's, are continually evolving as trading portfolios become more diverse and modeling systems and techniques continue to evolve. Moreover, value at risk may be defined differently as used by other commodity pools or in other contexts.

        The composition of Grant Park's trading portfolio, based on the nature of its business of speculative trading of futures, forwards and options, can change significantly, over any period of time, including a single day of trading. These changes can have a positive or negative material impact on the market risk as measured by VaR.

Value at Risk by Market Sectors

        The following tables indicate the trading value at risk associated with Grant Park's open positions by market category as of December 31, 2014 and December 31, 2013 and the trading gains/losses by market category for the year ended December 31, 2014 and the year ended December 31, 2013. All open position trading risk exposures of Grant Park have been included in calculating the figures set forth below. As of December 31, 2014, Grant Park's net asset value was approximately $298.5 million. As of December 31, 2013, Grant Park's net asset value was approximately $447.4 million.

	December 31, 2014
Market Sector	Value at Risk*	Trading Gain/(Loss)
Interest rates	0.5%	11.0%
Stock indices	0.4	(4.6)
Currencies	0.3	4.3
Energy	0.2	3.6
Metals	0.1	(2.6)
Agriculturals/softs/meats	0.1	3.7

Aggregate/Total	0.6%	15.4%

	December 31, 2013
Market Sector	Value at Risk*	Trading Gain/(Loss)
Stock indices	0.7%	11.8%
Currencies	0.5	0.5
Metals	0.3	1.1
Interest rates	0.3	(5.4)
Agriculturals/softs/meats	0.2	1.3
Energy	0.2	(5.2)

Aggregate/Total	1.1%	4.1%

*
The VaR for a market sector represents the one day risk of loss for the aggregate exposure for that particular sector. The aggregate VaR represents the VaR of Grant Park's open positions across all market sectors and is less than the sum of the VaR of the individual market sectors due to the diversification benefit across all market sectors combined.

Material Limitations of Value at Risk as an Assessment of Market Risk

        Past market risk factors will not always result in an accurate prediction of future distributions and correlations of future market movements. Changes in the portfolio value caused by market movements may differ from those measured by the VaR model. The VaR model reflects past trading positions, while future risk depends on future trading positions. VaR using a one-day time horizon does not fully capture the market risk of positions that cannot be liquidated within one day. The historical market risk data for the VaR model may provide only limited insight into the losses that could be incurred under unusual market movements. The magnitude of Grant Park's open positions creates a risk of ruin not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions—unusual, but historically recurring from time to time—could cause Grant Park to incur severe losses over a short period of time. The value at risk table above, as well as the past performance of Grant Park, gives no indication of this risk of ruin.

Non-Trading Risk

        Grant Park has non-trading market risk on its foreign cash balances not needed for margin. However, these balances, as well as the market risk they represent, are immaterial. Grant Park also has non-trading market risk as a result of investing a portion of its available assets in U.S. Treasury bills. The market risk represented by these investments is also immaterial.

Qualitative Market Risk

Trading Risk

        The following were the primary trading risk exposures of Grant Park as of December 31, 2014, by market sector.

        Interest Rates.    Interest rate risk is a principal market exposure of Grant Park. Interest rate movements directly affect the price of the futures positions held by Grant Park and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact Grant Park's profitability. Grant Park's primary interest rate exposure is due to interest rate fluctuations in the United States and the other G-7 countries. Grant Park also takes futures positions on the government debt of smaller nations, such as Australia, New Zealand, Singapore, and Mexico. The general partner anticipates that G-7 interest rates will remain the primary market exposure of Grant Park for the foreseeable future. As of

December 31, 2014, Grant Park was long interest rate instruments in the Eurozone, U.K., U.S., Australia, Japan, Singapore and New Zealand and short interest rate instruments in Canada.

        Stock Indices.    Grant Park's primary equity exposure is due to equity price risk in the G-7 countries as well as other jurisdictions including Hong Kong, China, Taiwan, South Africa, India, Turkey, Singapore, South Korea, and Australia. The stock index futures contracts currently traded by Grant Park are generally futures on broadly based indices, although Grant Park also trades narrow-based stock index or single-stock futures contracts. As of December 31, 2014, Grant Park was predominantly long equities in the U.S., Eurozone, Taiwan, Japan, Turkey, Canada, Hong Kong, China, U.K. Singapore, and India, and short equities in Australia, Sweden, South Africa, and Mexico.

        Currencies.    Exchange rate risk is a significant market exposure of Grant Park. Grant Park's currency exposure is due to exchange rate fluctuations, primarily fluctuations that disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. Grant Park trades in a large number of currencies, including cross-rates, which are positions between two currencies other than the U.S. dollar. The general partner anticipates that the currency sector will remain one of the primary market exposures for Grant Park for the foreseeable future. As of December 31, 2014, Grant Park was long the U.S. dollar against the British pound, Canadian dollar, euro, Japanese yen, Mexican peso, and Swiss franc and short the U.S. dollar versus the Australian dollar and New Zealand dollar.

        Energy.    Grant Park's primary energy market exposure is due to gas and oil price movements, often resulting from political developments in the Middle East, Nigeria, Russia, and South America. As of December 31, 2014, the energy market exposure of Grant Park was long carbon emission futures, and short Brent crude oil, crude oil, gas oil, heating oil, gasoline Blendstock, Rotterdam coal, Phelix baseload quarterly and Oman crude oil. Energy prices can be volatile and substantial profits and losses have been and are expected to continue to be experienced in these markets.

        Metals.    Grant Park's metals market exposure is due to fluctuations in the price of both precious metals, including gold and silver, as well as base metals including aluminum, lead, copper, tin, nickel, and zinc. As of December 31, 2014, in the precious metals sector Grant Park had long positions in platinum and palladium and short positions in gold and silver. In the base metals markets Grant Park had long positions in zinc and short positions in copper, lead, tin, and nickel.

        Agriculturals/Softs/Meats.    Grant Park's primary commodities exposure is due to agricultural price movements, which are often directly affected by severe or unexpected weather conditions as well as other factors. As of December 31, 2014, in the grains markets, Grant Park had long positions in canola, wheat, corn, soybean meal, soybeans, red wheat, white maize, rapeseed, and milling wheat and short positions in soybean oil, rough rice, and oats. In the livestock markets Grant Park was long feeder cattle and live cattle and short lean hogs. In the foods/industrials markets, Grant Park was long cocoa and rubber and short milk, sugar, cotton, coffee, lumber, orange juice and crude palm oil.

Non-Trading Risk Exposure

        The following were the only non-trading risk exposures of Grant Park as of December 31, 2014.

        Foreign Currency Balances.    Grant Park's primary foreign currency balances are in Japanese yen, British pounds, euros and Australian dollars. The trading advisors regularly convert foreign currency balances to U.S. dollars in an attempt to control Grant Park's non-trading risk.

Managing Risk Exposure

        The general partner monitors and controls Grant Park's risk exposure on a daily basis through financial, credit and risk management monitoring systems and, accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which Grant Park is subject.

        The general partner monitors Grant Park's performance and the concentration of its open positions and consults with the trading advisors concerning Grant Park's overall risk profile. If the general partner felt it necessary to do so, the general partner could require the trading advisors to close out individual positions as well as enter positions traded on behalf of Grant Park. However, any intervention would be a highly unusual event. The general partner primarily relies on the trading advisors' own risk control policies while maintaining a general supervisory overview of Grant Park's market risk exposures. The trading advisors apply their own risk management policies to their trading. The trading advisors often follow diversification guidelines, margin limits and stop loss points to exit a position. The trading advisors' research of risk management often suggests ongoing modifications to their trading programs.

        As part of the general partner's risk management, the general partner periodically meets with the trading advisors to discuss their risk management and to look for any material changes to the trading advisors' portfolio balance and trading techniques. The trading advisors are required to notify the general partner of any material changes to their programs.

General

        From time to time, certain regulatory or self-regulatory organizations have proposed increased margin requirements on futures contracts. Because Grant Park generally will use a small percentage of assets as margin, Grant Park does not believe that any increase in margin requirements, as proposed, will have a material effect on Grant Park's operations.

THE CLEARING BROKERS

        Jefferies LLC, SG Americas Securities, LLC, UBS Securities LLC, and E D & F Man Capital Markets Inc., serve as Grant Park's clearing brokers. The following descriptions for each clearing broker provide background information and information regarding material legal proceedings involving the clearing broker.

        For ease of administration, the trading advisors may direct all or a portion of their trades on behalf of Grant Park to executing brokers or floor brokers for execution with instructions to give-up the executed trade to the clearing broker for clearing and settlement. The cost of any give-up fees to brokers will be included in Grant Park's brokerage charge. Grant Park's OTC derivatives transactions generally will be transacted through the clearing brokers or their affiliates. The trading advisors also from time to time may select other dealers through which such contracts will be traded, but only with the prior written consent of the general partner.

Jefferies LLC

General

        Jefferies LLC ("Jefferies") is registered as a futures commission merchant with the United States Commodity Futures Trading Commission ("CFTC") and is a member of the National Futures Association ("NFA"). Jefferies is also registered as a broker/dealer registered with the United States Securities and Exchange Commission and is a member of the Financial Industry Regulatory Authority ("FINRA"). Jefferies is a clearing member of the Chicago Board of Trade, Chicago Mercantile Exchange, New York Mercantile Exchange, and all other major United States commodity exchanges. The principal office of Jefferies is located at 520 Madison Ave., 16th Floor, New York, New York 10022 and its telephone number is (212) 284-2300.

        Jefferies is a direct, wholly-owned subsidiary of Jefferies Group LLC, which in turn is an indirect, wholly owned subsidiary of Leucadia National Corporation. Until September 1, 2014, Jefferies' futures business had been conducted through Jefferies Bache, LLC, a stand-alone FCM within the Jefferies family of companies. Prior to July 1, 2011, Jefferies Bache, LLC had been an indirect, wholly-owned subsidiary of Prudential Financial, Inc. operating under the name Prudential Bache Commodities, LLC. Jefferies Bache, LLC served as one of Grant Park's clearing brokers and as such has arranged for the execution and clearing of Grant Park's futures and options on futures transactions since November 1, 2011.

        The investor should be advised that Jefferies is not affiliated with and does not act as a supervisor of Grant Park or Grant Park's commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers. Additionally, Jefferies is not acting as an underwriter or sponsor of the offering of any shares or interests in Grant Park and has not passed upon the merits of participating in this offering.

        Jefferies has not passed upon the adequacy of this prospectus or on the accuracy of the information contained herein. Additionally, Jefferies does not provide any commodity trading advice regarding Grant Park's trading activities. Investors should not rely upon Jefferies in deciding whether to invest in Grant Park or retain their interests in Grant Park. Investors should also note that Grant Park may select additional clearing brokers or replace Jefferies as Grant Park's clearing broker.

Conflicts of Interest

        Jefferies is presently acting as clearing broker for other commodity pools, providing services similar to those provided to Grant Park, and expects to continue to serve in this capacity for commodity pools in the future. Jefferies also serves a number of other non-commodity pool customers. Its responsibilities to Grant Park and the responsibilities that it has or may undertake in the future may cause a conflict of interest. These conflicts may result in competition among commodity pools and other customers for services provided to them by the clearing broker. In addition, Jefferies may in the future charge other customers, including public and private commodity pools, a lower brokerage rate than is being charged to Grant Park.

        Jefferies and its principals, employees and agents may trade commodity interest contracts for their own accounts. These trades may be different from, opposite to or entered ahead of trades entered into by Grant Park, and these persons may even be the other party to a trade entered into by Grant Park. The records of any of these trades will not be available to limited partners.

Legal Proceedings

        From time to time Jefferies (in its capacity as a commodities broker) and its principals may be involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the matters described below, during the five years preceding the date of this offering memorandum there has been no administrative, civil, or criminal action against Jefferies or any of its principals which is material, in light of all the circumstances, to an investor's decision to invest in the Partnership.

        On March 12, 2014, Jefferies settled an administrative proceeding brought by the Securities and Exchange Commission ("SEC"). The SEC's Administrative Order found that Jefferies failed reasonably to supervise a former representative and certain other representatives on Jefferies' mortgage-backed securities desk with a view of preventing and detecting their violations of the federal securities laws during the time period from 2009-2011. The Order found that in connection with inventory and intra-day principal trades in residential mortgage backed securities these representatives lied to or otherwise misled customers about the price at which Jefferies had bought these securities and consequently the amount of Jefferies' profit on the trades. The order censured Jefferies and required the payment of disgorgement and prejudgment interest of approximately $4.5 million; Jefferies also undertook to retain an independent compliance consultant to review specified policies and procedures.

        Jefferies has also entered in to a non-prosecution agreement with the U.S. Department of Justice relating to those RMBS or legacy securities which were created and partially by the U.S. Government through the Troubled Asset Relief Program. In the non-prosecution agreement, Jefferies, among other things, agreed to pay a monetary penalty of $25 million, inclusive of any restitution paid to victims, up to $11 million, and any monetary penalty imposed by the SEC.

SG Americas Securities, LLC

General

        Currently, SG Americas Securities, LLC ("SG") serves as Grant Park's clearing broker to execute and clear Grant Park's futures and equities transactions and provide other brokerage-related services. SG is a futures commission merchant and broker dealer registered with the U.S. Commodity Futures Trading Commission ("CFTC") and the U.S. Securities and Exchange Commission ("SEC"), and is a member of FINRA. SG is a clearing member of all principal futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, New York Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation. SG is headquartered at 245 Park Avenue, New York, NY 10167 and its telephone number is 212-278-6000 with branch offices in Chicago; Santa Monica, California (securities only) and Montreal, Canada (futures only).

        Newedge USA, LLC ("Newedge USA") became one of Grant Park's clearing brokers effective July 1, 2008 to execute and clear Grant Park's futures transactions and provide other brokerage-related services. On January 2, 2015, Newedge USA, LLC ("Newedge USA") merged with and into SG, with the latter as the surviving entity. The foreign futures trades made on behalf of Grant Park are cleared and carried through an affiliate of SG, Societe Generale Newedge UK Limited. Grant Park has entered into a prime brokerage relationship with Societe Generale Newedge UK Limited for the clearing of its OTC foreign currency transactions. SG is not a sponsor or general partner of Grant Park, and will not act in any supervisory capacity with respect to the general partner or participate in the management of either the general partner or Grant Park.

Conflicts of Interest

        SG is presently acting as clearing broker for other commodity pools, providing services similar to those provided Grant Park, and expects to continue to serve in this capacity for commodity pools in the future. SG also serves a number of other non-commodity pool customers. Its responsibilities to Grant Park and the responsibilities that it has or may undertake in the future may cause a conflict of interest. These conflicts may result in competition among commodity pools and other customers for services provided to them by the clearing broker. In addition, SG may in the future charge other customers, including public and private commodity pools, a lower brokerage rate than is being charged to Grant Park.

        SG and its principals, employees and agents may trade commodity interests for their own accounts. These trades may be different from, opposite to or entered ahead of trades entered into by Grant Park, and these persons may even be the other party to a trade entered into by Grant Park. The records of any of these trades will not be available to limited partners.

Legal Proceedings

        In February 2011, Newedge USA settled, without admitting or denying the allegations, a disciplinary action brought by the CFTC alleging that Newedge USA exceeded speculative limits in the October 2009 live cattle futures contract on the Chicago Mercantile Exchange and failed to provide accurate and timely reports to the CFTC regarding their larger trader positions. Newedge USA paid a $140,000 civil penalty and disgorgement value of $80,910 to settle this matter. In addition, the CFTC Order required Newedge USA to implement and maintain a program designed to prevent and detect reporting violations of the Commodity Exchange Act and CFTC regulations.

        In January 2012, Newedge USA settled, without admitting or denying the allegations, a disciplinary action brought by the CFTC alleging that Newedge USA failed to file accurate and timely reports to the CFTC and failed to report certain large trader information to the CFTC. Newedge USA paid a $700,000 civil penalty to settle this matter. In addition, the CFTC Order required Newedge USA to timely submit accurate position reports and notices, and to implement and maintain procedures to prevent and detect reporting violations of the Commodity Exchange Act and CFTC regulations.

        In July 2013, Newedge USA settled, without admitting or denying the allegations, a matter brought by FINRA, on its behalf and on behalf of NYSE/NYSE ARCA, BATS and NASDAQ exchanges, involving rules and regulations pertaining to supervision of equities direct market access and sponsored access business, Regulation SHO and books and records retention. In connection with this matter, Newedge USA paid a fine of $9,500,000. In addition, Newedge USA agreed to retain an independent consultant to review its policies, systems, procedures and training relating to these areas and to implement the recommendation of such consultant based on its review and written reports.

        Other than the foregoing proceedings, which did not have a material adverse effect upon the financial condition of SG, there have been no material administrative, civil or criminal actions brought, pending or concluded against SG or its principals in the past five years.

        Neither SG nor any affiliate, officer, director or employee thereof have passed on the merits of this Memorandum or offering, or give any guarantee as to the performance or any other aspect of the Fund.

UBS Securities LLC

General

        UBS Securities' principal office is located at 1285 Avenue of the Americas, New York, NY 10019, telephone: (212) 713-3000. It is registered as a broker-dealer with FINRA and as a futures commission merchant with the CFTC. It is a member of various U.S. futures and securities exchanges. UBS Securities is a wholly-owned indirect subsidiary of UBS AG.

        UBS Securities did not sponsor or organize Grant Park and is not responsible for the activities of the general partner or the trading advisors. UBS Financial Services, Inc., an affiliate of UBS Securities, acts as one of the selling agents for Grant Park.

        UBS Securities clears all foreign futures trades made on behalf of Grant Park and carried by UBS Securities through its parent UBS AG. Grant Park has entered into a prime brokerage relationship with UBS AG's Stamford, Connecticut office for the clearing of its OTC foreign currency transactions.

Legal Proceedings

        UBS Securities is and has been a defendant in numerous legal proceedings, including actions brought by regulatory organizations and government agencies, relating to its securities and commodities business that allege various violations of federal and state securities laws. UBS AG, the ultimate parent company to UBS Securities LLC, files annual reports and quarterly reports to the SEC in which it discloses material information about UBS matters, including information about any material litigation or regulatory investigations (http://www.ubs.com/1/e/investors/quarterly_reporting/2014.htm) Actions with respect to UBS Securities' futures commission merchant business are publicly available on the website of the NFA (http://www.nfa.futures.org/) and with respect to UBS Securities' brokerage business are publicly available on the website of FINRA. (http://www.finra.org).

        On April 29, 2010, the CFTC issued an order with respect to UBS Securities and levied a fine of $200,000. The Order stated that on February 6, 2009, UBS Securities' employee broker aided and abetted UBS Securities' customer's concealment of material facts from the New York Mercantile

Exchange ("NYMEX") in violation of Section 9(a)(4) of the CEA, 7 U.S.C. § 13(a)(4) (2006). Pursuant to NYMEX Rules, a block trade must be reported to NYMEX "within five minutes of the time of execution" consistent with the requirements of NYMEX Rule 6.21C(A)(6). Although the block trade in question was executed earlier in the day, UBS Securities' employee broker aided and abetted its customer's concealment of facts when, in response to the customer's request to delay reporting the trade until after the close of trading, UBS Securities' employee did not report the trade until after the close. Because the employee broker undertook his actions within the scope of his employment, pursuant to Section 2(a)(1)(B) of the CEA, 7 U.S.C. § 2(a)(1)(B) (2006), and Commission Regulation 1.2, 17 C.F.R. § 1.2 (2009), UBS Securities is liable for the employee broker's aiding and abetting of its customer's violation of Section 9(a)(4) of the CEA. The fine has been paid and the matter is now closed.

        In October 2011, FINRA censured and imposed a $12 million fine against UBS Securities, alleging that the firm violated certain provisions of SEC Regulation SHO, FINRA's supervisory rules, various trade reporting rules, and SEC and FINRA books and records provisions. Reg SHO obligated a firm to, among other things, comply with a "locate" requirement, which requires that, prior to accepting or effecting a short sale in an equity security, a firm obtain and document its grounds for reasonably believing that the security can be borrowed so that it can be delivered in time for settlement. The rule also requires a firm to maintain independent aggregation units and to accurately mark sell orders long or short. FINRA's investigation and the resulting settlement agreement primarily focused on UBS Securities' failure to comply with Reg SHO's locate requirement due mainly to system issues, failure to maintain its aggregation units or mark orders correctly. The settlement agreement also asserted that UBS Securities' supervisory system, procedures, and practices were not reasonably designed to achieve compliance with applicable FINRA and SEC rules.

        UBS AG, including UBS Securities, has responded to a number of governmental inquiries and investigations and is involved in a number of litigations, arbitrations and disputes related to the financial crisis and, in particular, mortgage-related securities and other structured transactions and derivatives. In August 2013, UBS Securities entered into a settlement with the SEC related to UBS Securities structuring and underwriting of a CDO, ACA 2007-2, in 2007. Pursuant to that settlement, in which the SEC alleged violations of the U.S. securities laws arising out of UBS Securities retention of approximately $23.6 million in upfront premium payments, UBS Securities agreed to make a payment to the U.S. Treasury of approximately $49.8 million.

        In July 2011, the FHFA, as conservator for the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation (collectively, the "GSEs") filed suit against UBS Securities and certain affiliates in connection with the GSEs' investments in $4.5 billion in original face amount of UBS-sponsored RMBS and $1.8 billion in original face amount of third party RMBS. The suit asserted claims for damages and rescission under federal and state securities laws and state common law and alleges losses of approximately $1.2 billion plus interest. The court denied UBS Securities motion to dismiss in 2012. In April 2013, the court's decision with respect to two legal issues that were the subject of UBS Securities motion to dismiss was affirmed on appeal by the US Court of Appeals for the Second Circuit. The FHFA also filed suits in 2011 against UBS Securities and other financial institutions relating to their role as underwriter of third-party RMBS purchased by the GSEs asserting claims under various legal theories, including violations of the federal and state securities laws and state common law. In July 2013, UBS Securities entered into a settlement with the FHFA under which UBS Securities paid $885 million to resolve these lawsuits and certain other unasserted claims. More specifically, the FHFA agreed to dismiss the pending lawsuits and release potential claims it could assert against UBS Securities on behalf of the GSEs related to UBS-sponsored RMBS and third-party RMBS underwritten by UBS Securities. The FHFA and the GSEs also agreed that they will not take steps to cause third parties to assert loan repurchase demands or commence loan repurchase litigation in connection with UBS-sponsored RMBS.

        Since 2011, the SEC has been conducting an investigation of UBS AG and UBS Securities relating to a credit default swap ("CDS") and CDO transaction that UBS AG structured and engaged in with

Kommunale Wasserwerke Leipzig GmbH ("KWL") (the City of Leipzig's water utility) in 2006 and 2007. The SEC's investigation has focused on, among other things, the suitability of the KWL transaction, and information provided by UBS AG and UBS Securities to KWL. UBS AG and UBS Securities have provided documents and testimony to the SEC and is continuing to cooperate with the SEC.

        In July 2013 the European Commission issued a Statement of Objections against multiple CDS dealers including UBS AG and UBS Securities, as well as data service provider Markit and the International Swaps and Derivatives Association ("ISDA"). The Statement of Objections broadly alleges that the dealers infringed European Union ("EU") antitrust rules by colluding to prevent exchanges from entering the credit derivatives market between 2006 and 2009. UBS AG and UBS Securities have submitted their response to the Statement of Objections in January 2014 and presented their position in an oral hearing in May 2014. Since mid-2009, the Antitrust Division of the DOJ has also been investigating whether multiple dealers, including UBS AG and UBS Securities, conspired with each other and with Markit to restrain competition in the markets for CDS trading, clearing and other services. Between May 2013 and November 2013, several putative class action complaints were filed against multiple dealers, including UBS AG and UBS Securities, as well as Markit and ISDA, alleging violations of the U.S. Sherman Antitrust Act ("Sherman Act") and common law. In January 2014 and April 2014, after the cases were consolidated for pretrial purposes in U.S. federal court in New York, plaintiffs filed a consolidated amended complaint. Plaintiffs allege that the defendants unlawfully conspired to restrain competition in and/or monopolize the market for CDS trading in the U.S. in order to protect the dealers' profits from trading CDS in the over-the-counter market. Plaintiffs assert claims on behalf of all purchasers and sellers of CDS that transacted directly with any of the dealer defendants since January 1, 2008, and seek unspecified trebled compensatory damages and other relief.

        In the opinion of management, after consultation with legal counsel, the ultimate resolution of such aforementioned litigation will not have a materially adverse effect on UBS Securities financial position.

        UBS Securities will act only as clearing broker for Grant Park and as such will be paid commissions for executing and clearing trades on behalf of Grant Park. UBS Securities has not passed upon the adequacy or accuracy of this prospectus. UBS Securities neither will act in any supervisory capacity with respect to the general partner nor participate in the management of Grant Park.

E D & F Man Capital Markets Inc.

General

        E D & F Man Capital Markets Inc. ("MCM") executes and/or clears Grant Park's futures transactions and provides other brokerage-related services. MCM is registered as a futures commission merchant under the Commodity Exchange Act and is a member of the NFA. The principal office of MCM is located at 140 East 45th Street, 42nd Floor, New York, New York 10017 and its telephone number is (212) 618-2800.

        MCM acts only as the brokerage firm for Grant Park and, as such, is paid commissions. MCM has not passed upon the adequacy or accuracy of this prospectus. MCM will neither act in any supervisory capacity with respect to the general partner nor participate in the management of the general partner or Grant Park. Therefore, prospective investors should not rely on it in deciding whether or not to participate in Grant Park.

Legal Proceedings

        There have been no material civil, administrative, or criminal proceedings pending, on appeal, or concluded against MCM or its principals in the past five (5) years.

Other Clearing Brokers

        The general partner may, in its sole discretion, appoint additional or substitute clearing brokers for Grant Park. These clearing brokers may be compensated at a level higher or lower than Grant Park currently pays to its current clearing brokers.

Other Brokers

        Grant Park has also entered into a relationship with Deutsche Bank AG for engaging in a portion of Grant Park's OTC foreign currency transactions.

CONFLICTS OF INTEREST

        Some of the parties involved with the operation and/or management of Grant Park, including the general partner, have other relationships that may create disincentives to act in the best interests of Grant Park and its limited partners. The general partner has not established, and has no plans to establish, any procedures or controls to prevent, address or resolve these conflicts. As a result, these conflicts may inhibit or interfere with the sound and profitable operation of Grant Park.

        In evaluating these conflicts of interest, you should be aware that the general partner has a responsibility to investors to exercise good faith and fairness in all dealings affecting Grant Park. The fiduciary responsibility of a general partner to investors is a developing and changing area of the law and if you have questions concerning the duties of the general partner, you should consult with your counsel.

Relationship of the General Partner and EMC Capital Advisors, LLC

        Effective as of October 1, 2013, an entity owned in part and controlled by Mr. Kavanagh, who indirectly controls and is president of Dearborn Capital Management, L.L.C., the general partner of Grant Park, and in part by Mr. Al Rayes, who is a principal of the general partner, and an entity owned in part and controlled by Mr. Meehan, the chief operating officer of the general partner, purchased a minority ownership interest in EMC Capital Advisors, LLC. Also effective as of October 1, 2013, EMC Capital Management, Inc., one of Grant Park's commodity trading advisors from January 1989 until September 2013, assigned its obligations, rights and interests to EMC Capital Advisors, LLC, including the advisory contract under which it had previously traded on behalf of Grant Park and, accordingly, EMC Capital Advisors, LLC became one of Grant Park's commodity trading advisors.

        As a result, Mr. Kavanagh, Mr. Al Rayes and Mr. Meehan each indirectly own a minority interest in EMC Capital Advisors, LLC. The relationship between the principals of the general partner and the principals of EMC Capital Advisors, LLC may create a conflict of interest in that Mr. Kavanagh, Mr. Al Rayes and Mr. Meehan may indirectly receive compensation based on the trading services EMC Capital Advisors, LLC provides to Grant Park, and the general partner may therefore have a disincentive to terminate or replace EMC, even if termination or replacement is or may be in the best interest of Grant Park. The general partner intends to limit the amount of consulting fees paid in the future to EMC Capital Advisors, LLC to no more than the aggregate dollar amount of consulting fees paid to EMC in 2014. The consulting fees paid to EMC in 2014 were based on an allocation to EMC of 10% of Grant Park's net assets, which is the approximate level of allocation of Grant Park's assets to EMC over each of the past few years.

        Pursuant to the advisory contract EMC Capital Management, Inc. entered into with Grant Park, the general partner and the respective trading company in 2009, which was assigned to EMC Capital Advisors, LLC in October 2013, the general partner, on behalf of Grant Park, pays EMC a quarterly consulting fee and a quarterly incentive fee based on new trading profits, if any, achieved on EMC's allocated net assets at the end of each period. For the year ended December 31, 2014, EMC was paid approximately $500,300 in consulting fees and $128,400 in incentive fees. All allocations to Grant Park's trading advisors, including EMC, are reviewed and approved by the general partner and all fees are paid to Grant Park's trading advisors in accordance with each advisory contract by and among Grant Park, the general partner, the respective trading company and such trading advisor.

Other Activities of the General Partner

        The general partner may engage from time to time in other activities in the normal course of business, including acting as general partner to other similar partnerships including the Metolius Diversified (2X) Fund, Limited Partnership and the Global Diversified Managed Futures Fund Limited Partnership. The general partner acts as investment manager to private funds, including Grant Park Dynamic Fund Limited Partnership and Grant Park Dynamic Master Fund Ltd., and is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940 and acts as investment advisor to the Grant Park Managed Futures Strategy Fund and Grant Park Multi-Alternative Strategies Fund, mutual funds registered under the Investment Company Act of 1940. Therefore, the general partner's full efforts will not be devoted to the activities of Grant Park. These relationships may create conflicts of interest with respect to the allocation of the general partner's resources to Grant Park. The general partner, however, intends to devote sufficient time to Grant Park's activities to properly manage Grant Park consistent with its fiduciary duties.

Other Trading Activities of the Trading Advisors

        Each of the trading advisors and some of their principals currently manage other trading accounts including their own accounts, and each will remain free to manage additional accounts in the future. These other trading activities present various conflict of interest, some of which are described below.

        The trading advisors or their principals may sometimes take positions in their proprietary accounts that are opposite to or ahead of Grant Park's account. Trading ahead of Grant Park presents a conflict because the trade first executed may receive a more favorable price than the same trade later executed for Grant Park. In addition, the trading advisors may have financial incentives to favor other accounts over Grant Park's account. The trading advisors may trade other customer accounts that pay higher advisory fees than does Grant Park, which may cause the trading advisors to devote more attention to these other accounts or trade these other accounts in a different manner. Finally, accounts traded by the trading advisors will compete with Grant Park and the trading advisors may compete with each other, in buying and selling commodity interest contracts for Grant Park's account. When similar orders are entered at the same time, the prices at which Grant Park's trades are filled may be less favorable than the prices allocated to other accounts. Some orders may be difficult or impossible to execute in markets with limited liquidity where prices may rise or fall sharply in response to orders entered. However, each trading advisor is required to use an allocation methodology that is fair to all of its customers. Because records with respect to other accounts are not accessible to investors in Grant Park, investors will not be able to determine if any other accounts are being favored over Grant Park's account.

Commodity Interest Trading by General Partner and its Principals and Employees

        The principals and employees of the general partner, as a condition of their employment, are prohibited from trading futures contracts for their own account.

        The general partner does not intend to trade for its own account, but may do so in the future in order to evaluate trading advisors to determine their suitability for investment by Grant Park. Records of trading of the general partner would not be made available to limited partners for inspection, so you would not be aware of the nature or details of any such trading.

General Partner and Trading Advisor Ownership Interest in Grant Park

        As of January 31, 2015, Grant Park had net assets of approximately $303.5 million, and has issued limited partnership interests in transactions registered under the Securities Act of 1933 for net aggregate capital contributions equal to $1.44 billion. The general partner has made and is required to maintain a cash general partnership investment in Grant Park equal to 1% of such amount from time to time. The general partner may make withdrawals of any investment in excess of this amount. As of January 31, 2015, a principal of Rabar, Paul Rabar, owned approximately 0.31% of the interests in Grant Park as a limited partner. As of January 31, 2015, Ms. O'Rourke and Mr. Meehan, principals of the general partner, owned less than 0.15% of the interests in Grant Park as limited partners. Other principals of or persons affiliated with the general partner or the trading advisors may, from time to time, own interests in Grant Park. However, at January 31, 2015, no other persons affiliated with any of the trading advisors, other than as detailed above, own an interest in Grant Park.

        The general partner is subject to these and other potential conflicts of interest. The general partner, however, intends to treat Grant Park fairly, acting in accordance with its fiduciary duty.

General Partner Acts as Transfer Agent for Grant Park

        Currently, the general partner acts as Grant Park's transfer agent. The fees and expenses associated in its role as transfer agent for Grant Park are operating expenses of Grant Park and will be reimbursed to the general partner by Grant Park. The total ongoing operating expenses of Grant Park are estimated to be approximately 0.25% of the average net assets of Grant Park per year. This amount may include certain overhead expenses and a portion of the salaries of those employees of the general partner attributable to acting in the capacity as transfer agent of Grant Park.

DCM Brokers, LLC Acts as Lead Selling Agent for Grant Park

        DCM Brokers, LLC, or DCM, acts as lead selling agent for Grant Park with respect to the offered units. DCM is a registered broker-dealer and an affiliate of Grant Park's general partner, Dearborn Capital Management, L.L.C. As lead selling agent, DCM will be entitled to receive selling commissions and other related compensation that will be paid directly by the general partner. To the extent DCM received any such commissions or compensation, there is a potential conflict of interest in that it might not recommend that limited partners redeem their interests in Grant Park under circumstances when it otherwise would make such a recommendation. See "PLAN OF DISTRIBUTION—Selling Agent Compensation."

Incentive Compensation

        The trading advisors are compensated in part by receiving a quarterly or semi-annual incentive fee for any net new profits which Grant Park generates. This may present a conflict of interest in that the trading advisors may have an incentive to trade more aggressively (including using more leverage) or entering riskier trades in an attempt to produce greater profits.

EXECUTIVE COMPENSATION

        Grant Park has no directors or officers. Its affairs are managed by the general partner, which receives compensation for its services as described under "FEES AND EXPENSES—Fees and Expenses Paid by Grant Park—Brokerage Charge" and "FEES AND EXPENSES—Fees and Expenses Paid by Grant Park—Organization and Offering Expenses."

FEES AND EXPENSES

Fees and Expenses Paid by Grant Park

        Grant Park pays the following fees and expenses in connection with the offering of units, trading activities and operation of Grant Park:

Recipient	Nature of Payment	Amount of Payment
General Partner	Brokerage Charge	Class A: 7.00%* Class B: 7.45%* Legacy 1 Class: 4.50%* Legacy 2 Class: 4.75%* Global 1 Class: 3.95%* Global 2 Class: 4.20%* Global 3 Class: 5.95%* * Annualized basis.
Counterparties	Dealer Spreads	Grant Park pays its counterparties bid-ask spreads on Grant Park's non-exchange traded commodity interests.
Trading Advisors	Incentive Fees
Grant Park pays each trading advisor a quarterly or semi-annual incentive fee ranging from 20% to 24% of the new trading profits, if any, achieved on the trading advisor's allocated net assets as of the end of each period.
General Partner	Organization and Offering Expense Reimbursement
Grant Park reimburses the general partner on a monthly basis for its advancement of Grant Park's organization and offering expenses, up to an amount not to exceed 1.0% per year of the average month-end net assets of Grant Park.
Third Parties	Operating Expenses; Extraordinary Expenses
Grant Park pays its ongoing operating expenses up to a maximum of 0.25% of Grant Park's average net assets per year. This includes expenses associated with Grant Park's SEC reporting obligations, which for 2015 are estimated to be approximately $300,000. Grant Park also pays any extraordinary expenses it incurs.

        A more complete description of these fees and expenses follows below. Net asset value as of a specified time with respect to any class of units or of Grant Park as a whole equals the value of the net assets attributable to such class or of Grant Park, as applicable, as of that time. Net assets is defined as the total assets attributable to any class of units or of Grant Park, as applicable, including all cash, plus Treasury securities at accrued interest and the market value of all open commodity interest positions attributable to such class or of Grant Park, less all liabilities attributable to such class or of Grant Park, determined in accordance with generally accepted accounting principles (GAAP).

        The general partner has historically attempted to reduce Grant Park's fees and expenses whenever feasible. For Class A units, the brokerage charge was reduced in April 2004, December 2004, September 2005, April 2009 and January 2014, operating expenses were reduced in April 2004 and September 2005 and offering expenses were reduced in April 2009. For Class B units, the brokerage charge was reduced in December 2004, April 2009 and January 2014, operating expenses were reduced in April 2004 and September 2005, and offering expenses were reduced in September 2005 and April 2009. In addition, the general partner may remit back to Grant Park a portion of Grant Park's operating and offering expenses to the extent actual expenses incurred were less than the actual amount Grant Park paid the general partner. See "—Operating Expenses" below. The general partner has rebated back to Grant Park operating and offering expenses in the amounts of $600,000 in 2005, $700,000 in 2006 and $750,000 in 2007.

Brokerage Charge

        Effective January 1, 2014, Class A units pay the general partner a monthly brokerage charge equal to a rate of 0.583%, a rate of 7.00% annually, of Class A's month-end net assets; Class B units pay the general partner a monthly charge equal to a rate of 0.62083%, a rate of 7.45% annually, of Class B's month-end net assets. Legacy 1 Class units pay the general partner a monthly brokerage charge equal to a rate of 0.375%, a rate of 4.50% annually; Legacy 2 Class units pay the general partner a monthly brokerage charge equal to a rate of 0.39583%, a rate of 4.75% annually; Global 1 Class units pay the general partner a monthly brokerage charge equal to a rate of 0.32916%, a rate of 3.95% annually; Global 2 Class units pay the general partner a monthly brokerage charge equal to a rate of 0.350%, a rate of 4.20% annually; and Global 3 Class units pay the general partner a monthly brokerage charge equal to a rate of 0.49583%, a rate of 5.95% annually.

        The general partner pays from the brokerage charge all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation and consulting fees to the trading advisors. The payments to the clearing brokers are based upon a specified amount per round-turn for each commodity interest transaction executed on behalf of Grant Park. The amounts paid to selling agents, trading advisors or others may be based upon a specified percentage of Grant Park's net asset value or round-turn transactions. A round-turn is both the purchase and sale of a futures contract. The balance of the brokerage charge not paid out to other parties is retained by the general partner as payment for its services to Grant Park. The amount retained by the general partner varies based on allocations to the trading advisors and has ranged from approximately 1.20% to 3.24% in the past.

        Grant Park pays the general partner the brokerage charge, which is based on a fixed percentage of net assets, regardless of whether actual transaction costs were less than or exceeded this fixed percentage or whether the number of trades significantly increases. For the Legacy 1 Class units, assuming Grant Park's brokerage charge was expressed on a per-transaction basis, the brokerage charge equates to round-turn commissions of approximately $24.38 based on the average trading activity of the Legacy 1 Class units' trading advisors for the last three calendar years and assuming current allocations to the trading advisors.

        For the Legacy 2 Class units, assuming Grant Park's brokerage charge was expressed on a per-transaction basis, the brokerage charge equates to round-turn commissions of approximately $26.52 based on the average trading activity of the Legacy 2 Class units' trading advisors for the last three calendar years and assuming current allocations to the trading advisors.

        For the Global 1 Class units, assuming Grant Park's brokerage charge was expressed on a per-transaction basis, the brokerage charge equates to round-turn commissions of approximately $21.11 based on the average trading activity of the Global 1 Class units' trading advisors for the last three calendar years and assuming current allocations.

        For the Global 2 Class units, assuming Grant Park's brokerage charge was expressed on a per-transaction basis, the brokerage charge equates to round-turn commissions of approximately $22.55 based on the average trading activity of the Global 2 Class units' trading advisors for the last three calendar years and assuming current allocations.

        For the Global 3 Class units, assuming Grant Park's brokerage charge was expressed on a per-transaction basis, the brokerage charge equates to round-turn commissions of approximately $31.85 based on the average trading activity of the Global 3 Class units' trading advisors for the last three calendar years and assuming current allocations of net assets to the trading advisors.

        The clearing brokers are also paid by the general partner, out of its brokerage charge, an average of between approximately $5.00 and $10.00 per round turn transaction entered into by Grant Park. This round turn commission includes all clearing, exchange and NFA fees.

        The Guidelines for the Registration of Commodity Pool Programs developed by the North American Securities Administrators Association, Inc., or NASAA Guidelines, require that the brokerage charge payable by Grant Park will not be greater than (1) 80% of the published retail commission rate plus pit brokerage fees, or (2) 14% annually of Grant Park's average net assets, including pit brokerage fees. Net assets for purposes of this limitation exclude assets not directly related to trading activity, if any. The general partner intends to operate Grant Park so as to comply with these limitations.

Dealer Spreads

        Grant Park trades OTC derivatives, including foreign currency forward contracts. These contracts are traded among dealers that act as principals or counterparties to each trade. The execution costs are included in the price of the contract purchased or sold, and accordingly, these costs to Grant Park cannot necessarily be determined. However, the general partner believes the bid-ask spreads (i.e., compensation) paid by Grant Park are competitive with the spreads paid by other institutional customers that are comparable in size and trading activity to Grant Park. Any commissions or other transaction fees that may be incurred by Grant Park in trading, other than the associated bid-ask spreads, are paid by the general partner out of the brokerage charge.

Incentive Fees

        Grant Park pays each trading advisor a quarterly or semi-annual incentive fee based on any new trading profits achieved on the trading advisor's allocated net assets at the end of each calendar period. Generally, new trading profits means the net increase in trading profits, realized and unrealized, experienced by the trading advisor on its allocated net assets from the most recent prior period in which an incentive fee was paid to the trading advisor, or if an incentive fee has yet to be paid to that trading advisor, the trading advisor's initial allocation of net assets. Currently, the incentive fees payable to each of Grant Park's trading advisors that are allocated 10% or more of Grant Park's assets are as follows: 20% to Rabar, 22.5% to EMC, 23% to Lynx, 20% to Quantica, 20% to RCM and 20% to Winton. Grant Park pays incentive fees ranging between 23% and 24% to each of Amplitude and Transtrend.

        Calculation of New Trading Profits.    New trading profits are calculated with respect to each trading advisor's allocated net assets. Allocated net assets means that portion of the net assets of each class of Grant Park allocated to the trading advisor by the general partner through the trading company and subject to the trading advisor's discretion (including any notional funds), together with any appreciation or depreciation in such allocated net assets. New trading profits are calculated on a high water mark basis, as described in the paragraph below. For a definition of net assets, please see "LIMITED PARTNERSHIP AGREEMENT—Nature of Classes and Determination of Net Asset Value."

        New trading profits on the allocated net assets of each trading advisor are calculated as the sum of (1) the net of any profits (excluding interest income) and losses realized on all trades closed out during the period of such allocated net assets, plus (2) the net of any unrealized profits and losses on open positions as of the end of such period on such allocated net assets, minus (3)(A) the net of any unrealized profits or losses on open positions as of the end of the preceding period on such allocated net assets, (B) all expenses (except the incentive fee payable to the trading advisor, if any, for the current period and applicable state taxes) attributable to such allocated net assets incurred or accrued during such period, including, without limitation, the brokerage charge and Grant Park's ongoing expenses, and (C) cumulative net realized or unrealized trading losses on such allocated net assets (reduced by a proportionate share of realized and unrealized trading losses on such allocated net assets attributable to redeemed units or reallocated amounts as of any redemption or reallocation date), if any, carried forward from all preceding periods since the last period for which an incentive fee was payable to the trading advisor. The general partner may, however, in its sole discretion, adjust the computation of new trading profits on the allocated net assets of any trading advisor to exclude or include all or a portion of particular expenses for purposes of calculating that trading advisor's incentive fee. Because incentive fees payable to certain trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, the advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the "break-even" level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

        Incentive fees paid at the end of a period will be retained by each trading advisor and will not be repaid to Grant Park if the net assets of Grant Park or of any class subsequently decline. This could result in substantial incentive fees being paid to a trading advisor despite the fact that an overall decline in the net assets of Grant Park or of any class has occurred. Because each trading advisor's incentive fee will be determined independently based on new trading profits experienced on the net assets allocated to the trading advisor, it also is possible that one of the trading advisors could be paid incentive fees for a period even though, because of losses suffered by another trading advisor, the net asset value per unit of a limited partner's units declined during the period. Incentive fees will be payable on realized and unrealized profits and, therefore, without regard to cash available for distribution.

        The general partner generally reallocates assets to or from a trading advisor as of the first trading day of a calendar month. However, the advisory contracts authorize the general partner to reallocate assets among the trading advisors monthly as it determines in its sole discretion upon 10 days' prior written notice to the affected trading advisors. If a trading advisor's advisory contract with Grant Park is terminated other than as of the end of a calendar quarter or semi-annual period or assets are allocated away from the trading advisor on other than a quarter-end or semi-annual period end, the trading advisor will receive an incentive fee, if due, as though the termination date or reallocation date were the end of a calendar quarter or semi-annual period end. With respect to any allocated assets, in determining the trading advisor's incentive fee, reallocated assets are transferred at the net asset value they had on the last trading day immediately prior to the date they are allocated away from the trading advisor, and the trading advisor is paid its incentive fee on the new trading profits on the reallocated assets. Below is a sample calculation of the incentive fee:

        Assume one of Grant Park's trading advisors, referred to as trading advisor A, is entitled to a 20% incentive fee. Assume Grant Park paid an incentive fee to trading advisor A at the end of the fourth quarter of 2011 and assume that trading advisor A's allocated net assets recognized trading profits, net of all applicable fees and expenses, of $100,000 during the first quarter of 2012. The new trading profits, excluding interest income, for the quarter would be $100,000 and trading advisor A's incentive fee would be $20,000 (0.2 × $100,000). Alternatively, assume that Grant Park paid an incentive fee to trading advisor A at the end of the fourth quarter of 2011 but did not pay an incentive fee to trading advisor A at the end of the first quarter of 2012, because trading advisor A had trading losses of $50,000. If trading advisor A's allocated net assets recognized trading profits of $100,000 at the end of the second quarter of 2012, the net trading profits, excluding interest income, for the quarter would be $50,000 ($100,000—$50,000 loss carryforward) and trading advisor A's incentive fee would be $10,000 (0.2 × $50,000). You should note that this simplified example assumes that no additional assets have been allocated to, nor have any assets been allocated away from, trading advisor A during these sample time frames.

        New trading profits are calculated on the performance of each trading advisor's allocated net assets of Grant Park as a whole, and not on a capital account-by-capital account basis. In particular, because incentive fees are calculated on the basis of any new trading profits attributable to a trading advisor's allocated net assets, the incentive fees are subject to equal allocation among all limited partners, even though these persons may have purchased their units at different times. Furthermore, because incentive fees are calculated on the trading advisor's allocated net assets and not on the new trading profits experienced by a class of units, and each class of units bears differing proportions of

Grant Park's organization and offering expenses, for purposes of calculating new trading profits these expenses are deemed to be shared proportionately among each unit.

        The distortions described above are the product of calculating and allocating incentive compensation among multi-advisor, multi-class, open-end funds among persons investing at different times while still maintaining a uniform net asset value per unit of each class. This method is the most common method used in publicly-offered managed futures funds in which the large number of investors makes it impracticable to individually track capital accounts for each investor, but can result in incentive fees that disproportionately benefit or disadvantage particular limited partners in comparison to funds that can assess fees solely based upon the individual investment experience of each limited partner.

Miscellaneous

        The NASAA Guidelines impose the following restrictions on the amount of advisory fees paid by Grant Park: any management fees, any advisory fees, and all other fees paid by Grant Park, excluding incentive fees and brokerage commissions, when added to the customary and routine administrative expenses of Grant Park may not exceed 1 / 2 of 1% of net assets per month, or 6% annually. Aggregate incentive fees may not exceed 15% of new trading profits. An additional 2% incentive fee, however, may be paid for each 1% by which the fees and expenses described above are reduced below 6% annually. The general partner intends to operate Grant Park so as to comply with these limitations.

Organization and Offering Expenses

        All expenses incurred in connection with the organization and the ongoing offering of the units are paid by the general partner and then reimbursed to the general partner by Grant Park. The limited partnership agreement provides that Grant Park shall be entitled to reimbursement for organization and offering expenses at a rate of up to 1.0% per annum, computed monthly, of which up to 10% of such amount is reimbursable by Class A and 90% is reimbursable by Class B. Effective April 1, 2004, Class A units bear organization and offering expenses at an annual rate of 20 basis points (0.20%) of the adjusted net assets of the Class A units calculated and payable monthly on the basis of month-end adjusted net assets. Effective September 1, 2005, Class B units bear these expenses at an annual rate of 60 basis points (0.60%) of the adjusted net assets of the Class B units, calculated and payable monthly on the basis of month-end adjusted net assets. Effective April 1, 2009, Class A units bear organization and offering expenses at an annual rate of 10 basis points (0.10%) of the adjusted net assets of the Class A units, calculated and payable monthly on the basis of month-end adjusted net assets, and Class B, Legacy 1 Class, Legacy 2 Class, Global 1 Class, Global 2 Class and Global 3 Class units bear organization and offering expenses at an annual rate of 30 basis points (0.30%) of the adjusted net assets of each respective Class of units, calculated and payable monthly on the basis of month-end adjusted net assets. In no event, however, will the reimbursement from Grant Park to the general partner exceed 1.0% per annum of the average month-end net assets of Grant Park. The general partner has the discretion to change the amounts assessed to each class for organization and offering expenses, provided the amounts do not exceed the limits set forth in the limited partnership agreement. In its discretion, the general partner may require Grant Park to reimburse the general partner in any subsequent calendar year for amounts that exceed these limits in any calendar year, provided that the maximum amount reimbursed by Grant Park in any calendar year will not exceed the overall limits set forth above.

        The NASAA Guidelines require that the organization and offering expenses of Grant Park do not exceed 15% of the total subscriptions accepted. The general partner, and not Grant Park, is responsible for any expenses in excess of that limitation. Since the general partner has agreed to limit Grant Park's responsibility for these expenses to a total of 1% per annum of Grant Park's average month-end net assets per year, the general partner does not expect the NASAA Guidelines limit of 15% of total subscriptions to be reached.

Operating Expenses

        Grant Park has borne, and will continue to bear, all ongoing operating expenses subject to a maximum charge for such expenses of 0.25% of the average net assets of Grant Park per year, including legal, audit, internal control attestation, administration, transfer agent, printing and postage expenses and the costs and expenses of preparing and filing required periodic reports with the SEC. To the extent operating expenses are less than 0.25% of Grant Park's average net assets during the year, the difference may be reimbursed pro rata to recordholders as of December 31 of each year. If actual operating expenses are higher than 0.25% of Grant Park's average net assets during any year, the general partner, not Grant Park, will bear the excess amount. The general partner estimates that the legal and audit fee portion of the operating expense chargeable to Grant Park during 2014 will be approximately $300,000. The general partner does not anticipate that Grant Park will be liable for any income or other business taxes. The portion of the operating expense borne by Grant Park relating to the fees and expenses associated with Grant Park's transfer agent will be paid to the general partner, which acts as Grant Park's transfer agent.

        The general partner will not cause Grant Park to pay any of the general partner's indirect expenses, other than organization and offering expenses as described above, incurred in connection with its administration of Grant Park, including salaries, rent, travel expenses or other items generally considered overhead.

Extraordinary Expenses

        Grant Park is required to pay all of its extraordinary expenses, if any. These expenses include any litigation expenses and IRS audit expenses, among others.

Early Redemption Fee

        Investors in the offered units are prohibited from redeeming such units for three months following the subscription for units. Global 3 Class units that are redeemed after the three-month lock-up, but before the one-year anniversary of the subscription for the units will pay the general partner an early redemption fee. The early redemption fee is based on the net asset value of the redeemed units as of the close of business on the date of the redemption and will differ depending on when the units are redeemed during the first year of investment as follows:

  •
  units redeemed after the third month-end and on or before the sixth month-end after the subscription are subject to a fee of 1.50% of the net asset value of the redeemed units;

  •
  units redeemed after the sixth month-end and on or before the ninth month-end after the subscription are subject to a fee of 1.0% of the net asset value of the redeemed units; and

  •
  units redeemed after the ninth month-end and before the one-year anniversary of the subscription are subject to a fee of 0.5% of the net asset value of the redeemed units.

        For purposes of determining the existence and the amount of an early redemption fee with respect to the Global 3 Class units, redemptions are made on a first-in, first-out basis such that the redeemed units will be deemed to have been acquired on the redeeming limited partner's earliest subscription date for which units have not yet been redeemed. Global 3 Class limited partners who redeem units on or after the one year anniversary of their subscription for the redeemed units do not pay any redemption fees for such redemption.

Fees and Expenses Paid by the General Partner

        The general partner pays the following fees and expenses in connection with the offering of units, trading activities and operation of Grant Park.

Transaction Costs

        As described above under "FEES AND EXPENSES—Fees and Expenses Paid by Grant Park—Brokerage Charge," the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, and other transaction costs incurred in connection with Grant Park's trading activities.

Selling Agent Compensation

        The general partner pays, out of the brokerage charge Grant Park pays the general partner, all upfront sales commissions and other ongoing compensation to the selling agents for the sales of any units, up to 3.5% of the amount of such units. You will not pay additional sales compensation to the selling agents.

        Legacy 1 Class Units.    Selling agents who sell Legacy 1 Class units do not receive any upfront sales compensation and will not receive an administrative fee. However, such selling agents may be reimbursed for bona fide due diligence expenses. In no event will the total underwriting compensation per Legacy 1 Class unit exceed 10% of the subscription proceeds of the unit.

        Legacy 2 Class Units.    Beginning with the first month after the subscription proceeds of a Legacy 2 Class unit have been invested in Grant Park, selling agents who sell Legacy 2 Class units will receive an administrative fee calculated and payable monthly at an annual rate of 25 basis points (0.25%) of the month-end net asset value of the unit, paid on a monthly basis, in order to compensate them for ongoing administrative and other support services provided to the unit holder. However, in no event will the total underwriting compensation per Legacy 2 Class unit exceed 10% of the subscription proceeds of the unit. This ongoing compensation will continue as long as the unit remains outstanding.

        Global 1 Class Units.    Selling agents who sell Global 1 Class units do not receive any upfront sales compensation and will not receive an administrative fee. However, such selling agents may be reimbursed for bona fide due diligence expenses. In no event will the total underwriting compensation per Global 1 Class unit exceed 10% of the subscription proceeds of the unit.

        Global 2 Class Units.    Beginning with the first month after the subscription proceeds of a Global 2 Class unit have been invested in Grant Park, selling agents who sell Global 2 Class units will receive an administrative fee calculated and payable monthly at an annual rate of 25 basis points (0.25%) of the month-end net asset value of the unit, paid on a monthly basis, in order to compensate them for ongoing administrative and other support services provided to the unit holder. However, in no event will the total underwriting compensation per Global 2 Class unit exceed 10% of the subscription proceeds of the unit. This ongoing compensation will continue as long as the unit remains outstanding.

        Global 3 Class Units.    Selling agents who sell Global 3 Class units receive for each unit sold sales compensation as follows: The general partner pays that selling agent an upfront sales commission of up to 2.0% of the purchase price per Global 3 Class unit at the time that each Global 3 Class unit is sold. Then, beginning with the thirteenth month after the subscription proceeds of a Global 3 Class unit are invested in Grant Park, in return for ongoing services provided to the limited partners, the selling agent who sold the unit will receive ongoing compensation, calculated and payable monthly at an annual rate of up to 2.0% of the month-end net asset value of the unit, provided that the total underwriting compensation per Global 3 Class unit does not exceed 10% of the subscription proceeds of the unit. Once begun, this ongoing compensation will continue as long as the unit remains outstanding. In the event that the total underwriting compensation paid to the selling agent per a Global 3 Class unit meets this limit, such Global 3 Class unit will be automatically exchanged for an equal net asset amount of Global 1 Class units at no additional cost. The Global 1 Class units, which are initially offered only to investors through wrap-accounts, are identical to the Global 3 Class units, except for a different (lower) fee structure and not subject to the payment of trailing commissions or any other ongoing compensation.

        Ongoing Compensation Paid to Selling Agents Who Previously Sold Class A and Class B Units.    Although we are no longer offering Class A or Class B units, selling agents who previously sold Class A units continue to receive ongoing compensation for continuing services provided to Class A unit holders calculated and payable monthly at an annual rate ranging between 2.0% and 2.25% of the month-end net asset value of the unit, provided that the total underwriting compensation per Class A unit does not exceed 10% of the subscription proceeds of the unit unless the selling agent is registered with the CFTC and is a member of the NFA as a futures commission merchant or introducing broker and the registered representative of the selling agent responsible for the sale is registered with the CFTC, is a member of the NFA and has either passed the Series 3 or Series 31 examination or was "grandfathered" as an associated person of the selling agent and agrees to perform certain ongoing services with respect to the holder of the unit. Once begun, this ongoing compensation will continue as long as the unit remains outstanding.

        Selling agents who previously sold Class B units continue to receive ongoing compensation, calculated and payable monthly at an annual rate of up to 3.5% of the month-end net asset value of the unit, provided that the total underwriting compensation per Class B unit does not exceed 10% of the subscription proceeds of the unit unless the selling agent is registered with the CFTC and is a member of the NFA as a futures commission merchant or introducing broker and the registered representative of the selling agent responsible for the sale is registered with the CFTC, is a member of the NFA and has either passed the Series 3 or Series 31 examination or was "grandfathered" as an associated person of the selling agent and agrees to perform certain ongoing services with respect to the holder of the unit. Once begun, this ongoing compensation will continue as long as the unit remains outstanding.

        Grant Park also engages certain employees of the general partner to perform wholesaling activities with respect to the fund. Any compensation of employees of the general partner for their wholesaling services is either considered part of Grant Park's organization and offering expenses, and is payable by Grant Park in accordance with the procedure described above under "FEES AND EXPENSES—Fees and Expenses Paid by Grant Park—Organization and Offering Expenses," or is paid by the general partner out of its own assets, in the general partner's sole discretion. The compensation paid to employees of the general partner for their wholesaling services is considered underwriting compensation and is included in the 10% limitation on total underwriting compensation pursuant to FINRA Rule 2310.

        The general partner may engage third-parties, including affiliates of the selling agents, to provide administrative services to certain investors in Grant Park. The general partner will be responsible for the payment of any fees or expenses incurred in connection with such arrangements.

Trading Advisor Consulting Fees

        Each trading advisor receives a consulting fee, payable by the general partner out of the brokerage charge Grant Park pays the general partner, ranging from 0% to 2% per year, computed and accrued monthly on the basis of the trading advisor's allocated net assets either at the beginning of the month or at month-end and paid, depending on the trading advisor, either monthly or quarterly. The consulting fees payable to each of Grant Park's trading advisors that are allocated 10% or more of Grant Park's assets are as follows: 2% for Legacy Class units to Rabar, 0% for Global Class units to Rabar, 1.5% to EMC, 0.5% to Lynx, 1% to Quantica, 1% to RCM and 1% to Winton. Grant Park pays consulting fees ranging between 1% and 1.5% to each of Amplitude and Transtrend.

USE OF PROCEEDS

        The proceeds of the offering are deposited in Grant Park's bank and allocated to the trading advisors for the purpose of engaging in trading activities in accordance with Grant Park's trading policies and the trading advisors' respective trading strategies. The trading advisors are accessed through trading companies or such trading advisors' funds.

        Approximately 5% to 35% of Grant Park's assets are committed as margin for futures, options on futures or security futures contracts and held by the clearing brokers, although the amount committed may vary significantly. These assets are maintained in segregated accounts with the clearing brokers pursuant to the Commodity Exchange Act and CFTC regulations and are generally held in cash or U.S. government securities. Approximately 1% to 5% of Grant Park's assets are deposited with the clearing brokers, their affiliates or other dealers to initiate and maintain forward, OTC options, swap or spot contracts. These assets are not held in segregation or otherwise regulated under the Commodity Exchange Act and generally are held either in cash, U.S. government securities or short-term time deposits with U.S.-regulated banks, which may or may not be affiliated with the clearing brokers, their affiliates or other dealers. The general partner invests through GP Cash Management, LLC the remaining 65% to 95% of Grant Park's assets in cash, U.S. Treasury securities, commercial paper, corporate bonds, securities issued by U.S. government agencies and other investment grade money market securities. Investors should note that maintenance of Grant Park's assets in U.S. government securities and banks does not reduce the risk of loss from trading commodity interest contracts. Grant Park receives all interest earned on its assets.

        The trading advisors do not, directly or indirectly, commingle Grant Park's assets with the property of any other person nor loan Grant Park's assets to the trading advisors or any affiliate of the trading advisors.

LIMITED PARTNERSHIP AGREEMENT

        The following is a summary of Grant Park's Third Amended and Restated Limited Partnership Agreement, a form of which is attached as Appendix A.

Nature of Grant Park

        Grant Park is organized under the Revised Uniform Limited Partnership Act of the State of Illinois. The purpose of Grant Park is to seek to profit from investing in, trading, buying, selling or otherwise acquiring, holding or disposing of commodity interests and all rights or interests in or pertaining to such activities and engaging in any other related activities.

Nature of Classes and Determination of Net Asset Value

        Grant Park is organized into seven separate classes of limited partnership units, Class A units, Class B units, Legacy 1 Class units, Legacy 2 Class units, Global 1 Class units, Global 2 Class units and Global 3 Class units, each having the rights and preferences described in this prospectus and in the limited partnership agreement. The general partner has the authority to establish one or more additional classes of units in its discretion.

        The terms "net asset value" or "net assets" as of any date with respect to any class of units refer to (1) the total assets of Grant Park constituting such class as of such date including all cash and cash equivalents, plus the market value of all open commodity interest positions and U.S. Treasury bills; minus (2) any brokerage commission attributable to that class that are or would be payable directly by Grant Park if all open commodity interest positions were closed as of the date the calculation is made; and minus (3) all accrued liabilities of Grant Park as of that date attributable to that class determined in accordance with generally accepted accounting principles. The terms "net asset value" or "net assets" as of any date with respect to Grant Park as a whole refer to the sum of the net asset values or net assets of all classes as of that date. Net assets include any unrealized profits or losses attributable to the net assets and any accrued fees or expenses, including fees and expenses based on a percentage of net assets, attributable to the net assets.

        The market value of a commodity interest is the price quoted on the exchange on which that commodity interest is traded as of the close of each trading day, or if the commodity interest is not traded on an exchange, the fair market value of the commodity interest, as determined by the general partner.

        Each class shall share in the assets, expenses and liabilities of Grant Park on a proportional basis with each other class, except to the extent otherwise specifically provided in the limited partnership agreement or to the extent that the general partner determines, in good faith, that any expense or liability of Grant Park, or any portion of any expense or liability of Grant Park, should be attributable only to a particular class or classes including, without limitation, expenses incurred in connection with the organization and offering of units. This allocation will be final and binding on all limited partners.

        The term "net asset value per unit" with respect to units of any class refers to the net asset value of that class divided by the number of units outstanding in that class. Thus, each unit within a class will have the same net asset value as all other units within that same class.

        The general partner will calculate the approximate net asset value per unit of each class on a daily basis and furnish this information upon request to a limited partner.

Liability of Limited Partners

        When purchased in this offering, units will be fully paid and nonassessable. A limited partner will be liable for the losses and obligations of Grant Park only to the extent of its capital contribution and any share of undistributed profits. Once a limited partner has caused Grant Park to redeem its units, Grant Park may have a claim against that limited partner for liabilities of Grant Park that arose before the date of redemption, but the claim will not exceed the limited partner's capital contribution and share of undistributed profits together with interest. Grant Park will make a claim against a limited partner only in the event that assets of Grant Park are insufficient to discharge Grant Park's liabilities to its creditors. The general partner will be liable for all obligations of Grant Park to the extent that Grant Park's assets are insufficient to discharge those obligations. Although the limited partnership units are separated into distinct classes, the assets and liabilities of Grant Park will not be segregated between the classes for legal purposes.

Management of Grant Park's Affairs

        The general partner is solely responsible for the management of Grant Park. With few exceptions, limited partners take no part in the management and have no voice in the operations of Grant Park. The general partner delegates to the trading advisors the authority to make commodity interest trading decisions for Grant Park. The limited partners, by executing the subscription agreement and a power of attorney in favor of the general partner, appoint the general partner their attorney-in-fact for purposes of executing various documents on behalf of Grant Park. In general, the general partner will not be liable, responsible or accountable in damages or otherwise to Grant Park or any of the limited partners for any act or omission performed by it in good faith pursuant to the authority granted to it by the limited partnership agreement.

        The general partner is accountable to Grant Park and its participants as a fiduciary and consequently must exercise good faith and integrity in handling Grant Park's affairs. This is a rapidly developing and changing area of the law, and if you have questions concerning the general partner's duties you should consult with your counsel.

Redemptions, Distributions and Transfers

Redemption of Units

        A limited partner may cause any of its units to be redeemed by Grant Park for an amount equal to the net asset value per applicable unit as of the last business day of each month by delivering a written request for redemption to the general partner, a form of which is attached as Appendix D, indicating the number or dollar amount worth of units that the limited partner wishes to redeem and the requested redemption date. Such written notice must be delivered to the general partner at least 10 days in advance of the requested redemption date, or at an earlier date if required by your selling agent. The general partner, in its sole discretion, may permit limited partners to cause their units to be redeemed under other conditions, at other times or upon shorter notice as it determines. The general partner will notify a redeeming limited partner in writing within ten days after the proposed redemption date regarding whether redemption has been, or will be, effected on the requested redemption date. Except as described below, the redemption amount will be paid by the fifteenth business day of the month following the redemption date, as applicable. The general partner will redeem units at the net asset value per unit on the requested redemption date unless the number of redemptions would be detrimental to the tax status of Grant Park. In such a case, the general partner will select by lot that number of redemptions as will not impair Grant Park's tax status. The right to obtain redemption also is contingent upon Grant Park's having property sufficient to discharge its liabilities on the redemption date and may be delayed if the general partner determines that earlier liquidation of commodity interest positions to meet redemption payments would be detrimental to Grant Park or nonredeeming limited partners.

        The terms of the redemption request, which shall be irrevocable, must include (1) the number or dollar amount worth of units and the date for which redemption is requested, (2) an acknowledgment of the basis upon which valuation of the units being redeemed will be made, and (3) a representation by the limited partner that the limited partner is the lawful owner of the units being redeemed and that the units have not been encumbered in any fashion. Redemptions of the offered units are prohibited during the first three months following an initial and each subsequent investment. There will be no redemption charge for redemption of Legacy 1 Class and Legacy 2 Class units or Global 1 Class and Global 2 Class units. Holders of Global 3 Class units who desire to redeem any or all of their units after the three-month lock-up period, but before the one year anniversary of their subscription for the redeemed units, will pay the applicable early redemption fee to the general partner as described elsewhere in this prospectus. All redemptions shall be made on a first-in, first-out basis, such that the redeemed units will be deemed to have been acquired on the redeeming limited partner's earliest subscription date for which units have not yet been redeemed.

        The net asset value per applicable unit as of the date of redemption may differ substantially from the net asset value per unit as of the date by which the irrevocable notice of redemption must be submitted.

Required Redemption

        The general partner may, at any time in its sole discretion, require any limited partner to withdraw entirely from Grant Park, or to withdraw a portion of the limited partner's units, on not less than 15 days' advance notice in writing to the limited partner. In addition, the general partner without notice may require at any time, or retroactively, withdrawal of any limited partner (1) that it determines is an employee benefit plan in order for the assets of Grant Park not to be treated as plan assets of the investing plan under ERISA, (2) that made a misrepresentation to the general partner in connection with its purchase of units, or (3) if the limited partner's ownership of units would result in the violation of applicable laws or regulations by Grant Park or a partner. A mandatorily redeemed limited partner is treated as withdrawn from Grant Park or as having made a partial withdrawal from his capital account, as the case may be, without further action on the part of the limited partner.

Special Redemption Date

        The general partner will declare a special redemption date whenever Grant Park experiences a decline in the net asset value of a unit at the close of business on any business day to less than 50% of the net asset value per unit on the last valuation date. Grant Park will suspend trading during any special redemption period.

Distributions

        The general partner is not required to make distributions of Grant Park assets to any limited partner. While the general partner has the authority to make distributions of Grant Park assets, it does not intend to do so. The general partner believes that it is not necessary to make distributions, because you may cause Grant Park to redeem any or all of your units on a periodic basis. You should note, however, that, if Grant Park realizes profits during any fiscal year, your allocable share of those profits will constitute taxable income to you for federal income tax purposes whether or not the general partner makes distributions to you. Please note that the general partner has not previously sponsored or offered, and does not currently sponsor or offer, any funds or other similar programs for which the prospectus related thereto disclosed a date when or time period during which the fund or program might be liquidated, and it does not disclose any such date with respect to Grant Park herein, other than upon the expiration of Grant Park's term.

Transfers and Assignments

        A limited partner may transfer or assign his or her units in Grant Park upon 30 days' prior written notice to the general partner and subject to approval by the general partner of the assignee. The general partner will provide approval when it is satisfied that the transfer complies with applicable laws and/or does not endanger Grant Park's tax status as a partnership. An assignee not admitted to Grant Park as a limited partner will have only limited rights to share in the profits and capital of Grant Park and a limited redemption right.

Termination of Grant Park

        The affairs of Grant Park will be wound up and Grant Park will be liquidated upon the happening of any of the following events (1) expiration of Grant Park's term on December 31, 2027, (2) a decision by the limited partners to liquidate Grant Park, (3) withdrawal or dissolution of the general partner and the failure of the limited partners to elect a substitute general partner to continue Grant Park, or (4) assignment for the benefit of creditors or adjudication of bankruptcy of the general partner or appointment of a receiver for or seizure by a judgment creditor of the general partner's interest in Grant Park.

Amendments and Meetings

        In general, the limited partnership agreement may be amended if limited partners owning more than 50% of the outstanding units agree. The general partner may amend the limited partnership agreement without the approval of the limited partners in order to clarify inaccuracies or ambiguities, make changes required by any regulatory or self-regulatory authority, or by law or to make other changes the general partner deems advisable so long as they are not adverse to limited partners.

        Limited partners owning at least 10% of the outstanding units can require the general partner to call a meeting of Grant Park. In general, at the meeting, the limited partners owning more than 50% of the outstanding units may vote to (1) amend the limited partnership agreement as provided in the limited partnership agreement, (2) remove the general partner, (3) elect a substitute general partner or general partners upon the removal or withdrawal of the existing general partner, provided that the substitute general partner shall continue the business of Grant Park without dissolution, (4) terminate any contract between Grant Park and the general partner or any trading advisor, or (5) liquidate Grant Park.

        In the event that the matter to be voted on affects only one class of units, then only limited partners holding units of the affected class will be entitled to vote, with such matter being approved by a vote of limited partners owning more than 50% of the outstanding units of the affected class.

        Any material changes to Grant Park's fundamental investment objectives or policies, as determined by the general partner in good faith, shall require the prior written approval of limited partners holding more than 50% of Grant Park's outstanding units.

Indemnity

        Grant Park will indemnify and hold harmless the general partner and its members, directors, officers, employees and agents from and against any loss, expense or other liability (including reasonable attorneys' fees and expenses) incurred by them by reason of any act performed or omission by them on behalf of Grant Park, provided that (1) the general partner has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of Grant Park, (2) the general partner or such related person was acting on behalf of, or performing services for, Grant Park, and (3) the loss or liability was not the result of negligence or misconduct by the general partner or such related person. Grant Park may only advance funds to the general partner and/or its members, directors, officers, employees and agents under this indemnity if (a) the legal action relates to acts or omissions relating to the performance of duties on behalf of Grant Park, (b) the legal action is initiated by someone other than a limited partner, or if initiated by a limited partner, the court approves the advance, and (c) the general partner and/or its members, directors, officers, employees and agents, as the case may be, agree to reimburse Grant Park for the amount of the advance plus interest if the legal action is subsequently deemed not to give rise to indemnification. Any indemnification of the general partner or any related person is recoverable only from the assets of Grant Park and not from the limited partners. Nevertheless, Grant Park shall not indemnify the general partner or any related person for any loss, expense or other liability arising from an alleged violation of federal or state securities laws unless the indemnification complies with the requirements for indemnification set forth in the NASAA Guidelines.

        The limited partnership agreement further provides that the general partner is authorized to cause Grant Park to indemnify and hold harmless the trading advisors, the clearing brokers, the selling agents and other third parties to the extent permitted by applicable law. In no event, however, will any undertaking to indemnify any selling agent or other person be contrary to the limitations on indemnification set forth in the NASAA Guidelines.

        No indemnity by Grant Park will increase the liability of any limited partner beyond the amount of the limited partner's capital contribution and profits, if any, in Grant Park.

Reports and Notices to Limited Partners

        Limited partners receive monthly statements within 30 days after the last day of the prior month setting forth the value of their units and other information relating to Grant Park as may be required by CFTC rules. No later than March 15th of each year, tax information of Grant Park necessary for limited partners to prepare their annual income tax returns is distributed to limited partners. No later than 90 days after each year, a certified annual report of financial condition of Grant Park is distributed to limited partners. This certified annual report contains financial statements that have been audited by Grant Park's independent accountants. If a certified annual report is due to be distributed within 45 days after the end of a calendar year, a monthly statement of account for December may not be distributed.

        Limited partners have the right to inspect Grant Park's books and records at the general partner's offices during reasonable business hours upon reasonable notice to the general partner.

        In addition, notice will be mailed to each limited partner, together with a description of limited partners' redemption and voting rights and a description of any material effect that the applicable following event may have on limited partners, within seven business days of any of the following events:

  (1)
  a decrease in the net asset value per applicable unit to 50% or less of the net asset value per unit most recently reported;

  (2)
  any material change in any contract with a trading advisor, including any change to trading advisors or any modification in connection with the method of calculating the incentive fee, as determined by the general partner in good faith; and

  (3)
  any material change in the amount of the brokerage charge or any other material change affecting the compensation of any party, as determined by the general partner in good faith.

Miscellaneous

        In compliance with the NASAA Guidelines, the limited partnership agreement provides that (1) no loans may be made by Grant Park to the general partner or any other person, (2) Grant Park's assets will not be commingled with the assets of any other person—assets used to satisfy margin requirements will not be considered commingled for this purpose, (3) no rebates or give ups may be received by the general partner nor may the general partner participate in any reciprocal business arrangements that could circumvent the NASAA Guidelines, (4) no trading advisor will receive a fee from Grant Park based on Grant Park net assets if the trading advisor shares, directly or indirectly, in any brokerage commissions generated by Grant Park, (5) the duration of any contract between Grant Park and the general partner or any trading advisor shall not exceed one year (although these contracts may be automatically renewable for successive one-year periods until terminated) and must be terminable without penalty upon no less than 60 days' prior written notice, (6) any other proposed or contemplated agreement, arrangement or transaction may be restricted in the discretion of a state securities administrator if it would be considered unfair to the limited partners, (7) Grant Park will not engage in pyramiding, and (8) at no time will a trading advisor be an affiliate of Grant Park's clearing broker nor at any time will a trading advisor be an affiliate of the general partner.

        In the event of the general partner's removal or withdrawal from Grant Park, the general partner will be entitled to redeem any units it owns at the applicable net asset value on the next valuation date following such removal or withdrawal.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        Except as otherwise noted herein, the following summarizes the material U.S. federal income tax consequences to U.S. citizen or resident individual investors in Grant Park. Grant Park has obtained an opinion of Vedder Price P.C., counsel to Grant Park, that the summary below correctly describes, in all material respects, the material U.S. federal income tax consequences as of the date hereof to Grant Park and to a U.S. citizen or resident individual who invests in Grant Park. The summary is based on current U.S. federal income tax law, which is subject to change prospectively or retroactively. Vedder Price P.C.'s opinion is based on the facts described in the registration statement of which this prospectus is a part and on the accuracy of factual representations made by the general partner. Vedder Price P.C.'s opinion represents only its legal judgment and does not bind the Internal Revenue Service or the courts. No ruling has been or will be sought from the Internal Revenue Service as to any matters discussed below. Certain tax consequences discussed below may vary in their application to each limited partner depending on that limited partner's particular circumstances, and the summary below therefore is not intended to be a substitute for professional tax advice. You should consult with your own professional tax advisor concerning the U.S. federal, state, local and foreign tax consequences of investing in Grant Park.

        This discussion was written to support the promotion or marketing of the transactions or matters addressed in this prospectus. You should seek advice based on your particular circumstances from an independent tax advisor.

The Partnership Tax Status of Grant Park

        The general partner has received an opinion of counsel from Vedder Price P.C. to the effect that, under current U.S. federal income tax law, Grant Park will be treated as a partnership for U.S. federal income tax purposes, provided that (1) at least 90% of Grant Park's gross income for each taxable year has previously consisted of and currently consists of "qualifying income" as defined in the Internal Revenue Code of 1986, as amended (the "Code"), and (2) Grant Park is organized and operated in accordance with its governing agreements and applicable law. As a partnership for U.S. federal income tax purposes, Grant Park will not pay any U.S. federal corporate income tax. However, Grant Park may constitute a publicly traded partnership if less than 90% of Grant Park's annual gross income consists of "qualifying income" as defined in the Code. In that case, Grant Park generally would be subject to U.S. federal income tax as a corporation, and distributions to limited partners could be taxable as dividends. The general partner believes that Grant Park has previously satisfied and currently satisfies the 90% test and that it is likely, but not certain, that Grant Park will continue to do so. The opinion of Vedder Price P.C. represents counsel's legal judgment based on the assumed facts and is not binding on the Internal Revenue Service or the courts.

Taxation of Limited Partners on Profits and Losses of Grant Park

        Assuming that Grant Park will be treated as a partnership for U.S. federal income tax purposes, each limited partner will be subject to federal income tax on that limited partner's share of any of Grant Park's income and gains, losses, deductions, etc. as determined for federal income tax purposes, even though Grant Park does not intend to make current cash distributions. Accordingly, investors may be required to fund any tax liability arising from their investments in Grant Park through other sources. The profits and losses of Grant Park will be allocated to the limited partners in a manner set forth in the limited partnership agreement. The general partner believes that the allocations provided for in the limited partnership agreement reflect each limited partner's economic interest in Grant Park and therefore should be respected for federal income tax purposes. However, it is possible that the allocations may be challenged by the relevant taxing authorities and such challenge may result in profits and losses being allocated for federal income tax purposes in a manner different from that set forth in the limited partnership agreement. In such event, limited partners may be required to amend their tax returns to take into account such different allocations and could potentially pay additional taxes plus interest and possible penalties.

        Limited partners will be allocated their proportionate share of the taxable income and losses recognized by Grant Park during the period that units are owned by them. Taxable income will be allocated to correspond as closely as possible to economic income allocations. However, because some limited partners may redeem units before all other limited partners do so, the allocation of taxable income may differ from the way the economic benefits of the income have been allocated among the limited partners.

Losses Allocated to Limited Partners

        You may deduct your share of any of Grant Park's tax losses only to the extent of your adjusted tax basis in your interest in Grant Park. Generally, your tax basis is the total amount invested by you in Grant Park, reduced (but not below zero) by your share of any Grant Park distributions, losses and expenses and increased by your share of Grant Park's income and gains and liabilities, if any. However, if you are an individual or other limited partner who is subject to at-risk limitations (generally, non-corporate taxpayers and closely-held corporations), you can deduct losses only to the extent you are at-risk. Generally, the amount at-risk is a limited partner's allocable share of capital invested and such partner's share of recourse debt for which the limited partner is liable. Amounts representing nonrecourse financing (other than certain nonrecourse financing to hold real estate) are generally not considered to be at-risk. Losses that cannot be claimed under the "at-risk" rules may be carried forward and deducted in subsequent tax years, subject to the "at-risk" and other applicable limitations on deductibility. You should consult your own independent tax advisor concerning the application of the "at-risk" rules to your investment in Grant Park.

Passive-Activity Loss Rules and Their Effect on the Treatment of Income and Loss

        Because Grant Park's allocable items of income, gain, loss, deductions, etc. will generally be derived from trading activities or consist of items of "portfolio income" and related losses, such items of income and loss generally will not be treated as derived from a "passive activity," and therefore the deductibility of any tax losses of Grant Park generally will not be limited by reason of the passive activity loss rules (but such losses may be subject to other deductibility limitations described in this summary). Because Grant Park's income and gains generally will not be treated as passive activity income, such income cannot offset any of your passive activity losses from other investments.

Cash Distributions and Redemptions

        When you receive cash from Grant Park, either through a distribution or a partial redemption, you will not pay federal income tax on that cash until the amount of the distribution exceeds your adjusted tax basis in your interest in Grant Park.

        If you receive a cash payment in complete redemption of all of your units, you will recognize gain or loss for federal income tax purposes equal to the difference between the amount of cash you receive and your adjusted tax basis in your units. The gain or loss generally will be characterized as long-term or short-term capital gain or loss depending on whether you held the units for more than one year.

Gain Or Loss on "Section 1256 Contracts" (As Defined in Section 1256 of the Code) and Non-Section 1256 Contracts

        Section 1256 Contracts include regulated futures contracts (other than security futures contracts) traded on U.S. and certain non-U.S. futures exchanges, most nonequity options traded on U.S. futures exchanges and certain foreign currency contracts. For federal income tax purposes, Section 1256 Contracts that remain open at the close of the taxable year are treated as if they were sold at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss (60/40 gain or loss), regardless of how long the contracts are held. Any gain or loss arising from actual sales of Section 1256 Contracts are also treated as 60/40 gain or loss.

        Contracts which are not Section 1256 Contracts include, among other things, most futures contracts traded on foreign exchanges, security futures contracts and certain foreign currency transactions. The gain and loss from these non-Section 1256 Contracts generally will be short-term capital gain or loss, but certain of these transactions may generate ordinary income.

Capital Gains and Losses

        For non-corporate taxpayers, net long-term capital gains, such as net gain on capital assets held or treated as held more than one year and 60% of the gain on Section 1256 Contracts, are taxed at a current maximum U.S. federal capital gains tax rate of 20% and net short-term capital gains, such as most net gain on capital assets held or treated as held one year or less (including net gain on certain non-Section 1256 Contracts) and 40% of the gain on Section 1256 Contracts, are subject to federal income tax at the same rates as ordinary income, with a current maximum U.S. federal income tax rate of 39.6%. Further, an additional 3.8% Medicare tax is imposed on certain net investment income from passive trade or business activities or trade or business activities involving trading in financial instruments and commodities, including ordinary interest, dividends and capital gains of certain non-corporate taxpayers whose modified adjusted gross income exceeds a threshold amount. Non-corporate taxpayers can deduct capital losses to the extent of their capital gains, and any capital losses in excess of capital gains may be used to offset up to $3,000 ($1,500 for a married individual filing separately) of ordinary income. Any unused capital losses can be carried over to future years. Accordingly, Grant Park could suffer significant capital losses, and you could still be required to pay federal income tax on, for example, your share of Grant Park's interest income.

        Unlike net capital losses derived from the sale or exchange of a capital asset, a non-corporate taxpayer (other than estates, trusts or partnerships) may elect to carry back net losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, the taxpayer can carry forward such losses indefinitely.

Limited Deduction for Certain Expenses

        The general partner intends to report the trading advisors' consulting and incentive fees and certain other expenses incurred by Grant Park and reported on Grant Park's federal income tax returns as trade or business expenses that are not subject to the limitations on deductibility for investment expenses and other "miscellaneous itemized deductions." The Internal Revenue Service or a state or local taxing authority could contend otherwise. For example, the Internal Revenue Service has ruled that where an upper-tier partnership held interests in several lower-tier entities which were taxed as partnerships and were engaged in the trade or business of trading in securities, the fees charged by the upper-tier partnership were not trade or business expenses, but rather were expenses incurred in connection with investment activities.

        If Grant Park expenses are recharacterized as investment expenses, the ability of limited partners who are non-corporate taxpayers to deduct their proportionate share of such expenses may be limited and such expenses would not be deductible at all for federal alternative minimum tax purposes. The consequences of the limitations on the deductibility of investment expenses will vary depending on the particular tax situation of each taxpayer. Non-corporate taxpayers should consult their own professional tax advisors with respect to the application of these limitations to their situation.

        In any event, Grant Park's expenses of offering interests are not deductible or amortizable for federal income tax purposes.

Interest Income

        Interest earned by Grant Park will be taxed as ordinary income and generally cannot be offset by capital losses. See the section above entitled "Capital Gains And Losses."

Investment Interest Deductibility Limitations

        Non-corporate limited partners can deduct investment interest, such as interest on indebtedness allocable to property held for investment, only to the extent that it does not exceed their net investment income. Net investment income does not include "net capital gain" (within the meaning of Code Section 163(d)) and qualified dividend income (as defined in Section 1(h)(11)(B) of the Code) absent an election by the limited partner to treat such gain and such dividends as ordinary income. The limitation on investment interest relates to property held for investment, which for this purpose would generally include the units of Grant Park. Thus, interest expense incurred by a limited partner to purchase such units and the limited partner's allocable share of Grant Park's interest expense, if any, generally will be subject to this limitation.

Unrelated Business Taxable Income

        The general partner anticipates that tax-exempt limited partners will not be required to pay federal income tax on their share of income or gains of Grant Park, provided that tax-exempt limited partners do not purchase their units with borrowed funds. Grant Park believes that it has not generated unrelated business taxable income in the past and the general partner does not anticipate the generation of unrelated business taxable income in the future. However, if Grant Park were to purchase interests in commodities with borrowed funds (although the general partner does not currently intend to do so), unrelated business taxable income may arise and be taxable for federal income tax purposes to tax-exempt limited partners. You should consult with your tax advisors as to whether an investment in Grant Park will result in any unrelated business taxable income to you.

Foreign Individual Limited Partners

        A foreign individual limited partner generally is not subject to United States taxation on capital gains from commodity or derivatives trading, provided such foreign individual limited partner is not otherwise a U.S. citizen, a "resident alien" (within the meaning of Code Section 7701) or present for more than 182 days in the United States during the taxable year, and provided further, that such foreign individual limited partner is not otherwise engaged in a trade or business within the United States during the taxable year to which the income, gain or loss is treated as "effectively connected." An investment in Grant Park should not, by itself, cause a foreign individual limited partner to be engaged in a trade or business within the United States for the foregoing purposes, based on the manner of Grant Park's trading activities as described herein. Pursuant to certain "safe harbors" under the Code, an investment fund whose United States business activities consist solely of trading commodities and derivatives for its own account should not be treated as engaged in a trade or business within the United States provided that such investment fund is not a dealer in commodities or derivatives and that the commodities traded are of a kind customarily dealt in on an organized commodity exchange. If the contracts traded by Grant Park in the future are not covered by these safe harbors, there is a risk that Grant Park would be treated as engaged in a trade or business within the United States and foreign individual limited partners would, in such case, be required to file United States federal income tax returns, be subject to United States federal income tax withholding and be required to pay United States federal income tax.

        Certain interest income (such as interest associated with original issue discount on Treasury Bills having a maturity of 183 days or less or commercial bank deposits) earned by Grant Park and allocable to foreign individual limited partners should not be subject to United States federal income tax or withholding, but may be subject to tax in other jurisdictions to which the foreign individual limited partner is connected. Likewise, portfolio interest income allocable to a foreign individual limited partner should not be subject to United States federal income tax withholding provided such partner is not otherwise engaged in a trade or business within the United States and provides Grant Park with a correct and complete Form W-8BEN or other applicable form.

        The "FATCA" provisions under Sections 1471 - 1474 of the Code (i) require certain foreign entities that are foreign financial institutions (as defined in Section 1471(d)(4) of the Code) to enter into an agreement to disclose to the Internal Revenue Service the name, address and taxpayer identification number of certain U.S. persons who own an interest in the foreign entity and require certain other foreign entities to provide certain other information and (ii) impose a 30% U.S. withholding tax on certain payments of U.S. source income and proceeds from the sale of property that produces U.S. source interest or dividends if the foreign entity fails to enter into the agreement or satisfy its obligations under the legislation. Prospective investors should consult their own independent tax advisor regarding the potential impact of this legislation on their investment in Grant Park.

Internal Revenue Service Audits of Grant Park and its Limited Partners

        Audits of tax items relating to Grant Park are conducted at the Grant Park level rather than at the limited partner level. The general partner will act as tax matters partner with the authority to determine Grant Park's responses to an audit. If an audit results in an adjustment, limited partners may be required to pay additional taxes including state and local income taxes, interest and penalties. Interest on tax deficiencies generally is not deductible by non-corporate limited partners.

Foreign, State, Local and Other Taxes

        In addition to the material U.S. federal income tax consequences described above, Grant Park and the limited partners may be subject to various foreign, state, local and other taxes. Prospective investors should consult their tax advisors as to the foreign, state and local tax consequences of investing in Grant Park.

Backup Withholding Applicable to U.S. Persons

        In order to avoid backup withholding and possible penalties, each limited partner which is a U.S. person must furnish Grant Park its true, correct and complete "taxpayer identification number" or social security number, certify that it is correct and certify that the limited partner is not subject to backup withholding. If a taxpayer identification number or social security number is not furnished, if the proper certifications are not provided, or if the Internal Revenue Service otherwise notifies Grant Park that backup withholding is required, Grant Park may be required to withhold, as backup withholding, (under current law) up to 28% of the payments made to such limited partner.

Importance of Obtaining Professional Tax Advice

        The foregoing analysis is not intended as a substitute for careful tax planning, particularly because the income tax consequences of an investment in Grant Park and of Grant Park's transactions are complex, and some of these consequences would vary significantly with the particular situation of a limited partner. Accordingly, you are strongly urged to consult your own tax advisors regarding the possible federal, state, local and foreign tax consequences of this investment, including, for example, the potential impact on your liability for federal alternative minimum tax from earning long-term capital gain realized from this investment.

INVESTMENT BY ERISA AND OTHER PLAN ACCOUNTS

General

        Most employee benefit plans and individual retirement accounts ("IRAs") are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of an employee benefit plan as defined in ERISA or a plan as defined in Section 4975 of the Code who has investment discretion should take into account before deciding to invest the plan's assets in Grant Park. Employee benefit plans and plans are collectively referred to below as plans, and fiduciaries with investment discretion are referred to below as plan fiduciaries.

        This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors. The summary does not include state or local law.

        Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in Grant Park and the manner in which units should be purchased.

Special Investment Considerations

        Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in Grant Park, including the role that an investment in Grant Park would play in the plan's overall investment portfolio. Each plan fiduciary, before deciding to invest in Grant Park, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses and that an investment in Grant Park complies with the terms of the plan.

Grant Park and Plan Assets

        A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a limited partnership will not be plan assets of a plan that purchases an equity interest in the partnership if the equity interest purchased is a publicly-offered security.

        If the underlying assets of a partnership are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that partnership would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

        The publicly-offered security exception described above applies if the equity interest is a security that is:

  (1)
  freely transferable (determined based on the relevant facts and circumstances);

  (2)
  part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

  (3)
  either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

        The plan asset regulation under ERISA states that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law, (2) a requirement that not less than a minimum number of shares or units of such security be transferred or assigned, (3) a requirement that no transfer or assignment be made (a) to an ineligible or unsuitable investor, or (b) which would result in a termination or reclassification of the entity for federal or state tax purposes, or (c) without advance written notice given to the entity that issued the security, and (4) any restriction on the substitution of assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent (other than compliance with any of the foregoing restrictions).

        The general partner believes that the units are freely transferable within the meaning of the regulation. For ERISA accounts, the minimum investment in the offered units is $1,000. Limited partners may assign their economic interests in the partnership by providing written notice to the general partner, provided such assignment would not violate any applicable laws, adversely affect the tax status of the partnership, or have any other adverse legal consequences.

        The general partner believes that the conditions described above will be satisfied with respect to the units. The general partner believes that the units should therefore constitute publicly-offered securities, and the underlying assets of Grant Park should not be considered to constitute plan assets of any plan that purchases units.

Prohibited Transactions

        ERISA and the Code generally prohibit certain transactions involving the plan and persons who have certain specified relationships to the plan.

        In general, units may not be purchased with the assets of a plan if the general partner, the clearing brokers, the trading advisors, or any of their affiliates, agents or employees:

  •
  exercise any discretionary authority or discretionary control with respect to management of the plan;

  •
  exercise any authority or control with respect to management or disposition of the assets of the plan;

  •
  render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;

  •
  have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

  •
  have any discretionary authority or discretionary responsibility in the administration of the plan.

        Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in a unit is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in a unit constitutes an arrangement under which Grant Park is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the unit, (3) the investing plan, by itself, has the authority or influence to cause Grant Park to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause Grant Park to engage in such transactions with such person.

Special IRA Rules

        IRAs are not subject to ERISA's fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA's prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from Grant Park and its custodial arrangement. Otherwise, if a separate qualifying custodial arrangement is not maintained, an investment in the units will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and the general partner makes no representation regarding whether an investment in units is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA's assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

        Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the above-described prohibited transaction provisions apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which operate similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

        No view is expressed as to whether an investment in Grant Park (and any continued investment in Grant Park), or the operation and administration of Grant Park, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

        Acceptance of subscriptions on behalf of plans is not to be construed as a representation by Grant Park, its general partner, any trading advisor, any clearing broker, the selling agents or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan's attorney and financial advisors as to the propriety of an investment in Grant Park in light of the circumstances of the particular plan, current tax law and ERISA.

PLAN OF DISTRIBUTION

The Selling Agents

        The selling agents, the broker-dealers who are offering the units, are offering the units on a best efforts basis without any firm underwriting commitment. The lead selling agent for Grant Park with respect to the offered units is DCM Brokers, LLC. The general partner may retain additional selling agents or may replace Grant Park's existing selling agents in its sole discretion.

        Grant Park has entered into a selling agreement with each of the selling agents. In the selling agreements, the general partner has agreed to indemnify the selling agents against certain liabilities that the selling agents may incur in connection with the offering and sale of the units, including liabilities under the Securities Act of 1933, as amended. However, in accordance with the NASAA Guidelines, Grant Park is not permitted to indemnify the selling agents for any loss, expense or other liability arising from or out of an alleged violation of federal or state securities laws unless the following conditions have been met:

  •
  there has been a successful adjudication on the merits of each count involving alleged securities law violations as to a particular indemnitee; or

  •
  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

  •
  a court of competent jurisdiction approves a settlement of claims against a particular indemnitee and finds that indemnification of the settlement amount and any related costs should be made; provided that the court considering the request for indemnification has been advised of the position of the SEC and any state securities regulatory authority where Grant Park's units were offered and sold with respect to such indemnification.

Selling Agent Compensation

        The general partner, pays, out of the brokerage charge Grant Park pays the general partner, all upfront sales commissions up to 3.5% of the amount of units sold, any trailing commissions and other ongoing compensation to the selling agents for the sales of any units, as described below. You will not pay additional sales compensation to the selling agents.

Legacy 1 Class

        Legacy 1 Class units are being offered only to investors who purchase such units through wrap accounts. Selling agents who sell Legacy 1 Class units do not receive any upfront sales compensation and will not receive an administrative fee. However, such selling agents may be reimbursed for bona fide due diligence expenses. In no event will the total underwriting compensation per Legacy 1 Class unit exceed 10% of the subscription proceeds of the unit.

Legacy 2 Class

        Legacy 2 Class units are being offered only to investors purchasing such units through wrap accounts. Selling agents who sell Legacy 2 Class units do not receive any upfront sales compensation. Each selling agent does, however, receive, beginning with the first month after the subscription proceeds of the Legacy 2 Class units sold have been invested in Grant Park, ongoing compensation for continuing administrative services it provides to the limited partners, calculated and payable monthly at an annual rate of 25 basis points (0.25%) of the month-end net asset value of the unit, provided that the total underwriting compensation per Legacy 2 Class unit does not exceed 10% of the subscription proceeds of the unit.

Global 1 Class

        Global 1 Class units are being offered only to investors who purchase such units through wrap accounts. Selling agents who sell Global 1 Class units do not receive any upfront sales compensation and will not receive an administrative fee. However, such selling agents may be reimbursed for bona fide due diligence expenses. In no event will the total underwriting compensation per Global 1 Class unit exceed 10% of the subscription proceeds of the unit.

Global 2 Class

        Global 2 Class units are being offered only to investors purchasing such units through wrap accounts. Selling agents who sell Global 2 Class units do not receive any upfront sales compensation. Each selling agent does, however, receive, beginning with the first month after the subscription proceeds of the Global 2 Class units sold have been invested in Grant Park, ongoing compensation for continuing administrative services it provides to the limited partners, calculated and payable monthly at an annual rate of 25 basis points (0.25%) of the month-end net asset value of the unit, provided that the total underwriting compensation per Global 2 Class unit does not exceed 10% of the subscription proceeds of the unit.

Global 3 Class

        Grant Park's selling agents who sell Global 3 Class units receive from the general partner an upfront sales commission of up to 2.0% of the purchase price per Global 3 Class unit at the time that each such unit is sold. The general partner's registered representatives who sell Global 3 Class units receive a portion of this commission. The general partner finances the payment of these upfront sales commissions through a line of credit obtained by the general partner. Beginning with the thirteenth month after the subscription proceeds of a Global 3 Class unit are invested in Grant Park, in return for ongoing services provided to the limited partners, the selling agent who sold the unit receives ongoing compensation, calculated and payable monthly at an annual rate of up to 2.0% of the month-end net asset value of the unit, provided that the total underwriting compensation per Global 3 Class unit does not exceed 10% of the subscription proceeds of the unit. Once begun, this ongoing compensation will continue as long as the units remain outstanding. In the event that the total underwriting compensation paid to the selling agent per a Global 3 Class unit meets this limit, such Global 3 Class unit will be automatically exchanged for Global 1 Class units at no additional cost. The Global 1 Class units, which are initially offered only to investors through wrap-accounts, are identical to the Global 3 Class units, except for a different (lower) fee structure and not subject to the payment of trailing commissions or any other ongoing compensation.

Ongoing Compensation Paid to Selling Agents Who Previously Sold Class A and Class B Units

        Although we are no longer offering Class A and Class B units, selling agents who previously sold Class A units continue to receive ongoing compensation for continuing services provided to Class A unit holders calculated and payable monthly at an annual rate ranging between 2.0% and 2.25% of the month-end net asset value of the unit, provided that the total underwriting compensation per Class A unit does not exceed 10% of the subscription proceeds of the unit unless the selling agent is registered with the CFTC and is a member of the NFA as a futures commission merchant or introducing broker and the registered representative of the selling agent responsible for the sale is registered with the CFTC, is a member of the NFA and has either passed the Series 3 or Series 31 examination or was "grandfathered" as an associated person of the selling agent and agrees to perform certain ongoing services with respect to the holder of the unit. Once begun, this ongoing compensation will continue as long as the unit remains outstanding.

        Selling agents who previously sold Class B units continue to receive ongoing compensation, calculated and payable monthly at an annual rate of up to 3.5% of the month-end net asset value of the unit, provided that the total underwriting compensation per Class B unit does not exceed 10% of the subscription proceeds of the unit unless the selling agent is registered with the CFTC and is a member of the NFA as a futures commission merchant or introducing broker and the registered representative of the selling agent responsible for the sale is registered with the CFTC, is a member of the NFA and has either passed the Series 3 or Series 31 examination or was "grandfathered" as an associated person of the selling agent and agrees to perform certain ongoing services with respect to the holder of the unit. Once begun, this ongoing compensation will continue as long as the unit remains outstanding.

        In the case of the offered units and Classes A and B, the ongoing compensation referenced above, once begun, will continue for as long as the unit remains outstanding. Selling agents pay a portion of this compensation to their eligible registered representatives after deduction of due diligence and administrative expenses incurred in connection with this offering, in accordance with the selling agent's standard compensation arrangements. No selling agent will receive upfront sales commissions or ongoing compensation that exceed the amounts described above.

Other Important Information

        Grant Park also engages certain employees of the general partner to provide wholesaling services with respect to the fund. Any compensation paid to employees of the general partner for their wholesaling services either is considered part of Grant Park's organization and offering expenses, and is payable by Grant Park in accordance with the procedure described above under "FEES AND EXPENSES—Fees and Expenses Paid by Grant Park—Organization and Offering Expenses," or is paid by the general partner out of its own assets, in the general partner's sole discretion. The compensation paid to employees of the general partner for their wholesaling services is considered underwriting compensation and is included in the 10% limitation on total underwriting compensation pursuant to FINRA Rule 2310.

        This offering is being made in compliance with FINRA Rule 2310. Selling agents may be reimbursed for bona fide due diligence expenses upon receipt of detailed and itemized invoices. Any such expenses will be included in Grant Park's organization and offering expenses. Underwriting compensation to participating FINRA members will not exceed 10% of the initial sale price of the offered units, including the ongoing trailing commissions to be paid to each selling agent as detailed above. The selling agents have advised Grant Park that they will not make any sales to any accounts over which they exercise discretionary authority without the prior specific written approval of the customer.

Investor Suitability

        The general partner cannot assure you that Grant Park will achieve its objectives or avoid substantial losses. An investment in Grant Park is suitable only for a limited segment of the risk portion of an investor's portfolio, and no one should invest more in Grant Park than he or she could afford to lose.

        To invest in Grant Park, you must meet certain regulatory requirements. Generally, you must have:

  •
  a net worth of at least $250,000, exclusive of home, furnishings and automobiles; or

  •
  an annual gross income of at least $70,000 and a net worth of at least $70,000, exclusive of home, furnishings and automobiles.

Certain jurisdictions in which the units are offered impose more stringent minimum suitability requirements on their residents, which are described in Appendix C to this prospectus. Please see Appendix C for a detailed description of the minimum suitability requirements in the state in which you reside. You will be required to represent that you meet the requirements set forth in your state of residence before your subscription to purchase units will be accepted. You should review the subscription requirements described in Appendix C carefully before deciding whether to invest. An investment in Grant Park may not be suitable for you even if you meet the regulatory requirements described above and in Appendix C. These suitability requirements are, in each case, regulatory minimums only, and merely because you meet the requirements does not mean that an investment in the units is suitable for you. In no event may you invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in Grant Park. Employee benefit plans and investment retirement accounts are subject to special suitability requirements. In addition, individual selling agents may impose even higher minimum suitability requirements on their clients investing in Grant Park than those described above or required by an individual state. You should consult with your financial advisor to confirm that you meet these requirements before deciding to invest in Grant Park. If an investment in Grant Park is suitable for you, it is suitable only as a limited portion of your portfolio and you should not invest more than you can afford to lose. You should consult with your selling agent and financial advisor and consider the highly speculative and illiquid nature of an investment in Grant Park in determining whether an investment in Grant Park is consistent with your overall portfolio objectives.

Minimum Investment

        The minimum investment required to invest in the Legacy 1 Class and the Legacy 2 Class units is $10,000, except that in the case of investors that are employee benefit plans and/or individual retirement accounts, the minimum investment is $1,000. The selling agents offer the Legacy 1 Class and the Legacy 2 Class units at a price equal to the net asset value per unit of each of the units at the close of business on each closing date, which is the last business day of each month (or if such calendar day is not a business day, the immediately preceding business day). Only investors who purchase units through wrap-accounts may purchase Legacy 1 Class and Legacy 2 Class units.

        The minimum investment in the Global 1 Class, Global 2 Class and Global 3 Class units is $5,000, except that in the case of investors that are employee benefit plans and/or individual retirement accounts, the minimum investment is $1,000. The selling agents offer the Global 1 Class, Global 2 Class and Global 3 Class units at a price equal to the net asset value per unit of each of the units at the close of business on each closing date, which is the last calendar day of each month (or if such calendar day is not a business day, the immediately preceding business day). Only investors who purchase units through wrap-accounts may purchase Global 1 Class and Global 2 Class units.

        Any of these minimum investment requirements, including the requirement to invest in certain classes of units through wrap-accounts, may be waived by the general partner in its sole discretion. Units are sold in fractions calculated to five decimal places.

Subscription Procedures

        The selling agents offer the units at a price equal to the net asset value per unit of each of the units at the close of business on each closing date, which is the last business day of each month.

        You may buy units as of any closing date, which is the last business day of each month, by submitting your subscription at least five business days before such closing date or at an earlier date if required by your selling agent. The number of units that you receive will be based on the net asset value per unit for that particular class as of the closing date. Units are sold in fractions calculated to five decimal places. There is no minimum aggregate subscription amount that must be received before new investors' funds may be invested.

        The general partner will accept or reject your subscription, in whole or in part, in its sole discretion. The general partner will deposit your subscription funds in Grant Park's non-interest bearing subscription account until invested. If the general partner accepts your subscription, your subscription funds will be invested in Grant Park on the applicable closing date. If the general partner does not accept your subscription, your subscription funds will be returned to you without interest.

        The selling agents will use their best efforts to sell the units offered, without any firm underwriting commitment. You will not directly pay any sales commissions to the selling agents. All sales commissions and other compensation to the selling agents will be paid by the general partner out of its own assets. Investors will be required to make representations and warranties relating to their suitability to purchase the units in the subscription agreement and power of attorney.

        The general partner and the selling agents will make every reasonable effort to determine that the purchase of units is suitable and appropriate for each investor, based on the information provided by the investor regarding the investor's financial condition and investment objectives. No selling agent may complete a sale of units until at least five business days after the date the investor receives a final prospectus.

        Read this prospectus as well as the subscription agreement carefully and discuss with your financial advisor any questions you have about Grant Park. If you decide to invest, please complete and sign the subscription agreement and power of attorney and deliver to your selling agent a check made payable to "Grant Park Futures Fund Limited Partnership—Subscription Account," or authorize a wire transfer in the amount of your subscription in accordance with the instructions set forth in the subscription agreement and power of attorney. Alternatively, if available, you may authorize your selling agent to debit your customer securities account in the amount of your subscription.

        Additional investments in units may be made by completing, executing and delivering an additional subscription agreement and power of attorney, along with payment at least five business days prior to the applicable closing date.

Compliance with Anti-Money Laundering Laws

        To satisfy Grant Park's, the general partner's and the selling agents' obligations under applicable anti-money laundering laws and regulations, subscribers will be required to make representations and warranties in the subscription agreement concerning the nature of the subscriber, its source of investment funds and other related matters. The general partner or the selling agents reserve the right to request additional information from subscribers as the general partner or the selling agents in their sole discretion require in order to satisfy applicable anti-money laundering obligations. By subscribing for units in Grant Park, each subscriber agrees to provide this information upon request.

Representations and Warranties of Investors in the Subscription Agreement and Power of Attorney

        To invest in Grant Park, you must make representations and warranties in the subscription agreement and power of attorney. The representations and warranties enable the general partner to determine whether you are qualified to invest in Grant Park. The representations and warranties relate to:

  •
  your eligibility to invest in Grant Park, including legal age, net worth, annual income, investment objectives and investment experience;

  •
  your representative capacity;

  •
  information provided by you;

  •
  information received by you;

  •
  investments made on behalf of employee benefit plans; and

  •
  your compliance with applicable anti-money laundering laws.

Selling Restrictions

        The distribution of this prospectus and the offering of the units in Grant Park may be restricted in certain jurisdictions. The information contained herein is for general guidance only and it is the responsibility of any person or persons in possession of this prospectus, and wishing to make an application for units to inform themselves of, and to observe, all applicable laws and regulations of any relevant jurisdiction. Prospective applicants for units should inform themselves as to legal requirements also applying and any applicable exchange control regulations and applicable taxes in the countries of their respective citizenship, residence or domicile. This prospectus does not constitute an offer or solicitation to any person in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it would be unlawful to make such offer or solicitation.

Argentina

        This prospectus includes a private invitation to invest in units in Grant Park. It is addressed only to you on an individual, exclusive, and confidential basis, and its unauthorized copy, disclosure, or transfer by any means whatsoever is absolutely and strictly forbidden. The selling agents will not provide copies of this prospectus, or provide any kind of advice or clarification, or accept any offer or commitment to purchase the units herein referred to from persons other than the intended recipient. The offer herein contained is not a public offering, and as such it is not and will not be registered with, or authorized by, the Comisión Nacional de Valores. The information contained herein has been compiled by the general partner, who assumes the sole responsibility for the accuracy of the data herein disclosed.

Brazil

        The units in Grant Park may not be offered or sold to the public in Brazil. Accordingly, the units have not been, nor will they be, registered with the Brazilian Securities Commission (the "CVM") and nor has this prospectus been submitted to the foregoing agency for approval. Documents relating to the units, as well as the information contained therein, may not be supplied to the public in Brazil, as the offering of the units is not a public offering of securities in Brazil, nor used in connection with any offer for subscription or sale of securities to the public in Brazil.

China

        This prospectus does not constitute a public offer of the units in Grant Park, whether by sale or subscription, in the People's Republic of China (the "PRC"). The units are not being offered or sold directly or indirectly in the PRC to, or for the benefit of, legal or natural persons of the PRC.

        Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the units or any beneficial interest therein without obtaining all prior PRC's governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

El Salvador

        This prospectus has been produced for the purpose of providing information about Grant Park. This prospectus is made available on the condition that it is for the use only of the recipient and may not be passed on to any other person or be reproduced in any part. The units in Grant Park have not been, and will not be, offered in the course of a public offering or of equivalent marketing in El Salvador and therefore, the provisions of the Stock Market Law of 1994 (Ley del Mercado de Valores) as amended, relating to registration requirements and to prospectus requirements do not apply. The units have thus neither been registered for public distribution in El Salvador with the Stock Superintendency nor have they been the subject matter of a prospectus compliant with the Stock Market Law. Any subscription application by any person other than the initial recipient of the prospectus will be rejected.

Mexico

        The units in Grant Park have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking Commission and, as a result, may not be offered or sold publicly in Mexico. Grant Park and any underwriter or purchaser may offer and sell the units in Mexico, to Institutional and Accredited Investors, on a private placement basis, pursuant to Article 8 of the Mexican Securities Market Law.

Panama

        The distribution of this prospectus and the offering of the units in Grant Park may be restricted in certain jurisdictions. The information contained herein is for general guidance only and it is the responsibility of any person or persons in possession of this prospectus, and wishing to make an application for units to inform themselves of, and to observe, all applicable laws and regulations of any relevant jurisdiction. Prospective applicants for units should inform themselves as to legal requirements also applying and any applicable exchange control regulations and applicable taxes in the countries of their respective citizenship, residence or domicile. This prospectus does not constitute an offer or solicitation to any person in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it would be unlawful to make such offer or solicitation.

Taiwan

        The units in Grant Park are not registered in Taiwan and may not be sold, issued or offered in Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the units in Taiwan.

Uruguay

        The sale of the units in Grant Park qualifies as a private placement pursuant to section 2 of Uruguayan law 18,627. The units must not be offered or sold to the public in Uruguay, except in circumstances which do not constitute a public offering or distribution under Uruguayan laws and regulations. The units are not, and will not be, registered with the Financial Services Superintendency of the Central Bank of Uruguay.

        The units correspond to an investment fund that is not an investment fund regulated by Uruguayan law 16,774 dated September 27, 1996, as amended.

Venezuela

        Under the laws of the República Bolivariana de Venezuela ("Venezuela"), no offer of the units in Grant Park described in this Prospectus may take place in Venezuela. This prospectus may not be publicly distributed within the territory of Venezuela.

PRIVACY POLICY

        Grant Park and the general partner collect certain nonpublic personal information about investors from the information provided by them in their subscription agreement, power of attorney and related subscription documents, as well as in the course of processing transaction requests. None of this information is disclosed except as necessary in the course of processing subscriptions and redemptions and otherwise administering Grant Park—and then only subject to customary undertakings of confidentiality. Grant Park and its general partner do not disclose nonpublic personal information about investors to anyone, except as permitted by law. Grant Park and the general partner restrict access to the nonpublic personal information they collect from investors to those employees who need access to this information to provide products and services to investors. Grant Park and the general partner each maintain physical, electronic and procedural controls to safeguard this information. These standards are reasonably designed to (1) ensure the security and confidentiality of investors' records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors' records and information, and (3) protect against unauthorized access to or use of investors' records or information that could result in substantial harm or inconvenience to any investor.

LEGAL MATTERS

        The legality of the units has been passed upon by Vedder Price P.C., Chicago, Illinois. The statements under "MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES" have been reviewed by Vedder Price P.C.

EXPERTS

        The consolidated financial statements of Grant Park appearing in this Prospectus and Registration Statement have been audited by McGladrey LLP, an independent registered public accounting firm, as stated in their reports appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement on Form S-1 Grant Park has filed with the SEC. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. Summaries of agreements or other documents in this prospectus are not necessarily complete. Please see the registration statement for more information about Grant Park and the exhibits to the registration statement for complete copies of the agreements and other documents summarized in this prospectus.

        Grant Park files annual, quarterly and current reports, and other information with the SEC. You may read and copy the registration statement and the exhibits to the registration statement, and any other materials Grant Park files with the SEC at the SEC public reference room located at 100 F Street, N.E, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The registration statement is also available on the SEC's website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners
Grant Park Futures Fund Limited Partnership

        We have audited the accompanying consolidated statements of financial condition, including the consolidated condensed schedule of investments, of Grant Park Futures Fund Limited Partnership (the Partnership) as of December 31, 2014 and 2013, and the related consolidated statements of operations, and changes in partners' capital (net asset value) for each of the three years in the period ended December 31, 2014. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Grant Park Futures Fund Limited Partnership as of December 31, 2014 and 2013, and the results of its operations for each of the three years in the period ended December 31, 2014, in conformity with U.S. generally accepted accounting principles.

/s/ MCGLADREY LLP

Chicago, Illinois
February 23, 2015

Grant Park Futures Fund Limited Partnership
Consolidated Statements of Financial Condition
December 31, 2014 and 2013

	2014	2013
Assets
Equity in brokers' trading accounts:
Securities owned, at fair value (cost $12,393,731 and $0, respectively)	$12,395,634	$—
Cash	15,838,709	54,216,191
Unrealized gain (loss) on open contracts, net	11,368,245	25,510,118

Total equity in brokers' trading accounts	39,602,588	79,726,309
Cash and cash equivalents	160,802,456	147,776,512
Securities owned, at fair value (cost $111,958,454 and $241,686,422, respectively)	112,187,759	242,024,612
Interest receivable, net	31,132	20,055

Total assets	$312,623,935	$469,547,488

Liabilities and Partners' Capital (Net Asset Value)
Liabilities
Brokerage charge payable	$1,679,754	$2,719,686
Accrued incentive fees	5,188,240	1,167,218
Organization and offering costs payable	74,324	113,427
Accrued operating expenses	64,150	97,632
Pending limited partner additions	115,000	161,400
Redemptions payable to limited partners	6,973,279	17,916,116

Total liabilities	14,094,747	22,175,479

Partners' Capital (Net Asset Value)
General Partner
Class A (307.34 and 763.99 units outstanding at December 31, 2014 and December 31, 2013, respectively)	383,435	893,603
Legacy 1 Class (1,025.00 units outstanding at both December 31, 2014 and December 31, 2013)	958,529	882,283
Legacy 2 Class (263.13 and 1,000.00 units outstanding at December 31, 2014 and December 31, 2013, respectively)	242,148	847,762
Global 1 Class (1,372.89 units outstanding at both December 31, 2014 and December 31, 2013)	1,253,774	1,146,701
Global 2 Class (1,329.58 and 1,974.70 units outstanding at December 31, 2014 and December 31, 2013, respectively)	1,194,874	1,626,069
Limited Partners
Class A (12,125.34 and 17,492.46 units outstanding at December 31, 2014 and December 31, 2013, respectively)	15,127,238	20,460,216
Class B (155,869.84 and 222,772.45 units outstanding at December 31, 2014 and December 31, 2013, respectively)	161,924,013	218,187,750
Legacy 1 Class (1,802.74 and 3,313.23 units outstanding at December 31, 2014 and December 31, 2013, respectively)	1,685,836	2,851,909
Legacy 2 Class (724.42 and 5,130.96 units outstanding at December 31, 2014 and December 31, 2013, respectively)	666,651	4,349,828
Global 1 Class (9,206.57 and 9,938.76 units outstanding at December 31, 2014 and December 31, 2013, respectively)	8,407,766	8,301,280
Global 2 Class (5,196.84 and 17,903.21 units outstanding at December 31, 2014 and December 31, 2013, respectively)	4,670,326	14,742,440
Global 3 Class (125,561.73 and 228,934.56 units outstanding at December 31, 2014 and December 31, 2013, respectively)	102,014,598	173,082,168

Total partners' capital (net asset value)	298,529,188	447,372,009

Total liabilities and partners' capital (net asset value)	$312,623,935	$469,547,488

The accompanying notes are an integral part of these consolidated financial statements.

Grant Park Futures Fund Limited Partnership
Consolidated Condensed Schedule of Investments
December 31, 2014

Futures and Forward Contracts

	Unrealized gain/(loss) on open long contracts	Percent of Partners' Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners' Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners' Capital (Net Asset Value)
Futures Contracts*
U.S. Futures Positions:
Agriculturals	$(211,896)	(0.07)%	$(18,577)	(0.01)%	$(230,473)	(0.08)%
Currencies	$52,169	0.02%	$1,925,431	0.64%	$1,977,600	0.66%
Energy	$(308,415)	(0.10)%	$1,437,870	0.48%	$1,129,455	0.38%
Interest rates	$360,243	0.12%	$(58,553)	(0.02)%	$301,690	0.10%
Meats	$(136,100)	(0.05)%	$42,279	0.01%	$(93,821)	(0.04)%
Metals	$(20,303)	(0.01)%	$428,534	0.14%	$408,231	0.13%
Soft commodities	$(50,394)	(0.01)%	$850,654	0.28%	$800,260	0.27%
Stock indices and single stock futures	$873,633	0.29%	$(76,935)	(0.02)%	$796,698	0.27%

Total U.S. Futures Positions	$558,937		$4,530,703		$5,089,640

Foreign Futures Positions:
Agriculturals	$3,862	0.00%	$(962)	(0.00)%	$2,900	0.00%
Energy	$1,536	0.00%	$1,641,340	0.55%	$1,642,876	0.55%
Interest rates	$4,365,656	1.46%	$(39,414)	(0.01)%	$4,326,242	1.45%
Metals	$(1,449,798)	(0.48)%	$1,267,292	0.42%	$(182,506)	(0.06)%
Soft commodities	$12,861	0.00%	$7,155	0.00%	$20,016	0.00%
Stock indices	$728,296	0.24%	$(77,997)	(0.02)%	$650,299	0.22%

Total Foreign Futures Positions	$3,662,413		$2,797,414		$6,459,827

Total Futures Contracts	$4,221,350	1.41%	$7,328,117	2.46%	$11,549,467	3.87%

Forward Contracts*
Currencies	$357,025	0.12%	$(538,247)	(0.18)%	$(181,222)	(0.06)%

Total Futures and Forward Contracts	$4,578,375	1.53%	$6,789,870	2.28%	$11,368,245	3.81%

*
No individual futures and forward contract position constituted greater than 1 percent of partners' capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

  The condensed schedule of investments by unit class is presented in footnote 7.

The accompanying notes are an integral part of these consolidated financial statements.

Grant Park Futures Fund Limited Partnership
Consolidated Condensed Schedule of Investments - (continued)
December 31, 2014

U.S. Government securities in brokers' trading accounts**

Face Value	Maturity Date	Description	Fair Value	Percent of Partners' Capital (net asset value)
$12,400,000	6/18/2015	U.S. Treasury Bills, 0.10% (cost of $12,393,731)	$12,395,634	4.15%

Securities owned

  U.S. Government-sponsored enterprises

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$20,000,000	7/21/2017-10/23/2017	Federal Farm Credit Banks, 1.1%	$20,069,167	6.72%
$66,700,000	3/27/2017-12/19/2017	Federal Home Loan Banks, 1-1.3%	66,813,621	22.38%
$ 2,500,000	12/22/2017	Federal Agricultural Mortgage Corp., 1.3%	2,500,837	0.84%

	Total U.S. Government-sponsored enterprises (cost of $89,200,000)		$89,383,625	29.94%

  Corporate bonds

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$ 1,542,000	2/3/2015	Foreign corporate bonds, 0.8%	$1,553,227	0.52%
$10,283,000	1/15/2015-10/1/2015	U.S. corporate bonds, 0.7-1.1%	10,563,619	3.54%

	Total Corporate bonds (cost of $12,077,022)***		$12,116,846	4.06%

  Commercial paper

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$2,584,000	4/10/2015	Foreign commercial paper, 0.5%	$2,580,625	0.86%
$8,110,000	2/6/2015-2/23/2015	U.S. commercial paper, 0.3-0.4%	8,106,663	2.72%

	Total Commercial paper (cost of $10,681,432)***		$10,687,288	3.58%

			Fair Value	Percent of Partners' Capital (net asset value)
Total securities owned			$112,187,759	37.58%

**
Pledged as collateral for the trading of futures and forward contracts.

***
No individual position constituted greater than 1 percent of partners' capital (net asset value).

  The condensed schedule of investments by unit class is presented in footnote 7.

The accompanying notes are an integral part of these consolidated financial statements.

Grant Park Futures Fund Limited Partnership
Consolidated Condensed Schedule of Investments
December 31, 2013

Futures, Forwards, and Options on Futures and Forward Contracts

	Unrealized gain/(loss) on open long contracts	Percent of Partners' Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners' Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners' Capital (Net Asset Value)
Futures Contracts*
U.S. Futures Positions:
Agriculturals	$(672,421)	(0.15)%	$2,790,891	0.62%	$2,118,470	0.47%
Currencies	$2,379,330	0.53%	$4,686,390	1.05%	$7,065,720	1.58%
Energy	$(117,375)	(0.02)%	$(69,658)	(0.02)%	$(187,033)	(0.04)%
Interest rates	$(198,405)	(0.04)%	$828,434	0.19%	$630,029	0.15%
Meats	$(19,547)	(0.00)%	$30,940	0.01%	$11,393	0.01%
Metals	$53,375	0.01%	$1,645,510	0.37%	$1,698,885	0.38%
Soft commodities	$16,517	0.00%	$23,094	0.01%	$39,611	0.01%
Stock indices and single stock futures	$5,467,944	1.22%	$14,419	0.00%	$5,482,363	1.22%

Total U.S. Futures Positions	$6,909,418		$9,950,020		$16,859,438

Foreign Futures Positions:
Agriculturals	$9,069	0.00%	$37,257	0.01%	$46,326	0.01%
Energy	$180,496	0.04%	$14,027	0.00%	$194,523	0.04%
Interest rates	$(1,550,167)	(0.35)%	$1,080,501	0.24%	$(469,666)	(0.11)%
Metals	$(685,660)	(0.15)%	$(787,648)	(0.18)%	$(1,473,308)	(0.33)%
Soft commodities	$(1,921)	(0.00)%	$(614)	(0.00)%	$(2,535)	(0.00)%
Stock indices	$9,588,632	2.14%	$(76,992)	(0.02)%	$9,511,640	2.12%

Total Foreign Futures Positions	$7,540,449		$266,531		$7,806,980

Total Futures Contracts	$14,449,867	3.23%	$10,216,551	2.28%	$24,666,418	5.51%

Forward Contracts*
Currencies	$799,760	0.18%	$(64,142)	(0.01)%	$735,618	0.17%

Options on Futures and Forward Contracts*
Currencies	$100,190	0.02%	$(7,546)	(0.00)%	$92,644	0.02%
Interest rates	$15,438	0.00%	$—	(0.00)%	$15,438	0.00%

Total Options on Futures and Forward Contracts	$115,628	0.02%	$(7,546)	(0.00)%	$108,082	0.02%

Total Futures, Forward and Options on Futures and Forward Contracts	$15,365,255	3.43%	$10,144,863	2.27%	$25,510,118	5.70%

*
No individual futures, forward, and options on futures and forward contract position constituted greater than 1 percent of partners' capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

        The condensed schedule of investments by unit class is presented in footnote 7.

The accompanying notes are an integral part of these consolidated financial statements.

Grant Park Futures Fund Limited Partnership
Consolidated Condensed Schedule of Investments - (Continued)
December 31, 2013

Securities owned

  U.S. Government-sponsored enterprises

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$132,450,000	8/27/2014-10/7/2016	Federal Farm Credit Banks, 0.2-0.9%	$132,509,255	29.62%
$ 25,000,000	7/29/2016-9/27/2016	Federal Home Loan Banks, 1-1.2%	25,088,017	5.61%

	Total U.S. Government-sponsored enterprises (cost of $157,435,063)		$157,597,272	35.23%

  Corporate bonds

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$17,122,000	1/15/2014-2/3/2015	Foreign corporate bonds, 0.6-1.4%**	$17,538,526	3.92%
$54,702,000	1/15/2014-1/15/2016	U.S. corporate bonds, 0.5-1.5%**	56,890,467	12.72%

	Total Corporate bonds (cost of $74,253,167)		$74,428,993	16.64%

  U.S. Government securities

Face Value	Maturity Date	Description	Fair Value	Percent of Partners' Capital (net asset value)
$10,000,000	3/27/2014	U.S. Treasury Bill, 0.1% (cost of $9,998,192)	$9,998,347	2.23%

	Fair Value	Percent of Partners' Capital (net asset value)
Total securities owned	$242,024,612	54.10%

**
No individual position constituted greater than 1 percent of partners' capital (net asset value).

        The condensed schedule of investments by unit class is presented in footnote 7.

The accompanying notes are an integral part of these consolidated financial statements.

Grant Park Futures Fund Limited Partnership
Consolidated Statements of Operations
Years Ended December 31, 2014, 2013 and 2012

	2014	2013	2012
Net trading gains (losses)
Net gain (loss) from futures and forward trading
Realized	$60,061,238	$(3,286,886)	$26,546,796
Change in unrealized	(14,062,506)	21,767,769	(4,280,691)
Commissions	(5,329,151)	(8,356,961)	(11,085,086)

Total trading gains	40,669,581	10,123,922	11,181,019

Net investment income (loss)
Income
Interest income	1,103,332	1,325,299	1,831,201

Expenses from operations
Brokerage charge	18,296,608	31,293,188	42,054,211
Incentive fees	8,103,140	1,511,082	8,917,234
Organizational and offering costs	1,031,123	1,614,953	2,135,464
Operating expenses	888,192	1,392,827	1,847,514

Total expenses	28,319,063	35,812,050	54,954,423

Net investment loss	$(27,215,731)	$(34,486,751)	$(53,123,222)

Net gain (loss)	$13,453,850	$(24,362,829)	$(41,942,203)

Net income (loss) per unit (based on weighted average number of units outstanding during the period) and increase (decrease) in net asset value per unit for the period:
General Partner & Limited Partner Class A Units	$77.91	$(46.71)	$(79.47)

General Partner & Limited Partner Class B Units	$59.42	$(45.55)	$(74.07)

General Partner & Limited Partner Legacy 1 Class Units	$74.39	$(15.34)	$(36.13)

General Partner & Limited Partner Legacy 2 Class Units	$72.50	$(16.84)	$(38.46)

General Partner & Limited Partner Global 1 Class Units	$78.00	$(10.28)	$(28.82)

General Partner & Limited Partner Global 2 Class Units	$75.24	$(12.04)	$(30.73)

General Partner & Limited Partner Global 3 Class Units	$56.44	$(23.87)	$(42.70)

The accompanying notes are an integral part of these consolidated financial statements.

Grant Park Futures Fund Limited Partnership
Consolidated Statements of Changes in Partners' Capital (Net Asset Value)
Years Ended December 31, 2014, 2013 and 2012

	Class A				Class B				Legacy 1 Class				Legacy 2 Class
	General Partner		Limited Partners		General Partner		Limited Partners		General Partner		Limited Partners		General Partner		Limited Partners
	Number of Units	Amount	Number of Units	Amount	Number of Units	Amount	Number of Units	Amount	Number of Units	Amount	Number of Units	Amount	Number of Units	Amount	Number of Units	Amount
Partners' capital, December 31, 2011	3,008.66	$3,898,734	32,119.81	$41,622,105	427.01	$469,305	419,169.11	$460,685,410	1,025.00	$935,031	5,210.84	$4,753,458	1,000.00	$903,063	16,534.92	$14,932,071
Contributions	—	—	—	—	—	—	—	—	—	—	369.93	349,150	—	—	1,127.13	1,014,958
Redemptions	(508.88)	(650,000)	(6,412.48)	(8,223,133)	(427.01)	(461,824)	(96,911.80)	(105,075,179)	—	—	(1,185.11)	(1,057,043)	—	—	(4,868.53)	(4,379,910)
Net income (loss)	—	(208,081)	—	(2,129,332)	—	(7,481)	—	(25,306,440)	—	(37,033)	—	(194,549)	—	(38,461)	—	(505,812)

Partners' capital, December 30, 2012	2,499.78	3,040,653	25,707.33	31,269,640	—	—	322,257.31	330,303,791	1,025.00	897,998	4,395.66	3,851,016	1,000.00	864,602	12,793.52	11,061,307
Contributions	—	—	—	—	—	—	—	—	—	—	—	—	—	—	493.95	426,064
Redemptions	(1,735.79)	(2,000,000)	(8,214.87)	(9,627,119)	—	—	(99,484.86)	(97,440,547)	—	—	(1,082.43)	(931,514)	—	—	(8,156.51)	(6,827,074)
Net income (loss)	—	(147,050)	—	(1,182,305)	—	—	—	(14,675,494)	—	(15,715)	—	(67,593)	—	(16,840)	—	(310,469)

Partners' capital, December 31, 2013	763.99	893,603	17,492.46	20,460,216	—	—	222,772.45	218,187,750	1,025.00	882,283	3,313.23	2,851,909	1,000.00	847,762	5,130.96	4,349,828
Contributions	—	—	—	—	—	—	—	—	—	—	—	—	—	—	8.26	7,000
Redemptions	(456.65)	(500,000)	(5,367.12)	(6,021,131)	—	—	(66,902.61)	(62,793,949)	—	—	(1,510.49)	(1,274,439)	(736.87)	(600,000)	(4,414.80)	(3,608,100)
Net income (loss)	—	(10,168)	—	688,153	—	—	—	6,530,212	—	76,246	—	108,366	—	(5,614)	—	(82,077)

Partners' capital, December 31, 2014	307.34	$383,435	12,125.34	$15,127,238	—	$—	155,869.84	$161,924,013	1,025.00	$958,529	1,802.74	$1,685,836	263.13	$242,148	724.42	$666,651

Net asset value per unit at December 30, 2012		$1,216.37				$1,024.97				$876.10				$864.60

Net asset value per unit at December 31, 2013		$1,169.66				$979.42				$860.76				$847.76

Net asset value per unit at December 31, 2014		$1,247.57				$1,038.84				$935.15				$920.26

The accompanying notes are an integral part of these consolidated financial statements.

Grant Park Futures Fund Limited Partnership
Consolidated Statements of Changes in Partners' Capital (Net Asset Value)
Years Ended December 31, 2014, 2013 and 2012 – (continued)

	Global 1 Class				Global 2 Class				Global 3 Class
	General Partner		Limited Partners		General Partner		Limited Partners		General Partner		Limited Partners
	Number of Units	Amount	Number of Units	Amount	Number of Units	Amount	Number of Units	Amount	Number of Units	Amount	Number of Units	Amount	Total Amount
Partners' capital, December 31, 2011	1,372.89	$1,200,376	14,017.11	$12,255,712	1,974.70	$1,710,523	30,586.54	$26,494,677	500.00	$411,298	277,864.25	$228,570,428	$798,842,191
Contributions	—	—	3,970.66	3,520,351	—	—	4,988.20	4,373,822	—	—	44,315.45	36,332,945	45,591,226
Redemptions	—	—	(5,538.17)	(4,882,572)	—	—	(7,644.09)	(6,623,424)	(500.00)	(406,616)	(41,657.58)	(33,991,463)	(165,751,164)
Net income (loss)	—	(39,564)	—	(367,077)	—	(60,688)	—	(909,373)	—	(4,682)	—	(12,133,630)	(41,942,203)

Partners' capital, December 30, 2012	1,372.89	1,160,812	12,449.60	10,526,414	1,974.70	1,649,835	27,930.65	23,335,702	—	—	280,522.12	218,778,280	636,740,050
Contributions	—	—	1,080.05	914,871	—	—	2,344.85	1,955,847	—	—	32,538.51	24,761,125	28,057,907
Redemptions	—	—	(3,590.89)	(2,949,624)	—	—	(12,372.29)	(10,046,041)	—	—	(84,126.07)	(63,241,200)	(193,063,119)
Net income (loss)	—	(14,111)	—	(190,381)	—	(23,766)	—	(503,068)	—	—	—	(7,216,037)	(24,362,829)

Partners' capital, December 31, 2013	1,372.89	1,146,701	9,938.76	8,301,280	1,974.70	1,626,069	17,903.21	14,742,440	—	—	228,934.56	173,082,168	447,372,009
Contributions	—	—	5,110.56	4,512,500	—	—	57.38	45,500	—	—	3,959.10	2,877,700	7,442,700
Redemptions	—	—	(5,842.75)	(4,727,567)	(645.12)	(500,000)	(12,763.75)	(10,123,533)	—	—	(107,331.93)	(79,590,652)	(169,739,371)
Net income (loss)	—	107,073	—	321,553	—	68,805	—	5,919	—	—	—	5,645,382	13,453,850

Partners' capital, December 31, 2014	1,372.89	$1,253,774	9,206.57	$8,407,766	1,329.58	$1,194,874	5,196.84	$4,670,326	—	$—	125,561.73	$102,014,598	$298,529,188

Net asset value per unit at December 30, 2012		$845.52				$835.49				$779.90

Net asset value per unit at December 31, 2013		$835.24				$823.45				$756.03

Net asset value per unit at December 31, 2014		$913.24				$898.69				$812.47

The accompanying notes are an integral part of these consolidated financial statements.

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 1. Nature of Business and Significant Accounting Policies

        Nature of business: Grant Park Futures Fund Limited Partnership (the "Partnership") was organized as a limited partnership under Illinois law in August 1988 and will continue until December 31, 2027, unless terminated sooner as provided for in its Limited Partnership Agreement. As a commodity investment pool, the Partnership is subject to the regulations of the Commodity Futures Trading Commission ("CFTC"), an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Partnership executes transactions. Additionally, the Partnership is subject to the requirements of futures commission merchants ("FCMs") and interbank and other market makers through which the Partnership trades. The Partnership is a registrant with the Securities and Exchange Commission ("SEC"), and, accordingly is subject to the regulatory requirements under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

        The Partnership engages in the speculative trading of futures and forward contracts for commodities, financial instruments or currencies, any rights pertaining thereto and any options thereon, or on physical commodities, equities, listed options, and broad based exchange-traded funds. The Partnership may also engage in hedge, arbitrage and cash trading of commodities and futures.

        The Partnership is a multi-advisor commodity pool that carries out its purpose through trading by independent professional commodity trading advisors retained by Dearborn Capital Management, L.L.C. (the "General Partner"), the Partnership and, the Partnership's subsidiary limited liability trading companies (each, a "Trading Company" and collectively, the "Trading Companies"). The Trading Companies were set up to, among other things, segregate risk by commodity trading advisor. Effectively, this structure isolates one trading advisor from another and any losses from one Trading Company will not carry over to the other Trading Companies. The following is a list of the Trading Companies, for which the Partnership is the sole member and all of which were organized as Delaware limited liability companies:

        GP 1, LLC ("GP 1") GP 5, LLC ("GP 5") GP 9, LLC ("GP 9") GP 15, LLC ("GP 15")

        GP 3, LLC ("GP 3") GP 6, LLC ("GP 6") GP 11, LLC ("GP 11") GP 17, LLC ("GP 17")

        GP 4, LLC ("GP 4") GP 8, LLC ("GP 8") GP 14, LLC ("GP 14") GP 18, LLC ("GP 18")

        There were no assets allocated to GP 3, GP 5, GP 6, and GP 15 as of December 31, 2014. There were no assets allocated to GP 5, GP 7, LLC, GP 10, LLC, GP 11 and GP 12, LLC as of December 31, 2013. GP 7, LLC, GP 10, LLC, GP 12, LLC and GP 16, LLC were terminated in 2014.

        Additionally, GP Cash Management, LLC ("GP Cash Management") was created as a Delaware limited liability company to collectively manage and invest excess cash not required to be held at clearing brokers. The members of GP Cash Management are the Trading Companies.

        Classes of interests:    The Partnership has seven classes of limited partner interests (each, a "Class" and collectively, the "Interests"), Class A, Class B, Legacy 1 Class, Legacy 2 Class, Global Alternative Markets 1 ("Global 1") Class, Global Alternative Markets 2 ("Global 2") Class and Global Alternative Markets 3 ("Global 3") Class units.

        The Class A and Class B units are outstanding but are no longer offered by the Partnership. Both Class A and Class B units are traded pursuant to identical trading programs and differ only in respect to the brokerage charge payable to the General Partner.

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 1. Nature of Business and Significant Accounting Policies – (continued)

        The Legacy 1 Class and Legacy 2 Class units are traded pursuant to trading programs pursuing a technical trend trading philosophy, which is the same trading philosophy used for the Class A and Class B units. The Legacy 1 Class and Legacy 2 Class units differ in respect to the General Partner's brokerage charge and organization and offering costs. The Legacy 1 Class and Legacy 2 Class units are offered only to investors who are represented by approved selling agents who are directly compensated by the investor for services rendered in connection with an investment in the Partnership (such arrangements commonly referred to as "wrap-accounts").

        The Global 1 Class, Global 2 Class and Global 3 Class units are traded pursuant to trading programs pursuing technical trend trading philosophies, as well as pattern recognition philosophies. The Global 1 Class, Global 2 Class and Global 3 Class units differ in respect to the General Partner's brokerage charge. The Global 1 Class and Global 2 Class units are offered only to investors in wrap accounts.

        The Partnership's significant accounting policies are as follows:

        Pursuant to rules and regulations of the SEC, audited consolidated financial statements are prepared in conformity with U.S. generally accepted accounting principles ("U.S. GAAP") as established by the Financial Accounting Standards Board ("FASB") to ensure consistent reporting of financial condition and results of operations.

        Consolidation:    The Partnership is the sole member of each of the Trading Companies. The Trading Companies, in turn, are the only members of GP Cash Management. The Partnership presents consolidated financial statements, which include the accounts of the Trading Companies and GP Cash Management. All material inter-company accounts and transactions are eliminated in consolidation.

        Use of estimates:    The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        Cash and cash equivalents:    Cash and cash equivalents may include cash, overnight investments, commercial paper, U.S. treasury bills and short-term investments in interest-bearing demand deposits with banks and cash managers with original maturities of three months or less at the date of acquisition.

        Valuation of investments:    All investments are used for trading purposes and recorded at their estimated fair value, as described in Note 2.

        Investment transactions, investment income and expenses:    Futures contracts, forward contracts and options on futures and forward contracts are recorded on a trade date basis and realized gains or losses are recognized when contracts/positions are liquidated. Unrealized gains or losses on open contracts/positions (the difference between contract trade price and market price) or securities are reported in the consolidated statement of financial condition as a net unrealized gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with FASB ASC 210-20, Balance Sheet, Offsetting. Any change in net unrealized gain or loss from the preceding period is reported in the consolidated statement of operations. Interest income and expense is recognized under the accrual basis.

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 1. Nature of Business and Significant Accounting Policies – (continued)

        Set forth in Note 11 are instruments and transactions eligible for offset in the consolidated statement of financial condition and which are subject to derivative clearing agreements with the Partnership's clearing brokers. Each clearing broker nets margin held on behalf of the Partnership or payment obligations of the clearing broker to the Partnership against any payment obligations of the Partnership to the clearing broker. The Partnership is required to deposit margin at each clearing broker to meet the original and maintenance requirements established by that clearing broker, and/or the exchange or clearinghouse associated with the exchange on which the instrument is traded. The derivative clearing agreements give each clearing broker a security interest in this margin to secure any liabilities owed to the clearing broker arising from a default by the Partnership.

        Commissions:    Commissions and other trading fees are reflected separately in the consolidated statement of operations.

        Redemptions payable:    Pursuant to the provisions of FASB ASC 480, Distinguishing Liabilities from Equity, redemptions approved by the General Partner prior to month end with a fixed effective date and fixed amount are recorded as redemptions payable as of month end.

        Income taxes:    No provision for income taxes has been made in these consolidated financial statements as each partner is individually responsible for reporting income or loss based on its respective share of the Partnership's income and expenses as reported for income tax purposes.

        The Partnership follows the provisions of ASC 740, Income Taxes. FASB guidance requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Partnership's tax returns to determine whether the tax positions are more-likely-than-not" of being sustained "when challenged" or "when examined" by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense and liability in the current year. As of December 31, 2014, management has determined that there are no material uncertain income tax positions and, accordingly, has not recorded a liability. The Partnership is generally not subject to examination by U.S. federal or state taxing authorities for tax years before 2011.

        Organization and offering costs:    All expenses incurred in connection with the organization and the ongoing public offering of partnership interests are paid by the General Partner and are reimbursed to the General Partner by the Partnership. This reimbursement is made monthly. In its discretion, the General Partner may require the Partnership to reimburse the General Partner in any subsequent calendar year for amounts that exceed the limits in Note 5 in any calendar year, provided that the maximum amount reimbursed by the Partnership will not exceed the overall limit. Amounts reimbursed by the Partnership with respect to ongoing public offering expenses are charged to expense from operations at the time of reimbursement or accrual. Any amounts reimbursed by the Partnership with respect to organizational expenses are expensed at the time the reimbursement is incurred or accrued. If the Partnership terminates prior to completion of payment of the calculated amounts to the General Partner, the General Partner will not be entitled to any additional payments, and the Partnership will have no further obligation to the General Partner. At December 31, 2014 and 2013, all organization and offering costs incurred by the General Partner have been reimbursed.

        Foreign currency transactions:    The Partnership's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the consolidated statement of financial condition. Income and expense items denominated in currencies

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 1. Nature of Business and Significant Accounting Policies – (continued)

other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

        The Partnership does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized or unrealized gain or loss from investments.

        Statement of cash flows:    The Partnership has elected not to provide statements of cash flows as permitted by FASB ASC 230, Statement of Cash Flows. The Partnership noted that as of and for the years ended December 31, 2014, 2013 and 2012, substantially all investments were highly liquid, all investments are carried at fair value, the Partnership carried no debt, and the statements of changes in partners' capital (net asset value) is presented.

        Recently adopted accounting pronouncements:    In June 2013, the FASB issued ASU 2013-08- Financial Services—Investments Companies (Topic 946) containing new guidance that changes the approach to the investment company assessment, requires non-controlling ownership interests in other investment companies to be measured at fair value, and requires additional disclosures about the investment company's status as an investment company. The Partnership adopted ASU 2013-08 as of January 1, 2014 and the adoption did not have a material impact on its consolidated financial statements.

        Recently issued accounting pronouncements:    In August 2014, the FASB issued ASU 2014-15- Presentation of Financial Statement—Going Concern (Subtopic 205-40) containing guidance on management's responsibility in evaluating whether there is substantial doubt about a company's ability to continue as a going concern and about related footnote disclosures. The guidance is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. The Partnership is currently evaluating the impact this pronouncement would have on its consolidated financial statements.

Note 2. Fair Value Measurements

        As described in Note 1, the Partnership follows the provisions of FASB ASC 820, Fair Value Measurements and Disclosures. FASB ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and sets out a fair value hierarchy. The Partnership utilizes valuation techniques to maximize the use of observable inputs and minimize the use of unobservable inputs. Assets and liabilities recorded at fair value are categorized within the fair value hierarchy based upon the level of judgment associated with the inputs used to measure their value. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Inputs are broadly defined as assumptions market participants would use in pricing an asset or liability. The three levels of the fair value hierarchy are described below:

        Level 1. Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 2. Fair Value Measurements – (continued)

        Level 2. Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly. A significant adjustment to a Level 2 input could result in the Level 2 measurement becoming a Level 3 measurement.

        Level 3. Inputs that are unobservable for the asset or liability. The Partnership does not have any assets classified as Level 3.

        The following section describes the valuation techniques used by the Partnership to measure different financial instruments at fair value and includes the level within the fair value hierarchy in which the financial instrument is categorized.

        Fair value of exchange-traded futures contracts and options on futures contracts are based upon exchange settlement prices as of the last business day of the reporting period. These financial instruments are classified in Level 1 of the fair value hierarchy. The Partnership values forward contracts and options on forward contracts based on the average bid and ask price of quoted forward spot prices obtained as of the last business day of the reporting period, and forward contracts and options on forward contracts are classified in Level 2.

        The Partnership values bank deposits, which consist of interest bearing demand deposits and are included in cash and cash equivalents in the statements of financial condition, at face value plus accrued interest, which approximates fair value based on prevailing interest rates, and these financial instruments are classified in Level 1 of the fair value hierarchy.

        U.S. Government securities, U.S. Government-sponsored enterprise securities and commercial paper are stated at cost plus accrued interest, which approximates fair value based on quoted market prices in an active market. The Partnership compares market prices quoted by dealers to the cost plus accrued interest to ensure a reasonable approximation of fair value. These securities are classified in Level 2 of the fair value hierarchy.

        The Partnership values corporate bonds at cost plus accrued interest, which approximates fair value. Corporate bonds purchased are of a high credit quality and have observable market price quotations. The fair value of corporate bonds is evaluated considering market prices of the issuer quoted by dealers. Corporate bonds are classified in Level 2 of the fair value hierarchy.

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 2. Fair Value Measurements – (continued)

        The following table presents the Partnership's fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of December 31, 2014:

Assets	Level 1	Level 2	Level 3	Total
Equity in brokers' trading accounts
U.S. Government securities	$—	$12,395,634	$—	$12,395,634
U.S. and foreign futures contracts	11,549,467	—	—	11,549,467
Forward contracts	—	(181,222)	—	(181,222)
Cash and cash equivalents
Bank deposits	6,163,896	—	—	6,163,896
Foreign commercial paper		18,301,948		18,301,948
U.S. commercial paper	—	136,220,051	—	136,220,051
Securities owned
Foreign commercial paper		2,580,625		2,580,625
U.S. commercial paper	—	8,106,663	—	8,106,663
U.S. Government-sponsored enterprises	—	89,383,625	—	89,383,625
Foreign corporate bonds	—	1,553,227	—	1,553,227
U.S. corporate bonds	—	10,563,619	—	10,563,619

Total	$17,713,363	$278,924,170	$—	$296,637,533

        The gross presentation of the fair value of the Partnership's derivatives by contract type is shown in Note 11. See the consolidated condensed schedule of investments for additional detail categorization.

        The following table presents the Partnership's fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of December 31, 2013:

Assets	Level 1	Level 2	Level 3	Total
Equity in brokers' trading accounts
U.S. and foreign futures contracts	$24,666,418	$—	$—	$24,666,418
Forward contracts	—	735,618	—	735,618
Options on forward contracts	—	62,744	—	62,744
Options on futures contracts	45,338	—		45,338
Cash and cash equivalents
Bank deposits	4,491,379	—	—	4,491,379
Foreign commercial paper		20,047,550		20,047,550
U.S. commercial paper	—	123,096,176	—	123,096,176
Securities owned
U.S. Government-sponsored enterprises	—	157,597,272	—	157,597,272
Foreign corporate bonds	—	17,538,526	—	17,538,526
U.S. corporate bonds	—	56,890,467	—	56,890,467
U.S. Government securities	—	9,998,347	—	9,998,347

Total	$29,203,135	$385,966,700	$—	$415,169,835

        The gross presentation of the fair value of the Partnership's derivatives by contract type is shown in Note 11. See the consolidated condensed schedule of investments for additional detail categorization.

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 2. Fair Value Measurements – (continued)

        The Partnership assesses the level of the investments at each measurement date, and transfers between levels are recognized on the actual date of the event or change in circumstances that caused the transfer in accordance with the Partnership's accounting policy regarding the recognition of transfers between levels of the fair value hierarchy. During the three months ended June 30, 2013, the Partnership transferred securities owned, including U.S commercial paper of $15,999,008 and U.S. Government-sponsored enterprise securities of $228,724,592 from Level 1 to Level 2. Additionally, any purchase of U.S. Government securities subsequent to March 31, 2013 was also categorized by the Partnership as Level 2. The Partnership believes that these transfers reflect a better classification of the instruments based on the lack of Level 1 inputs available and market activity levels of the securities described above. There was no effect on the consolidated statement of operations for year the ended December 31, 2013. There were no other significant transfers among Levels 1, 2 and 3 during the years ended December 31, 2014 and 2013.

Note 3. Deposits with Brokers

        The Partnership, through the Trading Companies, deposits assets with clearing brokers subject to CFTC regulations and various exchange and broker requirements. Margin requirements may be satisfied by the deposit of U.S. Treasury bills, Government- sponsored enterprise securities and/or cash with such clearing brokers. The Partnership earns interest income on its assets deposited with the clearing brokers.

Note 4. Commodity Trading Advisors

        The Partnership, through the Trading Companies, allocates assets to the commodity trading advisors. Each Trading Company has entered into an advisory contract with its own Advisor. As of December 31, 2014, the commodity trading advisors are Amplitude Capital International Limited, EMC Capital Advisors LLC, Lynx Asset Management AB, Quantica Capital AG, Rabar Market Research, Inc., Revolution Capital Management, LLC, Transtrend B.V. and Winton Capital Management Limited (collectively, the "Advisors"). The Advisors are paid a consulting fee, either monthly or quarterly, ranging from 0 percent to 2 percent per annum of the Partnership's month-end allocated net assets and a quarterly or semi-annual incentive fee ranging from 20 percent to 23.5 percent of the new trading profits on the allocated net assets of the Advisor.

Note 5. General Partner and Related Party Transactions

        The General Partner shall at all times, so long as it remains a general partner of the Partnership, own Units in the Partnership: (i) in an amount sufficient, in the opinion of counsel for the Partnership, for the Partnership to be taxed as a partnership rather than as an association taxable as a corporation; and (ii) during such time as the Units are registered for sale to the public, in an amount at least equal to the greater of: (a) 1 percent of all capital contributions of all Partners to the Partnership; or (b) $25,000; or such other amount satisfying the requirements then imposed by the North American Securities Administrators Association, Inc. (NASAA) Guidelines. Further, during such time as the Units are registered for sale to the public, the General Partner shall, so long as it remains a general partner of the Partnership, maintain a net worth (as such term may be defined in the NASAA Guidelines) at least equal to the greater of: (i) 5 percent of the total capital contributions of all partners and all limited partnerships to which it is a general partner (including the Partnership) plus 5 percent of the Units being offered for sale in the Partnership; or (ii) $50,000; or such other amount satisfying the requirements then imposed by the NASAA Guidelines.

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 5. General Partner and Related Party Transactions – (continued)

        In no event, however, shall the General Partner be required to maintain a net worth in excess of $1,000,000 or such other maximum amount satisfying the requirements then imposed by the NASAA Guidelines.

        Ten percent of the General Partners limited partnership interest in the Partnership is characterized as a general partnership interest. Notwithstanding, the general partnership interest will continue to pay all fees associated with a limited partnership interest.

        Effective January 1, 2014, the Partnership pays the General Partner a monthly brokerage charge, organization and offering costs and operating expenses as presented in the table below:

	Brokerage charge*	Organization and Offering Reimbursement*	Operating Expense*
Class A units	7.00%	0.10%	0.25%
Class B units	7.45%	0.30%	0.25%
Legacy 1 Class units	4.50%	0.30%	0.25%
Legacy 2 Class units	4.75%	0.30%	0.25%
Global 1 Class units	3.95%	0.30%	0.25%
Global 2 Class units	4.20%	0.30%	0.25%
Global 3 Class units	5.95%	0.30%	0.25%

*
The fees are calculated and payable monthly on the basis of month-end adjusted net assets. "Adjusted net assets" is defined as the month-end net assets of the particular class before accruals for fees and expenses and redemptions.

        Prior to January 1, 2014, the Partnership paid the General Partner a monthly brokerage charge, organization and offering costs and operating expenses as presented in the table below:

	Brokerage charge*	Organization and Offering Reimbursement*	Operating Expense*
Class A units	7.50%	0.10%	0.25%
Class B units	7.95%	0.30%	0.25%
Legacy 1 Class units	5.00%	0.30%	0.25%
Legacy 2 Class units	5.25%	0.30%	0.25%
Global 1 Class units	4.45%	0.30%	0.25%
Global 2 Class units	4.70%	0.30%	0.25%
Global 3 Class units	6.45%	0.30%	0.25%

*
The fees are calculated and payable monthly on the basis of month-end adjusted net assets. "Adjusted net assets" is defined as the month-end net assets of the particular class before accruals for fees and expenses and redemptions.

        Included in the total brokerage charge are amounts paid to the clearing brokers for execution and clearing costs, which are reflected in the commissions line of the consolidated statements of operations, and the remaining amounts are management fees paid to the Advisors, compensation to the selling agents and an amount to the General Partner for management services rendered, which are reflected in the brokerage charge line on the consolidated statements of operations. The brokerage charge in the

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 5. General Partner and Related Party Transactions – (continued)

amount of $18,296,608, $31,293,188 and $42,054,211 for the years ended December 31, 2014, 2013 and 2012, respectively, is shown on the consolidated statements of operations.

        Ongoing organization and offering costs of the Partnership are paid for by the General Partner and reimbursed by the Partnership. The organization and offering costs in the amounts of $1,031,123, $1,614,953 and $2,135,464 for the years ended December 31, 2014, 2013 and 2012, respectively, are shown on the consolidated statement of operations.

        Operating expenses of the Partnership are paid for by the General Partner and reimbursed by the Partnership. To the extent operating expenses are less than 0.25 percent of the Partnership's average month-end net assets during the year, the difference may be reimbursed pro rata to record-holders as of December 31 of each year. The operating expenses in the amounts of $888,192, $1,392,827 and $1,847,514 for the years ended December 31, 2014, 2013 and 2012, respectively, are shown on the consolidated statement of operations.

Note 6. Subscriptions, Redemptions and Allocation of Net Income or Loss

        Subscriptions received in advance, if any, represent cash received prior to December 31 for contributions of the subsequent month and do not participate in earnings of the Partnership until the following January.

        Class A, Class B, Legacy 1 Class, Legacy 2 Class, Global 1 Class, Global 2 Class and Global 3 Class Limited Partners have the right to redeem units as of any month-end upon ten (10) days' prior written notice to the Partnership. The General Partner, however, may permit earlier redemptions in its discretion. Legacy 1 Class, Legacy 2 Class, Global 1 Class, Global 2 Class and Global 3 Class Limited Partners are prohibited from redeeming such units for the three months following the subscription for units. Global 3 Class Limited Partners who redeem their units after the three-month lock-up, but prior to the one-year anniversary of their subscriptions for the redeemed units, will pay the applicable early redemption fee. There are no redemption fees applicable to Legacy 1 Class, Legacy 2 Class, Global 1 Class and Global 2 Class Limited Partners or to Global 3 Class Limited Partners who redeem their units on or after the one-year anniversary of their subscription. Redemptions will be made as of the last day of the month for an amount equal to the net asset value per unit, as defined, represented by the units to be redeemed. The right to obtain redemption is also contingent upon the Partnership's having property sufficient to discharge its liabilities on the redemption date and may be delayed if the General Partner determines that earlier liquidation of commodity interest positions to meet redemption payments would be detrimental to the Partnership or nonredeeming Limited Partners.

        In addition, the General Partner may at any time cause the redemption of all or a portion of any Limited Partner's units upon fifteen (15) days' written notice. The General Partner may also immediately redeem any Limited Partner's units without notice if the General Partner believes that (i) the redemption is necessary to avoid having the assets of the Partnership deemed Plan Assets under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) the Limited Partner made a misrepresentation in connection with its subscription for the units, or (iii) the redemption is necessary to avoid a violation of law by the Partnership or any Partner.

        In accordance with the Third Amended and Restated Limited Partnership Agreement, net income or loss of the Partnership is allocated to partners according to their respective interests in the Partnership as of the beginning of the month.

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units

        The following schedules of assets by class of units and condensed schedule of investments by class of units reflect activity related to the Partnership as of December 31, 2014 and 2013.

Class A Units

December 31, 2014
Assets by Class of Units
Equity in brokers' trading accounts:
Securities owned, at fair value (cost $643,941)	$644,040
Cash	822,931
Unrealized gain (loss) on open contracts, net	590,662

Total equity in brokers' trading accounts	2,057,633
Cash and cash equivalents	8,354,809
Securities owned, at fair value (cost $5,817,022)	5,828,936
Interest receivable	1,618

Total assets	$16,242,996

Futures and Forward Contracts owned by Class A Units at December 31, 2014

	Unrealized gain/(loss) on open long contracts	Percent of Partners' Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners' Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners' Capital (Net Asset Value)
Futures Contracts*
U.S. Futures Positions:
Agriculturals	$(11,009)	(0.07)%	$(965)	(0.01)%	$(11,974)	(0.08)%
Currencies	$2,711	0.02%	$100,040	0.64%	$102,751	0.66%
Energy	$(16,024)	(0.10)%	$74,707	0.48%	$58,683	0.38%
Interest rates	$18,717	0.12%	$(3,042)	(0.02)%	$15,675	0.10%
Meats	$(7,071)	(0.05)%	$2,197	0.01%	$(4,874)	(0.04)%
Metals	$(1,055)	(0.01)%	$22,265	0.14%	$21,210	0.13%
Soft commodities	$(2,618)	(0.01)%	$44,197	0.28%	$41,579	0.27%
Stock indices and single stock futures	$45,391	0.29%	$(3,997)	(0.02)%	$41,394	0.27%

Total U.S. Futures Positions	$29,042		$235,402		$264,444

Foreign Futures Positions:
Agriculturals	$201	0.00%	$(50)	(0.00)%	$151	0.00%
Energy	$80	0.00%	$85,279	0.55%	$85,359	0.55%
Interest rates	$226,826	1.46%	$(2,048)	(0.01)%	$224,778	1.45%
Metals	$(75,327)	(0.48)%	$65,845	0.42%	$(9,482)	(0.06)%
Soft commodities	$668	0.00%	$372	0.00%	$1,040	0.00%
Stock indices	$37,840	0.24%	$(4,052)	(0.02)%	$33,788	0.22%

Total Foreign Futures Positions	$190,288		$145,346		$335,634

Total Futures Contracts	$219,330	1.41%	$380,748	2.46%	$600,078	3.87%

Forward Contracts*
Currencies	$18,550	0.12%	$(27,966)	(0.18)%	$(9,416)	(0.06)%

Total Futures and Forward Contracts	$237,880	1.53%	$352,782	2.28%	$590,662	3.81%

*
No individual futures and forward contract position constituted greater than 1 percent of partners' capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

U.S. Government securities in brokers' trading accounts owned by Class A Units at December 31, 2014**

Face Value	Maturity Date	Description	Fair Value	Percent of Partners' Capital (net asset value)
$644,266	6/18/2015	U.S. Treasury Bills, 0.10% (cost of $643,941)	$644,040	4.15%

**
Pledged as collateral for the trading of futures and forward contracts.

Securities owned by Class A Units at December 31, 2014

  U.S. Government-sponsored enterprises

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$1,039,139	7/21/2017-10/23/2017	Federal Farm Credit Banks, 1.1%	$1,042,733	6.72%
$3,465,530	3/27/2017-12/19/2017	Federal Home Loan Banks, 1-1.3%	3,471,433	22.38%
$ 129,892	12/22/2017	Federal Agricultural Mortgage Corp., 1.3%	129,936	0.84%

	Total U.S. Government-sponsored enterprises (cost of $4,634,561)		$4,644,102	29.94%

  Corporate bonds

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$ 80,118	2/3/2015	Foreign corporate bonds, 0.8%	$80,701	0.52%
$534,274	1/15/2015-10/1/2015	U.S. corporate bonds, 0.7-1.1%	548,854	3.54%

	Total Corporate bonds (cost of $627,486)***		$629,555	4.06%

  Commercial paper

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$134,257	4/10/2015	Foreign commercial paper, 0.5%	$134,081	0.86%
$421,371	2/6/2015-2/23/2015	U.S. commercial paper, 0.3-0.4%	421,198	2.72%

	Total Commercial paper (cost of $554,975)***		$555,279	3.58%

Total securities owned by Class A Units at December 31, 2014			$5,828,936	37.58%

***
No individual position constituted greater than 1 percent of partners' capital (net asset value).

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

Class B Units

December 31, 2014
Assets by Class of Units
Equity in brokers' trading accounts:
Securities owned, at fair value (cost $6,722,434)	$6,723,466
Cash	8,591,010
Unrealized gain (loss) on open contracts, net	6,166,206

Total equity in brokers' trading accounts	21,480,682
Cash and cash equivalents	87,220,211
Securities owned, at fair value (cost $60,726,933)	60,851,309
Interest receivable	16,886

Total assets	$169,569,088

Futures and Forward Contracts owned by Class B Units at December 31, 2014

	Unrealized gain/(loss) on open long contracts	Percent of Partners' Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners' Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners' Capital (Net Asset Value)
Futures Contracts*
U.S. Futures Positions:
Agriculturals	$(114,934)	(0.07)%	$(10,076)	(0.01)%	$(125,010)	(0.08)%
Currencies	$28,297	0.02%	$1,044,365	0.64%	$1,072,662	0.66%
Energy	$(167,286)	(0.10)%	$779,909	0.48%	$612,623	0.38%
Interest rates	$195,398	0.12%	$(31,759)	(0.02)%	$163,639	0.10%
Meats	$(73,821)	(0.05)%	$22,932	0.01%	$(50,889)	(0.04)%
Metals	$(11,012)	(0.01)%	$232,439	0.14%	$221,427	0.13%
Soft commodities	$(27,334)	(0.01)%	$461,400	0.28%	$434,066	0.27%
Stock indices and single stock futures	$473,864	0.29%	$(41,730)	(0.02)%	$432,134	0.27%

Total U.S. Futures Positions	$303,172		$2,457,480		$2,760,652

Foreign Futures Positions:
Agriculturals	$2,095	0.00%	$(522)	(0.00)%	$1,573	0.00%
Energy	$833	0.00%	$890,273	0.55%	$891,106	0.55%
Interest rates	$2,367,958	1.46%	$(21,378)	(0.01)%	$2,346,580	1.45%
Metals	$(786,379)	(0.48)%	$687,387	0.42%	$(98,992)	(0.06)%
Soft commodities	$6,976	0.00%	$3,881	0.00%	$10,857	0.00%
Stock indices	$395,032	0.24%	$(42,306)	(0.02)%	$352,726	0.22%

Total Foreign Futures Positions	$1,986,515		$1,517,335		$3,503,850

Total Futures Contracts	$2,289,687	1.41%	$3,974,815	2.46%	$6,264,502	3.87%

Forward Contracts*
Currencies	$193,652	0.12%	$(291,948)	(0.18)%	$(98,296)	(0.06)%

Total Futures and Forward Contracts	$2,483,339	1.53%	$3,682,867	2.28%	$6,166,206	3.81%

*
No individual futures and forward contract position constituted greater than 1 percent of partners' capital (net asset value). Accordingly, the number of contractsand expiration dates are not presented.

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

U.S. Government securities in brokers' trading accounts owned by Class B Units at December 31, 2014**

Face Value	Maturity Date	Description	Fair Value	Percent of Partners' Capital (net asset value)
$6,725,834	6/18/2015	U.S. Treasury Bills, 0.10% (cost of $6,722,434)	$6,723,466	4.15%

**
Pledged as collateral for the trading of futures and forward contracts.

Securities owned by Class B Units at December 31, 2014

  U.S. Government-sponsored enterprises

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$10,848,119	7/21/2017-10/23/2017	Federal Farm Credit Banks, 1.1%	$10,885,636	6.72%
$36,178,478	3/27/2017-12/19/2017	Federal Home Loan Banks, 1-1.3%	36,240,107	22.38%
$ 1,356,015	12/22/2017	Federal Agricultural Mortgage Corp., 1.3%	1,356,469	0.84%

	Total U.S. Government-sponsored enterprises (cost of $48,382,612)		$48,482,212	29.94%

  Corporate bonds

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$ 836,390	2/3/2015	Foreign corporate bonds, 0.8%	$842,479	0.52%
$5,577,561	1/15/2015-10/1/2015	U.S. corporate bonds, 0.7-1.1%	5,729,770	3.54%

	Total Corporate bonds (cost of $6,550,649)***		$6,572,249	4.06%

  Commercial paper

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$1,401,577	4/10/2015	Foreign commercial paper, 0.5%	$1,399,746	0.86%
$4,398,912	2/6/2015-2/23/2015	U.S. commercial paper, 0.3-0.4%	4,397,102	2.72%

	Total Commercial paper (cost of $5,793,672)***		$5,796,848	3.58%

Total securities owned by Class B Units at December 31, 2014			$60,851,309	37.58%

***
No individual position constituted greater than 1 percent of partners' capital (net asset value).

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

Legacy 1 Class Units

December 31, 2014
Assets by Class of Units
Equity in brokers' trading accounts:
Securities owned, at fair value (cost $109,783)	$109,800
Cash	140,299
Unrealized gain (loss) on open contracts, net	100,700

Total equity in brokers' trading accounts	350,799
Cash and cash equivalents	1,424,385
Securities owned, at fair value (cost $991,726)	993,756
Interest receivable	276

Total assets	$2,769,216

Futures and Forward Contracts owned by Legacy 1 Class Units at December 31, 2014

	Unrealized gain/(loss) on open long contracts	Percent of Partners' Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners' Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners' Capital (Net Asset Value)
Futures Contracts*
U.S. Futures Positions:
Agriculturals	$(1,877)	(0.07)%	$(165)	(0.01)%	$(2,042)	(0.08)%
Currencies	$462	0.02%	$17,055	0.64%	$17,517	0.66%
Energy	$(2,732)	(0.10)%	$12,737	0.48%	$10,005	0.38%
Interest rates	$3,191	0.12%	$(519)	(0.02)%	$2,672	0.10%
Meats	$(1,206)	(0.05)%	$375	0.01%	$(831)	(0.04)%
Metals	$(180)	(0.01)%	$3,796	0.14%	$3,616	0.13%
Soft commodities	$(446)	(0.01)%	$7,535	0.28%	$7,089	0.27%
Stock indices and single stock futures	$7,739	0.29%	$(681)	(0.02)%	$7,058	0.27%

Total U.S. Futures Positions	$4,951		$40,133		$45,084

Foreign Futures Positions:
Agriculturals	$34	0.00%	$(9)	(0.00)%	$25	0.00%
Energy	$14	0.00%	$14,539	0.55%	$14,553	0.55%
Interest rates	$38,671	1.46%	$(349)	(0.01)%	$38,322	1.45%
Metals	$(12,842)	(0.48)%	$11,226	0.42%	$(1,616)	(0.06)%
Soft commodities	$114	0.00%	$63	0.00%	$177	0.00%
Stock indices	$6,451	0.24%	$(691)	(0.02)%	$5,760	0.22%

Total Foreign Futures Positions	$32,442		$24,779		$57,221

Total Futures Contracts	$37,393	1.41%	$64,912	2.46%	$102,305	3.87%

Forward Contracts*
Currencies	$3,163	0.12%	$(4,768)	(0.18)%	$(1,605)	(0.06)%

Total Futures and Forward Contracts	$40,556	1.53%	$60,144	2.28%	$100,700	3.81%

*
No individual futures and forward contract position constituted greater than 1 percent of partners' capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

U.S. Government securities in brokers' trading accounts owned by Legacy 1 Class Units at December 31, 2014**

Face Value	Maturity Date	Description	Fair Value	Percent of Partners' Capital (net asset value)
$109,839	6/18/2015	U.S. Treasury Bills, 0.10% (cost of $109,783)	$109,800	4.15%

**
Pledged as collateral for the trading of futures and forward contracts.

Securities owned by Legacy 1 Class Units at December 31, 2014

  U.S. Government-sponsored enterprises

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$177,160	7/21/2017-10/23/2017	Federal Farm Credit Banks, 1.1%	$177,772	6.72%
$590,827	3/27/2017-12/19/2017	Federal Home Loan Banks, 1-1.3%	591,834	22.38%
$ 22,145	12/22/2017	Federal Agricultural Mortgage Corp., 1.3%	22,152	0.84%

	Total U.S. Government-sponsored enterprises (cost of $790,132)		$791,758	29.94%

  Corporate bonds

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$13,659	2/3/2015	Foreign corporate bonds, 0.8%	$13,758	0.52%
$91,087	1/15/2015-10/1/2015	U.S. corporate bonds, 0.7-1.1%	93,572	3.54%

	Total Corporate bonds (cost of $106,978)***		$107,330	4.06%

  Commercial paper

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$22,889	4/10/2015	Foreign commercial paper, 0.5%	$22,859	0.86%
$71,838	2/6/2015-2/23/2015	U.S. commercial paper, 0.3-0.4%	71,809	2.72%

	Total Commercial paper (cost of $94,616)***		$94,668	3.58%

Total securities owned by Legacy 1 Class Units at December 31, 2014			$993,756	37.58%

***
No individual position constituted greater than 1 percent of partners' capital (net asset value).

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

Legacy 2 Class Units

December 31, 2014
Assets by Class of Units
Equity in brokers' trading accounts:
Securities owned, at fair value (cost $37,730)	$37,735
Cash	48,217
Unrealized gain (loss) on open contracts, net	34,611

Total equity in brokers' trading accounts	120,563
Cash and cash equivalents	489,524
Securities owned, at fair value (cost $340,831)	341,528
Interest receivable	95

Total assets	$951,710

Futures and Forward Contracts owned by Legacy 2 Class Units at December 31, 2014

	Unrealized gain/(loss) on open long contracts	Percent of Partners' Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners' Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners' Capital (Net Asset Value)
Futures Contracts*
U.S. Futures Positions:
Agriculturals	$(645)	(0.07)%	$(57)	(0.01)%	$(702)	(0.08)%
Currencies	$159	0.02%	$5,862	0.64%	$6,021	0.66%
Energy	$(939)	(0.10)%	$4,377	0.48%	$3,438	0.38%
Interest rates	$1,097	0.12%	$(178)	(0.02)%	$919	0.10%
Meats	$(414)	(0.05)%	$129	0.01%	$(285)	(0.04)%
Metals	$(62)	(0.01)%	$1,305	0.14%	$1,243	0.13%
Soft commodities	$(153)	(0.01)%	$2,590	0.28%	$2,437	0.27%
Stock indices and single stock futures	$2,660	0.29%	$(234)	(0.02)%	$2,426	0.27%

Total U.S. Futures Positions	$1,703		$13,794		$15,497

Foreign Futures Positions:
Agriculturals	$12	0.00%	$(3)	(0.00)%	$9	0.00%
Energy	$5	0.00%	$4,997	0.55%	$5,002	0.55%
Interest rates	$13,290	1.46%	$(120)	(0.01)%	$13,170	1.45%
Metals	$(4,414)	(0.48)%	$3,858	0.42%	$(556)	(0.06)%
Soft commodities	$39	0.00%	$22	0.00%	$61	0.00%
Stock indices	$2,217	0.24%	$(237)	(0.02)%	$1,980	0.22%

Total Foreign Futures Positions	$11,149		$8,517		$19,666

Total Futures Contracts	$12,852	1.41%	$22,311	2.46%	$35,163	3.87%

Forward Contracts*
Currencies	$1,087	0.12%	$(1,639)	(0.18)%	$(552)	(0.06)%

Total Futures and Forward Contracts	$13,939	1.53%	$20,672	2.28%	$34,611	3.81%

*
No individual futures and forward contract position constituted greater than 1 percent of partners' capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

U.S. Government securities in brokers' trading accounts owned by Legacy 2 Class Units at December 31, 2014**

Face Value	Maturity Date	Description	Fair Value	Percent of Partners' Capital (net asset value)
$37,749	6/18/2015	U.S. Treasury Bills, 0.10% (cost of $37,730)	$37,735	4.15%

**
Pledged as collateral for the trading of futures and forward contracts.

Securities owned by Legacy 2 Class Units at December 31, 2014

U.S. Government-sponsored enterprises

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$ 60,885	7/21/2017-10/23/2017	Federal Farm Credit Banks, 1.1%	$61,096	6.72%
$203,052	3/27/2017-12/19/2017	Federal Home Loan Banks, 1-1.3%	203,398	22.38%
$ 7,611	12/22/2017	Federal Agricultural Mortgage Corp., 1.3%	7,613	0.84%

	Total U.S. Government-sponsored enterprises (cost of $271,548)		$272,107	29.94%

Corporate bonds

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$ 4,694	2/3/2015	Foreign corporate bonds, 0.8%	$4,728	0.52%
$31,304	1/15/2015-10/1/2015	U.S. corporate bonds, 0.7-1.1%	32,158	3.54%

	Total Corporate bonds (cost of $36,766)***		$36,886	4.06%

Commercial paper

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$ 7,866	4/10/2015	Foreign commercial paper, 0.5%	$7,856	0.86%
$24,689	2/6/2015-2/23/2015	U.S. commercial paper, 0.3-0.4%	24,679	2.72%

	Total Commercial paper (cost of $32,517)***		$32,535	3.58%

Total securities owned by Legacy 2 Class Units at December 31, 2014			$341,528	37.58%

***
No individual position constituted greater than 1 percent of partners' capital (net asset value).

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

Global 1 Class Units

December 31, 2014
Assets by Class of Units
Equity in brokers' trading accounts:
Securities owned, at fair value (cost $401,108)	$401,170
Cash	512,601
Unrealized gain (loss) on open contracts, net	367,918

Total equity in brokers' trading accounts	1,281,689
Cash and cash equivalents	5,204,179
Securities owned, at fair value (cost $3,623,402)	3,630,823
Interest receivable	1,008

Total assets	$10,117,699

Futures and Forward Contracts owned by Global 1 Class Units at December 31, 2014

	Unrealized gain/(loss) on open long contracts	Percent of Partners' Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners' Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners' Capital (Net Asset Value)
Futures Contracts*
U.S. Futures Positions:
Agriculturals	$(6,858)	(0.07)%	$(601)	(0.01)%	$(7,459)	(0.08)%
Currencies	$1,688	0.02%	$62,314	0.64%	$64,002	0.66%
Energy	$(9,981)	(0.10)%	$46,535	0.48%	$36,554	0.38%
Interest rates	$11,659	0.12%	$(1,895)	(0.02)%	$9,764	0.10%
Meats	$(4,405)	(0.05)%	$1,368	0.01%	$(3,037)	(0.04)%
Metals	$(657)	(0.01)%	$13,869	0.14%	$13,212	0.13%
Soft commodities	$(1,631)	(0.01)%	$27,530	0.28%	$25,899	0.27%
Stock indices and single stock futures	$28,274	0.29%	$(2,490)	(0.02)%	$25,784	0.27%

Total U.S. Futures Positions	$18,089		$146,630		$164,719

Foreign Futures Positions:
Agriculturals	$125	0.00%	$(31)	(0.00)%	$94	0.00%
Energy	$50	0.00%	$53,120	0.55%	$53,170	0.55%
Interest rates	$141,289	1.46%	$(1,276)	(0.01)%	$140,013	1.45%
Metals	$(46,921)	(0.48)%	$41,014	0.42%	$(5,907)	(0.06)%
Soft commodities	$416	0.00%	$232	0.00%	$648	0.00%
Stock indices	$23,570	0.24%	$(2,524)	(0.02)%	$21,046	0.22%

Total Foreign Futures Positions	$118,529		$90,535		$209,064

Total Futures Contracts	$136,618	1.41%	$237,165	2.46%	$373,783	3.87%

Forward Contracts*
Currencies	$11,555	0.12%	$(17,420)	(0.18)%	$(5,865)	(0.06)%

Total Futures and Forward Contracts	$148,173	1.53%	$219,745	2.28%	$367,918	3.81%

*
No individual futures and forward contract position constituted greater than 1 percent of partners' capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

U.S. Government securities in brokers' trading accounts owned by Global 1 Class Units at December 31, 2014**

Face Value	Maturity Date	Description	Fair Value	Percent of Partners' Capital (net asset value)
$401,311	6/18/2015	U.S. Treasury Bills, 0.10% (cost of $401,108)	$401,170	4.15%

**
Pledged as collateral for the trading of futures and forward contracts.

Securities owned by Global 1 Class Units at December 31, 2014

U.S. Government-sponsored enterprises

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$ 647,276	7/21/2017-10/23/2017	Federal Farm Credit Banks, 1.1%	$649,515	6.72%
$2,158,666	3/27/2017-12/19/2017	Federal Home Loan Banks, 1-1.3%	2,162,343	22.38%
$ 80,910	12/22/2017	Federal Agricultural Mortgage Corp., 1.3%	80,937	0.84%

	Total U.S. Government-sponsored enterprises (cost of $2,886,852)		$2,892,795	29.94%

Corporate bonds

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$ 49,905	2/3/2015	Foreign corporate bonds, 0.8%	$50,268	0.52%
$332,797	1/15/2015-10/1/2015	U.S. corporate bonds, 0.7-1.1%	341,879	3.54%

	Total Corporate bonds (cost of $390,858)***		$392,147	4.06%

Commercial paper

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$ 83,628	4/10/2015	Foreign commercial paper, 0.5%	$83,519	0.86%
$262,470	2/6/2015-2/23/2015	U.S. commercial paper, 0.3-0.4%	262,362	2.72%

	Total Commercial paper (cost of $345,692)***		$345,881	3.58%

Total securities owned by Global 1 Class Units at December 31, 2014			$3,630,823	37.58%

***
No individual position constituted greater than 1 percent of partners' capital (net asset value).

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

Global 2 Class Units

December 31, 2014
Assets by Class of Units
Equity in brokers' trading accounts:
Securities owned, at fair value (cost $243,500)	$243,537
Cash	311,183
Unrealized gain (loss) on open contracts, net	223,353

Total equity in brokers' trading accounts	778,073
Cash and cash equivalents	3,159,285
Securities owned, at fair value (cost $2,199,646)	2,204,153
Interest receivable	612

Total assets	$6,142,123

Futures and Forward Contracts owned by Global 2 Class Units at December 31, 2014

	Unrealized gain/(loss) on open long contracts	Percent of Partners' Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners' Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners' Capital (Net Asset Value)
Futures Contracts*
U.S. Futures Positions:
Agriculturals	$(4,163)	(0.07)%	$(365)	(0.01)%	$(4,528)	(0.08)%
Currencies	$1,025	0.02%	$37,829	0.64%	$38,854	0.66%
Energy	$(6,059)	(0.10)%	$28,250	0.48%	$22,191	0.38%
Interest rates	$7,078	0.12%	$(1,150)	(0.02)%	$5,928	0.10%
Meats	$(2,674)	(0.05)%	$831	0.01%	$(1,843)	(0.04)%
Metals	$(399)	(0.01)%	$8,419	0.14%	$8,020	0.13%
Soft commodities	$(990)	(0.01)%	$16,713	0.28%	$15,723	0.27%
Stock indices and single stock futures	$17,164	0.29%	$(1,512)	(0.02)%	$15,652	0.27%

Total U.S. Futures Positions	$10,982		$89,015		$99,997

Foreign Futures Positions:
Agriculturals	$76	0.00%	$(19)	(0.00)%	$57	0.00%
Energy	$30	0.00%	$32,247	0.55%	$32,277	0.55%
Interest rates	$85,772	1.46%	$(774)	(0.01)%	$84,998	1.45%
Metals	$(28,484)	(0.48)%	$24,898	0.42%	$(3,586)	(0.06)%
Soft commodities	$253	0.00%	$141	0.00%	$394	0.00%
Stock indices	$14,309	0.24%	$(1,532)	(0.02)%	$12,777	0.22%

Total Foreign Futures Positions	$71,956		$54,961		$126,917

Total Futures Contracts	$82,938	1.41%	$143,976	2.46%	$226,914	3.87%

Forward Contracts*
Currencies	$7,014	0.12%	$(10,575)	(0.18)%	$(3,561)	(0.06)%

Total Futures and Forward Contracts	$89,952	1.53%	$133,401	2.28%	$223,353	3.81%

*
No individual futures and forward contract position constituted greater than 1 percent of partners' capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

U.S. Government securities in brokers' trading accounts owned by Global 2 Class Units at December 31, 2014**

Face Value	Maturity Date	Description	Fair Value	Percent of Partners' Capital (net asset value)
$243,623	6/18/2015	U.S. Treasury Bills, 0.10% (cost of $243,500)	$243,537	4.15%

**
Pledged as collateral for the trading of futures and forward contracts.

Securities owned by Global 2 Class Units at December 31, 2014

  U.S. Government-sponsored enterprises

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$ 392,940	7/21/2017-10/23/2017	Federal Farm Credit Banks, 1.1%	$394,299	6.72%
$1,310,454	3/27/2017-12/19/2017	Federal Home Loan Banks, 1-1.3%	1,312,687	22.38%
$ 49,117	12/22/2017	Federal Agricultural Mortgage Corp., 1.3%	49,134	0.84%

	Total U.S. Government-sponsored enterprises (cost of $1,752,511)		$1,756,120	29.94%

  Corporate bonds

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$ 30,296	2/3/2015	Foreign corporate bonds, 0.8%	$30,516	0.52%
$202,030	1/15/2015-10/1/2015	U.S. corporate bonds, 0.7-1.1%	207,543	3.54%

	Total Corporate bonds (cost of $237,277)***		$238,059	4.06%

  Commercial paper

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$ 50,768	4/10/2015	Foreign commercial paper, 0.5%	$50,702	0.86%
$159,337	2/6/2015-2/23/2015	U.S. commercial paper, 0.3-0.4%	159,272	2.72%

	Total Commercial paper (cost of $209,858)***		$209,974	3.58%

Total securities owned by Global 2 Class Units at December 31, 2014			$2,204,153	37.58%

***
No individual position constituted greater than 1 percent of partners' capital (net asset value).

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

Global 3 Class Units

December 31, 2014
Assets by Class of Units
Equity in brokers' trading accounts:
Securities owned, at fair value (cost $4,235,235)	$4,235,886
Cash	5,412,468
Unrealized gain (loss) on open contracts, net	3,884,795

Total equity in brokers' trading accounts	13,533,149
Cash and cash equivalents	54,950,063
Securities owned, at fair value (cost $38,258,894)	38,337,254
Interest receivable	10,637

Total assets	$106,831,103

Futures and Forward Contracts owned by Global 3 Class Units at December 31, 2014

	Unrealized gain/(loss) on open long contracts	Percent of Partners' Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners' Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners' Capital (Net Asset Value)
Futures Contracts*
U.S. Futures Positions:
Agriculturals	$(72,410)	(0.07)%	$(6,348)	(0.01)%	$(78,758)	(0.08)%
Currencies	$17,827	0.02%	$657,966	0.64%	$675,793	0.66%
Energy	$(105,394)	(0.10)%	$491,355	0.48%	$385,961	0.38%
Interest rates	$123,103	0.12%	$(20,010)	(0.02)%	$103,093	0.10%
Meats	$(46,509)	(0.05)%	$14,447	0.01%	$(32,062)	(0.04)%
Metals	$(6,938)	(0.01)%	$146,441	0.14%	$139,503	0.13%
Soft commodities	$(17,222)	(0.01)%	$290,689	0.28%	$273,467	0.27%
Stock indices and single stock futures	$298,541	0.29%	$(26,291)	(0.02)%	$272,250	0.27%

Total U.S. Futures Positions	$190,998		$1,548,249		$1,739,247

Foreign Futures Positions:
Agriculturals	$1,319	0.00%	$(328)	(0.00)%	$991	0.00%
Energy	$524	0.00%	$560,885	0.55%	$561,409	0.55%
Interest rates	$1,491,850	1.46%	$(13,469)	(0.01)%	$1,478,381	1.45%
Metals	$(495,431)	(0.48)%	$433,064	0.42%	$(62,367)	(0.06)%
Soft commodities	$4,395	0.00%	$2,444	0.00%	$6,839	0.00%
Stock indices	$248,877	0.24%	$(26,655)	(0.02)%	$222,222	0.22%

Total Foreign Futures Positions	$1,251,534		$955,941		$2,207,475

Total Futures Contracts	$1,442,532	1.41%	$2,504,190	2.46%	$3,946,722	3.87%

Forward Contracts*
Currencies	$122,004	0.12%	$(183,931)	(0.18)%	$(61,927)	(0.06)%

Total Futures and Forward Contracts	$1,564,536	1.53%	$2,320,259	2.28%	$3,884,795	3.81%

*
No individual futures and forward contract position constituted greater than 1 percent of partners' capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

U.S. Government securities in brokers' trading accounts owned by Global 3 Class Units at December 31, 2014**

Face Value	Maturity Date	Description	Fair Value	Percent of Partners' Capital (net asset value)
$4,237,378	6/18/2015	U.S. Treasury Bills, 0.10% (cost of $4,235,235)	$4,235,886	4.15%

**
Pledged as collateral for the trading of futures and forward contracts.

Securities owned by Global 3 Class Units at December 31, 2014

  U.S. Government-sponsored enterprises

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$ 6,834,481	7/21/2017-10/23/2017	Federal Farm Credit Banks, 1.1%	$6,858,116	6.72%
$22,792,993	3/27/2017-12/19/2017	Federal Home Loan Banks, 1-1.3%	22,831,819	22.38%
$ 854,310	12/22/2017	Federal Agricultural Mortgage Corp., 1.3%	854,596	0.84%

	Total U.S. Government-sponsored enterprises (cost of $30,481,784)		$30,544,531	29.94%

  Corporate bonds

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$ 526,938	2/3/2015	Foreign corporate bonds, 0.8%	$530,777	0.52%
$3,513,947	1/15/2015-10/1/2015	U.S. corporate bonds, 0.7-1.1%	3,609,843	3.54%

	Total Corporate bonds (cost of $4,127,008)***		$4,140,620	4.06%

  Commercial paper

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$ 883,015	4/10/2015	Foreign commercial paper, 0.5%	$881,862	0.86%
$2,771,383	2/6/2015-2/23/2015	U.S. commercial paper, 0.3-0.4%	2,770,241	2.72%

	Total Commercial paper (cost of $3,650,102)***		$3,652,103	3.58%

Total securities owned by Global 3 Class Units at December 31, 2014			$38,337,254	37.58%

***
No individual position constituted greater than 1 percent of partners' capital (net asset value).

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

Class A Units

December 31, 2013
Assets by Class of Units
Equity in brokers' trading accounts:
Cash	$2,587,830
Unrealized gain (loss) on open contracts, net	1,217,639

Total equity in brokers' trading accounts	3,805,469
Cash and cash equivalents	7,053,622
Securities owned, at fair value (cost $11,536,100)	11,552,242
Interest receivable	957

Total assets	$22,412,290

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

Futures, Forwards, and Options on Futures and Forward Contracts owned by Class A Units at December 31, 2013

	Unrealized gain/(loss) on open long contracts	Percent of Partners' Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners' Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners' Capital (Net Asset Value)
Futures Contracts*
U.S. Futures Positions:
Agriculturals	$(32,096)	(0.15)%	$133,214	0.62%	$101,118	0.47%
Currencies	$113,569	0.53%	$223,689	1.05%	$337,258	1.58%
Energy	$(5,603)	(0.02)%	$(3,325)	(0.02)%	$(8,928)	(0.04)%
Interest rates	$(9,470)	(0.04)%	$39,543	0.19%	$30,073	0.15%
Meats	$(933)	(0.00)%	$1,477	0.01%	$544	0.01%
Metals	$2,548	0.01%	$78,543	0.37%	$81,091	0.38%
Soft commodities	$788	0.00%	$1,102	0.01%	$1,890	0.01%
Stock indices and single stock futures	$260,994	1.22%	$688	0.00%	$261,682	1.22%

Total U.S. Futures Positions	$329,797		$474,931		$804,728

Foreign Futures Positions:
Agriculturals	$433	0.00%	$1,778	0.01%	$2,211	0.01%
Energy	$8,615	0.04%	$670	0.00%	$9,285	0.04%
Interest rates	$(73,992)	(0.35)%	$51,574	0.24%	$(22,418)	(0.11)%
Metals	$(32,728)	(0.15)%	$(37,596)	(0.18)%	$(70,324)	(0.33)%
Soft commodities	$(92)	(0.00)%	$(29)	(0.00)%	$(121)	(0.00)%
Stock indices	$457,682	2.14%	$(3,675)	(0.02)%	$454,007	2.12%

Total Foreign Futures Positions	$359,918		$12,722		$372,640

Total Futures Contracts	$689,715	3.23%	$487,653	2.28%	$1,177,368	5.51%

Forward Contracts*
Currencies	$38,174	0.18%	$(3,062)	(0.01)%	$35,112	0.17%

Options on Futures and Forward Contracts*
Currencies	$4,782	0.02%	$(360)	(0.00)%	$4,422	0.02%
Interest rates	$737	0.00%	$—	(0.00)%	$737	0.00%

Total Options on Futures and Forward Contracts	$5,519	0.02%	$(360)	(0.00)%	$5,159	0.02%

Total Futures, Forward and Options on Futures and Forward Contracts	$733,408	3.43%	$484,231	2.27%	$1,217,639	5.70%

*
No individual futures, forward, and options on futures and forward contract position constituted greater than 1 percent of partners' capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

Securities owned by Class A Units at December 31, 2013

  U.S. Government-sponsored enterprises

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$6,322,061	8/27/2014-10/7/2016	Federal Farm Credit Banks, 0.2-0.9%	$6,324,890	29.62%
$1,193,292	7/29/2016-9/27/2016	Federal Home Loan Banks, 1-1.2%	1,197,493	5.61%

	Total U.S. Government-sponsored enterprises (cost of $7,514,641)		$7,522,383	35.23%

  Corporate bonds

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$ 817,262	1/15/2014-2/3/2015	Foreign corporate bonds, 0.6-1.4%**	$837,143	3.92%
$2,611,019	1/15/2014-1/15/2016	U.S. corporate bonds, 0.5-1.5%**	2,715,478	12.72%

	Total Corporate bonds (cost of $3,544,229)		$3,552,621	16.64%

  U.S. Government securities

Face Value	Maturity Date		Fair Value	Percent of Partners' Capital (net asset value)
$477,317	3/27/2014	U.S. Treasury Bill, 0.1% (cost of $477,230)	$477,238	2.23%

Total securities owned by Class A Units at December 31, 2013			$11,552,242	54.10%

**
No individual position constituted greater than 1 percent of partners' capital (net asset value).

Class B Units

December 31, 2013
Assets by Class of Units
Equity in brokers' trading accounts:
Cash	$26,441,772
Unrealized gain (loss) on open contracts, net	12,441,538

Total equity in brokers' trading accounts	38,883,310
Cash and cash equivalents	72,072,065
Securities owned, at fair value (cost $117,872,856)	118,037,795
Interest receivable	9,781

Total assets	$229,002,951

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

Futures, Forwards, and Options on Futures and Forward Contracts owned by Class B Units at December 31, 2013

	Unrealized gain/(loss) on open long contracts	Percent of Partners' Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners' Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners' Capital (Net Asset Value)
Futures Contracts*
U.S. Futures Positions:
Agriculturals	$(327,946)	(0.15)%	$1,361,145	0.62%	$1,033,199	0.47%
Currencies	$1,160,423	0.53%	$2,285,599	1.05%	$3,446,022	1.58%
Energy	$(57,245)	(0.02)%	$(33,973)	(0.02)%	$(91,218)	(0.04)%
Interest rates	$(96,764)	(0.04)%	$404,035	0.19%	$307,271	0.15%
Meats	$(9,533)	(0.00)%	$15,090	0.01%	$5,557	0.01%
Metals	$26,032	0.01%	$802,531	0.37%	$828,563	0.38%
Soft commodities	$8,056	0.00%	$11,263	0.01%	$19,319	0.01%
Stock indices and single stock futures	$2,666,770	1.22%	$7,032	0.00%	$2,673,802	1.22%

Total U.S. Futures Positions	$3,369,793		$4,852,722		$8,222,515

Foreign Futures Positions:
Agriculturals	$4,423	0.00%	$18,171	0.01%	$22,594	0.01%
Energy	$88,030	0.04%	$6,841	0.00%	$94,871	0.04%
Interest rates	$(756,032)	(0.35)%	$526,971	0.24%	$(229,061)	(0.11)%
Metals	$(334,403)	(0.15)%	$(384,144)	(0.18)%	$(718,547)	(0.33)%
Soft commodities	$(937)	(0.00)%	$(299)	(0.00)%	$(1,236)	(0.00)%
Stock indices	$4,676,471	2.14%	$(37,550)	(0.02)%	$4,638,921	2.12%

Total Foreign Futures Positions	$3,677,552		$129,990		$3,807,542

Total Futures Contracts	$7,047,345	3.23%	$4,982,712	2.28%	$12,030,057	5.51%

Forward Contracts*
Currencies	$390,051	0.18%	$(31,283)	(0.01)%	$358,768	0.17%

Options on Futures and Forward Contracts*
Currencies	$48,864	0.02%	$(3,680)	(0.00)%	$45,184	0.02%
Interest rates	$7,529	0.00%	$—	(0.00)%	$7,529	0.00%

Total Options on Futures and Forward Contracts	$56,393	0.02%	$(3,680)	(0.00)%	$52,713	0.02%

Total Futures, Forward and Options on Futures and Forward Contracts	$7,493,789	3.43%	$4,947,749	2.27%	$12,441,538	5.70%

*
No individual futures, forward, and options on futures and forward contract position constituted greater than 1 percent of partners' capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

Securities owned by Class B Units at December 31, 2013

  U.S. Government-sponsored enterprises

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$64,597,174	8/27/2014-10/7/2016	Federal Farm Credit Banks, 0.2-0.9%	$64,626,073	29.62%
$12,192,747	7/29/2016-9/27/2016	Federal Home Loan Banks, 1-1.2%	12,235,674	5.61%

	Total U.S. Government-sponsored enterprises (cost of $76,782,636)		$76,861,747	35.23%

  Corporate bonds

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$ 8,350,569	1/15/2014-2/3/2015	Foreign corporate bonds, 0.6-1.4%**	$8,553,712	3.92%
$26,678,706	1/15/2014-1/15/2016	U.S. corporate bonds, 0.5-1.5%**	27,746,043	12.72%

	Total Corporate bonds (cost of $36,214,003)		$36,299,755	16.64%

  U.S. Government securities

Face Value	Maturity Date		Fair Value	Percent of Partners' Capital (net asset value)
$4,877,099	3/27/2014	U.S. Treasury Bill, 0.1% (cost of $4,876,217)	$4,876,293	2.23%

Total securities owned by Class B Units at December 31, 2013			$118,037,795	54.10%

**
No individual position constituted greater than 1 percent of partners' capital (net asset value).

Legacy 1 Class Units

December 31, 2013
Assets by Class of Units
Equity in brokers' trading accounts:
Cash	$452,540
Unrealized gain (loss) on open contracts, net	212,934

Total equity in brokers' trading accounts	665,474
Cash and cash equivalents	1,233,483
Securities owned, at fair value (cost $2,017,345)	2,020,167
Interest receivable	167

Total assets	$3,919,291

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

Futures, Forwards, and Options on Futures and Forward Contracts owned by Legacy 1 Class Units at December 31, 2013

	Unrealized gain/(loss) on open long contracts	Percent of Partners' Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners' Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners' Capital (Net Asset Value)
Futures Contracts*
U.S. Futures Positions:
Agriculturals	$(5,613)	(0.15)%	$23,295	0.62%	$17,682	0.47%
Currencies	$19,860	0.53%	$39,117	1.05%	$58,977	1.58%
Energy	$(980)	(0.02)%	$(581)	(0.02)%	$(1,561)	(0.04)%
Interest rates	$(1,656)	(0.04)%	$6,915	0.19%	$5,259	0.15%
Meats	$(163)	(0.00)%	$258	0.01%	$95	0.01%
Metals	$446	0.01%	$13,735	0.37%	$14,181	0.38%
Soft commodities	$138	0.00%	$193	0.01%	$331	0.01%
Stock indices and single stock futures	$45,641	1.22%	$120	0.00%	$45,761	1.22%

Total U.S. Futures Positions	$57,673		$83,052		$140,725

Foreign Futures Positions:
Agriculturals	$76	0.00%	$311	0.01%	$387	0.01%
Energy	$1,507	0.04%	$117	0.00%	$1,624	0.04%
Interest rates	$(12,939)	(0.35)%	$9,019	0.24%	$(3,920)	(0.11)%
Metals	$(5,723)	(0.15)%	$(6,574)	(0.18)%	$(12,297)	(0.33)%
Soft commodities	$(16)	(0.00)%	$(5)	(0.00)%	$(21)	(0.00)%
Stock indices	$80,036	2.14%	$(643)	(0.02)%	$79,393	2.12%

Total Foreign Futures Positions	$62,941		$2,225		$65,166

Total Futures Contracts	$120,614	3.23%	$85,277	2.28%	$205,891	5.51%

Forward Contracts*
Currencies	$6,676	0.18%	$(535)	(0.01)%	$6,141	0.17%

Options on Futures and Forward Contracts*
Currencies	$836	0.02%	$(63)	(0.00)%	$773	0.02%
Interest rates	$129	0.00%	$—	(0.00)%	$129	0.00%

Total Options on Futures and Forward Contracts	$965	0.02%	$(63)	(0.00)%	$902	0.02%

Total Futures, Forward and Options on Futures and Forward Contracts	$128,255	3.43%	$84,679	2.27%	$212,934	5.70%

*
No individual futures, forward, and options on futures and forward contract position constituted greater than 1 percent of partners' capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

Securities owned by Legacy 1 Class Units at December 31, 2013

  U.S. Government-sponsored enterprises

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$1,105,554	8/27/2014-10/7/2016	Federal Farm Credit Banks, 0.2-0.9%	$1,106,048	29.62%
$ 208,674	7/29/2016-9/27/2016	Federal Home Loan Banks, 1-1.2%	209,408	5.61%

	Total U.S. Government-sponsored enterprises (cost of $1,314,103)		$1,315,456	35.23%

  Corporate bonds

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$142,916	1/15/2014-2/3/2015	Foreign corporate bonds, 0.6-1.4%**	$146,393	3.92%
$456,595	1/15/2014-1/15/2016	U.S. corporate bonds, 0.5-1.5%**	474,862	12.72%

	Total Corporate bonds (cost of $619,788)		$621,255	16.64%

  U.S. Government securities

Face Value	Maturity Date		Fair Value	Percent of Partners' Capital (net asset value)
$83,470	3/27/2014	U.S. Treasury Bill, 0.1% (cost of $83,454)	$83,456	2.23%

Total securities owned by Legacy 1 Class Units at December 31, 2013			$2,020,167	54.10%

**
No individual position constituted greater than 1 percent of partners' capital (net asset value).

Legacy 2 Class Units

December 31, 2013
Assets by Class of Units
Equity in brokers' trading accounts:
Cash	$629,886
Unrealized gain (loss) on open contracts, net	296,379

Total equity in brokers' trading accounts	926,265
Cash and cash equivalents	1,716,875
Securities owned, at fair value (cost $2,807,925)	2,811,853
Interest receivable	233

Total assets	$5,455,226

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

Futures, Forwards, and Options on Futures and Forward Contracts owned by Legacy 2 Class Units at December 31, 2013

	Unrealized gain/(loss) on open long contracts	Percent of Partners' Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners' Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners' Capital (Net Asset Value)
Futures Contracts*
U.S. Futures Positions:
Agriculturals	$(7,812)	(0.15)%	$32,425	0.62%	$24,613	0.47%
Currencies	$27,643	0.53%	$54,447	1.05%	$82,090	1.58%
Energy	$(1,364)	(0.02)%	$(809)	(0.02)%	$(2,173)	(0.04)%
Interest rates	$(2,305)	(0.04)%	$9,625	0.19%	$7,320	0.15%
Meats	$(227)	(0.00)%	$359	0.01%	$132	0.01%
Metals	$620	0.01%	$19,118	0.37%	$19,738	0.38%
Soft commodities	$192	0.00%	$268	0.01%	$460	0.01%
Stock indices and single stock futures	$63,527	1.22%	$168	0.00%	$63,695	1.22%

Total U.S. Futures Positions	$80,274		$115,601		$195,875

Foreign Futures Positions:
Agriculturals	$105	0.00%	$433	0.01%	$538	0.01%
Energy	$2,097	0.04%	$163	0.00%	$2,260	0.04%
Interest rates	$(18,010)	(0.35)%	$12,553	0.24%	$(5,457)	(0.11)%
Metals	$(7,966)	(0.15)%	$(9,151)	(0.18)%	$(17,117)	(0.33)%
Soft commodities	$(22)	(0.00)%	$(7)	(0.00)%	$(29)	(0.00)%
Stock indices	$111,401	2.14%	$(894)	(0.02)%	$110,507	2.12%

Total Foreign Futures Positions	$87,605		$3,097		$90,702

Total Futures Contracts	$167,879	3.23%	$118,698	2.28%	$286,577	5.51%

Forward Contracts*
Currencies	$9,292	0.18%	$(745)	(0.01)%	$8,547	0.17%

Options on Futures and Forward Contracts*
Currencies	$1,164	0.02%	$(88)	(0.00)%	$1,076	0.02%
Interest rates	$179	0.00%	$—	(0.00)%	$179	0.00%

Total Options on Futures and Forward Contracts	$1,343	0.02%	$(88)	(0.00)%	$1,255	0.02%

Total Futures, Forward and Options on Futures and Forward Contracts	$178,514	3.43%	$117,865	2.27%	$296,379	5.70%

*
No individual futures, forward, and options on futures and forward contract position constituted greater than 1 percent of partners' capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

Securities owned by Legacy 2 Class Units at December 31, 2013

U.S. Government-sponsored enterprises

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$1,538,811	8/27/2014-10/7/2016	Federal Farm Credit Banks, 0.2-0.9%	$1,539,499	29.62%
$ 290,451	7/29/2016-9/27/2016	Federal Home Loan Banks, 1-1.2%	291,474	5.61%

	Total U.S. Government-sponsored enterprises (cost of $1,829,088)		$1,830,973	35.23%

Corporate bonds

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$198,924	1/15/2014-2/3/2015	Foreign corporate bonds, 0.6-1.4%**	$203,763	3.92%
$635,531	1/15/2014-1/15/2016	U.S. corporate bonds, 0.5-1.5%**	660,956	12.72%

	Total Corporate bonds (cost of $862,677)		$864,719	16.64%

U.S. Government securities

Face Value	Maturity Date		Fair Value	Percent of Partners' Capital (net asset value)
$116,180	3/27/2014	U.S. Treasury Bill, 0.1% (cost of $116,160)	$116,161	2.23%

Total securities owned by Legacy 2 Class Units at December 31, 2013			$2,811,853	54.10%

**
No individual position constituted greater than 1 percent of partners' capital (net asset value).

Global 1 Class Units

December 31, 2013
Assets by Class of Units
Equity in brokers' trading accounts:
Cash	$1,144,983
Unrealized gain (loss) on open contracts, net	538,745

Total equity in brokers' trading accounts	1,683,728
Cash and cash equivalents	3,120,870
Securities owned, at fair value (cost $5,104,139)	5,111,281
Interest receivable	424

Total assets	$9,916,303

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

Futures, Forwards, and Options on Futures and Forward Contracts owned by Global 1 Class Units at December 31, 2013

	Unrealized gain/(loss) on open long contracts	Percent of Partners' Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners' Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners' Capital (Net Asset Value)
Futures Contracts*
U.S. Futures Positions:
Agriculturals	$(14,201)	(0.15)%	$58,940	0.62%	$44,739	0.47%
Currencies	$50,249	0.53%	$98,971	1.05%	$149,220	1.58%
Energy	$(2,479)	(0.02)%	$(1,471)	(0.02)%	$(3,950)	(0.04)%
Interest rates	$(4,190)	(0.04)%	$17,496	0.19%	$13,306	0.15%
Meats	$(413)	(0.00)%	$653	0.01%	$240	0.01%
Metals	$1,127	0.01%	$34,751	0.37%	$35,878	0.38%
Soft commodities	$349	0.00%	$488	0.01%	$837	0.01%
Stock indices and single stock futures	$115,477	1.22%	$305	0.00%	$115,782	1.22%

Total U.S. Futures Positions	$145,919		$210,133		$356,052

Foreign Futures Positions:
Agriculturals	$192	0.00%	$787	0.01%	$979	0.01%
Energy	$3,812	0.04%	$296	0.00%	$4,108	0.04%
Interest rates	$(32,738)	(0.35)%	$22,819	0.24%	$(9,919)	(0.11)%
Metals	$(14,480)	(0.15)%	$(16,634)	(0.18)%	$(31,114)	(0.33)%
Soft commodities	$(41)	(0.00)%	$(13)	(0.00)%	$(54)	(0.00)%
Stock indices	$202,501	2.14%	$(1,626)	(0.02)%	$200,875	2.12%

Total Foreign Futures Positions	$159,246		$5,629		$164,875

Total Futures Contracts	$305,165	3.23%	$215,762	2.28%	$520,927	5.51%

Forward Contracts*
Currencies	$16,890	0.18%	$(1,355)	(0.01)%	$15,535	0.17%

Options on Futures and Forward Contracts*
Currencies	$2,116	0.02%	$(159)	(0.00)%	$1,957	0.02%
Interest rates	$326	0.00%	$—	(0.00)%	$326	0.00%

Total Options on Futures and Forward Contracts	$2,442	0.02%	$(159)	(0.00)%	$2,283	0.02%

Total Futures, Forward and Options on Futures and Forward Contracts	$324,497	3.43%	$214,248	2.27%	$538,745	5.70%

*
No individual futures, forward, and options on futures and forward contract position constituted greater than 1 percent of partners' capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

Securities owned by Global 1 Class Units at December 31, 2013

  U.S. Government-sponsored enterprises

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$2,797,191	8/27/2014-10/7/2016	Federal Farm Credit Banks, 0.2-0.9%	$2,798,443	29.62%
$ 527,971	7/29/2016-9/27/2016	Federal Home Loan Banks, 1-1.2%	529,830	5.61%

	Total U.S. Government-sponsored enterprises (cost of $3,324,847)		$3,328,273	35.23%

  Corporate bonds

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$ 361,597	1/15/2014-2/3/2015	Foreign corporate bonds, 0.6-1.4%**	$370,393	3.92%
$1,155,243	1/15/2014-1/15/2016	U.S. corporate bonds, 0.5-1.5%**	1,201,461	12.72%

	Total Corporate bonds (cost of $1,568,141)		$1,571,854	16.64%

  U.S. Government securities

Face Value	Maturity Date		Fair Value	Percent of Partners' Capital (net asset value)
$211,188	3/27/2014	U.S. Treasury Bill, 0.1% (cost of $211,151)	$211,154	2.23%

Total securities owned by Global 1 Class Units at December 31, 2013			$5,111,281	54.10%

**
No individual position constituted greater than 1 percent of partners' capital (net asset value).

Global 2 Class Units

December 31, 2013
Assets by Class of Units
Equity in brokers' trading accounts:
Cash	$1,983,670
Unrealized gain (loss) on open contracts, net	933,368

Total equity in brokers' trading accounts	2,917,038
Cash and cash equivalents	5,406,867
Securities owned, at fair value (cost $8,842,856)	8,855,230
Interest receivable	734

Total assets	$17,179,869

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

Futures, Forwards, and Options on Futures and Forward Contracts owned by Global 2 Class Units at December 31, 2013

	Unrealized gain/(loss) on open long contracts	Percent of Partners' Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners' Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners' Capital (Net Asset Value)
Futures Contracts*
U.S. Futures Positions:
Agriculturals	$(24,603)	(0.15)%	$102,114	0.62%	$77,511	0.47%
Currencies	$87,055	0.53%	$171,466	1.05%	$258,521	1.58%
Energy	$(4,295)	(0.02)%	$(2,549)	(0.02)%	$(6,844)	(0.04)%
Interest rates	$(7,259)	(0.04)%	$30,311	0.19%	$23,052	0.15%
Meats	$(715)	(0.00)%	$1,132	0.01%	$417	0.01%
Metals	$1,953	0.01%	$60,206	0.37%	$62,159	0.38%
Soft commodities	$604	0.00%	$845	0.01%	$1,449	0.01%
Stock indices and single stock futures	$200,062	1.22%	$528	0.00%	$200,590	1.22%

Total U.S. Futures Positions	$252,802		$364,053		$616,855

Foreign Futures Positions:
Agriculturals	$332	0.00%	$1,363	0.01%	$1,695	0.01%
Energy	$6,604	0.04%	$513	0.00%	$7,117	0.04%
Interest rates	$(56,718)	(0.35)%	$39,534	0.24%	$(17,184)	(0.11)%
Metals	$(25,087)	(0.15)%	$(28,819)	(0.18)%	$(53,906)	(0.33)%
Soft commodities	$(70)	(0.00)%	$(22)	(0.00)%	$(92)	(0.00)%
Stock indices	$350,830	2.14%	$(2,817)	(0.02)%	$348,013	2.12%

Total Foreign Futures Positions	$275,891		$9,752		$285,643

Total Futures Contracts	$528,693	3.23%	$373,805	2.28%	$902,498	5.51%

Forward Contracts*
Currencies	$29,262	0.18%	$(2,347)	(0.01)%	$26,915	0.17%

Options on Futures and Forward Contracts*
Currencies	$3,666	0.02%	$(276)	(0.00)%	$3,390	0.02%
Interest rates	$565	0.00%	$—	(0.00)%	$565	0.00%

Total Options on Futures and Forward Contracts	$4,231	0.02%	$(276)	(0.00)%	$3,955	0.02%

Total Futures, Forward and Options on Futures and Forward Contracts	$562,186	3.43%	$371,182	2.27%	$933,368	5.70%

*
No individual futures, forward, and options on futures and forward contract position constituted greater than 1 percent of partners' capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

Securities owned by Global 2 Class Units at December 31, 2013

  U.S. Government-sponsored enterprises

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$4,846,099	8/27/2014-10/7/2016	Federal Farm Credit Banks, 0.2-0.9%	$4,848,267	29.62%
$ 914,703	7/29/2016-9/27/2016	Federal Home Loan Banks, 1-1.2%	917,924	5.61%

	Total U.S. Government-sponsored enterprises (cost of $5,760,256)		$5,766,191	35.23%

  Corporate bonds

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$ 626,462	1/15/2014-2/3/2015	Foreign corporate bonds, 0.6-1.4%**	$641,702	3.92%
$2,001,444	1/15/2014-1/15/2016	U.S. corporate bonds, 0.5-1.5%**	2,081,516	12.72%

	Total Corporate bonds (cost of $2,716,785)		$2,723,218	16.64%

  U.S. Government securities

Face Value	Maturity Date		Fair Value	Percent of Partners' Capital (net asset value)
$365,881	3/27/2014	U.S. Treasury Bill, 0.1% (cost of $365,815)	$365,821	2.23%

Total securities owned by Global 2 Class Units at December 31, 2013			$8,855,230	54.10%

**
No individual position constituted greater than 1 percent of partners' capital (net asset value).

Global 3 Class Units

December 31, 2013
Assets by Class of Units
Equity in brokers' trading accounts:
Cash	$20,975,510
Unrealized gain (loss) on open contracts, net	9,869,515

Total equity in brokers' trading accounts	30,845,025
Cash and cash equivalents	57,172,730
Securities owned, at fair value (cost $93,505,201)	93,636,044
Interest receivable	7,759

Total assets	$181,661,558

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

Futures, Forwards, and Options on Futures and Forward Contracts owned by Global 3 Class Units at December 31, 2013

	Unrealized gain/(loss) on open long contracts	Percent of Partners' Capital (Net Asset Value)	Unrealized gain/(loss) on open short contracts	Percent of Partners' Capital (Net Asset Value)	Net unrealized gain/(loss) on open contracts	Percent of Partners' Capital (Net Asset Value)
Futures Contracts*
U.S. Futures Positions:
Agriculturals	$(260,150)	(0.15)%	$1,079,758	0.62%	$819,608	0.47%
Currencies	$920,531	0.53%	$1,813,101	1.05%	$2,733,632	1.58%
Energy	$(45,409)	(0.02)%	$(26,950)	(0.02)%	$(72,359)	(0.04)%
Interest rates	$(76,761)	(0.04)%	$320,509	0.19%	$243,748	0.15%
Meats	$(7,563)	(0.00)%	$11,971	0.01%	$4,408	0.01%
Metals	$20,649	0.01%	$636,626	0.37%	$657,275	0.38%
Soft commodities	$6,390	0.00%	$8,935	0.01%	$15,325	0.01%
Stock indices and single stock futures	$2,115,473	1.22%	$5,578	0.00%	$2,121,051	1.22%

Total U.S. Futures Positions	$2,673,160		$3,849,528		$6,522,688

Foreign Futures Positions:
Agriculturals	$3,508	0.00%	$14,414	0.01%	$17,922	0.01%
Energy	$69,831	0.04%	$5,427	0.00%	$75,258	0.04%
Interest rates	$(599,738)	(0.35)%	$418,031	0.24%	$(181,707)	(0.11)%
Metals	$(265,273)	(0.15)%	$(304,730)	(0.18)%	$(570,003)	(0.33)%
Soft commodities	$(743)	(0.00)%	$(239)	(0.00)%	$(982)	(0.00)%
Stock indices	$3,709,711	2.14%	$(29,787)	(0.02)%	$3,679,924	2.12%

Total Foreign Futures Positions	$2,917,296		$103,116		$3,020,412

Total Futures Contracts	$5,590,456	3.23%	$3,952,644	2.28%	$9,543,100	5.51%

Forward Contracts*
Currencies	$309,415	0.18%	$(24,815)	(0.01)%	$284,600	0.17%

Options on Futures and Forward Contracts*
Currencies	$38,762	0.02%	$(2,920)	(0.00)%	$35,842	0.02%
Interest rates	$5,973	0.00%	$—	(0.00)%	$5,973	0.00%

Total Options on Futures and Forward Contracts	$44,735	0.02%	$(2,920)	(0.00)%	$41,815	0.02%

Total Futures, Forward and Options on Futures and Forward Contracts	$5,944,606	3.43%	$3,924,909	2.27%	$9,869,515	5.70%

*
No individual futures, forward, and options on futures and forward contract position constituted greater than 1 percent of partners' capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 7. Assets and Condensed Schedule of Investments by Class of Units – (continued)

Securities owned by Global 3 Class Units at December 31, 2013

  U.S. Government-sponsored enterprises

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$51,243,110	8/27/2014-10/7/2016	Federal Farm Credit Banks, 0.2-0.9%	$51,266,035	29.62%
$ 9,672,162	7/29/2016-9/27/2016	Federal Home Loan Banks, 1-1.2%	9,706,214	5.61%

	Total U.S. Government-sponsored enterprises (cost of $60,909,492)		$60,972,249	35.23%

  Corporate bonds

Face Value	Maturity Dates	Description	Fair Value	Percent of Partners' Capital (net asset value)
$ 6,624,270	1/15/2014-2/3/2015	Foreign corporate bonds, 0.6-1.4%**	$6,785,420	3.92%
$21,163,462	1/15/2014-1/15/2016	U.S. corporate bonds, 0.5-1.5%**	22,010,151	12.72%

	Total Corporate bonds (cost of $28,727,544)		$28,795,571	16.64%

  U.S. Government securities

Face Value	Maturity Date		Fair Value	Percent of Partners' Capital (net asset value)
$3,868,865	3/27/2014	U.S. Treasury Bill, 0.1% (cost of $3,868,165)	$3,868,224	2.23%

Total securities owned by Global 3 Class Units at December 31, 2013			$93,636,044	54.10%

**
No individual position constituted greater than 1 percent of partners' capital (net asset value).

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 8. Financial Highlights

        The following financial highlights reflect activity related to the Partnership. Total return is based on the change in value during the period of a theoretical investment made at the beginning of each calendar month during the period and is not annualized. Individual partners' ratios may vary from these ratios based on various factors, including but not limited to the timing of capital transactions.

	2014	2013	2012
Total return—Class A Units	6.66%	(3.84)%	(6.13)%
Total return—Class B Units	6.07%	(4.44)%	(6.74)%
Total return—Legacy 1 Class Units	8.64%	(1.75)%	(3.96)%
Total return—Legacy 2 Class Units	8.55%	(1.95)%	(4.26)%
Total return—Global 1 Class Units	9.34%	(1.22)%	(3.30)%
Total return—Global 2 Class Units	9.14%	(1.44)%	(3.55)%
Total return—Global 3 Class Units	7.46%	(3.06)%	(5.19)%
Ratios as a percentage of average net assets:
Expenses prior to incentive fees	5.82%	6.29%	6.34%
Incentive fees	2.33%	0.28%	1.23%

Total expenses	8.15%	6.57%	7.57%

Net investment loss(1)	(5.51)%	(6.05)%	(6.09)%

(1)
Excludes incentive fee.

        The expense ratios above are computed based upon the weighted average net assets of the Limited Partners for the years ended December 31, 2014, 2013 and 2012.

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 8. Financial Highlights – (continued)

        The following per unit performance calculations reflect activity related to the Partnership.

	Class A Units	Class B Units	Legacy 1 Class Units	Legacy 2 Class Units	Global 1 Class Units	Global 2 Class Units	Global 3 Class Units
Per Unit Performance (for unit outstanding throughout the entire period):
Net asset value per unit at December 31, 2011	$1,295.84	$1,099.04	$912.23	$903.06	$874.34	$866.22	$822.60
Income (loss) from operations
Net realized and change in unrealized gain (loss) from trading	16.23	14.22	10.83	11.37	11.36	11.07	10.63
Expenses net of interest income*	(95.70)	(88.29)	(46.96)	(49.83)	(40.18)	(41.80)	(53.33)

Total income (loss) from operations	(79.47)	(74.07)	(36.13)	(38.46)	(28.82)	(30.73)	(42.70)

Net asset value per unit at December 31, 2012	1,216.37	1,024.97	876.10	864.60	845.52	835.49	779.90

Income (loss) from operations
Net realized and change in unrealized gain (loss) from trading	30.09	25.15	21.46	21.71	20.77	20.73	19.29
Expenses net of interest income*	(76.80)	(70.70)	(36.80)	(38.55)	(31.05)	(32.77)	(43.16)

Total income (loss) from operations	(46.71)	(45.55)	(15.34)	(16.84)	(10.28)	(12.04)	(23.87)

Net asset value per unit at December 31, 2013	1,169.66	979.42	860.76	847.76	835.24	823.45	756.03

Income (loss) from operations
Net realized and change in unrealized gain (loss) from trading	168.43	140.66	125.72	115.14	126.11	117.18	110.61
Expenses net of interest income*	(90.52)	(81.24)	(51.33)	(42.64)	(48.11)	(41.94)	(54.17)

Total income (loss) from operations	77.91	59.42	74.39	72.50	78.00	75.24	56.44

Net asset value per unit at December 31, 2014	$1,247.57	$1,038.84	$935.15	$920.26	$913.24	$898.69	$812.47

*
Expenses net of interest income per unit and organization and offering costs per unit are calculated by dividing the expenses net of interest income by the average number of units outstanding during the period. The net realized and change in unrealized gain from trading is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 9. Trading Activities and Related Risks

        The Partnership, through its Advisors, engages in the speculative trading of a variety of instruments, including U.S. and foreign futures contracts, options on U.S. and foreign futures contracts and forward contracts (collectively, derivatives; see Note 10). These derivatives include both financial and nonfinancial contracts held as part of a diversified trading strategy. Additionally, the Partnership's speculative trading includes equities and exchange-traded funds. The Partnership is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

        The purchase and sale of futures and options on futures contracts require margin deposits with FCMs. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with an FCM are considered commingled with all other customer funds subject to the FCM's segregation requirements. In the event of an FCM's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited. The Partnership utilizes E D & F Man Capital Markets Inc., Jefferies Bache, LLC, UBS Securities LLC and SG Americas Securities, LLC as its clearing brokers.

        The amount of required margin and good faith deposits with the FCMs and interbank market makers usually ranges from 5% to 35% of the Partnership's net asset value. The fair value of securities held to satisfy such requirements at December 31, 2014 and December 31, 2013 was $12,395,634 and $0, respectively, which was 4.15% and 0% of the net asset value, respectively. The cash deposited with the FCMs and interbank market makers at December 31, 2014 and December 31, 2013 was $15,838,709 and $54,216,191, respectively, which was 5.31% and 12.12% of the net asset value, respectively.

        For derivatives, risks arise from changes in the fair value of the contracts. Theoretically, the Partnership is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Partnership pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Partnership to potentially unlimited liability; for purchased options the risk of loss is limited to the premiums paid.

        In addition to market risk, in entering into commodity interest contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Partnership. The counterparty for futures and options on futures contracts traded in the United States and on most non-U.S. futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases in which the clearinghouse is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

        In the case of forward contracts, over-the-counter options contracts or swap contracts, which are traded on the interbank or other institutional markets rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a clearinghouse backed by a group of financial institutions; thus, there likely will be greater counterparty credit risk. The Partnership trades only with those counterparties that it believes to be creditworthy. All positions of the Partnership are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to the Partnership.

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 9. Trading Activities and Related Risks – (continued)

        Securities sold short represent obligations of the Partnership to deliver specific securities and thereby create a liability to purchase these instruments in the open market at prevailing prices. These transactions may result in market risk not reflected in the consolidated statement of financial condition as the Partnership's ultimate obligation to satisfy its obligation for trading liabilities may exceed the amount reflected in the consolidated statement of financial condition.

        The Partnership maintains deposits with high quality financial institutions in amounts that are in excess of federally insured limits; however, the Partnership does not believe it is exposed to any significant credit risk.

        The General Partner has established procedures to actively monitor and minimize market and credit risks. The Limited Partners bear the risk of loss only to the extent of the fair value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

Note 10. Indemnifications

        In the normal course of business, the Partnership enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Partnership's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Partnership that have not yet occurred. The Partnership expects the risk of any future obligation under these indemnifications to be remote.

Note 11. Derivative Instruments

        The Partnership follows the provisions of FASB ASC 815, Derivatives and Hedging. FASB ASC 815 is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity's derivative instruments and hedging activities and their effects on the entity's financial position, financial performance, and cash flows. FASB ASC 815 applies to all derivative instruments within the scope of FASB ASC 815-10-05. It also applies to non-derivative hedging instruments and all hedged items designated and qualifying as hedges under FASB ASC 815-10-05. FASB ASC 815 amends the current qualitative and quantitative disclosure requirements for derivative instruments and hedging activities set forth in FASB ASC 815-10-05 and generally increases the level of disaggregation that will be required in an entity's financial statements. FASB ASC 815 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements (see Trading Activities and Related Risks, Note 9).

        The Partnership's business is speculative trading. The Partnership intends to close out all futures, options on futures and forward contracts prior to their expiration. The Partnership trades in futures and other commodity interest contracts and is therefore a party to financial instruments with elements of off-balance sheet market risk and credit risk. In entering into these contracts, the Partnership faces the market risk that these contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. The Partnership minimizes market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 25%.

        In addition to market risk, in entering into commodity interest contracts there is a credit risk that a counter party will not be able to meet its obligations to the Partnership. In general, clearing organizations are backed by the corporate members of the clearing organization who are required to

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 11. Derivative Instruments – (continued)

share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases in which the clearing organization is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

        In the case of forward contracts, over-the-counter options contracts or swap contracts, which are traded on the interbank or other institutional market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a central clearing organization backed by a group of financial institutions. As a result, there will likely be greater counterparty credit risk in these transactions. The Partnership trades only with those counterparties that it believes to be creditworthy. Nonetheless, the clearing member, clearing organization or other counterparty to these transactions may not be able to meet its obligations to the Partnership, in which case the Partnership could suffer significant losses on these contracts.

        The Partnership does not designate any derivative instruments as hedging instruments under FASB ASC 815-10-05. The monthly average futures contracts, forward contracts, options on futures contracts and equity options bought and sold was approximately 70,438 and 112,023 for the years ended December 31, 2014 and 2013, respectively. The following tables summarize the quantitative information required by FASB ASC 815:

Fair Values of Derivative Instruments at December 31, 2014 and 2013

	Asset Derivatives* 12/31/2014	Liability Derivatives* 12/31/2014	Fair Value
Agricultural contracts	$191,641	$(419,214)	$(227,573)
Currencies contracts	3,333,870	(1,537,492)	1,796,378
Energy contracts	3,081,754	(309,423)	2,772,331
Interest rates contracts	5,167,693	(539,761)	4,627,932
Meats contracts	59,987	(153,808)	(93,821)
Metals contracts	1,755,563	(1,529,838)	225,725
Soft commodities contracts	888,928	(68,652)	820,276
Stock indices contracts	2,186,388	(739,391)	1,446,997

	$16,665,824	$(5,297,579)	$11,368,245

*
The fair values of all asset and liability derivatives, including agriculturals, currencies, energy, interest rates, meats, metals, soft commodities and stock indices contracts, are included in unrealized gain (loss) on open contracts within equity in broker trading accounts in the consolidated statement of financial condition.

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 11. Derivative Instruments – (continued)

	Asset Derivatives* 12/31/2013	Liability Derivatives* 12/31/2013	Fair Value
Agricultural contracts	$2,922,883	$(758,087)	$2,164,796
Currencies contracts	10,225,555	(2,331,573)	7,893,982
Energy contracts	558,750	(551,260)	7,490
Interest rates contracts	2,494,780	(2,318,979)	175,801
Meats contracts	72,048	(60,655)	11,393
Metals contracts	4,130,304	(3,904,727)	225,577
Soft commodities contracts	341,494	(304,418)	37,076
Stock indices contracts	15,101,676	(107,673)	14,994,003

	$35,847,490	$(10,337,372)	$25,510,118

*
The fair values of all asset and liability derivatives, including agriculturals, currencies, energy, interest rates, meats, metals, soft commodities and stock indices contracts, are included in unrealized gain (loss) on open contracts within equity in broker trading accounts in the consolidated statement of financial condition.

The Effect of Derivative Instruments on the Consolidated Statement of Operations for the Years Ended December 31, 2014, 2013 and 2012

	Years Ended December 31,
Type of Contract	2014*	2013*	2012*
Agriculturals contracts	$4,048,911	$4,293,821	$(3,869,332)
Currencies contracts	12,825,420	2,122,143	(4,935,784)
Energy contracts	10,731,474	(23,395,558)	(3,960,783)
Interest rates contracts	32,913,449	(24,374,049)	14,926,969
Meats contracts	3,446,508	1,088,278	(1,467,087)
Metals contracts	(7,747,986)	4,917,479	(12,997,845)
Soft commodities contracts	3,171,146	617,412	354,779
Stock indices contracts	(13,390,190)	53,211,357	34,215,188

	$45,998,732	$18,480,883	$22,266,105

*
The gains or losses on derivatives, including agriculturals, currencies, energy, interest rates, meats, metals, soft commodities and stock indices contracts are included in the realized and change in unrealized gains (loss) from futures and forward trading in the consolidated statement of operations.

	For years ended December 31,
Line Item in Consolidated Statement of Operations	2014	2013	2012
Net gain (loss) from futures and forward trading Realized	$60,061,238	$(3,286,886)	$26,546,796
Change in unrealized	(14,062,506)	21,767,769	(4,280,691)

Total realized and changed in unrealized net gain (loss) from futures and forward trading	$45,998,732	$18,480,883	$22,266,105

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 11. Derivative Instruments – (continued)

        The tables below show the gross and net information related to derivatives eligible for offset in the Consolidated Statement of Financial Condition as of December 31, 2014 and 2013.

Offsetting of Derivative Assets
As of December 31, 2014

Type of Instrument	Gross Amount of Recognized Assets	Gross Amounts Offset in the Consolidated Statement of Financial Condition	Net Amount of Unrealized Gain Presented in the Consolidated Statement of Financial Condition
U.S. and foreign futures contracts	$15,469,004	$(3,919,537)	$11,549,467
Forward contracts	1,196,820	(1,378,042)	(181,222)

Total derivatives	$16,665,824	$(5,297,579)	$11,368,245

Derivatives Assets and Collateral Received by Counterparty
As of December 31, 2014

	Net Amount of Unrealized Gain Presented in the Consolidated Statement of Financial Condition	Gross Amounts Not Offset in the Statement of Financial Condition
Counterparty		Financial Instruments	Cash Collateral Received	Net Amount
Bank of America N.A.	$207,217	$—	$—	$207,217
Jefferies, LLC	4,107,099	—	—	4,107,099
Newedge USA, LLC	1,285,569	—	—	1,285,569
UBS Securities LLC	5,768,360	—	—	5,768,360

Total	$11,368,245	$—	$—	$11,368,245

Offsetting of Derivative Assets
As of December 31, 2013

Type of Instrument	Gross Amount of Recognized Assets	Gross Amounts Offset in the Consolidated Statement of Financial Condition	Net Amount of Unrealized Gain Presented in the Consolidated Statement of Financial Condition
U.S. and foreign futures contracts	$33,234,813	$(8,568,395)	$24,666,418
Forward contracts	2,497,049	(1,761,431)	735,618
Options on futures and forward contracts	115,628	(7,546)	108,082

Total derivatives	$35,847,490	$(10,337,372)	$25,510,118

Grant Park Futures Fund Limited Partnership
Notes to Consolidated Financial Statements

Note 11. Derivative Instruments – (continued)

Derivatives Assets and Collateral Received by Counterparty
As of December 31, 2013

	Net Amount of Unrealized Gain Presented in the Consolidated Statement of Financial Condition	Gross Amounts Not Offset in the Statement of Financial Condition
Counterparty		Financial Instruments	Cash Collateral Received	Net Amount
Bank of America N.A.	$650,256	$—	$—	$650,256
Deutsche Bank AG	50,666	—	—	50,666
Jefferies Bache, LLC	13,602,999	—	—	13,602,999
Newedge USA, LLC	932,133	—	—	932,133
R.J. O'Brien & Associates, LLC	2,564,953	—	—	2,564,953
UBS Securities LLC	7,709,111	—	—	7,709,111

Total	$25,510,118	$—	$—	$25,510,118

Note 12. Subsequent Events

        The Partnership has evaluated subsequent events for potential recognition and/or disclosure. Subsequent to December 31, 2014, there were contributions and redemptions totaling approximately $4,630,000 and $7,875,000, respectively.

PART TWO: STATEMENT OF ADDITIONAL INFORMATION

GRANT PARK FUTURES FUND
LIMITED PARTNERSHIP

$191,661,823 Legacy 1 Class Units
$179,318,591 Legacy 2 Class Units
$168,936,015 Global Alternative Markets 1 Class Units
$158,617,364 Global Alternative Markets 2 Class Units
$201,007,801 Global Alternative Markets 3 Class Units

        An investment in the units is speculative. Before you decide whether to invest, you should read this entire prospectus carefully and consider the risk factors beginning on page 20.

        This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both parts contain important information.

This statement of additional information and accompanying
disclosure document are both dated                    , 2015.

PART TWO: STATEMENT OF ADDITIONAL INFORMATION

OVERVIEW OF THE COMMODITY
INTEREST AND DERIVATIVES MARKETS

        As a public commodity fund, Grant Park actively trades commodity interests in various derivatives markets. This section provides an overview of the concepts, key terms, purposes, participants and regulation of commodity interests, both from the perspective of exchange-traded derivatives and over-the-counter, or OTC derivatives.

Definition of a Derivative

        Generally, a derivative is a contract whose value is based upon (or derived from) the value of something else. The "something else," which is often referred to as the "underlier" or the "commodity," can be a security (e.g., a share of corporate stock or a U.S. Treasury bond), a commodity (e.g., gold, wheat or live cattle), an index (e.g., the Dow Jones Industrial Average), a reference rate (e.g., LIBOR), or virtually anything else whose value can be calculated.

Types of Derivatives

        Conceptually, derivatives take many different forms. At the highest and broadest level, there are two types of derivatives: exchange-traded derivatives and OTC derivatives.

Exchange-traded Derivatives

        Exchange-traded derivatives include futures, options on futures, security futures and listed equity options. Exchange-traded derivatives are characterized by standardized contractual terms (except for price), multilateral execution on an exchange, centralized clearing, and the presence of a statutory regulatory regime.

        Futures. A futures contract is a standardized contract to buy or sell a commodity for a specified price in the future. Futures contracts are classified based upon the nature of their underlier. Thus, categories of futures contracts include interest rate futures, equity futures, foreign exchange futures, commodity futures (e.g., energy, agriculture and meats), weather futures, carbon futures and real estate futures, among many others.

        Options on Futures. An option on a futures contract, or a "futures option," is a standardized contract that conveys to its holder the right, but not the obligation, to purchase (call) or sell (put) the underlying futures contract at a specified price in the future. Options on futures contracts are classified by the type of futures contract upon which the option is based, such as interest rate futures options, equity futures options, foreign exchange futures options, commodity futures options, among many others.

        Terminology is an important part of understanding options. A call option gives the holder (buyer) the right to buy (go long) a futures contract at a specific price on or before an expiration date. An "option writer," or "option seller," underwrites the option and is obligated, if and when assigned an exercise, to fulfill the terms of the option contract. Exercise refers to the process whereby the option buyer asserts his right and goes long the underlying futures (in the case of exercising a call) or short the underlying futures (in the case of exercising a put). The "strike price," also known as the "exercise price," refers to, in the case of a physical delivery option, the price at which the option holder has the right to purchase or sell the underlying futures. The "expiration date" refers to the date on which the option expires. The "premium" is the non-refundable amount that the option holder pays and the option writer receives for the rights conveyed by the option.

        Security Futures. A security futures contract is a standardized contract to buy or sell shares of the underlying security or the component securities of a narrow-based security index (or the cash value thereof) at a specified price in the future. Security futures possess the economic characteristics of futures, but are legally distinct from futures and securities.

        Equity or Index Options. A listed, or exchange-traded, equity option is a standardized contract that conveys to its holder the right, but not the obligation, to purchase (call) or sell (put) shares of the underlying security or the component securities of a security index at a specified price on or before a given date.

OTC Derivatives

        OTC derivatives are privately negotiated contracts conducted almost entirely between institutions on a principal-to-principal basis and designed to permit customers to adjust individual risk positions with greater precision. OTC derivatives include forwards, swaps, non-listed options, structured notes, and hybrids of these instruments. OTC derivatives are characterized by customized terms, bilateral execution between two parties, and as discussed below, have recently become the subject of regulation by the CFTC and SEC.

        Forwards. A forward contract is a bilaterally-negotiated contract to buy or sell something (i.e., the underlier) at a specified price in the future. Forwards, for reference purposes, often take the character of their underlier, such as forward interest rate agreements, forward bond and note agreements, forward foreign exchange agreements, forward equity agreements, commodity forwards, and forward bullion agreements.

        Swaps. A swap is a bilaterally-negotiated agreement between two parties to exchange cash flows based upon an asset, rate or something else. Swaps are characterized by the nature of their underlier, such as interest rate swaps, credit default swaps, foreign currency swaps, commodity swaps and equity swaps; and/or the nature of their features, such as accreting swaps, amortizing swaps, arrears swaps, constant maturity swaps, extendable swaps, forward swaps, overnight average swaps, reversible swaps, seasonal swaps, total return swaps, variance swaps, and zero-coupon swaps.

OTC Options

        An OTC option is a bilaterally-negotiated contract that conveys to its holder the right, but not the obligation, to purchase (call) or sell (put) the underlier for a specified price in the future. Like swaps, OTC options are characterized by: 1) the nature of their underlier, such as interest rate options, foreign currency options and OTC equity options, and/or 2) their features, such as whether they are: a) vanilla options (where the price of the option is based upon the price of the underlier on the day of exercise or expiration), such as calls, puts, caps, floors and collars; or b) path dependent, or "exotic" options (where the price of the option is based upon the price pattern of the underlier prior to the day of exercise or expiration).

Derivatives' Pricing

        Commodity interest contracts are typically quoted in terms of a "bid" and an "ask." A "bid" is offer to buy a specific quantity of a commodity at a stated price. The bid price represents the highest price a buyer is willing to pay for the commodity. In contrast, an "ask" is an offer to sell a specific quantity of a commodity at a stated price. The ask price represents the lowest price any seller is willing to sell the commodity or underlier. The "spread" is the difference between the bid and ask for a particular contract and represents the difference between the price that must be paid for immediate purchase and the price that can be received for immediate sale of the contract.

        While the pricing of forward contracts adhere to the bid/ask convention, the price agreed for a forward contract is called the delivery price, which is equal to the forward price at the time the contract is entered into. The delivery price is generally fixed over a period of time. The forward price of new contracts change as the spot price changes. The forward price of such a contract is commonly contrasted with the spot price, which is the price at which the asset changes hands on the spot date.

Concept of Notional Value

        A central concept in all derivatives contracts—both exchange-traded and OTC—is "notional value," which is sometimes referred to as the "notional principal amount" if the underlier is a reference rate, such as LIBOR. The notional value represents the hypothetical value of the underlier. The purpose of using notional value is to have a standardized reference, or benchmark, to determine the amount of payments one party owes to another party. The notional amount is generally not exchanged between the parties.

Spot Contracts and EFPs

        Spot contracts are cash market transactions where the buyer and the seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement. Spot contracts are not uniform and not traded on an exchange. An exchange for physical, or EFP, transaction is a type of transaction involving spot contracts. An EFP is the spot purchase or sale of a commodity in conjunction with an offsetting sale or purchase of a corresponding futures contract involving the same or equivalent commodity, without making an open and competitive trade for the futures contract on an exchange. Exchange rules govern the manner in which EFPs involving exchange listed futures contracts may be transacted.

Types of Commodity Interest Users

        There are two broad classes of participants who trade commodity interests: hedgers and speculators. A hedger is a person who enters into a position in a commodity interest contract opposite to a position held in the cash market to minimize the risk of financial loss from an adverse price change; or who purchases or sells a commodity interest contract as a temporary substitute for a cash transaction that will occur later. One can hedge either a long cash market position (e.g., one owns the cash commodity) or a short cash market position (e.g., one is required to deliver the cash commodity in the future). Hedgers include financial institutions that manage or deal in interest rate-sensitive instruments, foreign currencies or stock portfolios (among other things), and commercial end-users, such as farmers and manufacturers, that seek to manage price risk or market risk.

        By contrast, a speculator generally expects neither to make nor take delivery of the underlying commodity. Rather, a speculator risks his capital with the hope of making profits from price fluctuations in the prices of commodity interests. All trades made by Grant Park are for speculative purposes, not hedging purposes.

Market Participants in the Futures Markets

Futures Markets

        Role. Futures markets provide centralized market facilities in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Futures markets may provide for execution of trades at a physical location utilizing trading pits and/or may provide for trading to be done electronically through computerized matching of bids and offers pursuant to various algorithms. Members of a particular exchange and the trades executed on such exchanges are subject to the rules of that exchange.

        The Commodity Exchange Act, or CEA, provides for two tiers of markets: regulated and exempt. Regulated markets include designated contract markets and designated execution transaction facilities; while the exempt markets include exempt commercial markets and exempt boards of trade.

        Designated Contract Markets. Designated Contract Markets ("DCMs") represent traditional futures exchanges, such as CME, CBOT, NYMEX and ICE. DCMs may list for trading futures contracts (or options thereon) on any underlying commodity, index, or instrument and may allow access to their facilities by all types of participants, including retail customers. Applicants for initial designation must satisfy certain "designation criteria," such as prevention of market manipulation, fair and equitable trading, enforcement of rules, financial integrity of transactions, disciplinary procedures, public access to information, and the ability to obtain information. They must also demonstrate the ability to comply with, and once designated, must comply with, 23 "core principles" set forth in the CEA.

        Derivatives Transaction Execution Facilities ("DTEFs"). DTEFs are boards of trade that are registered with the CFTC as a DTEF. A DTEF is subject to fewer regulatory requirements than a DCM. To qualify as a DTEF, an exchange can only trade certain commodities (including certain excluded commodities and other commodities with very high levels of deliverable supply) and generally must exclude retail participants (retail participants may trade on DTEFs through futures commission merchants with adjusted net capital of at least $20 million or registered commodity trading advisors that direct trading for accounts with total assets of at least $25 million).

        Exempt Commercial Markets. Exempt Commercial Markets ("ECMs") are electronic trading facilities that restrict trading to principal-to-principal transactions in "exempt commodities" between "eligible commercial entities." ECMs are not entirely unregulated, in that they are subject to certain recordkeeping and reporting requirements, as well as to the anti-fraud and anti-manipulation provisions of the CEA. Moreover, if these markets list futures contracts that serve as significant price discovery function, they are subject to regulation comparable to that of a DCM.

        Exempt Boards of Trade. Exempt Boards of Trade ("XBOTs") are not registered with, or designated by, the CFTC. XBOTs are exempt from most provisions of the CEA (other than anti-fraud and anti-manipulation), but are subject to certain commodity and participant restrictions. The commodities that can be traded on an XBOT are those defined as excluded commodities, such as an interest rate, exchange rate, credit risk or measure, debt, measure of inflation or other macroeconomic index or measure. XBOTs must limit access to certain institutional and sophisticated persons defined as "eligible contract participants." If the CFTC determines that the XBOT represents a significant source of price discovery for the commodity underlying any contract, the XBOT will be required to disseminate publicly, on a daily basis, trading volume, price data and other data as appropriate to the market.

        Swap Execution Facilities ("SEFs"). SEFs are facilities, trading systems or platforms in which participants have the ability to execute or trade swap contracts by accepting bids and offers that are open to multiple participants in the facility or system. SEFs include any trading facility that facilitates the execution of swap contracts between persons and is not a DCM.

        The trading advisors intend to monitor the development of and opportunities and risks presented by the less-regulated DTEFs, ECMs, XBOTS and SEFs and may, allocate a percentage of Grant Park's assets to trading in products on these facilities, provided Grant Park would be eligible to trade on them.

        Non-U.S. Futures Exchanges. Non-U.S. futures exchanges differ in certain respects from their U.S. counterparts. The CFTC is not authorized to regulate trading on non-U.S. futures exchanges and markets. The CFTC, however, has adopted regulations relating to the marketing of non-U.S. futures contracts in the U.S. These regulations permit certain contracts traded on non-U.S. exchanges to be offered and sold in the U.S. In contrast to U.S. designated contract markets, some non-U.S. exchanges are principals' markets, where trades remain the liability of the traders involved, and the exchange or an affiliated clearing organization, if any, does not become substituted for any party (as described below). Due to the absence of a clearing system, such exchanges are significantly more susceptible to disruptions. Further, participants in such markets must often determine for themselves the creditworthiness of each entity with which they enter into a trade.

        Non-U.S. Swaps Transactions. On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) was enacted to amend the CEA and other federal laws to among other things establish comprehensive regulations over swaps (and other derivative instruments) by the CFTC in the U.S. and abroad. Under Section 2(i) of the CEA, as amended, the swaps provisions of the CEA (including any CEA rules or regulations) apply to cross-border activities when certain conditions are met, namely, when such activities have a "direct and significant connection with activities in, or effect on, commerce of the United States" or when they contravene CFTC rules or regulations as are necessary or appropriate to prevent evasion of the swaps provisions of the CEA. As a result of the CFTC's application of the CEA to cross-border activities, non-U.S. swaps firms executing transactions initiated by trading advisors on behalf of Grant Park may be subject to various provisions of the CEA and the CFTC's cross-border regulations that they would not otherwise be subject to. Application of such rules may cause such non-U.S. swaps firms to not deal in transactions involving Grant Park or to impose additional restrictions or costs upon such transactions.

Clearing Houses

        Role. Once a futures trade has been executed, the trade is submitted for "clearing." Clearing is the process of matching, reconciling and resolving obligations between counterparties. With centralized, or multilateral clearing, the original contract between the two counterparties is replaced by two contracts (via novation), each of which arises between one of the original counterparties and the clearinghouse. A clearinghouse thus interposes itself as the counterparty to both sides of a transaction. Thereafter, each clearing member party to the trade looks only to the clearing house for performance. A central function of the clearing organization is to ensure the integrity of trades. Members effecting transactions on an exchange need not concern themselves with the solvency of the counterparty; their only remaining concerns are the respective solvencies of their clearing broker and the clearing organization.

        Margin. Initial margin (which is sometimes referred to as "performance bond") is the minimum amount of funds that must be deposited by a futures trader with the trader's futures commission merchant to initiate an open position in futures contracts. Maintenance margin is the amount to which a trader's account may decline before he must deliver additional margin. A margin deposit operates as a cash performance bond, helping to ensure the trader's performance of the futures contracts that he or she purchases or sells. Futures contracts are customarily bought and sold on margin that represents a very small percentage (ranging upward from less than 2%) of the notional value of the contract. The amount of margin is inversely related to the degree of leverage. Thus, a margin deposit of 2% represents a 50-to-1 leverage ratio, while a margin deposit of 100% would represent no leverage.

        As a result of such low margin requirements, price fluctuations in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. The amount of margin required in connection with a particular futures contract is established from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract.

        The concept of "mark-to-market" is a critical component of futures-style margining. Simply stated, "mark-to-market" refers to the current value of a position. The mark-to-market system is part of the daily cash flow system used by U.S. futures exchanges to maintain a minimum level of equity for a given futures or option contract position by calculating the gain or loss in each contract position resulting from changes in the price of the futures or option contracts at the end of each trading session. Typically, with respect to exchange-traded derivatives, the "mark-to-market" is accepted as the fair market value of the position.

        Brokerage firms, such as Grant Park's clearing brokers, may not accept lower—and generally require higher—amounts of margin than the levels set by exchanges. The clearing brokers require Grant Park to make margin deposits equal to exchange minimum levels for all exchange-traded derivatives. This requirement may be adjusted from time to time in the clearing brokers' discretion.

        Trading in the OTC markets, where no clearing facility exists, generally does not require margin but generally does require the extension of credit between counterparties.

        When someone purchases an option on a futures contract, however, the option premium must be paid in full. When someone sells an option on a futures contract, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying commodity future and, in addition, an amount substantially equal to the premium received for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions or positions in options and the underlying commodity future.

        Margin requirements are computed each day by a trader's clearing broker. When the market value of a particular open commodity interest position changes to the point where margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a certain amount of time, the broker may close out the trader's position. With respect to Grant Park's trading, Grant Park (and not its investors personally) is subject to margin calls.

        Many major U.S. exchanges have passed certain cross margining arrangements, pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

Futures Commission Merchants

        Futures commission merchants are the brokers of the futures industry. They solicit or accept orders from customers for the purchase or sale of futures contracts (or options thereon), and accept and hold customer funds or other assets relating to such transactions.

Clearing Firms

        Clearing firms, which are a subset of futures commission merchants, serve as intermediaries in providing clearing services to clients, which may include non-clearing exchange members such as introducing brokers, other futures commission merchants and proprietary trading firms, among others. Clearing firms are generally responsible for the day-to-day settlement of all customer accounts at futures exchanges. They act as a third party to all trades, serving as buyer to every seller and seller to every buyer, and guarantor of all futures contracts.

Introducing Brokers

        In contrast to futures commission merchants, introducing brokers solicit and accept orders to purchase or sell futures (or options thereon), but they may not accept or hold customer funds or other assets.

Commodity Pool Operators

        Commodity pool operators operate collective investment vehicles (i.e., commodity pools) that solicit or accept funds for the purchase of interests in the collective investment vehicle, which in turn may trade in futures and options on futures.

Commodity Trading Advisors

        Commodity trading advisors advise others, either directly or through publications, writings, or electronic media, on the value of or the advisability of trading in futures or options on futures, or as part of a regular business, issue analyses or reports regarding futures or options on futures.

Swap Dealer

        Swap dealers hold themselves out as dealers in swaps, make markets in swaps, regularly enter into swaps with counterparties in the ordinary course of business for their own account or engage in activity causing them to be commonly known in the trade as a dealer or market maker in swaps, excluding any person that enters into swaps for his or its own account but not as part of a regular basis.

Major Swap Participant

        Major swap participants maintain a "substantial position" in any of the major swap categories, excluding positions held for hedging or mitigating commercial risk and positions maintained by certain employee benefit plans for hedging or mitigating risks, or persons whose outstanding swaps create "substantial counterparty exposure that could have serious adverse effects on the financial stability of the U.S. banking system or financial markets," or are "financial entities" that are "highly leveraged relative to the amount of capital they hold" and are not subject to federal banking capital requirements and maintain a "substantial position" in any of the major swap categories.

Associated Persons

        Associated persons ("APs") are salespersons—or supervisors of salespersons—for futures commission merchants, introducing brokers, commodity pool operators and commodity trading advisors.

Principals

        Principals are generally persons that control or have management responsibility over registrants. Generally, they include officers, directors and 10% shareholders or membership interest holders of registrants.

Floor Brokers

        Floor brokers are members of an exchange that operate in the trading pit by buying and selling contracts on behalf of customers—not on behalf of their own accounts.

        A floor broker, as an intermediary like an futures commission merchant, serves in an agency capacity in which the principal is the customer.

Floor Traders

        Floor traders, or "locals," buy and sell futures contracts for their own account on the floor of the exchange. Floor traders often seek to profit by "scalping" trades—i.e., they seek to buy (or sell) contracts at the bid (or ask) price and then quickly sell (or buy) them a tick higher (or lower) for a profit.

Overview of Futures Regulation

        In 1974, Congress established the CFTC as an independent federal regulatory agency and granted the agency exclusive jurisdiction over the regulation of futures and options on futures contracts. The CFTC's function is to implement the CEA's objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient futures markets. In addition, the various exchanges and clearing houses exercise regulatory and supervisory authority over their member firms.

        The CFTC has adopted regulations with respect to the activities of several categories of market participants, including commodity pool operators and commodity trading advisors. Under the CEA, a registered commodity pool operator, such as the general partner, is required to make annual and other filings with the CFTC describing its organization, capital structure, management and controlling persons and information concerning the pools that it manages. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered commodity pool operators. The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as Grant Park's trading advisors.

        The CEA requires all futures commission merchants, such as Grant Park's clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers' funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades.

        Grant Park's investors are afforded certain reparation rights under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing reparation provisions of the CEA, which provide that any person may file a reparations claim with the CFTC alleging violation of the CEA by registered persons.

        Under the CEA, the NFA operates as a registered futures association, which is a form of self-regulatory organization. The CFTC has delegated to NFA responsibility for registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, swaps dealers, major swap participants, their respective associated persons and floor brokers. As the self-regulatory organization of the futures industry, NFA issues rules and interpretations governing the conduct of futures industry professionals and disciplines those professionals that do not comply with NFA's rules. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership. The general partner, each trading advisor, the selling agents and the clearing brokers are members of NFA. As such, they are subject to NFA standards relating to fair trade practices, financial condition and consumer protection. Grant Park itself is not required to be registered in any capacity with the CFTC or to become a member of the NFA.

        CFTC and NFA regulations prohibit any representation by a person registered with the CFTC or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA, as the case may be, has approved or endorsed that person or that person's trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Similarly, no futures exchange is permitted to provide any such approval or endorsement.

Overview of Speculative Position Limits

        The CFTC and U.S. designated contract markets currently have certain proposed and established limits or position accountability rules, referred to as speculative position limits or position limits, on the maximum net long or net short speculative position that any person or group of persons under common trading control (other than a hedger, which Grant Park is not) may hold, own or control in commodity interests, including swaps. Among the purposes of such proposed and established speculative position limits is to prevent a corner or squeeze on a market or undue influence on prices by any single trader or group of traders.

        In October 2011, the CFTC adopted final regulations under the Dodd-Frank Act that imposed position limits on 28 physical commodity futures and options contracts and on physical commodity swaps that are economically equivalent to such contracts. In September 2012, a district court issued an order that generally vacated such final rules and remanded the matter to the CFTC. The CFTC has since proposed revised position limits for futures and swaps in the 28 core physical commodity contracts and their "economically equivalent" futures, options and swaps. If adopted, the proposal would essentially reinstate, with certain changes, the position limit rules that were vacated by the district court in 2012. In addition, U.S. exchanges are required to establish position limits (or accountability positions) for all contracts traded on the exchange. Certain exchanges or clearing houses also establish limits on the total net positions that may be held by a clearing broker.

        Position limits do not apply to trading on non-U.S. futures exchanges, although the principals with which Grant Park and the clearing brokers may trade in such markets may impose such limits as a matter of credit policy. For purposes of determining position limits, Grant Park's commodity interest positions will not be attributable to investors in their own commodity interest trading.

Market Participants in the OTC Derivatives Markets

        Unlike the many and diverse players involved in the futures markets, the number and categories of participants involved in forward transactions typically is smaller, and primarily include OTC dealers, prime brokers, credit support providers, custodians and end-users, several of which are discussed below.

Dealers

        The OTC markets are organized as "dealer markets" in which the dealers "make markets" (i.e., offer to take either side of a trade) in forwards, swaps and OTC options (among other products) by maintaining and continuously updating bid and offer quotations to market participants and potential end-users. Ultimately, dealers seek to find other sides to their transaction and earn a "spread" by closing out the positions in subsequent trades with other parties. There are times, however, when they may hold positions and establish a hedge position in the futures market or through other OTC derivatives, or simply take a calculated view (i.e., speculate) on the outcome of the position. Most OTC derivatives dealers in the U.S. are banks or affiliates of banks, or affiliates of broker-dealers or futures commission merchants. The final Volcker Rule included in the Dodd-Frank Act, and which became effective April 1, 2014 but with a conformance period extending to July 21, 2015, requires banks to separate traditional banking functions from their proprietary trading operations.

Prime Brokers

        Prime brokers play a pivotal role in the OTC derivatives market. Generally, prime brokerage arrangements in the OTC derivatives markets involve a prime broker, a prime brokerage client and an executing dealer. Prime brokerage allows clients to trade in the name of the prime broker with executing dealers approved by the prime broker. Prime brokers also provide a number of administrative functions relating to, among other things, bookkeeping, custody, and transaction reporting.

Credit Support Providers

        An important feature of OTC derivatives transactions is that each party must take on the creditworthiness of the other party. Counterparties thus are exposed to "credit risk," which is the prospect that a counterparty may default on a payment or become insolvent. One way to reduce credit risk is to make arrangements for "credit support," which may take the forms of guarantees, pledges, letters of credit or credit default swaps. Credit support providers are the parties that provide, for a fee, the credit support. Ultimately, credit support does not eliminate counterparty risk, but may provide substantial recourse in the event of a counterparty failure.

Clearing in the OTC Derivatives Markets

        Most OTC derivatives, such as forwards, are settled bilaterally by the counterparties to the contract. Futures contracts, by contrast, and a growing number of OTC derivatives, are cleared and settled through a centralized clearing house. In an OTC market with a central counterparty (i.e., a "CCP"), trading continues to take place on a bilateral basis. However, after a trade agreement is executed, it is transferred, or "novated," to the CCP. Thus, the single contract between the two initial counterparties is replaced by two new contracts between the CCPs and each of the two parties.

Enforcement of OTC Derivatives Transactions

Governance

        OTC derivatives transactions are generally documented by using template agreements published by the International Swap and Derivatives Association, Inc., or "ISDA". The ISDA master agreement is the standard governing document used throughout the industry that serves as a framework for all swaps transactions, including forwards and OTC options transactions, between counterparties. OTC documentation can be negotiated for individual transactions or can be negotiated once, prior to the first transaction, and used for multiple transactions. The negotiated agreement serves as the basis for enforcing an OTC derivatives contract—no statutory private right of action exists.

        Standard ISDA documentation for swaps usually consists of four parts: 1) the master agreement, which is a preprinted and standardized form; 2) the schedule, which supplements and consists of negotiated amendments to the terms of the master agreement; 3) the credit support annex, which addresses the complexities of the pledge and transfer of collateral or some other form of credit support; and 4) the confirmation, which sets forth the economic and legal essentials of particular transactions or "trades," drawing from standard sets of defined terms.

Regulation

        Title VII of the Dodd-Frank Act amended the CEA and other federal laws to provide a comprehensive new regulatory framework for the treatment of derivatives, which are generally classified as "swaps." The Dodd-Frank Act and the regulations that have been adopted to implement it impose new capital and margin requirements on swap dealers and major swap participants that are depository institutions. While swap dealers and major swap participants that are not depository institutions are not yet subject to capital and margin requirements, the CFTC and SEC have issued regulations regarding risk exposure and business conduct, including certain reporting and recordkeeping requirements. Transactions that are not cleared on a swap execution facility require the swap dealer or major swap participant to first notify its counterparty that it has the right to require initial margin be held in a segregated account with an independent third party custodian.

        Swap dealers and major swap participants are required to maintain certain records, including daily trading records of swaps and other related transactions (including cash or forward transactions), any recorded communications, daily trading records for each counterparty and customer, and a complete audit trail to allow for trade reconstruction. Swap dealers and major swap participants are also required to provide certain specific disclosures to non-swap dealer and non-major swap participant counterparties, including material risks, financial incentives and conflicts of interest associated with the transaction.

        The CFTC and SEC rulemaking process is ongoing and among other things, the Dodd-Frank Act directs the CFTC and SEC to issue rules mitigating potential conflicts of interest between swap dealers or major swap participants and entities that clear swap transactions, and to develop mechanisms to separate employees engaged in research or analysis from those conducting trading or clearing activities. In addition, both agencies are authorized to establish position limits for swaps transactions over which they have jurisdiction and issue reports regarding any swaps they find "detrimental" to U.S. financial stability. The agencies also have broad authority to ban any swaps transactions they determine are "abusive." The Dodd-Frank Act prohibits any person from using false information in connection with swap transactions or entering into a swap with knowledge that the swap could be used by the counterparty as a means to defraud.

        The regulation of futures and OTC swaps in the United States and other countries is an evolving area of law. As discussed in the "RISK FACTORS," numerous proposals regarding the regulation of commodity interests have been made by Congress, the Treasury Department, the CFTC and the SEC. The summary contained in this Overview is subject to modification by legislative action and changes in the rules and regulations of the CFTC, the SEC, the NFA, the futures exchanges, clearing houses and other regulatory bodies.

HISTORICAL PERSPECTIVE OF THE MANAGED FUTURES INDUSTRY

        Since 1980, the world's futures markets have expanded from consisting primarily of agricultural contracts to include worldwide financial markets such as stock indices, currencies and global interest rates. The pie chart below demonstrates this growth of diversity within the futures industry. In 1980, the agricultural sector dominated the trading volume of the industry. By September 2014, the agricultural sector represented approximately only 6% of trading while interest rates, currencies and stock indices represented approximately 81%.

Futures Industry Sectors

1980	2014

Source:    Futures Industry Association, Washington, D.C., Futures and Options Global Trading Volume

The above charts were prepared by Dearborn Capital Management, L.L.C.

        The managed futures industry is comprised of professional money managers known as commodity trading advisors. Commodity trading advisors manage client assets on a discretionary basis using derivatives as an investment medium. As the chart below illustrates, assets dedicated to managed futures have grown from approximately $300 million in 1980 to over $312 billion in September 2014.

Growth in the Managed Futures Industry
January 1980 – September 2014

This chart was prepared by Dearborn Capital Management, L.L.C. using data obtained from BarclayHedge.

POTENTIAL ADVANTAGES OF INVESTMENT

        The following section provides a description of the potential advantages of investing in Grant Park.

Value of Diversifying Into Managed Futures

        The inclusion of managed futures into a portfolio is based upon the most fundamental of all investment principles: diversification. Dr. Harry Markowitz's groundbreaking work in portfolio construction concluded that a more efficient portfolio can be created by investing across non-correlated asset classes. This hypothesis became known as Modern Portfolio Theory and earned Dr. Markowitz a Nobel Prize in economics.

        In 1980 John Lintner of Harvard University applied this theory to the developing asset class of managed futures. His study determined that "the combined portfolios of stocks (or stocks and bonds) after including judicious investments...in leveraged managed futures accounts show substantially less risk at every possible level of expected return than portfolios of stocks and bonds alone." While managed futures were intuitively understood to have a low correlation to traditional asset classes, this landmark study confirmed the diversification benefits derived from allocating a portion of a portfolio into this asset class.

        True diversification is derived from investing across asset classes that move independently, or are non-correlated, to each other. Managed futures have long been recognized as having a low correlation to traditional asset classes.

Historical Correlation and Comparative Performance

        The chart below shows the historical correlation of the monthly returns of the NASDAQ Composite Index, HFRI Fund Weighted Composite Index, Morgan Stanley Capital International Europe, Australasia, Far East (MSCI EAFE) Index, Barclays Capital U.S. Long Government Index and the Barclay CTA Index with the Standard & Poor's 500 Total Return Index (S&P 500 Index). The NASDAQ Composite Index, HFRI Fund Weighted Composite Index, MSCI EAFE Index, Barclays Capital U.S. Long Government Index and S&P 500 Index are passive, unmanaged indices of equity or debt securities, as applicable, generally purchased by investors for investment purposes. The Barclay CTA Index is an unweighted index which attempts, to measure performance of the CTA industry. All of the above indices are used by the marketplace in varying degrees as performance benchmarks of the various asset classes they represent.

        A correlation of 1.0 indicates a perfect positive and direct correlation between the particular index and the S&P 500 Index; a correlation of –1.0 indicates a perfectly negative or inverse correlation between the particular index and the S&P 500 Index. Note that stocks associated with the NASDAQ Composite Index, HFRI Fund Weighted Composite and MSCI EAFE indices, as well as bonds, have historically had a higher correlation with the S&P 500 Index than managed futures investments, as represented by the Barclay CTA Index. This low correlation shows that managed futures have a tendency to behave somewhat independently from stocks.

 Historical Correlation of Monthly Returns with S&P 500 Stock Index
January 1980 – Janauary 2015

*
Performance data for the NASDAQ Composite Index available only from December 1984 through January 2015.

**
Performance data for the HFRI Fund Weighted Composite Index available only from January 1990 through January 2015.

This chart was prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for descriptions of the indices in this chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

The Advantages of Non-Correlation

        Given that historically, managed futures investments have had very little correlation to the stock and bond markets, Dearborn Capital Management, L.L.C., Grant Park's sponsor and general partner, believes that the performance of Grant Park should also exhibit a substantial degree of non-correlation with the performance of traditional equity and debt portfolio components, in part because of the ease of selling commodity interests short. This feature of many commodity interest contracts—being able to be long or short a commodity interest position with similar ease—means that profit and loss from commodity interest trading is not dependent upon economic prosperity or stability.

        However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and it is entirely possible that Grant Park may not outperform other sectors of an investor's portfolio, or may produce losses. Additionally, although adding managed futures funds to a portfolio may provide diversification, managed futures funds are not a hedging mechanism and you should not assume that managed futures funds will appreciate during periods of inflation or stock and bond market declines.

        Non-correlated performance should not be confused with negatively correlated performance. Negative correlation occurs when the performance of two asset classes are in opposite direction to each other. Non-correlation means only that Grant Park's performance will likely have no relation to the performance of equity and debt instruments, reflecting the general partner's belief that certain factors that affect equity and debt prices may affect Grant Park differently and that certain factors that affect equity and debt prices may not affect Grant Park at all. Grant Park's net asset value per unit may decline or increase more or less than equity and debt instruments during both rising and falling cash markets. The general partner does not expect that Grant Park's performance will be negatively correlated to general debt and equity markets.

        The chart below shows the historical correlation of the monthly returns of the Barclay CTA Index, Barclays Capital U.S. Long Government Index, the HFRI Fund Weighted Composite Index, the MSCI EAFE Index, S&P 500 Index and the NASDAQ Composite Index with Grant Park.

Historical Correlation of Monthly Returns with Grant Park Futures Fund
January 1989 – January 2015

*
Performance data for the HFRI Fund Weighted Composite Index available only from January 1990 through January 2015.

This chart was prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for descriptions of the indices in this chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

Advantages of Commodity Pool Investments

        Both the commodity interest markets and funds investing in those markets offer many structural advantages that make managed futures an efficient way to participate in global markets. For example, each investor in Grant Park should be able to participate in a greater number of commodity interest markets (both U.S. and non-U.S.) and to a greater extent than would be possible if Grant Park's minimum investment were traded on an individual investor basis.

Profit Potential

        Commodity interest contracts can easily be leveraged, which magnifies the potential profit and the potential loss. As a result of this leveraging, even a small movement in the price of a contract can cause major losses.

Interest Income

        Unlike some alternative investment funds, Grant Park does not borrow money in order to obtain leverage, so Grant Park does not incur any interest expense. Rather, Grant Park's margin deposits are maintained in cash equivalents, such as U.S. Treasury bills, and interest is earned on 100% of Grant Park's available assets, which include unrealized profits credited to Grant Park's accounts.

Diversification within a Single Investment

        Commodity interest contracts allow an investor to diversify risk across market sectors, as well as geographically. For example, an investor can trade interest rates, stock indices, currencies, energy products and metals in numerous countries around the world. This market diversification may reduce the risk of loss. While Grant Park itself trades across a diverse selection of global markets, an investment in Grant Park is not a substitute for overall portfolio diversification.

        The pie chart below demonstrates Grant Park's collective market sectors exposure of all of its trading advisors as of January 31, 2015. This is not a reflection of actual positions held on this date, but rather a reflection of the potential estimated exposure to any one market sector on this date.

Grant Park Futures Fund Sector Exposure
As of January 31, 2015

This chart was prepared by Dearborn Capital Management, L.L.C.

See "Overview of the Commodity Interest and Derivatives Markets" above for information related to this chart.

Ability to Profit or Lose in a Rising or Falling Market Environment

        Grant Park can establish short positions and thereby profit from declining markets as easily as it can establish long positions. This potential to make money, whether markets are rising or falling around the world, makes managed futures particularly attractive to sophisticated investors. Of course, if markets go higher while an investor has a short position, the investor will lose money until the short position is exited.

Professional Trading

        Grant Park's trading decisions are made by Rabar Market Research, Inc., EMC Capital Advisors, LLC, Winton Capital Management Limited, Transtrend B.V., Amplitude Capital International Limited, Lynx Asset Management AB, Quantica Capital AG, and Revolution Capital Management LLC. Each trading advisor uses its own proprietary trading program.

        Each of the trading advisors is a full-time commodity trading advisor with an established performance record and a dedicated staff of experienced alternative investment professionals. The general partner may terminate or replace the trading advisors or retain additional trading advisors in its sole discretion.

Convenience

        Through Grant Park, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets. In addition, Grant Park provides to or obtains for its investors many services designed to alleviate the administrative details involved in trading commodity interests directly, including maintaining books and records of trading activities, preparing unaudited monthly and audited annual account statements to investors and supplying investors with information necessary for preparing their federal income tax returns.

Liquidity

        In most cases, the commodity interest markets on which Grant Park trades have sufficient liquidity. Some markets trade 24 hours on business days. While there can be cases where there may be no buyer or seller for a particular market, Grant Park attempts to select markets for investment based upon, among other things, their perceived liquidity. Most exchanges impose limits on the amount that prices in certain futures or options contracts can move in one day. Situations in which markets have moved the limit for several consecutive days have not been common, but do occur.

        Investors also may cause Grant Park to redeem all or a portion of their units on a monthly basis.

Limited Liability

        Investors' liability is limited to the amount of their investment in Grant Park. Investors cannot individually be subjected to margin calls and will not be required to contribute additional capital to Grant Park.

Sponsor Experience

        Grant Park's sponsor and general partner, Dearborn Capital Management, L.L.C., and its principals have extensive experience managing and operating Grant Park. Grant Park has been in continuous existence since January 1989. However, past performance is not necessarily indicative of future results.

Low Investment Requirements

        The minimum investment required to invest in the Legacy 1 Class and Legacy 2 Class units is $10,000, except in the case of investors that are employee benefit plans and/or individual retirement accounts for which the minimum investment is $1,000; subsequent investment in the Legacy 1 Class and Legacy 2 Class units must be at least $1,000. The minimum investment in the Global 1 Class, Global 2 Class and Global 3 Class units is $5,000, except in the case of investors that are employee benefit plans and/or individual retirement accounts for which the minimum investment is $1,000; subsequent investment in the Global 1 Class, Global 2 Class and Global 3 Class units must be at least $1,000. Typically, the minimum investment in an individually managed futures account would be substantially greater. In fact, some of Grant Park's current trading advisors have a general account size minimum of at least $1,000,000.

 SUPPLEMENTAL PERFORMANCE INFORMATION OF GRANT PARK

        The tables and accompanying information on the remaining pages that follow present certain supplemental historical performance and statistical information of the Class A and Class B units of Grant Park. As of January 31, 2015, Class B units are assessed an annual rate of 30 basis points (0.30%) of the adjusted net assets of the Class B units in organization and offering expenses, calculated and payable monthly on the basis of month-end adjusted net assets. Class A units are assessed an annual rate of 10 basis points (0.10%) of the adjusted net assets of the Class A units, calculated and payable monthly on the basis of month-end adjusted net assets. In addition, Class A units pay the general partner a monthly brokerage charge equal to 0.5833%, a rate of 7.00% annually, of the month-end adjusted net assets of the Class A units, whereas Class B unit holders pay a monthly brokerage charge equal to 0.6208%, a rate of 7.45% annually, of the month-end adjusted net assets of the Class B units. Had these additional expenses been reflected, the performance of the Class A units would have been lower. Although the following information has not been audited, the general partner believes this information to be reliable. All performance information for Grant Park is shown net of fees and expenses. You should consult Part One of this prospectus regarding the material terms applicable to an investment in Grant Park, including the associated fees and expenses. Past performance is not necessarily indicative of future results.

SUPPLEMENTAL PERFORMANCE INFORMATION
GRANT PARK FUTURES FUND CLASS A UNITS PERFORMANCE—INCEPTION THROUGH JANUARY 2015
(UNAUDITED)

The past performance record of Grant Park's Class A units is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name of the Fund	Grant Park Futures Fund Limited Partnership (Class A units)
Type of Fund	Privately offered (through February 2003); Publicly offered beginning June 30, 2003; Multi-advisor
Inception of Trading	January 1989
Aggregate Gross Subscriptions at January 2015	$147,153,661
Net Asset Value at January 2015	$15,948,625
Worst Monthly Percentage Draw-Down * (Since inception)	(21.72)% 08/89
Worst Peak-to-Valley Draw-Down** (Since inception)	(38.87)% 05/89 – 10/89

	Rate of Return***
Month	2015	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003†	2002	2001	2000	1999	1998	1997	1996	1995	1994	1993	1992	1991	1990	1989
Jan	2.82%	(4.77)%	1.47%	0.00%	(0.52)%	(7.95)%	(0.91)%	2.49%	1.25%	3.49%	(5.96)%	0.38%	2.72%	(0.87)%	1.86%	(1.12)%	(2.02)%	1.96%	6.82%	(1.09)%	(10.69)%	(13.74)%	2.38%	(15.23)%	(12.36)%	5.20%	0.97%
Feb		1.19	(2.86)	0.80	2.26	0.63	(0.80)	9.66	(4.18)	(3.28)	3.42	7.33	5.77	(5.95)	0.53	0.69	7.95	2.62	7.61	(13.59)	16.37	(9.39)	18.13	(5.32)	(13.31)	6.32	(3.29)
Mar		(2.85)	1.22	(2.21)	(2.48)	4.08	(3.26)	(0.63)	(4.55)	4.06	(0.51)	(1.40)	(7.47)	2.26	6.63	(1.70)	(5.18)	(1.08)	1.06	(1.34)	20.67	23.25	1.57	(2.32)	1.75	22.20	17.34
Apr		0.12	1.01	0.00	3.79	1.80	(1.73)	(0.13)	5.23	9.46	(5.05)	(11.66)	2.57	(3.07)	(4.51)	(3.84)	2.92	(7.46)	(8.45)	4.97	10.88	2.31	15.69	(4.13)	(6.52)	31.10	(9.51)
May		0.94	(2.83)	6.19	(6.93)	(3.83)	1.64	2.11	4.60	(0.81)	3.98	(4.75)	9.68	5.17	(0.47)	1.80	(5.51)	3.13	(0.91)	(4.35)	14.93	14.29	2.30	(2.34)	(1.90)	(15.80)	26.07
Jun		0.56	(3.12)	(4.88)	(3.79)	(0.21)	(3.41)	3.06	4.16	(2.85)	1.89	(4.47)	(1.26)	10.07	(2.66)	(3.51)	0.22	(0.37)	0.34	2.32	(1.82)	14.25	(2.34)	8.33	3.93	14.00	(3.31)
Jul		(0.89)	(0.24)	3.56	3.02	(1.66)	(1.26)	(5.06)	(3.72)	(3.66)	(1.96)	(3.36)	(0.49)	6.63	0.12	(1.60)	(2.68)	(0.30)	15.73	(1.48)	(14.36)	(5.96)	20.56	16.34	(10.99)	16.03	0.70
Aug		4.22	(2.22)	(1.30)	(1.81)	2.77	1.15	(2.41)	(3.71)	2.20	1.97	(0.32)	0.19	1.57	2.88	4.36	(1.16)	24.62	(8.17)	(2.53)	(11.29)	(6.26)	0.16	7.34	(1.85)	22.83	(21.72)
Sep		2.23	(0.87)	(2.13)	(1.64)	3.24	1.17	1.31	8.78	(1.10)	(0.04)	1.07	0.13	2.87	3.69	(2.30)	1.54	6.23	2.92	3.81	(10.54)	2.76	(3.99)	(11.40)	6.76	14.76	(1.68)
Oct		0.57	1.63	(5.64)	(4.51)	4.33	(2.59)	4.76	5.23	(0.64)	(3.38)	3.43	2.52	(6.04)	5.30	0.80	(8.65)	(4.64)	(5.18)	14.82	(5.40)	(7.54)	(5.39)	(0.72)	0.12	5.49	(18.43)
Nov		4.92	2.24	(0.63)	(0.57)	(2.58)	4.24	2.76	(0.66)	3.59	4.16	8.45	(0.91)	(2.53)	(7.80)	8.91	2.10	(3.21)	0.81	7.80	2.77	15.50	4.57	2.41	(0.21)	2.83	5.37
Dec		0.63	0.89	0.52	(0.05)	4.57	(3.57)	1.08	0.63	(0.92)	(1.36)	(0.89)	6.00	5.58	2.14	9.00	3.05	2.09	6.10	(6.99)	18.69	(0.17)	13.15	(5.55)	35.80	(2.65)	29.00
Year	2.82%	6.66%	(3.84)%	(6.13)%	(12.95)%	4.45%	(9.23)%	19.91%	12.63%	9.11%	(3.44)%	(7.58)%	20.03%	15.25%	7.00%	10.97%	(8.24)%	22.40%	17.31%	(0.59)%	23.04%	24.30%	84.25%	(15.50)%	(6.77)%	197.04%	8.61%

*
Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of such draw-down.

**
Worst Peak-to-Valley Draw-Down is greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which such draw-down occurred.

***
The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

†
During the period presented through March 31, 2003, Grant Park's net profits and losses were allocated on a capital account-by-capital account basis. As of April 1, 2003, net profits and losses are allocated on a per-unit basis within each class of units. Investors should note that these two methods of allocation may result in slight differences in how Grant Park's performance is calculated.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

SUPPLEMENTAL PERFORMANCE INFORMATION
GRANT PARK FUTURES FUND CLASS B UNITS PERFORMANCE—
INCEPTION THROUGH JANUARY 2015
(UNAUDITED)

        The past performance record of Grant Park's Class B units is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Class B units)
Type	Public; Multi-advisor
Inception of trading	August 2003
Aggregate gross subscriptions at January 2015	$872,734,726
Net asset value at January 2015	$164,984,983
Worst monthly percentage draw-down (Since August 2003)*	(11.72)% 04/04
Worst peak-to-valley draw-down (Since August 2003)**	(32.62)% 12/08 – 3/14

	Rate of Return***
Month	2015	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005	2004	2003
January	2.77%	(4.83)%	1.42%	(0.06)%	(0.58)%	(8.00)%	(0.98)%	2.42%	1.18%	3.41%	(6.04)%	0.31%	—
February		1.14	(2.91)	0.75	2.20	0.57	(0.88)	9.58	(4.25)	(3.35)	3.34	7.25	—
March		(2.91)	1.17	(2.27)	(2.53)	4.03	(3.33)	(0.70)	(4.62)	3.98	(0.59)	(1.47)	—
April		0.06	0.96	(0.05)	3.74	1.74	(1.78)	(0.20)	5.15	9.38	(5.12)	(11.72)	—
May		0.89	(2.88)	6.13	(6.98)	(3.88)	1.58	2.03	4.52	(0.88)	3.90	(4.82)	—
June		0.53	(3.18)	(4.93)	(3.84)	(0.27)	(3.46)	2.99	4.09	(2.92)	1.81	(4.55)	—
July		(0.95)	(0.30)	3.51	2.96	(1.71)	(1.32)	(5.12)	(3.79)	(3.73)	(2.03)	(3.44)	—
August		4.20	(2.28)	(1.36)	(1.86)	2.71	1.09	(2.48)	(3.78)	2.12	1.89	(0.40)	0.12%
September		2.19	(0.93)	(2.19)	(1.69)	3.21	1.12	1.24	8.70	(1.17)	(0.11)	0.99	0.06
October		0.52	1.58	(5.69)	(4.57)	4.27	(2.64)	4.69	5.16	(0.71)	(3.45)	3.35	2.45
November		4.87	2.19	(0.68)	(0.62)	(2.63)	4.19	2.69	(0.73)	3.51	4.08	8.37	(0.98)
December		0.58	0.84	0.46	(0.11)	4.52	(3.63)	1.01	0.64	(0.90)	(1.35)	(0.96)	5.93
Year	2.77%	6.07%	(4.44)%	(6.74)%	(13.52)%	3.80%	(9.87)%	18.88%	11.76%	8.28%	(4.25)%	(8.40)%	7.66%

*
Worst monthly percentage draw-down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

**
Worst peak-to-valley draw-down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

***
The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS NET OF FEES AND EXPENSES

SUPPLEMENTAL PERFORMANCE INFORMATION

Performance by Sector

        The following table presents combined trading gains or losses by sector for Grant Park from January 1, 2000 through January 31, 2015.

Performance by Sector
January 2000 – January 2015

	% Gains/(Losses) by Sector
Sector	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015 YTD
Currencies	3.1%	1.2%	14.6%	17.9%	1.3%	(4.6)%	0.8%	5.7%	0.1%	(0.7)%	3.0%	(4.2)%	(0.8)%	0.5%	4.3%	0.6%
Interest rates	18.5	10.2	10.1	6.3	(1.0)	(1.0)	(1.0)	7.2	8.6	(4.1)	8.0	7.3	2.3	(5.4)	11.0	4.1
Metals	(4.8)	0.5	(2.0)	4.3	(1.0)	1.2	10.8	0.7	3.0	2.5	2.5	(0.5)	(2.0)	1.1	(2.6)	0.1
Softs/Agriculturals/Meats	(1.5)	(0.9)	2.8	1.0	1.4	0.6	(2.1)	1.7	4.8	(0.1)	4.3	(2.7)	(0.7)	1.3	3.7	(0.4)
Stock Indices	(8.3)	4.7	(0.1)	3.6	(1.2)	5.1	6.9	(2.3)	5.6	3.6	(1.9)	(5.1)	5.3	11.8	(4.6)	(1.0)
Energy	7.8	(2.3)	1.6	(0.2)	3.2	1.0	(1.7)	5.0	8.4	(3.2)	(2.5)	(0.6)	(0.6)	(5.2)	3.6	0.6
Miscellaneous	(0.5)	(0.1)	(1.8)	1.5	(0.7)	(0.1)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Total	14.3%	13.3%	25.2%	34.4%	2.0%	2.2%	13.7%	18.0%	30.5%	(2.0)%	13.4%	(5.8)%	3.5%	4.1%	15.4%	4.0%

Class A Unit Return	11.0%	7.0%	15.3%	20.0%	(7.6)%	(3.4)%	9.1%	12.6%	19.9%	(9.2)%	4.5%	(13.0)%	(6.1)%	(3.8)%	6.7%	2.8%

This table was prepared by Dearborn Capital Management, L.L.C.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

SUPPLEMENTAL PERFORMANCE INFORMATION

Comparative Performance Statistics

        The table below compares various performance statistics for Grant Park, the S&P 500 Index, the MSCI EAFE Index, the NASDAQ Composite Index, and the Barclays Capital U.S. Long Government Index from January 1989, the date of Grant Park's inception, through January 2015.

Comparative Performance Statistics
January 1989 – January 2015

		Grant Park Futures Fund A Units	Grant Park Futures Fund B Units*	S&P 500 Index	MSCI EAFE Index	NASDAQ Composite Index	Barclays Capital U.S. Long Government Index

Rate of Return:	January 2015	2.82%	2.77%	–3.00%	0.50%	–2.13%	8.40%

	Year to date	2.82%	2.77%	–3.00%	0.50%	–2.13%	8.40%

Compound	Last 12 Months	15.17%	14.54%	14.22%	0.01%	12.95%	28.17%

Annualized	Last 3 Years	–0.34%	–0.94%	17.47%	9.82%	18.10%	7.07%

Rate of	Last 5 Years	–0.45%	–1.07%	15.60%	6.87%	16.66%	11.08%

Return	Since Jan. 1989*	11.36%	0.57%	10.23%	4.93%	10.05%	9.17%

Cumulative	Last 12 Months	15.17%	14.54%	14.22%	0.01%	12.95%	28.17%

Returns:	Last 3 Years	–1.00%	–2.80%	62.09%	32.45%	64.72%	22.74%

	Last 5 Years	–2.22%	–5.22%	106.41%	39.41%	116.05%	69.15%

	Since Jan. 1989*	1555.44%	6.76%	1169.07%	250.51%	1116.41%	886.37%

Annualized	Last 12 Months	7.38%	7.39%	7.99%	8.88%	10.52%	8.83%

Standard	Last 3 Years	9.33%	9.34%	9.31%	12.92%	11.05%	10.82%

Deviation of	Last 5 Years	9.88%	9.89%	12.95%	16.54%	15.06%	11.57%

Monthly	Since Jan. 1989*	26.08%	12.21%	14.58%	17.26%	22.33%	9.59%
Returns (Risk):

Worst Case	Last 5 Years	–30.27%	–32.62%	–16.26%	–22.32%	–15.94%	–15.53%

Decline:	Duration	12/08 to 03/14	12/08 to 03/14	04/11 to 09/11	04/11 to 05/12	04/11 to 09/11	07/12 to 12/13

	Since Jan. 1989*	–38.87%	–32.62%	–50.95%	–56.40%	–75.04%	–15.53%

	Duration	5/89 to 10/89	12/08 to 03/14	10/07 to 02/09	10/07 to 02/09	02/00 to 09/02	07/12 to 12/13

Correlation with S&P Index:	Last 5 Years	0.20	0.20	1.00	0.86	0.95	–0.65

Correlation During S&P 500 Index Positive Months:	Last 5 Years	0.13	0.13	1.00	0.73	0.90	–0.38

Correlation During S&P 500 Index Negative Months:	Last 5 Years	–0.07	–0.07	1.00	0.63	0.87	–0.60

*
Performance statistics for Grant Park Class B Units are limited as the units began trading on August 1, 2003.

**
Cumulative returns show the overall gain or loss in the value of an investment over the given time period.

This table was prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for descriptions of the indices in this chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS NET OF FEES AND EXPENSES

SUPPLEMENTAL PERFORMANCE INFORMATION

        The chart below shows the worst peak-to-valley draw-down for Grant Park and several other indices. Worst peak-to-valley draw-down generally refers to the greatest loss in value of Grant Park or index during consecutive months for the period presented.

Worst Peak-to-Valley Draw-Down
January 1989 – January 2015

This chart was prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for descriptions of the indices in this chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

SUPPLEMENTAL PERFORMANCE INFORMATION

Benchmark Comparison

        The chart below shows the actual performance of Grant Park compared with the following market benchmarks: the MSCI EAFE Index, Bloomberg U.S. Generic Government 3-month Yield Index, MSCI U.S. REIT Index, Barclay BTOP50 Index, Bloomberg Commodity Index Total Return, Barclays Capital U.S. Long Government Index, S&P 500 Index, HFRI Equity Hedge Index, Barclays Capital U.S. Aggregate Bond Index, Barclays Capital Diversified Trader Index and the Barclay CTA Index.

Compound Annualized Rate of Return
Benchmark Comparison
January 1989 – January 2015

*
Performance data for the Bloomberg Commodity Index Total Return is for the period February 1991 through January 2015.

**
Performance data for the MSCI U.S. REIT Index is for the period January 1995 through January 2015.

***
Performance data for the HFRI Equity Hedge Index is for the period January 1990 through January 2015.

This chart was prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for descriptions of the indices in this chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

SUPPLEMENTAL PERFORMANCE INFORMATION

Benchmark Comparison

        The chart below shows the actual performance of Grant Park compared with the following market benchmarks: the S&P 500 Total Return Index, the NASDAQ Composite Index, the Barclays Capital U.S. Long Government Index and the Barclay CTA Index.

Growth of $10,000 Initial Investment
Benchmark Comparison
January 1989 – January 2015

This chart was prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for descriptions of the indices in this chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

SUPPLEMENTAL PERFORMANCE INFORMATION

Performance History

        The following chart illustrates the growth of a $10,000 initial investment in Grant Park on January 1, 1989 at the end of each year through January 2015. As of January 31, 2015, that investment would have grown to $165,543.64, assuming there were no additions or redemptions made over the course of the investment.

Performance History of a $10,000 Investment
January 1989 – January 2015

This chart was prepared by Dearborn Capital Management, L.L.C.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

SUPPLEMENTAL PERFORMANCE INFORMATION

Performance Statistics

        The following tables present historical performance information and other related information for Grant Park from January 1, 1989 through January 31, 2015.

Performance Statistics
January 1989 – January 2015

Compounded Annualized Rates of Return

12-Month	15.17%
36-Month	(0.34)%
60-Month	(0.45)%
120-Month	2.14%
Since Inception (January 1989)	11.36%

Other Performance Statistics

	1 Month	12 Month
Average Rate of Return	1.17%	14.98%
Average Gain	5.95%	28.85%
Average Loss	(4.10)%	(9.22)%
Best Period	35.80%	303.33%
Worst Period	(21.72)%	(34.81)%
Number of Profitable Months		164
Number of Unprofitable Months		149
Standard Deviation of Monthly Returns		7.53%
Annualized Standard Deviation		26.08%
Annualized Sharpe Ratio (0.00%)		0.54

These tables were prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for definitions relevant to these tables.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

SUPPLEMENTAL PERFORMANCE INFORMATION

        The following table shows the five worst peak-to-valley draw-downs for Grant Park from January 1, 1989 through January 31, 2015. The table also reflects the length of the decline and the time to recover to new highs.

Worst Peak-to-Valley Draw-Downs
January 1989 – January 2015

Period	Decline	Length	Recovery
May 1989 – Oct 1989	(38.87)%	5 Months	5 Months
Nov 1990 – Aug 1991	(37.34)	9 Months	20 Months
May 1995 – Oct 1995	(36.88)	5 Months	34 Months
Dec 2008 – Mar 2014	(30.27)	63 Months	0 Months
Feb 2004 – Aug 2004	(23.65)	6 Months	38 Months

This table was prepared by Dearborn Capital Management, L.L.C.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

SUPPLEMENTAL PERFORMANCE INFORMATION

        The tables below demonstrate that historically, Grant Park's returns are not negatively correlated with stocks, but rather non-correlated and therefore perform independently from stocks. These tables compare the performance of Grant Park during the ten best performing quarters of the S&P 500 Index since Grant Park's inception in January 1989 through January 2015 and simultaneously during the ten worst performing quarters of the S&P 500 Index during the same time period.

S&P 500 Index vs. Grant Park Class A Units
January 1989 – January 2015

During 10 Best Quarters				During 10 Worst Quarters
(Jan 1989 – Jan 2015)				(Jan 1989 – Jan 2015)
#	Qtr Ended	S&P 500 Index	Grant Park	#	Qtr Ended	S&P 500 Index	Grant Park
			(Unaudited)				(Unaudited)
1	Dec-98	21.29%	(5.77)%	1	Dec-08	(21.96)%	8.82%
2	Jun-97	17.46	(8.97)	2	Sep-02	(17.28)	11.41
3	Jun-09	15.93	(3.52)	3	Sep-01	(14.68)	6.80
4	Sep-09	15.60	1.04	4	Sep-11	(13.86)	(0.50)
5	Jun-03	15.40	11.08	5	Sep-90	(13.75)	63.55
6	Dec-99	14.88	(3.89)	6	Jun-02	(13.39)	12.20
7	Mar-91	14.52	(22.70)	7	Mar-01	(11.85)	9.20
8	Mar-98	13.95	3.51	8	Jun-10	(11.42)	(2.31)
9	Mar-12	12.58	(1.43)	9	Mar-09	(11.01)	(4.91)
10	Dec-03	12.18	7.68	10	Sep-98	(9.95)	31.98
Average:		15.38%	(2.30)%		Average:	(13.92)%	13.62%

These tables were prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for a description of the S&P 500 Index.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET
OF FEES AND EXPENSES

SUPPLEMENTAL PERFORMANCE INFORMATION

        The table below further demonstrates that, historically, Grant Park's returns are not negatively correlated with stocks, but rather perform independently from stocks. As shown below, between January 1989 and January 2015, Grant Park and the S&P 500 Index have experienced positive returns simultaneously 35% of the time; losses simultaneously 18% of the time; and in 47% of the 313 months represented, the performance of Grant Park and the S&P 500 Index has moved in opposite directions.

Correlation Analysis Grant Park and S&P 500 Index
January 1989 – January 2015

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

The Effect of Adding Grant Park to an Investment Portfolio

        Any discussion of return must also be weighed against the risk factors involved. Historically, the non-correlating aspect of managed futures has allowed investors to lower their overall portfolio risk while enhancing return. The charts on the pages that follow demonstrate the effect of allocating increasing percentages of an investment in Grant Park to a hypothetical portfolio of stocks and bonds. The first chart begins with a portfolio consisting of 60% stocks and 40% bonds. An investment in Grant Park is added in increments of 5% while the bond portion is reduced by a like amount. The allocations to stocks remain the same. As the allocation to Grant Park is increased to 10%, returns increased while standard deviation, one measure of risk, decreased. An allocation greater than 10% to Grant Park resulted in increased return but risk increased as well.

        Prospective investors must be aware that the hypothetical analysis that follows below is dependent on periods in which Grant Park outperforms other asset classes used in the portfolio. Grant Park may not, however, outperform the other asset classes during any particular time period. The charts below do not constitute a recommendation that anyone invest more than 10% of his or her net worth, exclusive of home, furnishings and automobiles, which is the maximum investment permitted, in Grant Park.

SUPPLEMENTAL PERFORMANCE INFORMATION

The Effect of Adding Grant Park to a Hypothetical Portfolio of Stocks and Bonds
January 1989 – January 2015

This chart, prepared by Dearborn Capital Management, L.L.C., contains historical trading results hypothetically blended assuming a quarterly rebalancing. The stocks are represented by the S&P 500 Index and the bonds are represented by the Barclays Capital U.S. Long Government Index.

Grant Park returns are net of all fees. See the glossary in Appendix E for descriptions of those indices.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

        HYPOTHETICAL PERFORMANCE RESULTS MAY HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

        ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

SUPPLEMENTAL PERFORMANCE INFORMATION

        The chart below shows the effect of allocating increasing percentages to Grant Park to a hypothetical portfolio of stocks and bonds. In this example, allocations to Grant Park are added in increments of 5% while the allocation to stocks is reduced by a like amount. The allocations to bonds remain the same.

The Effect of Adding Grant Park to a Hypothetical Portfolio of Stocks and Bonds
January 1989 – January 2015

This chart, prepared by Dearborn Capital Management, L.L.C., contains historical trading results hypothetically blended assuming a quarterly rebalancing. The stocks are represented by the S&P 500 Index and the bonds are represented by the Barclays Capital U.S. Long Government Index.

Grant Park returns are net of all fees. See the glossary in Appendix E for descriptions of those indices.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

        HYPOTHETICAL PERFORMANCE RESULTS MAY HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

        ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

SUPPLEMENTAL PERFORMANCE INFORMATION

        The chart below shows the effect of allocating increasing percentages to Grant Park to a hypothetical portfolio of stocks and bonds. In this example, allocations to Grant Park are added in increments of 10% while the allocation to stocks and bonds are equally reduced by 5% increments. As the allocation to Grant Park is increased to 10%, returns increased while standard deviation, one measure of risk, decreased. An allocation greater than 10% to Grant Park resulted in increased return but risk increased as well.

The Effect of Adding Grant Park to a Hypothetical Portfolio of Stocks and Bonds
January 1989 – January 2015

        This chart, prepared by Dearborn Capital Management, L.L.C., contains historical trading results hypothetically blended assuming a quarterly rebalancing. The stocks are represented by the S&P 500 Index and the bonds are represented by the Barclays Capital U.S. Long Government Index.

Grant Park returns are net of all fees. See the glossary in Appendix E for descriptions of those indices.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

        HYPOTHETICAL PERFORMANCE RESULTS MAY HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

        ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

SUPPLEMENTAL PERFORMANCE INFORMATION

        The chart below shows the effect of allocating increasing percentages of Grant Park to a hypothetical portfolio of stocks and bonds. These results are compared to a portfolio of only stocks and bonds. In the upper curve of this example, the allocation to Grant Park remains steady, while the allocation to stocks is increased by 5% and the allocation to bonds is decreased by 5%. In the lower curve of this example, the allocation to stocks is increased by 5%, while the allocation to bonds is decreased by 5%.

The Effect of Adding Grant Park to a Hypothetical Portfolio of Stocks and Bonds
January 1989 – January 2015

        This chart, prepared by Dearborn Capital Management, L.L.C., contains historical trading results hypothetically blended and rebalanced quarterly. The stock allocation is represented by the S&P 500 Index and the bonds are represented by the Barclays Capital U.S. Aggregate Bond Index.

Grant Park returns are net of all fees. See the glossary in Appendix E for a description of those indices.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

HYPOTHETICAL PERFORMANCE RESULTS MAY HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

SUPPLEMENTAL PERFORMANCE INFORMATION

        The chart below demonstrates the effect on a hypothetical portfolio both with and without an allocation to Grant Park. The first gray shaded line in the chart below represents performance of a portfolio consisting of 60% stocks and 40% bonds compared to a portfolio of 50% stocks and 40% bonds and 10% allocated to Grant Park, which is represented by the black shaded line in the chart below. The portfolio with a 10% allocation to Grant Park resulted in an 11% better return than the portfolio consisting of stocks and bonds alone.

Value of Hypothetical $100,000 Portfolio with a 10% Allocation to the
Grant Park Futures Fund A Units vs. a 60% Equity and 40% Bond Portfolio
January 1989 – January 2015

This chart, prepared by Dearborn Capital Management, L.L.C., contains historical trading results hypothetically blended and rebalanced quarterly. The stock allocation is represented by the S&P 500 Index and the bonds are represented by the Barclays Capital U.S. Long Government Index.

Grant Park returns are net of all fees. See the glossary in Appendix E for a description of those indices.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

        HYPOTHETICAL PERFORMANCE RESULTS MAY HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

        ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

SUPPLEMENTAL PERFORMANCE INFORMATION

        The chart below shows the long and short position exposure by sector for the Legacy 1 Class and Legacy 2 Class units for February 2014 to January 2015.

Grant Park Legacy Class Exposure by Sector
February 2014 – January 2015

This table was prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for descriptions of the indices in this chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS NET OF FEES AND EXPENSES

SUPPLEMENTAL PERFORMANCE INFORMATION

        The chart below shows the long and short position exposure by sector for the Global 1 Class, Global 2 Class and Global 3 Class units for February 2014 to January 2015.

Grant Park Global Class Exposure by Sector
February 2014 – January 2015

This table was prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for descriptions of the indices in this chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS NET OF FEES AND EXPENSES

SUPPLEMENTAL PERFORMANCE INFORMATION
OF SELECTED TRADING ADVISORS

        The information included in the following table reflects the composite performance of the trading programs used by the current trading advisors to manage the assets of Grant Park. Grant Park's allocation to trading advisors has changed and evolved over time, and is subject to further change in the discretion of Grant Park's general partner. The performance figures that follow are from the trading advisor's composite performance tables representing the composite performance of all accounts traded under these trading programs. Although the general partner believes the information provided is reliable, it has not independently verified such information and cannot guarantee its accuracy or completeness. Fees, expenses and performance of individual accounts making up the composite track records will differ from that of Grant Park. No representation is made that an investor in Grant Park will or is likely to achieve results comparable to those shown, or will make any profit or will not suffer any loss. For a more complete discussion of the trading advisors and a more complete discussion of Grant Park's performance and its fee structure, please refer to pages 43 through 66 and the information set forth under the heading "FEES AND EXPENSES" of this prospectus.

SUPPLEMENTAL PERFORMANCE INFORMATION

Trading Advisor Overview
January 31, 2015

	Amplitude Capital International Ltd.	EMC Capital Advisors, LLC **	Lynx Asset Management AB	Quantica Capital AG	Rabar Market Research, Inc.	Revolution Capital Management, Inc.	Transtrend, B.V.	Winton Capital Management Ltd
Firm Assets Under Management	$1.7B	$178.2M	$5.7B	$640.0M	$159.7M	$546.0M	$6.0B	$28.8B
Program	Sinfonie	Classic	Lynx	Managed Futures	Diversified	Alpha Program	Diversified Trend Program- Enhanced Risk (USD)	Winton Diversified Program
Program Assets Under Management	$1.1B	$99.3M	$5.7B	$638M	$135.4M	$164.0M	$6.0B	$27.4B
Program Inception	Sep-09	Jan-85	May-00	Jan-05	Jan-89	Jun-07	Jan-95	Oct-97
Began Trading for Grant Park	Apr-10	Jan-89	Nov-12	Feb-13	Jan-89	Aug-14	Jul-08	Aug-04
Margin/Equity Average	12.76%	13.00%	13.60%	7.30%	14.12%	8.00%	15.00%	8.40%
Roundturns per Million	6000	2000	1500 – 2000	450	1152	3500	1200	422
Approximate Number of Markets Traded	75	80	70	60	109	41	634	100
Number of Trading Systems	2	4	35	Multiple	Multiple	Multiple	Multiple	Multiple
Time Horizon (average holding period)	2 – 3 Days	35 days	6 – 8 weeks	Short- to Long-Term	28 days	6 days	Approximately 5 weeks	Ranges from short- to long-term
Compounded Annual ROR Since Inception	2.07%	20.25%	13.41%	10.20%	11.87%	9.77%	13.69%	14.50%
Compounded Annual ROR Last 5 Years *	3.56%	6.32%	10.86%	8.90%	7.02%	11.10%	5.98%	9.00%
Worst Drawdown Period Since Inception (Peak-to-Valley)	Oct-2012 to Jun-2013	Jun-1995 to May-1996	Sep-2011 to Aug-2013	Jun-2007 to Aug-2008	May-1995 to Oct-1995	Dec-2008 to Jan-2010	Feb-2009 to Jan-2010	Nov-2001 to Feb-2002
Worst Drawdown Percentage Since Inception	–12.37%	–45.16%	–14.73%	–9.80%	–29.81%	–13.77%	–15.15%	–25.60%
Worst Drawdown Period Last 5 Years (Peak-to-Valley) *	Oct-2012 to Jun-2013	Jun-2012 to Mar-2014	Sept-2011 to Aug-2013	Feb-2012 to Oct-2012	Apr-2011 to Oct-2013	Jan-2011 to May 2011	Apr-2011 to Sept-2013	May-2013 to Aug-2013
Worst Drawdown Percentage Last 5 Years *	–12.37%	–27.32%	–14.73%	–6.90%	–27.33%	–8.90%	–13.61%	–8.40%
Annualized Standard Deviation Since Inception	12.66%	46.69%	14.36%	9.90%	21.20%	9.60%	13.69%	16.70%
Annualized Standard Deviation Last 5 Years *	12.51%	16.51%	14.87%	8.76%	14.57%	8.60%	10.14%	8.30%
*
5 year period= 2/2010 to 1/2015 or since inception for shorter track records.

**
From 1/1989 to 9/2013, EMC Capital Management, Inc. was allocated and traded a portion of Grant Park's assets. On October 1, 2013, EMC Capital Management, Inc. assigned its obligations, rights and interests to EMC Capital Advisors, LLC., including the trading agreement under which EMC Capital Management, Inc. had previously traded on behalf of Grant Park.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

APPENDIX A

THIRD AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

        This THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, effective as of June 30, 2003, by and among Dearborn Capital Management, L.L.C., an Illinois limited liability company, as the General Partner, the Limited Partners of the Partnership as of the date hereof and those other parties who agree to be bound hereby as Limited Partners in the future, amends and restates in its entirety the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of April 1, 2003.

        The above parties formed the Partnership on August 26, 1988 and now desire to continue the business of the Partnership described in Article IV hereof upon the terms and conditions hereinafter set forth.

        It is, therefore, agreed as follows:

ARTICLE I
DEFINITIONS.

        1.1    Act. The term "Act" shall refer to the Revised Uniform Limited Partnership Act of the State of Illinois.

        1.2    Administrator. The term "Administrator" shall refer to an official or agency administering the securities laws of a state.

        1.3    Affiliate. The term "Affiliate" with respect to any Person shall refer to: (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person; (iv) any officer, director or partner of such Person; or (v) if such Person is an officer, director or partner, any Person for which such Person acts in such capacity.

        1.4    Agreement. The term "Agreement" shall refer to this Third Amended and Restated Limited Partnership Agreement, as amended, modified or supplemented from time to time.

        1.5    Allocated Net Assets. The term "Allocated Net Assets" shall refer to that portion of the Net Assets of the Partnership allocated to a Trading Advisor by the General Partner and subject to the Trading Advisor's trading discretion (including any notional funds), together with any appreciation or depreciation in such Allocated Net Assets.

        1.6    Capital Contributions. The term "Capital Contributions" shall refer to the total cash investment in the Partnership by a Partner or by all Partners, as the case may be, unless the context requires otherwise.

        1.7    Class. The term "Class" shall refer to a separate class of the Partnership, the Units of which shall be beneficial interests in the Partnership separately identified with and belonging to such Class.

        1.8    Clearing Broker. The term "Clearing Broker" shall refer to any Person who engages in the business of effecting transactions in Commodity Interests for the accounts of others or for its own accounts and who has been appointed by the General Partner to so act on behalf of the Partnership from time to time. As of the date of this Agreement, the Partnership's Clearing Brokers are Refco, Inc. and UBS Financial Services Inc.

        1.9    Commodity Interests. The term "Commodity Interests" shall refer to U.S. and foreign futures contracts, forward contracts and all other interests in commodities whether traded on an exchange or over-the-counter (including, without limitation, security futures contracts, foreign currencies, swap contracts, spot contracts, and options contracts on futures contracts, forward contracts and physical commodities).

        1.10    General Partner. The term "General Partner" shall refer to Dearborn Capital Management, L.L.C., but in the event it is no longer acting as General Partner, the term shall mean the party or parties then acting in such capacity.

        1.11    Limited Partners. The term "Limited Partners" shall refer to the Limited Partners of the Partnership as of the effective date hereof and all parties who agree to be bound by this Agreement as Limited Partners following the effective date hereof, including parties admitted as additional or substituted Limited Partners.

        1.12    NASAA Guidelines. The term "NASAA Guidelines" shall refer to the Guidelines for the Registration of Commodity Pool Programs promulgated by the North American Securities Administrators Association, Inc., as amended, modified or supplemented from time to time.

        1.13    Net Asset Value. The terms "Net Asset Value" or "Net Assets" as of any date with respect to any Class shall refer to: (i) the total assets of the Partnership constituting such Class as of such date including all cash and cash equivalents, plus the market value of all open Commodity Interest positions and U.S. Treasury bills; minus (ii) any brokerage commissions attributable to such Class that are payable directly by the Partnership (or which would be payable directly by the Partnership) if all open Commodity Interest positions were closed as of the date the calculation is being made; and minus (iii) all other accrued liabilities of the Partnership as of such date attributable to such Class determined in accordance with generally accepted accounting principles. The market value of a Commodity Interest shall be that price quoted on the exchange on which each such Commodity Interest is traded as of the close of each trading day, or if any such Commodity Interest is not so traded, the fair market value of each Commodity Interest, as determined by the General Partner. Each Class shall share in the assets, expenses and liabilities of the Partnership on a pro rata basis with all other Classes, except to the extent otherwise specifically provided in this Agreement or to the extent that the General Partner determines, in good faith, that any expense or liability of the Partnership (or a portion thereof) should be attributable only to a particular Class or Classes (including, without limitation, expenses incurred in connection with the organization and offering of Units of a Class or Classes). Any such determination shall be final and binding as to all Limited Partners. The terms "Net Asset Value" or "Net Assets" as of any date with respect to the Partnership as a whole shall refer to the sum of the Net Asset Values or Net Assets of all Classes as of such date. Without limitation to the foregoing, Net Assets shall include any unrealized profits or losses on open positions attributable to such Net Assets and any accrued fees or expenses (including fees based on a percentage of Net Assets) attributable to such Net Assets.

        1.14    Net Asset Value per Unit. The term "Net Asset Value per Unit" with respect to Units of any Class shall refer to the Net Asset Value of such Class divided by the number of Units in such Class outstanding.

        1.15    New Trading Profits on the Allocated Net Assets of each Trading Advisor. The term "New Trading Profits on the Allocated Net Assets of each Trading Advisor" shall mean the sum of (A) the net of any profits (excluding interest income) and losses realized on all trades closed out during the period on such Allocated Net Assets, plus (B) the net of any unrealized profits and losses on open positions as of the end of such period (after deduction for any accrued brokerage commissions payable directly by the Partnership) on such Allocated Net Assets, minus (C) (i) the net of any unrealized profits or losses on open positions as of the end of the preceding period (after deduction for any accrued brokerage commissions payable directly by the Partnership) on such Allocated Net Assets, (ii) all expenses (except the incentive fee payable to such Trading Advisor for the current period and applicable state taxes) attributable to such Allocated Net Assets, incurred or accrued during such period, including without limitation, any management fees paid to the General Partner and such Trading Advisor, any brokerage fee expressed as a percentage of Net Assets, and the Partnership's other ongoing expenses, and (iii) cumulative net realized or unrealized trading losses on such Allocated Net Assets (reduced by a proportionate share of realized and unrealized trading losses on such Allocated Net Assets attributable to redeemed Units or reallocated amounts as of any redemption or reallocation date), if any, carried forward from all preceding periods since the last period for which an incentive fee was payable to the Trading Advisor. Notwithstanding the foregoing, the General Partner may, in its sole discretion, adjust the computation of New Trading Profits on the Allocated Net Assets with respect to any Trading Advisor to exclude or include certain expenses (or a portion thereof) for purposes of calculating such Trading Advisor's incentive fee. The terms of such adjusted computation shall be set forth in the Advisory Contract by and among the Partnership, the General Partner and such Trading Advisor.

        1.16    Net Worth. The term "Net Worth" shall refer to the excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

        1.17    Organization and Offering Expenses. The term "Organization and Offering Expenses" shall refer to all expenses incurred by the Partnership in connection with and in preparing any Class of Units for registration and subsequently offering and distributing such Units to the public, including but not limited to, total Selling Agent, underwriting and brokerage discounts and commissions, expenses for printing, engraving, mailing, salaries of the General Partner's employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of such Units under federal and state law, including taxes and fees, accountants' and attorneys' fees, to the extent applicable.

        1.18    Partners. The term "Partners" shall refer to the General Partner and all Limited Partners, as constituted from time to time, where no distinction is required by the context in which the term is used.

        1.19    Partnership. The term "Partnership" shall refer to the limited partnership continued pursuant to this Agreement by the parties hereto, as said partnership may from time to time be constituted.

        1.20    Person. The term "Person" shall refer to any natural person, partnership, corporation, association or other legal entity.

        1.21    Pit Brokerage Fees. The term "Pit Brokerage Fees" shall include floor brokerage, clearing fees, National Futures Association fees and exchange fees.

        1.22    Prospectus. The term "Prospectus" shall refer to either the Confidential Private Offering Circular adopted by the General Partner in connection with the private offering of Units, or in the event of a public offering of Units, the final prospectus and disclosure document of the Partnership, contained in any Registration Statement that is filed with the Securities and Exchange Commission ("SEC") and declared effective thereby, as the same at any time and from time to time may be amended or supplemented after the effective date(s) of such Registration Statement(s).

        1.23    Pyramiding. The term "Pyramiding" shall refer to a method of using all or a part of an unrealized profit in a Commodity Interest contract position to provide margin for any additional Commodity Interest contracts of the same or related commodities.

        1.24    Registration Statement. "Registration Statement" shall refer to a registration statement on Form S-1, as amended, that the General Partner may file for the Partnership with the SEC for the registration and public offering of the Units, as the same may at any time and from time to time be further amended or supplemented.

        1.25    Selling Agent. The term "Selling Agent" shall refer to any broker-dealer that is engaged by the General Partner from time to time to offer and sell the Units to prospective Limited Partners. As of the date of this Agreement, the Partnership's primary Selling Agents are UBS Financial Services Inc., A.G. Edwards & Sons, Inc. and Fahnestock & Co. Inc. The General Partner may replace the above named primary Selling Agents or engage additional Selling Agents in its sole discretion.

        1.26    Sponsor. The term "Sponsor" shall refer to any Person directly or indirectly instrumental in organizing the Partnership or any Person who will manage or participate in the management of the Partnership, including any Clearing Broker who pays any portion of the Organization and Offering Expenses of the Partnership, and the General Partner and any other Person who regularly performs or selects the Persons who performs service for the Partnership. The term "Sponsor" does not include wholly independent third parties such as any attorneys, accountants, Selling Agents and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates. As of the date of this Agreement, the Partnership's sole Sponsor is Dearborn Capital Management, L.L.C.

        1.27    Trading Advisor. The term "Trading Advisor" shall refer to any Person who for consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase or sale of Commodity Interests and who has been appointed by the General Partner to so act on behalf of the Partnership from time to time. As of the date of this Agreement, the Partnership's Trading Advisors are EMC Capital Management, Inc., Rabar Market Research, Inc., Eckhardt Trading Company and Graham Capital Management, L.P.

        1.28    Units. The term "Units" shall refer to the ownership interests in the Partnership acquired upon the making of a Capital Contribution by the General Partner or a Limited Partner. Ownership of Units by a Partner constitutes an ownership interest of such Partner in the Partnership, including the right of such Partner to any and all benefits to which a Partner may be entitled under this Agreement and the Act, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement with which such Partner is required to comply. The General Partner's ownership of the Partnership shall be represented by "General Partnership Units," and a Limited Partner's ownership of the Partnership shall be represented by "Limited Partnership Units," which Limited Partnership Units shall comprise one or more Classes as provided for herein. From time to time, the General Partner also may subscribe for Limited Partnership Units of a Class or Classes upon such terms as are applicable to such Class(es) generally. When used in this Agreement, the term "Unit" shall include both Limited Partnership Units and General Partnership Units, pari passu, unless the context requires otherwise. The Units may, but need not, be evidenced by certificates.

        1.29    Unit Ownership Percentage. The term "Unit Ownership Percentage" with respect to each Partner holding Units of a Class as of any date, shall refer to the number of Units owned by such Partner of such Class, divided by the number of Units of such Class outstanding as of such date. The sum of the Unit Ownership Percentages as to each Class shall equal 100%.

        1.30    Valuation Date. The term "Valuation Date" shall refer to the close of business on the last business day of each calendar month (or portion thereof) of Partnership operations or such other day as determined by the General Partner in its sole discretion and on which day the Net Asset Value of each Class is determined. The time on any such day when the close of business shall occur shall be determined in the sole discretion of the General Partner.

 ARTICLE II
CONTINUATION AND OFFERING.

        2.1    Continuation of Partnership. The parties hereby agree to continue a limited partnership under the provisions of the Act and the rights and liabilities of the Partners shall be as provided in that Act except as herein otherwise expressly provided.

        2.2    Offering of Units. There is no maximum on the amount of Units being offered, but the General Partner reserves the right to institute a maximum in the future. The minimum Capital Contribution required to subscribe for Limited Partnership Units of any Class together with other related terms of offering shall be determined by the General Partner in its sole and absolute discretion, and shall be set forth in the Prospectus.

ARTICLE III
NAME AND PRINCIPAL PLACE OF BUSINESS.

        3.1    Name. The business of the Partnership shall be conducted under the name of Grant Park Futures Fund Limited Partnership, or such other name as the General Partner may determine.

        3.2    Principal Place of Business. The principal place of business of the Partnership shall be 550 West Jackson Boulevard, Suite 1300, Chicago, Illinois 60661, or such other place as the General Partner may determine.

ARTICLE IV
PURPOSE.

        The purpose of the Partnership shall be to seek profit from investing in, trading, buying, selling or otherwise acquiring, holding or disposing of: (i) Commodity Interests and all rights or interests in or pertaining thereto, and engaging in any other activities relating thereto; and (ii) any other investment products or opportunities, investments, strategies, ventures or transactions deemed appropriate in the sole determination of the General Partner including, without limitation, derivatives, currencies, short sales and all rights or interests in or pertaining thereto, and engaging in any other activities relating thereto.

ARTICLE V
TERM.

        The term of the Partnership commenced on August 26, 1988 and shall end on December 31, 2027, unless sooner dissolved as hereinafter provided.

ARTICLE VI
CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS.

        6.1    General Partner Capital Contribution; Net Worth of General Partner. The General Partner shall at all times, so long as it remains a general partner of the Partnership, own Units in the Partnership: (i) in an amount sufficient, in the opinion of counsel for the Partnership, for the Partnership to be taxed as a partnership rather than as an association taxable as a corporation; and (ii) during such time as the Units are registered for sale to the public, in an amount at least equal to the greater of: (a) 1% of all Capital Contributions of all Partners to the Partnership; or (b) $25,000; or such other amount satisfying the requirements then imposed by the NASAA Guidelines. Further, during such time as the Units are registered for sale to the public, the General Partner shall, so long as it remains a general partner of the Partnership, maintain a Net Worth at least equal to the greater of: (i) 5% of the total Capital Contributions of all partners and all limited partnerships to which it is a general partner (including the Partnership) plus 5% of the Units being offered for sale in the Partnership; or (ii) $50,000; or such other amount satisfying the requirements then imposed by the

NASAA Guidelines. In no event, however, shall the General Partner be required to maintain a Net Worth in excess of $1,000,000, or such other maximum amount satisfying the requirements then imposed by the NASAA Guidelines.

        6.2    Establishment of Initial Classes; Nature of Classes. The General Partner shall have the power and authority, without Limited Partner approval, to issue Units in one or more Classes from time to time as it deems necessary or desirable. The General Partner shall have exclusive power without the requirement of Limited Partner approval to establish and designate such separate and distinct Classes, as provided in Section 6.3, and to fix and determine the relative rights and preferences as between the Units of the separate Classes relative to any matter including, without limitation, fees, minimum Capital Contributions, payment of expenses and rights of redemption. Without limiting the authority of the General Partner set forth in this Section 6.2 to establish and designate any further Classes, the General Partner hereby establishes and designates two (2) initial Classes of Limited Partnership Units, Class A Limited Partnership Units and Class B Limited Partnership Units, having the relative rights and preferences set forth in the Prospectus and this Agreement. For the avoidance of doubt, the creation of separate Classes of Units shall be for accounting purposes only, and is not intended to separate or segregate the assets and liabilities of one Class from all other Classes for legal or any other purposes. Further, for the avoidance of doubt, the General Partnership Units shall be accounted for separately from all other Units and shall be considered the functional equivalent of a separate "class" of Units for all purposes hereunder. Such General Partnership Units shall share in the profits, losses and expenses of the Partnership on a pro rata basis, excluding any management fees, incentive fees and certain other expenses (or a portion thereof) as determined by the General Partner in its sole discretion.

        6.3    Establishment of Additional Classes. The establishment and designation of any Classes of Units other than those specifically named in Section 6.2 above shall be effective upon the execution by the General Partner of an instrument setting forth such establishment and designation and the relative rights and preferences of such Class, or as otherwise provided in such instrument. At any time that there are no Units outstanding of any particular Class previously established and designated, the General Partner may by an instrument executed by it abolish that Class and the establishment and designation thereof. Each instrument referred to in this Section 6.3 shall have the status of an amendment to this Agreement.

        6.4    Division or Combination of Units. From time to time, the General Partner may divide or combine the Units of any Class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Class. The General Partner may issue Units of any Class for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Unit distribution or split-up), all without action or approval of the Limited Partners. The General Partner may classify or reclassify any unissued Units or any Units previously issued and reacquired of any Class into one or more Classes that may be established and designated from time to time. The General Partner may hold as treasury Units, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Units of any Class reacquired by the Partnership. The Units may be divided into fractional Units. Notwithstanding the foregoing, the Units of any Class will be offered at such times as are set forth in the Prospectus at the then applicable Net Asset Value per Unit of such Class.

        6.5    Procedures for Becoming Limited Partner. A party shall become a Limited Partner at such time as:

                (a)    It has made a Capital Contribution of the Partnership for deposit in the Partnership's account established for that purpose, and such Capital Contribution has been accepted by the General Partner;

                (b)    It has executed and delivered to the General Partner a Subscription Agreement in form and substance acceptable to the General Partner and designating the Class of Units to be subscribed therefor; and

                (c)    The General Partner has designated such Person as a Limited Partner holding Units of the applicable Class on the books and records of the Partnership.

        6.6    Capital Accounts. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of his initial Capital Contribution to the Partnership. Thereafter, each Partner's capital account shall be: (i) increased by all net profits allocated to the Partner pursuant to Section 7.1 below and all subsequent Capital Contributions to the Partnership by such Partner; and (ii) decreased by (a) all net losses and items of expense allocated to the Partner pursuant to Section 7.1 below, (b) all distributions made to the Partner pursuant to Article VIII below and (c) all redemptions or withdrawals made by such Partner.

        6.7    Units Fully Paid and Nonassessable. Once a Capital Contribution is made and accepted by the General Partner, a Partner's Units shall be fully paid and nonassessable.

        6.8    Investment by General Partner and Affiliates. The General Partner, its principals, certain employees of the General Partner and its Affiliates may make contributions for Units of such Class or Classes as the General Partner may in its sole discretion determine.

        6.9    Admission of Additional Limited Partners. The General Partner shall have complete discretionary authority regarding the admission of additional Limited Partners and the number which may be admitted, provided that no offer to additional investors shall be made if it would violate federal or state securities laws, the Commodity Exchange Act, as amended, or any other applicable laws.

        6.10    No Right to Demand Return of Contribution. Except as specifically provided in Article XIII of this Agreement, no Limited Partner shall have the right to demand the return of his contribution at any time or to reduce his contribution to the Partnership.

ARTICLE VII
ALLOCATION OF NET PROFITS AND NET LOSSES.

        7.1    Determination of Net Asset Value. The Net Asset Value of any Class shall be determined for each Valuation Date before any management fees and incentive fees payable with respect to Units of such Class as of such date. All net profits, net losses and items of expense attributable to a Class, before payment of any management or incentive fees as of the end of such period shall then be credited or charged to the capital accounts of the Partners holding Units in such Class in proportion to their respective Unit Ownership Percentages. Any management fees and incentive fees with respect to each Partner holding Units of a Class for such period shall then be charged to the capital account of such Partner in proportion to his Unit Ownership Percentage. The amount of any distribution to a Partner and any amount paid to a Partner in redemption shall be charged to that Partner's capital account. The General Partner shall calculate the approximate Net Asset Value per Unit of each Class on a daily basis and furnish such information upon request to a Limited Partner.

        7.2    Allocations of Profit and Loss. As of the end of each fiscal year, the Partnership's profit or loss attributable to a Class shall be allocated among the Partners holding Units of such Class pursuant to the following subparagraphs for federal income tax purposes. Such allocation of profits and losses shall be in proportion to such Partners' respective Unit Ownership Percentages from net short-term capital gain or loss, net long-term capital gain or loss and net ordinary income or loss realized by the Partnership and attributable to such Class as follows:

                (a)    First, the General Partner may, in its sole and absolute discretion, make special allocations of income and gain or expense and loss to any Partner or former Partner who received one or more payments in withdrawal from its capital account pursuant to Article XIII hereof during the fiscal year to reflect equitably amounts credited or debited to its capital account pursuant to Sections 6.6 and 7.1 hereof for each fiscal year and all prior fiscal years as compared to the aggregate taxable income or loss allocated to the Partner or former Partner in all prior fiscal years.

                (b)    Second, the remainder of the taxable income or loss of the Partnership attributable to such Class for the fiscal year, if any, and each item of Partnership income, gain, loss, expense, or credit attributable to such Class included therein, shall be allocated among the Partners holding Units of such Class, and former Partners who held Units at any time during such fiscal year of such Class, in such amounts and in such proportions as will, as determined in the sole and absolute discretion of the General Partner, reflect equitably amounts credited or debited to each such Partner's and former Partner's capital account for the fiscal year and all prior fiscal years as compared to the aggregate taxable income or loss that has been allocated to such Partner and former Partner during the fiscal year (including allocations for the fiscal year under subsection (a) hereof) and all prior fiscal years.

                (c)    The character of any item of income, gain, expense or loss allocated pursuant to this Section 7.2 shall be made solely in the discretion of the General Partner.

                (d)    All amounts withheld from Partnership revenues or distributions by the Partnership pursuant to the Internal Revenue Code ("Code") or any provision of any state or local tax law shall be treated for all purposes as distributions to those Partners who receive tax credits with respect to withheld amounts or for whose account such amounts are withheld. In any case where a tax, fee or other assessment is levied upon the Partnership, the amount of which is determined in whole or in part by the status or identity of the Partners, the General Partner may allocate the expense and deduct from such Partners' capital accounts their distributable share of such taxes, fees and assessments.

                (e)    Notwithstanding the foregoing, the General Partner, in its sole discretion, may allocate the Partnership's items of income, gain, expense, or loss attributable to a Class in a manner other than that provided in this Section 7.2, provided such allocation is made in accordance with Section 704(b) of the Code. Any allocation made pursuant to this subsection (e) will replace any allocation of profit or loss otherwise provided for herein and neither the amendment of this Agreement nor the consent of the Limited Partners shall be required to effect any allocation made pursuant hereto.

ARTICLE VIII
DISTRIBUTIONS.

        8.1    Distributions Generally. The Partnership shall have the right to make distributions of Partnership profits at any time to the Limited Partners, but such distributions shall be in the sole and absolute discretion of the General Partner. It is not anticipated that the General Partner will make any such distributions unless the profits of the Partnership are substantial. Any such distributions shall be made pro rata among each Class of Limited Partnership Units and in proportion to the Unit Ownership Percentages of Limited Partners holding Limited Partnership Units of each such Class.

        8.2    Timing of Distributions. Distributions pursuant to this Article VIII shall be charged against the respective capital accounts of the Limited Partners as of the date of the distribution.

        8.3    Return of Distributions. If any amounts have been distributed to the Limited Partners (whether pursuant to this Article VIII or in accordance with redemptions by the Limited Partners pursuant to Section 13.1 below), attributable to repayment, in whole or in part, of Capital Contributions to the Partnership, whether prior to or subsequent to the dissolution of the Partnership, and subsequent to any such distributions there shall be unpaid debts or obligations of the Partnership that arose before such distribution, then each of the Limited Partners shall be obligated to repay to the Partnership such distributed amounts, with interest, as may be required to discharge any such unpaid debts or obligations upon demand by the General Partner.

        8.4    No Guarantee of Return of Capital Contribution. No provision in the Agreement shall be construed as guaranteeing the return, either by the General Partner personally or by the Partnership, of part or all of the Capital Contributions made to the Partnership by any of the Limited Partners.

        8.5    Tax Withholding. All amounts withheld from Partnership revenue or distributions by or for the Partnership pursuant to the Internal Revenue Code, of 1986, as the same shall be amended from time to time (the "Code"), or any provision of any state or local tax law shall be treated for all purposes of this Agreement as distributions to those Partners who receive tax credits with respect to such withheld amounts. In any case where a tax, fee or other assessment is levied upon the Partnership, the amount of which is levied in whole or in part by the status or identity of the Partners, the General Partner shall allocate the expense and withhold from the distributions to each Partner their respective attributable share of such taxes, fees and assessments.

ARTICLE IX
THE GENERAL PARTNER.

        9.1    Authority of General Partner. The General Partner shall have the exclusive right and power to manage and operate the business of the Partnership and to do all things necessary to carry on the business of the Partnership for the purpose described in Article IV of this Agreement. Except as otherwise specifically provided in this Agreement, the General Partner shall have all of the rights, powers and authority of a general partner of a limited partnership under the Act. Without limiting the foregoing or any other provision of this Agreement, the General Partner, in its sole and absolute discretion, shall have the power on behalf of the Partnership to:

                (a)    Employ agents, attorneys, accountants, custodians, consultants or such other Persons, firms or corporations from time to time on such terms as the General Partner deems appropriate and to delegate to them any powers of the General Partner;

                (b)    Retain itself, Affiliates, the Trading Advisors, the Clearing Brokers or others as commodity pool operator, commodity trading advisor, clearing and executing broker and/or investment manager;

                (c)    Invest Partnership property in interest-bearing accounts or depositories or in U.S. government debt securities;

                (d)    Effect private or public offerings of Units now or in the future, cause the Partnership to file a Registration Statement and such amendments as the General Partner deems advisable with the SEC for the registration and public offering of Units, and seek to qualify the Units for sale in various jurisdictions as the General Partner deems advisable; and

                (e)    Cause the Partnership to enter into selling agreements with one or more Selling Agents on such terms as the General Partner deems appropriate.

        9.2    General Partner Obligations. The General Partner shall be liable for all obligations of the Partnership in excess of the Partnership's total assets, except to the extent that the Partnership obtains financing where the creditor has recourse only against the property that secures such financing or other property of the Partnership.

        9.3    Devotion of Time. The General Partner and its principals shall devote so much of their time to the business of the Partnership as they determine is reasonably required to operate and manage the Partnership in an efficient manner, but shall not be required to devote their entire time to Partnership business.

        9.4    Standard of Care. In carrying out its duties and exercising its powers hereunder, the General Partner shall exercise good faith and shall act at all times in the best interests of the Limited Partners.

Neither the General Partner nor its directors, officers, employees or its agents shall be liable to the Partnership or the Limited Partners for any act or omission performed or omitted in good faith pursuant to the authority granted to them by this Agreement.

        9.5    Third Party Dealings. Persons dealing with the Partnership are entitled to rely conclusively upon the certificate furnished by the General Partner that it is acting according to powers, rights and authority granted by this Agreement.

        9.6    Retention of Clearing Brokers. The General Partner, on behalf of the Partnership, shall retain the Clearing Brokers and hereby is authorized to enter into a Clearing Agreement on behalf of the Partnership with each such Clearing Broker. The General Partner is further authorized to retain different or additional Clearing Brokers in the future and to engage (or cause or permit the Trading Advisors to engage) floor brokers, executing brokers or dealers to assist in the execution of the Partnership's Commodity Interest transactions. The General Partner further is authorized to cause the Partnership to pay to the Clearing Brokers brokerage commissions at the rates and on the terms provided for in the Clearing Agreements, it being understood that a portion of such commissions may be paid to the Selling Agents or, in some cases, the General Partner, as may be described in the Prospectus. In addition, the General Partner is authorized to assess against the Net Assets of the Partnership (or any Class therein) a brokerage fee or other fee, either expressed as a percentage of the Net Asset Value of the Partnership (or any Class therein), as a specified dollar amount per transaction undertaken on behalf of the Partnership, or in any other manner as determined by the General Partner in its sole discretion, as may be described in the Prospectus. The General Partner is authorized to pay all or a portion of any such fees collected from the Partnership to the Clearing Brokers, the Trading Advisors, the Selling Agents, custodians, consultants or such other Persons, firms or corporations as compensation for services performed (or to be performed) on behalf of the Partnership, and the General Partner is authorized to retain the balance of any such fees as remuneration for its services undertaken on behalf of the Partnership, as may be described in the Prospectus. The foregoing brokerage commissions and fees may be increased in the future, provided, however, that during such time as the Units are registered for sale to the public, written notice thereof is given to the Limited Partners pursuant to Section 15.8.

        9.7    Retention of Trading Advisors. The General Partner shall retain Trading Advisors to make all trading decisions regarding the Partnership and shall delegate complete trading discretion with respect to the Partnership to such Trading Advisors; provided, however, the General Partner shall have the right to reverse any trading decisions of the Trading Advisors which, in the opinion of the General Partner, are in violation of the trading policies of the Partnership as described in the Prospectus. The Trading Advisors shall initially be granted trading discretion over their respective Allocated Net Assets of the Partnership. The General Partner may from time to time, in its sole discretion, appoint additional or substitute Trading Advisors, dismiss the Trading Advisors (or any of them), and in each case reallocate Partnership assets among the remaining Trading Advisors. There is no assurance that new or additional advisors may be engaged on the same terms as are currently in place and such engagement may occur without prior notice to the Limited Partners. The General Partner also may allocate notional funds (as such may be described in the Advisory Contracts) to the Trading Advisors. For the avoidance of doubt, each Trading Advisor shall be granted trading discretion over a portion of the Partnership's Net Assets as a whole.

        9.8    Advisory Contracts. The General Partner hereby is authorized to enter into the Advisory Contracts, described in the Prospectus, by and among the Partnership, the General Partner and each Trading Advisor. The General Partner further is authorized to either cause the Partnership to pay each Trading Advisor, in connection with the trading advice rendered to the Partnership, a management or consulting fee or the General Partner may compensate the Trading Advisors out of the fees collected by the General Partner from the Partnership as described in Section 9.6 hereof, as may be described in the Prospectus. Moreover, the General Partner is authorized to cause the Partnership to pay each Trading Advisor an incentive fee calculated as a percentage of New Trading Profits on the Allocated Net Assets allocated to such Trading Advisor, as may be described in the Prospectus. The method of calculating the applicable fees or other compensation payable to any Trading Advisor shall be set forth in the Advisory Contract and further described in the Prospectus.

        9.9    General Partner Management Fee. In consideration for its services hereunder, the General Partner is authorized to cause the Partnership to pay to it a management fee equal to a percentage of the Net Assets of each Class of Limited Partnership Units, as may be described in the Prospectus. In addition, the General Partner is authorized to retain the balance of the fees collected from the Partnership, as described in Section 9.6 hereof, that are not paid out to the Clearing Brokers, Trading Advisors, Selling Agents or the Partnership's other service providers, as remuneration for its services hereunder, as may be described in the Prospectus.

        9.10    Organization and Offering Expenses; Operating Expenses; Restrictions on Loans.

                (a)    The General Partner shall advance the Organization and Offering Expenses incurred in any initial and continuous public offerings of the Class A Units and the Class B Units, and no such expenses shall be deducted from the proceeds of such offerings. Subject to the limitation described below, at the General Partner's discretion and upon presentation by the General Partner of invoices to the Partnership, the Partnership shall reimburse such amounts advanced by the General Partner after the closing of the initial offering and monthly during the continuous offering up to the total amount of the Organization and Offering Expenses incurred, and such reimbursed amounts shall be borne 10% by the Class A Units and 90% by the Class B Units. The General Partner shall have discretion to adopt reasonable procedures to implement the amortization of such expenses, including grouping expenses related to the same offering period and expensing de minimis amounts as they are incurred. In no event, however, shall the General Partner be entitled to invoice the Partnership, and to receive reimbursement therefrom, in any calendar year in an amount greater than 0.0833% (1.0% per annum) of the Net Asset Value of the Partnership per month in such year (the "maximum annual reimbursement amount"), with the Class A Units and the Class B Units bearing such proportional amounts of such maximum annual reimbursement amount as are set forth above. The General Partner may, in its sole discretion, in any subsequent calendar year invoice the Partnership for amounts advanced that exceeded the maximum annual reimbursement amount in any prior year and cause the Partnership to reimburse it for such amounts, subject always to total reimbursement by the Partnership in any calendar year of no more than the maximum annual reimbursement amount. In the event the Partnership terminates prior to completion of the reimbursement, the General Partner will not be entitled to receive additional reimbursement and the Partnership will have no obligation to make further reimbursement payments to the General Partner. In no event shall the Organization and Offering Expenses paid by the Partnership exceed limits set by the NASAA Guidelines during such time as the Units are registered for sale to the public.

                (b)    The Partnership shall pay its ongoing operating expenses and any extraordinary expenses, as described in the Prospectus. The General Partner will not cause the Partnership to pay any of the General Partner's indirect expenses (other than Organization and Offering Expenses) incurred in connection with its administration of the Partnership, including but not limited to, salaries, rent, travel expenses or other items generally considered "overhead."

                (c)    With respect to loans made to the Partnership by the General Partner, if any, the General Partner may not receive interest in excess of its interest costs, nor may the General Partner receive interest in excess of amounts that would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees, if any) by unrelated banks on comparable loans for the same purpose and the General Partner shall not receive points or other financing charges regardless of the amount.

        9.11    NASAA Guidelines.

                (a)    Notwithstanding the foregoing, during such time as the Units are registered for sale to the public, compensation payable by the Fund to any party, including without limitation the General

Partner, any Trading Advisor or any Clearing Broker, shall not exceed the limitations imposed by the NASAA Guidelines, as such are interpreted and applied by the General Partner in its good faith determination. In the event the compensation exceeds the NASAA Guidelines during such period, the General Partner shall promptly reimburse the Partnership for such excess. As of the date hereof, the NASAA Guidelines impose the following limitations on fees: (i) management fees, advisory fees and all other fees, except for incentive fees and commodity brokerage commissions, when added to the customary and routine administrative expenses, shall not exceed 6% annually of the commodity pool's net asset value; (ii) the aggregate incentive fees shall not exceed 15% of new trading profits experienced by the commodity pool; (iii) the sponsor or advisor to the commodity pool will be entitled to an additional 2% incentive fee for each 1% by which the fees and expenses set forth in (i) above is reduced below 6%; and (iv) commodity brokerage rates will be presumptively reasonable if they satisfy either 80% of the published retail rate plus Pit Brokerage Fees or 14% annually of average net assets (excluding assets not directly related to trading activity, if any), including Pit Brokerage Fees.

                (b)    During such time as the Units are registered for sale to the public and to the extent required by the NASAA Guidelines: (i) no loans may be made by the Partnership to the General Partner or any other Person; (ii) the Partnership's assets shall not be commingled with the assets of any other Person (assets used to satisfy margin requirements will not be considered commingled for this purpose); (iii) no rebates or give ups may be received by the General Partner nor may the General Partner participate in any reciprocal business arrangements which could circumvent the NASAA Guidelines; (iv) no Trading Advisor shall receive a fee from the Partnership based on Partnership Net Assets if the Trading Advisor shares, directly or indirectly, in any brokerage commissions incurred by the Partnership; (v) the duration of any contract between the Partnership and the General Partner or any Trading Advisor shall not exceed one (1) year (although such contracts may be automatically renewable for successive one (1) year periods until terminated) and must be terminable without penalty upon no less than sixty (60) days' prior written notice; (vi) any other proposed or contemplated agreement, arrangement or transaction may be restricted in the discretion of an Administrator if it would be considered unfair to the Limited Partners; (vii) the Partnership shall not engage in Pyramiding; and (viii) at no time will a Trading Advisor be an Affiliate of a Clearing Broker nor at any time will a Trading Advisor be an Affiliate of the General Partner.

        9.12    Advisory Fees Upon Redemption. In the event Limited Partnership Units of a Class are redeemed at any date other than the end of a month, any management fees payable to the General Partner and the incentive fees payable to the Trading Advisor with respect to the Limited Partnership Units of such Class will be prorated and adjusted accordingly. If any fee is paid to the Trading Advisors in connection with investment advice rendered to the Partnership and the Partnership thereafter suffers trading losses, the Trading Advisors shall not forfeit the amount previously held.

        9.13    Tax Matters Partner. The General Partner shall be the "tax matters partner" as described in Sections 6221-6233 of the Code. The General Partner may enter into any settlement agreement pursuant to the Code. All costs and expenses incurred in connection with or as a result of an audit of the Partnership shall be borne by the Partnership.

        9.14    General Partner Withdrawal. The General Partner shall not withdraw from the Partnership without giving Limited Partners no less than one hundred twenty (120) days' prior written notice. In the event the General Partner withdraws as general partner and the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal. In the event of removal or withdrawal of the General Partner, the General Partner shall be entitled to redemption of its Units at the applicable Net Asset Value per Unit on the next Valuation Date following such removal or withdrawal.

 ARTICLE X
INDEMNIFICATION.

        10.1    Indemnification of General Partner. The Partnership will indemnify and hold harmless the General Partner and its members, directors, officers, employees and agents (each, a "General Partner Party") from and against any loss, expense or other liability (including reasonable attorneys' fees and expenses) incurred by them by reason of any act performed or omission by them on behalf of the Partnership, provided that: (i) the General Partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership; (ii) the General Partner Party was acting on behalf of or performing services for the Partnership; and (iii) such loss or liability was not the result of negligence or misconduct by the General Partner Party. Any indemnification of a General Partner Party is recoverable only from the assets of the Partnership and not from the Limited Partners. Notwithstanding the foregoing, the Partnership shall not indemnify a General Partner Party for any loss, expense or other liability arising from an alleged violation of federal or state securities laws unless one of the following conditions have been met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to such General Partner Party; or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such General Partner Party; or (iii) a court of competent jurisdiction approves a settlement of claims against such General Partner Party and finds that indemnification to such General Partner Party of the settlement amount and any related costs should be made, provided that the court considering the request for indemnification has been advised of the position of the SEC and any relevant Administrator with respect to such indemnification. The Partnership shall not incur the cost of that portion of any insurance which insures the General Partner against any liability the indemnification of which is herein prohibited. The advancement of Partnership funds to the General Partner or its Affiliates for legal expenses and other costs incurred as a result of any legal action shall be permissible, but only if: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Limited Partner, or the legal action is initiated by a Limited Partner and a court of competent jurisdiction specifically approves such advancement; and (iii) the General Partner or its Affiliates undertake to repay the advanced funds of the Partnership, together with the applicable legal rate of interest thereon, in cases in which such Person is not entitled to indemnification in this Section 10.1.

        10.2    Indemnification of Third Parties. In its discretion, the General Partner is authorized to cause the Partnership to indemnify and hold harmless the Trading Advisors, the Clearing Brokers, the Selling Agents and other third parties against losses, expenses or liabilities (including without limitation, reasonable attorneys' fees and expenses) incurred in connection with such Persons' performance of services for or on behalf of the Partnership, to the extent permitted by applicable law, on such commercially reasonable terms as may be agreed upon by the General Partner and such Persons. In no event, however, shall any undertaking by the Partnership to indemnify any Selling Agent or other third party be contrary to the limitations on indemnification set forth in the NASAA Guidelines.

        10.3    Effect on Limited Partners. No indemnity by the Partnership will increase the liability of any Limited Partner beyond the amount of his Capital Contribution and profits, if any, in the Partnership.

ARTICLE XI
LIMITED PARTNERS.

        11.1    No Role in Partnership Business. No Limited Partner, as such, shall take any part in the conduct or control of the Partnership's business nor have any right or authority to act for or on behalf of the Partnership.

        11.2    Limitation of Liability. No Limited Partner, as such, shall be liable for any debts or obligations of the Partnership in excess of his Capital Contributions to the Partnership, plus his share of accumulated and undistributed net profits of the Partnership and interest thereon. No Limited

Partner shall be permitted or required to contract away the fiduciary obligation owed to the Limited Partners by the General Partner.

        11.3    Voting Rights.

                (a)    Limited Partners shall have no voting rights except as set forth in this Agreement.

                (b)    Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then outstanding that are entitled to vote on the matter to be presented, delivered in person or by certified mail that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each eligible Limited Partner of record mailed within fifteen (15) days after receipt of such request, call a meeting of the Partnership. Such meeting shall be held at least thirty (30) but not more than sixty (60) days after the mailing of such notice and such notice shall specify the date, a reasonable place and time and the purpose of such meeting.

                (c)    At any meeting called pursuant to Section 11.3(b), upon the affirmative vote (which may be in person or proxy or otherwise deemed received pursuant to Section 17.4) of the Limited Partners owning more than 50% of the Units then outstanding that are entitled to vote on the matter to be presented (excluding Units owned by the General Partner and its Affiliates), the following actions may be taken without the consent of the General Partner: (i) the amendment of this Agreement to the extent permitted by Article XVII; (ii) the removal of the General Partner; (iii) the election of a substitute General Partner or General Partners upon the removal or withdrawal of the existing General Partner, provided that the substitute General Partner or General Partners shall continue the business of the Partnership without dissolution; and (iv) the termination of any contracts between the Partnership and the General Partner (excluding, for the avoidance of doubt, this Agreement) or any Trading Advisor upon no less than sixty (60) days' notice without penalty; and (v) the liquidation of the Partnership.

                (d)    In the event that the matter to be voted on affects only one Class of Units, then only Limited Partners holding Units of such Class shall be entitled to vote on such matter, with such matter being approved by a vote of Limited Partners owning more than 50% of the outstanding Units of such Class (excluding Units owned by the General Partner and its Affiliates).

                (e)    Any material changes to the Partnership's fundamental investment objectives or policies, as determined by the General Partner in good faith, shall require the prior written approval of Limited Partners holding more than 50% of the Partnership's outstanding Units (excluding Units owned by the General Partner and its Affiliates).

                (f)    Without the consent of the Limited Partners owning more than 50% of the Units then outstanding that are entitled to vote on the matter to be presented (excluding Units owned by the General Partner and its Affiliates), the General Partner may not: (i) amend this Agreement except as provided for in Section 17.3; (ii) appoint a new General Partner or General Partners; or (iii) liquidate the Partnership. Notwithstanding anything else in this Agreement to the contrary, any amendment to this Agreement which modifies the compensation or distributions to which the General Partner is entitled or which affects the duties of the General Partner shall be conditioned upon the consent of the General Partner.

        11.4    Dissolution. The Partnership shall not be dissolved by the incompetency, bankruptcy or death of any Limited Partner or by a change in any Limited Partner's relative capital interest in the Partnership, whether by assignment or otherwise. If any such event effects a dissolution of the Partnership by operation of law, then upon its occurrence a new Partnership automatically shall be in effect among the remaining Limited Partners, and such successor Partnership shall succeed to all the property, assets and business, subject to all liabilities and contracts, of the prior Partnership and shall be controlled by the terms of this Agreement.

        11.5    Consent to Further Action. Each Limited Partner (or any permitted assignee thereof) hereby agrees that the General Partner is authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statements on behalf of the Partnership without any further act, approval or vote of the Limited Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation.

ARTICLE XII
SUBSTITUTE OR ADDITIONAL LIMITED PARTNERS.

        12.1    Admission, Transfer and Assignment.

                (a)    Each Limited Partner expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of the Partnership in violation of any applicable federal or state securities laws or without given written notice to the General Partner at least thirty (30) days prior to the date of such assignment, transfer or disposition. No assignment, transfer or disposition by a Limited Partner of Units or of any part of his right, title and interest in the capital or profits of the Partnership shall be effective against the Partnership or the General Partner until; (i) the General Partner receives the written notice of the assignment, unless such notice is waived by the General Partner in its sole discretion; (ii) the proposed assignee completes any required subscription documentation or other documentation; and (iii) the General Partner consents to such proposed assignments, transfer or disposition. No such assignee, except with the consent of the General Partner, which consent may be withheld under the circumstances provided below, may become a substituted Limited Partner, nor will the estate or any beneficiary of a deceased Limited Partner or assignee have any right to redeem Units from the Partnership except by redemption as provided in Article XIII hereof. The General Partner may withhold consent only to prevent or minimize potential adverse legal or tax consequences to the Partnership or in the event the proposed assignee does not independently satisfy the standards for admission as a Limited Partner set forth in the subscription documentation, as determined by the General Partner in its reasonable discretion. Upon advice of legal counsel, the General Partner shall eliminate or modify any restrictions on substitution or assignment at such time as the restriction is no longer necessary. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Partnership or the General Partner until the first day of the month succeeding the month in which the General Partner consents to such assignment, transfer or disposition, or as otherwise provided by the General Partner. No Units may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.

                (b)    Any assignee or proposed assignee of a Limited Partner shall pay or obligate itself to pay all reasonable legal fees and other expenses incurred by the Partnership or General Partner in connection with such assignment as the General Partner may determine.

        12.2    Withdrawal from Partnership. No Limited Partner at any time shall be entitled to elect to withdraw from the Partnership except to the extent provided in Article XIII below. If a Limited Partner shall die, be adjudicated insane or incompetent, or be dissolved, prior to dissolution of the Partnership, the Limited Partner's legal representative shall be deemed to be an assignee of, and with the prior written consent of the General Partner may be substituted for, such Limited Partner. The legal representative of any such Limited Partner shall have no right to elect to receive the value of such Limited Partner's interest in the Partnership as a creditor of the Partnership in lieu of the rights of the Limited Partner to profits, losses and distributions provided by this Agreement.

 ARTICLE XIII
REDEMPTION OF UNITS.

        13.1    Monthly Redemptions. Limited Partners may require the Partnership to redeem Units for an amount equal to all or a portion of the Net Assets represented by such Units, as of the close of business on the last business day of any calendar month if the Partnership has received written notice of such desired redemption at least ten (10) days prior to the last business day of the month-end as of which the redemption is to occur, or as may otherwise be provided for in the Prospectus. The General Partner will notify a redeeming Limited Partner in writing within ten (10) days after the proposed redemption date regarding whether the redemption has been, or will be, effected on the requested redemption date. Except as described below, the redemption amount will be paid by the fifteenth business day of the month following the redemption date. The General Partner will redeem Units at the Net Asset Value per Unit on the requested redemption date unless the number of redemptions would be detrimental to the tax status of the Partnership, in which case, the General Partner shall select by lot that number of redemptions as will, in its judgment, not impair the Partnership's tax status. The right to obtain redemption is also contingent upon the Partnership's having property sufficient to discharge its liabilities on the redemption date and may be delayed if the General Partner determines that earlier liquidation of Commodity Interest positions to meet redemption payments would be detrimental to the Partnership or nonredeeming Limited Partners. Redemption charges for redemption of Units of any Class, if any, shall be as set forth in the Prospectus; provided, however, that: (i) no redemption charge shall be assessed against holders of the Class A Units; and (ii) during such time as the Units are registered for sale to the public, all redemption charges shall comply with any restrictions on redemption charges imposed by the NASAA Guidelines. Redemptions from investors purchasing Units will be made on a first-in-first-out basis. The General Partner may cause the Partnership to redeem its capital at any time.

        13.2    Redemption Requests. In order to effect a redemption, a Limited Partner must furnish the General Partner with a written request for redemption. The terms of the request for redemption must include: (i) the Units and the date for which redemption is requested; (ii) an acknowledgment of the basis upon which valuation of Units being redeemed will be made; and (iii) a representation by the Limited Partner that he is the lawful owner of the Units being redeemed and that the Units have not been encumbered in any fashion.

        13.3    Required Redemption. The General Partner may, at any time, in its sole discretion, require any Unit holder to withdraw entirely from the Partnership, or to withdraw a portion of his Partner capital account, by giving not less than fifteen (15) days' advance written notice to the Unit holder thus designated. In addition, the General Partner without notice may require at any time, or retroactively, withdrawal of all or any portion of the capital account of any Limited Partner: (i) that the General Partner determines is a benefit plan investor (within the meaning of Department of Labor Regulations §2510.3-101(f)(2)) in order for the assets of the Partnership not to be treated as plan assets under ERISA; (ii) which made a misrepresentation to the General Partner in connection with its purchase of Units; or (iii) if such Limited Partner's ownership of Units would result in the violation of any law or regulation applicable to the Partnership or a Partner. The Unit holder thus designated shall withdraw from the Partnership or withdraw that portion of his Partner capital account specified in such notice, as the case may be, as of the close of business on such date as determined by the General Partner. The Unit holder thus designated shall be deemed to have withdrawn from the Partnership or to have made a partial withdrawal from his Partner capital account, as the case may be, without further action on the part of said Unit holder and the provisions of Section 13.1 shall apply.

        13.4    Special Redemption. The General Partner may, in its sole discretion and upon notice to the Limited Partners, declare a special redemption date on which Limited Partners may redeem their Units at the Net Asset Value per Unit, provided that the Limited Partner submits a request for redemption in a form acceptable to the General Partner. During such time as the Units are registered for sale to the public, the General Partner shall declare such a special redemption date whenever the Partnership experiences a decline in Net Asset Value per Unit as of the close of business on any business day to less than 50% of the Net Asset Value per Unit on the last valuation date. The Partnership shall suspend trading during such special redemption period.

ARTICLE XIV
COMPETING OR RELATED BUSINESSES.

        14.1    Other Activities of General Partner and Limited Partners. Except as provided in Section 14.2, the General Partner (and its principals and Affiliates) and the Limited Partners may acquire Commodity Interests and other investments for their own account or engage in the business of investing, trading, buying and selling Commodity Interests or other investments on behalf of other partnerships, joint ventures, corporations or other business ventures formed by them or in which they may have an interest, including, without limitation, business ventures similar to, related to or in direct or indirect competition with any business of the Partnership. Neither the Partnership nor any other Partner shall have any right by virtue of this Agreement in or to such other business ventures or income, profits or fees derived from any of the foregoing.

        14.2    Compliance with Position Limits. Each Partner herein represents, covenants and agrees with the Partnership that he shall not hold positions in commodity futures contracts in excess of any applicable position limits imposed from time to time by the Commodity Futures Trading Commission ("CFTC"), any other regulatory body or any commodity exchange on which the Partnership may trade in commodity futures contracts. Such limitation shall apply to the Partner individually and to any other Person controlled by or trading pursuant to a common pattern with any of the Partners or any other Person whose holdings may be attributed to any Partner by the CFTC, any other regulatory body or any such exchange. If position limits are exceeded by reason of trading by or attributed to any Partner, in the opinion of the CFTC, any other regulatory body, any exchange or the General Partner, such Partner (and not the Partnership) shall immediately reduce positions attributed to him (other than positions held by the Partnership) to comply with such position limit.

ARTICLE XV
FISCAL YEAR, BOOKS OF ACCOUNT, ACCOUNTING AND
OTHER REPORTS, TAX RETURNS AND BANKING.

        15.1    Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

        15.2    Books and Records. The General Partner shall maintain, or cause to be maintained, for a period of no less than five (5) years from the date each such record is generated and in accordance with CFTC Reg. §1.31 and §4.23, full and accurate books for the Partnership at the Partnership's principal place of business reflecting all receipts and expenditures, assets and liabilities, income and losses and all other records necessary for recording the Partnership's business and transactions, including those sufficient to record the allocations and distributions provided for in Articles VII and VIII. Notwithstanding the foregoing, records relating to the suitability of a Limited Partner purchasing Units through the General Partner directly (as opposed to through a Selling Agent) shall be maintained by the General Partner for no less than six (6) years from the date such records are generated. Each Limited Partner shall have the right to inspect such books and records during reasonable business hours upon reasonable written notice to the General Partner. A Limited Partner may inspect or (at such Limited Partner's expense) obtain a list of the names and addresses of all Limited Partners, provided that such Limited Partner first provides to the General Partner adequate written assurances that such information is reasonably related to such Limited Partner's interest as a Limited Partner and will not be used for commercial purposes.

        15.3    Independent Auditor. The records and books of account of the Partnership may be audited by independent certified public accountants selected by the General Partner at any time that the General Partner may deem it necessary or desirable.

        15.4    Partnership Tax Returns. The General Partner shall prepare or cause to be prepared all tax returns required of the Partnership and may make any available or necessary elections.

        15.5    Annual Report. As soon as reasonably practicable after the end of each fiscal year, but in no event later than ninety (90) days after such period, the General Partner shall furnish each Limited Partner with an "Annual Report," as required by CFTC Reg. §4.22(c), and a tax statement showing the amounts of any income, gains and losses allocated to the Limited Partner and the amount of any distributions made to the Limited Partner pursuant to this Agreement.

        15.6    Monthly Account Statement. The General Partner also shall furnish each Limited Partner with a monthly "Account Statement," as required by CFTC Reg. §4.22(a), within thirty (30) calendar days following the last day of the prior monthly period; provided, however, that such statement for the last month of the Partnership's fiscal year need not be distributed in the event an annual report required by Section 15.5 is to be distributed to each Limited Partner within forty-five (45) calendar days after the end of the Partnership's fiscal year. The General Partner will comply with the reporting requirements of CFTC Reg. §4.22 with respect to the Partnership.

        15.7    Fund Depositories. All funds of the Partnership shall be deposited in a separate customer account or accounts or such other appropriate depositories as shall be determined by the General Partner.

        15.8    Notice to Limited Partners. During such time as the Units are registered for sale to the public, notice will be mailed to each Limited Partner, together with a description of Limited Partners' redemption and voting rights and a description of any material effect the applicable following event may have on Limited Partners, within seven (7) business days of any of the following events:

                (a)    a decrease in the Net Asset Value per Unit of such Limited Partners' Units to 50% or less of the Net Asset Value per Unit most recently reported;

                (b)    any material change in any Advisory Contract with a Trading Advisor, including any change to Trading Advisors or any modification in connection with the method of calculating the incentive fee, as determined by the General Partner in good faith; and

                (c)    any material change in the amount of any brokerage commissions or brokerage fees paid by the Partnership, or any other material change affecting the compensation of any party, as determined by the General Partner in good faith.

ARTICLE XVI
DISSOLUTION AND LIQUIDATION.

        16.1    Dissolution.

                (a)    The Partnership shall be dissolved prior to the expiration of the term provided in Article V upon the happening of any of the following events;

                (b)    A decision of Limited Partners holding more than 50% of the Partnership's outstanding Units (excluding Units owned by the General Partner and its Affiliates) to liquidate the Partnership;
                (c)    The withdrawal or dissolution of the General Partner, and the failure of the Limited Partners to elect a substitute General Partner to continue the Partnership; or

                (d)    The assignment for the benefit of creditors or adjudication of bankruptcy of the General Partner or appointment of a receiver for or seizure by a judgment creditor of the General Partner's interest in the Partnership.

        16.2    Liquidation. There shall be no liquidation and termination of the Partnership unless dissolution has occurred pursuant to Section 16.1 or unless dissolution has occurred at the end of the term provided in Article V. In the event of any such dissolution, the General Partner first shall contribute to the Partnership an amount equal to the debit balance, if any, in the capital account for the General Partner and then shall proceed to wind up the affairs of the Partnership and liquidate its investments. The General Partner shall have full right and unlimited discretion to determine the time, manner, and terms of any sale of Partnership property pursuant to such liquidation having due regard to the activity and condition of the relevant market and general financial and economic conditions. The proceeds of such liquidation shall be applied and distributed in the following order of priority:

                (a)    To the payment of debts and liabilities of the Partnership (other than any loans or advances that may have been made by any of the Limited Partners to the Partnership) and the expenses of the liquidation;

                (b)    To the creation of any reserves that the General Partner may consider reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership; provided, however, that if and when a contingency ceases to exist, the monies, if any, then in reserve attributable to such contingency shall be distributed in the manner hereinafter provided;

                (c)    To the repayment of any loans or advances that may have been made by any of the Partners to the Partnership, or pro rata among them if the amount available for repayment is insufficient; and

                (d)    Amongst the Classes pro rata and to all Partners of a Class in accordance with their respective Unit Ownership Percentages with respect to such Class. Solely for purposes of this Section 16.2, in the event that the General Partner is unable to wind up the affairs of the Partnership and liquidate its assets, such Person as may be designated by the Limited Partners holding more than 50% of all Limited Partnership Units of the Partnership then issued and outstanding (excluding Units owned by the General Partner and its Affiliates) shall carry out such duties in accordance with the provisions of this Article XVI.

        16.3    Sale of Assets. The Limited Partners shall have no right to demand property other than cash in return for their contributions to the capital of the Partnership. Upon dissolution, any physical assets of the Partnership shall be sold at public or private sale at such price and upon such terms as the General Partner may consider advisable. Any Partner may purchase the assets of the Partnership at any such sale.

        16.4    Return of Capital Contributions. The General Partner shall not be personally responsible or liable for the return of all or any part of the Capital Contributions of the Limited Partners, and any such return shall be made solely from Partnership assets.

        16.5    Liquidation Statement. Each of the Limited Partners shall be furnished with a statement, prepared or caused to be prepared by the General Partner, reflecting the assets and liabilities of the Partnership as of the date of complete liquidation. Upon the completion of distributions pursuant to the preceding subsections of this Article XVI, the Limited Partners shall cease to be such; and the General Partner shall cause any Certificate of Limited Partnership to be cancelled.

 ARTICLE XVII
AMENDMENTS.

        17.1    Procedure for Amendments Generally. Except as otherwise provided in this Article XVII, amendments to this Agreement may only be made with the consent of holders of more than 50% of the Limited Partnership Units of the Partnership then outstanding (excluding Units owned by the General Partner and its Affiliates) except that (a) without the consent of all Partners, no amendment shall amend this Article XVII, and (b) no amendment may change the requisite percentage of Units held by Limited Partners which are needed to give any consent or approval under this Agreement without the consent of at least such requisite percentage.

        17.2    Amendments Requiring Limited Partner Consent. No amendment shall: (i) reduce the participation of a Limited Partner in net profits and losses or distributions of the Partnership; (ii) change the Partnership to a general partnership; (iii) reduce the liabilities, obligations or responsibilities of the General Partner; or (iv) increase the obligations or liabilities of a Limited Partner without the written consent of such Partner. Any Limited Partner that does not consent to such a proposed amendment affecting such Limited Partner may withdraw from the Partnership prior to the effectiveness of the amendment.

        17.3    Amendments Without Limited Partner Consent. The General Partner may, in its discretion, without the consent of the Limited Partners, modify or amend any provision of this Agreement for any of the following purposes: (i) for the purpose of adding to this Agreement any further covenants, restrictions, undertakings or other provisions for the protection of the Limited Partners; (ii) to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions contained herein or otherwise to more accurately reflect the intent of the General Partner in connection with the operations of the Partnership or the computation and determination of allocations hereunder; (iii) to cause the allocations contained herein to comply with Section 704 of the Code or any other statutory provisions or regulations relating to such allocations; (iv) to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes; (v) to ensure that the Partnership is not required to register as an "investment company" under the Investment Company Act of 1940; (vi) to ensure that the Partnership is not treated as a "publicly-traded partnership" under Section 7704 of the Code; (vii) to ensure that the Partnership is not considered to hold "plan assets" within the meaning of the Employee Retirement Income Security Act of 1974; (viii) to ensure that the Partnership is not in violation of any applicable law or regulation, including to bring the Partnership into compliance with the securities or Blue Sky laws of the SEC or any other federal agency or any state in which Units have been or will be sold; (ix) to make any other change not materially adverse to the interests of the Limited Partners; or (x) if the General Partner is expressly authorized to amend this Agreement as provided herein.

        17.4    Methods of Limited Partner Consent. In any matter regarding any Partnership action in which the consent of a Limited Partner is required, such consent shall be deemed given if either: (i) such Limited Partner affirmatively grants such consent in writing; or (ii) the Limited Partner has been furnished with a written notice of the matter(s) for which consent is requested and the Limited Partner shall have failed to respond to such notice within the time period designated for such in the notice.

ARTICLE XVIII
POWER OF ATTORNEY.

        18.1    Power of Attorney Generally. Each Limited Partner, by becoming a Limited Partner, constitutes and appoints the General Partner its true and lawful attorney-in-fact and agent in his name, place and stead to make, execute, sign, acknowledge, file and record from time to time with respect to the Partnership:

                (a)    Any documents and instruments that the General Partner deems appropriate to reflect any amendment, change or modification of the Partnership, in accordance with the terms of this Agreement;

                (b)    Any certificates, documents or instruments that the General Partner deems necessary or appropriate to effect the dissolution of the Partnership; and

                (c)    All such other certificates, documents and instruments that may be required by the laws of the State of Illinois, the United States of America, or any other jurisdiction in which the Partnership may do business to effectuate, implement, continue and defend the valid and subsisting existence of the Partnership.

        18.2    General Partner Action. The General Partner shall take no action as such attorney that would in any way increase the liability of any Limited Partner beyond the liability expressly set forth in this Agreement.

        18.3    Survival of Power of Attorney. The power of attorney granted by each Limited Partner to the General Partner shall be a power coupled with an interest, shall be irrevocable and shall survive the death, incompetence or dissolution of such Limited Partner and the delivery of an assignment by a Limited Partner of his Units, except that where the assignee thereof has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any certificate, instrument or document necessary to effect such substitution.

        18.4    Exercise of Power of Attorney. The power of attorney granted herein shall be exercisable by the General Partner for each Limited Partner by a facsimile signature or by listing all the Limited Partners executing any instrument with a single signature of the General Partner.

ARTICLE XIX
NOTICES.

        Any notice given pursuant to this Agreement may be served personally on the Partner to be notified or may be mailed, postage prepaid, registered with return receipt requested, addressed as follows, or at such other address as a Partner may from time to time designate in writing:

        To the General Partner: At the address set forth in Section 3.2 hereof.

        To any Limited Partner: At the address as last provided to the General Partner in writing.

ARTICLE XX
PARTITION.

        The Partner agrees that the Partnership properties are not suitable for partition. Accordingly, each of the Partners irrevocably waives any and all rights that he may have to maintain any action for partition of any of the Partnership's property.

ARTICLE XXI
ENTIRE AGREEMENT.

        This Agreement constitutes the entire agreement among the parties.

 ARTICLE XXII
GOVERNING LAW.

        This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Illinois, without regard to principles of conflicts of law, except for matters arising under federal or state securities laws (exclusive of Illinois securities laws). Any and all litigation arising out of this Agreement shall be conducted only in courts located in the State of Illinois.

ARTICLE XXIII
BINDING EFFECT.

        All the terms and conditions of this Agreement shall be binding upon the Partners and their legal representatives, heirs, successors and assigns of the Partners except as otherwise expressly provided in this Agreement.

ARTICLE XXIV
PRONOUNS.

        Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter genders.

ARTICLE XXV
CAPTIONS.

        Captions and section headings contained in this Agreement are inserted for convenience only and in no way define, limit or extend the scope or intent of any provision of this Agreement.

ARTICLE XXVI
COUNTERPARTS.

        This Agreement, and any amendment thereto, may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In addition, this Agreement, and any amendment thereto, may contain more than one counterpart of the signature page, and all such counterpart signature pages shall have the same force and effect as though all parties had signed a single signature page.

ARTICLE XXVII
COPY ON FILE.

        Each Partner agrees that one original of this Agreement, or set of original counterparts, shall be held at the principal place of business of the Partnership and that there shall be distributed to each Partner a composite conformed copy of this Agreement.

[Signature Page to Follow]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

GENERAL PARTNER:
DEARBORN CAPITAL MANAGEMENT, L.L.C.
By: Dearborn Capital Management, Ltd., its Managing Member
By:	David M. Kavanagh, its President
LIMITED PARTNERS:

APPENDIX B

NOTICE:

•
This Subscription Agreement MUST be used in conjunction with the current Grant Park Futures Fund Limited Partnership prospectus.

Grant Park Fund
Instructions to Subscription Agreement and Power of Attorney

Any person considering subscribing for the units should carefully read and review a current prospectus. The prospectus should be accompanied by the most recent monthly report of the Fund.

1.
(a) Check box indicating Legacy or Global Class Units AND enter the investment amount.
(b) Check the box if this is an addition to an existing account and provide the existing Investor ID Number (Investor ID Number is located in the upper right corner of your most recent Investor Statement).

2.
Enter the Investor's Selling Firm Account Number.

3.
Enter the Social Security Number OR Taxpayer ID Number of the investor, as applicable. For IRA accounts, the Taxpayer ID Number of the Custodian should be provided in addition to the Social Security Number of the investor. If the investor qualifies as a non-US citizen this form must be accompanied by Form W-8BEN.

4.
(a) Indicate the type of account
(b) For all account types in bold and marked with an "*", read paragraph and initial. When required, Section 4(b) must be initialed by each investor listed in Section 6 or Section 7.

5.
Based on the definition included below, please indicate the most appropriate choice applicable to the investor if investing as account type: LLC, LTD, Partnership, Foreign Corporation, or Other.

    A Commodity Pool Operator ("CPO") is an individual or organization which operates or solicits, accepts or receives funds from others for a commodity pool; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts or commodity options or to invest in another commodity pool. (Note that futures trading does not need to be the primary purpose of the enterprise for it to be considered a commodity pool.)

    Registration is required unless the CPO qualifies for one of the exemptions from registration outlined in Commodity Futures Trading Commission ("CFTC") Regulations 4.5 or 4.13. If a CPO is qualified for an exemption from registration, the pool operator must electronically file a notice of exemption from CPO registration through National Futures Association ("NFA") Electronic Exemption Filing System. This system can be accessed at http://www.nfa.futures.org/compliance/ExemptLoginSelection.asp

6.
Enter the Investor name or account title. The Account Title should be exactly the same as the account held with the Selling Firm.
  •
  For Trust, Corporation, Partnership, Estate, Profit Sharing, Pension, Defined Benefit and Other, enter the entity name.
  •
  For UGMA/UTMA (Minor), enter the Minor name, followed by "Minor."

7.
Enter the name of individual(s) authorized to act on behalf of the account; anyone listed must sign the Subscription Agreement.
  •
  For Trust, Corporation, Partnership, Estate, Profit Sharing, Pension, Defined Benefit and Other, enter the name(s) of the authorized individual(s) or trustee(s).
  •
  For UGMA/UTMA (Minor), enter the name(s) of the trustee(s).

8.
Enter the legal address, which is the residence or domicile address used for tax purposes, of the investor named on line 6 (no post office boxes). Line 8 must be completed.

9.
Enter the mailing address if it is different from the legal address in line 8.

10.
Enter the Investor Email address. Grant Park Fund Investor Statements are available online; please check the box only if you do not wish to access the statement online and wish to receive a mailed paper statement.

11.
Each investor must sign and date. If the account has multiple owners, all owners must sign. In the case of an IRA, the Custodian's signature, as well as the investor's signature, is required.

12.
For account type IRA, IRA Rollover, Roth or SEP, enter Custodian's name and Custodian must sign.

13.
Enter the legal address associated with the Custodian for the account.

14.
The Financial Advisor must sign and date. Some broker/dealers may also require the signature of an office manager.

15.
Sections 15 through 21 must be completed as follows: 15. Enter the name of the Selling Firm, 16. Selling Firm's Branch Code, 17. Selling Firm's Financial Advisor Code, 18. Financial Advisor or Group Name, 19. Financial Advisor Phone Number, 20. Financial Advisor's Email address, 21. Selling Firm's Branch address.

Investor should return this Subscription Agreement and payment to their Financial Advisor's office address.

Subscription agreements, payment, and any other required documents should be sent by the Financial Advisor to either:

1.
The Fund Administration Office of the named Selling Firm, if firm procedures require, or

2.
The custodial firm, if one is required, or

3.
Grant Park Fund, c/o Dearborn Capital Management, 626 W Jackson Blvd, Suite 600, Chicago, IL, 60661. Please check with Selling Firm's Fund Administration Office before sending paperwork directly to Grant Park Fund.

If payment is being made by wire transfer, the Financial Advisor should contact either his or her firm's Fund Administration Department or Grant Park Fund Client Services for instructions. Payments and Subscription documents must be received by the general partner at least five business days prior to the end of the month. However, the Selling Firm's Fund Administration Department may have an earlier cut-off for subscriptions.

If Financial Advisors have specific questions about the subscription process, please call the Financial Advisor Support Team at 866-242-4055 or your Fund Administration Department.

 GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
LIMITED PARTNERSHIP UNITS
SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

GRANT PARK FUND
c/o Dearborn Capital Management, L.L.C.
626 West Jackson Boulevard, Suite 600
Chicago, Illinois 60661

Dear Sir or Madam:

        1. Subscription for Units. I hereby subscribe for the dollar amount of Limited Partnership Units ("units") in Grant Park Futures Fund Limited Partnership ("Grant Park") as set forth in this Subscription Agreement and Power of Attorney, at the net asset value per unit as set forth in the current prospectus of Grant Park (the "prospectus"). I have (i) enclosed a check payable to "Grant Park Futures Fund Limited Partnership—Subscription Account," in the full amount of my subscription, (ii) authorized a wire transfer to Grant Park's account (as set forth in this Subscription Agreement and Power of Attorney) in the full amount of my subscription, or (iii) authorized my selling agent to debit my customer securities account in the full amount of my subscription. Dearborn Capital Management, L.L.C. (the "General Partner"), in its sole and absolute discretion, may accept or reject this subscription in whole or in part. Once submitted, all subscriptions are irrevocable.

        2. Representations and Warranties of Subscriber. I have received the prospectus, the Third Amended and Restated Limited Partnership Agreement (each as supplemented by sticker supplements, if any) and the most recent monthly report of Grant Park for the class of units in which I am investing. I acknowledge that I am making the representations and warranties set forth in Appendix C to the prospectus, including the applicable requirements relating to net worth and annual income. If subscriber is not an individual, the person signing the Subscription Agreement and Power of Attorney on behalf of the subscriber is duly authorized to execute such signature page. By signing the Subscription Agreement and Power of Attorney, I am not waiving any rights under the federal or state securities laws.

        3. Power of Attorney. In connection with my purchase of units, I do hereby irrevocably constitute and appoint the General Partner, and its successors and assigns, as my true and lawful attorney-in-fact, with full power of substitution, in my name, place and stead, (i) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of Grant Park, and (ii) to make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments that may be considered necessary or desirable by the General Partner to carry out fully the provisions of Grant Park's Third Amended and Restated Limited Partnership Agreement, including, without limitation, the execution of said Agreement itself, and the execution of all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my units.

        4. Irrevocability; Governing Law. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after this Subscription Agreement and Power of Attorney has been submitted and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my units in Grant Park. I hereby acknowledge and agree that this Subscription Agreement and Power of Attorney shall be governed by and shall be interpreted in accordance with the laws of the State of Illinois, without regard to principles of conflicts of laws, except for matters arising under federal or state securities laws (exclusive of Illinois securities laws).

PLEASE CAREFULLY READ AND COMPLETE THE REVERSE SIDE.

GRANT PARK FUND SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY IMPORTANT: READ INSTRUCTIONS AND REVERSE SIDE BEFORE SIGNING

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney and by either (i) enclosing a check payable to "Grant Park Futures Fund- Subscription Account," (ii) authorizing a wire transfer in the investor's name to "Grant Park Futures Fund- Subscription Account" at Lake Forest Bank & Trust Company (727 North Bank Lane, Lake Forest, Illinois 60045), Account No. 0000379735, ABA #071925334 or (iii) authorizing the Selling Agent to debit investor's securities brokerage account in the amount set forth below, hereby subscribes for the purchase of units in Grant Park Futures Fund Limited Partnership (the "Fund" or "Grant Park") at the net asset value per unit. The named investor further acknowledges receipt of the current Grant Park Fund prospectus (and any sticker supplements), including Grant Park's Third Amended and Restated Limited Partnership Agreement, the Subscription Agreement and Power of Attorney, the terms of which govern the investment in the units being subscribed for hereby. By signature on this document, (i) I acknowledge the Representations and Warranties set forth in Appendix C of the prospectus, including the suitability requirements therein, and (ii) I authorize the named Financial Advisor to make changes, or correct any clerical errors, on this document with regards to the Series and/ or Class of the fund specified in Section 1(a), the Selling Firm Account Number in Section 2, or the Account Type in Section 4(a) below. Notwithstanding this authorization, the Financial Advisor is not being provided investment discretion over the account.

1)
(a) Indicate Investment(s):
☐ Global 1- Grant Park Global Alternative Markets Class 1
($5,000 minimum investment; $1,000 minimum investment for ERISA. Subsequent investments: $1,000.) Investment Amount: $
☐ Legacy 1- Grant Park Legacy Class 1 ($10,000 minimum investment; $1,000 minimum investment for ERISA. Subsequent investments: $1,000.) Investment Amount: $
(b) ☐ Addition to an existing account? Investor ID Number: (ID# appears on your monthly statement)
2)	Selling Firm Account Number: 3) Social Security Number or Tax ID:
☐ I am subject to backup withholding under Sections 3406(a)(1)(c) of the Internal Revenue Code.
4)	(a) Account Type (Choose One):
	☐ Individual Ownership	☐ IRA	☐ Trust *	☐ Profit Sharing *
	☐ Joint Tenants With Rights of Survivorship	☐ IRA Rollover	☐ Corporation *	☐ Pension *
	☐ Tenants In Common	☐ Roth IRA	☐ Partnership *	☐ Defined Benefit *
	☐ Community Property	☐ SEP	☐ Estate *	☐ Other*
	☐ UGMA/UTM (Minor)		☐ Foreign * The investor is a not a United States citizen, corporation, partnership, estate or trust and has included Form W-8 BEN with this Subscription Agreement.
(b) For each account type indicated with "*" above, each account owner should read and initial the following paragraph

Initial(s)	The undersigned investor(s) hereby certifies by signing below that the investor(s) subscribing to purchase units in the Fund has the power, under its applicable charter or organizational documents, to enter into transactions in each of the following types of securities: (1) units of beneficial interest in a limited partnership; (2) U.S. government securities; and (3) managed futures (i.e., futures, forward, option, spot, swap and security futures contracts). Additionally, the undersigned investor(s) acknowledges that the Fund's general partner, Dearborn Capital Management, L.L.C., has not been provided the investor's charter or organizational documents as part of the Subscription documents, and that, accordingly, neither the Fund nor the general partner will make a review or interpretation of such documents.

5)	For Account Type LLC, LTD, Partnership, Foreign and Other read and complete the following:
The undersigned investor(s) hereby certifies by signing below that the investor(s) subscribing to purchase units in the Fund has read the definition of a Commodity Pool Operator as stated in the Subscription Instructions and attests to the following (Choose One):
☐ Is a registered Commodity Pool Operator with the CFTC and is a member of the NFA
☐ Has an exemption from registration as a Commodity Pool Operator with CFTC (Exemption Type: )
☐ Does not fall within the definition of Commodity Pool Operator as defined by the CFTC and membership in the NFA is not required.
6)	Account Title:
7)	Authorized Individuals:
(List individual(s) authorized to act on behalf of the account for UGMA, Trust, Corporation, Partnership, Estate, Profit Sharing, Pension, Defined Benefit and Other.)
8)	Legal Address:
Street (No PO Boxes) City State Zip Code
9)	Mailing Address:
(If Different) Street City State Zip Code
10)	Investor Email Address:
☐ Check box to opt out of accessing your monthly statement online.
INVESTOR(S) INFORMATION AND SIGNATURE REQUIRED
Under Penalties of perjury, I attest by signature, that the Social Security Number or Taxpayer ID, and all information in this document is true, correct and complete.

11)	X	Signature of Investor Date	Date	X	Signature of Joint Investor (if applicable)	Date
CUSTODIAN INFORMATION AND SIGNATURE REQUIRED

12)	Custodian Name:	(For Account Types: IRA, IRA Rollover, Roth, SEP)	X	Signature of Custodian or Authorized Agent (if applicable)	Date

13)	Custodian Legal Address:	Street (No PO Boxes)	City	State	Zip Code
FINANCIAL ADVISOR INFORMATION AND SIGNATURE REQUIRED
The undersigned Financial Advisor ("F.A.") hereby certifies that: (1) he/she holds the appropriate securities licenses required by his/her Firm in order to offer and sell units in the Fund; (2) the F.A. has informed the person(s) named above of all pertinent facts relating to the liquidity and marketability of the units as set forth in the prospectus; (3) the F.A. has delivered to the person(s) named above a copy of the current prospectus on or before the date of this certification; and (4) the F.A. has reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such person's(s') age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments and any other information known by the F.A.) that: (a) the purchase of units of the Fund is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the applicable minimum income and net worth requirements; (c) such person(s) can reasonably benefit from an investment in the Fund based on such person's(s') overall investment objectives and portfolio structure; (d) such person(s) can bear the economic risks of the investment in the Fund; and, (e) such person(s) appears(s) to have an understanding of the fundamental risks of investment in the Fund (including that an investor may lose its entire investment), the restrictions on the liquidity and transferability of the units, and the general background and qualifications of the general partner and the trading advisors. The Financial Advisor must sign below in order to substantiate compliance with NASD Conduct Rule 2810 (please visit www.finra.org for more information regarding Rule 2810).

14)	X			X
		Financial Advisor Signature	Date		Office Manager (if required by Selling Firm procedures)	Date

15)	Selling Firm Name:	16)	Branch Code:	17)	F.A. Code:

18)	F.A./ Group Name:	19)	F.A. Phone:

20)	F.A. Email:	Additional Email:

21)	Branch Address:
		Street (No PO Boxes)	City	State	Zip Code

Special Form for residents of Alabama, Arkansas, and Tennessee
This form must accompany the subscription agreement.

Your Account Information
 Please print clearly.

Grant Park Account Title	Social Security/Taxpayer ID #	Selling Firm Account Number

Representations and Warranties
 As an inducement to the general partner to accept your subscription, you, by executing and delivering your subscription agreement and power of attorney, represent and warrant to Grant Park, the general partner, the clearing brokers and the selling agent who solicited your subscription as follows, as applicable:

ARKANSAS AND TENNESSEE RESIDENTS ONLY	INITIALS
1. You are of legal age to execute the subscription agreement and power of attorney and are legally competent to do so. You acknowledge that you have received a copy of the prospectus including the limited partnership agreement contained therein (as supplemented by sticker supplements if any).	1.
2. All information that you have furnished to the general partner or that is set forth in the subscription agreement and power of attorney submitted by you is correct and complete as of the date of the subscription agreement and power of attorney, and if there should be any change in such information acceptance of your subscription, you will immediately furnish the revised or corrected information to the general partner.	2.
3. Unless paragraph 4 or 5 below is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.	3.
4. The subscription, if made as custodian for a minor, is a gift that you have made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.	4.
5. If you are subscribing in a representative capacity, you have full power and authority to purchase the units and enter into and be bound by the subscription agreement and power of attorney on behalf of the entity for which you are purchasing the units, and such entity has full right and power to purchase such units and enter into and be bound by the subscription agreement and power of attorney and become a limited partner pursuant to the limited partnership agreement.	5.
6. You either are not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA") or, if you are required to be so registered and to have such membership, are duly registered with the CFTC and are a member in good standing of the NFA.	6.
7. If you are acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), the individual signing the subscription agreement and power of attorney on your behalf hereby further represents and warrants as, or on behalf of, the plan responsible for purchasing units (the "Plan Fiduciary") that:	7.
(a) the Plan Fiduciary has considered an investment in Grant Park for such plan in light of the risks relating thereto;
(b) the Plan Fiduciary has determined that, in view of such considerations, the investment in Grant Park is consistent with the Plan Fiduciary's responsibilities under ERISA;
(c) the plan's investment in Grant Park does not violate and is not otherwise inconsistent with the terms of any legal document constituting the plan or any agreement thereunder;
(d) the plan's investment in Grant Park has been duly authorized and approved by all necessary parties;
(e) none of the general partner, any trading advisor, any clearing brokers, any selling agent, or any of their respective affiliates, agents or employees (1) has investment discretion with respect to the investment of assets of the plan used to purchase units, (2) has authority or responsibility to or regularly gives investment advice with respect to the assets of the plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the plan and that such advice will be based on the particular investment needs of the plan, or (3) is an employer maintaining or contributing to the plan; and
(f) the Plan Fiduciary (1) is authorized to make, and is responsible for, the decision to invest in Grant Park, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that plan investments be diversified so as to minimize the risks of large losses, (2) is independent of the general partner, the trading advisors, the clearing brokers, any selling agent and each of their respective affiliates, and (3) is qualified to make such investment decision.
You will, at the request of the general partner, furnish the general partner with such information as the general partner may reasonably require to establish that the purchase of the units by the plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein.
8. If you are acting on behalf of a trust (the "Subscriber Trust"), the individual signing the subscription agreement and power of attorney on behalf of the Subscriber Trust hereby further represents and warrants that an investment in the trust is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.	8.
9. You understand that the investment is not liquid, except in accordance with the redemption provisions of the limited partnership agreement, as amended from time to time.	9.
10. You acknowledge that due to anti-money laundering requirements operating in the United States, as well as Grant Park's own internal anti-money laundering policies, Grant Park, the general partner and/or your selling agent may require further identification of you and the source of your subscription funds before your subscription agreement and power of attorney can be processed, subscription monies accepted, or request for redemption processed. Grant Park, the general partner, your selling agent and each of their respective principals, members, shareholders, directors, officers, and employees shall be held harmless and	10.

indemnified against any losses, expenses or liabilities arising as a result of a failure to process your subscription agreement and power of attorney or any request for redemption if you have not satisfactorily provided any information that has been required by an indemnified party. You further acknowledge that all subscription payments delivered to Grant Park must originate directly from a bank or brokerage account in your name. You represent and warrant that you are not involved in any anti-money laundering scheme and that acceptance by the general partner of your subscription agreement and power of attorney to subscribe for units in Grant Park, together with acceptance of the appropriate remittance, will not breach any applicable laws, rules and regulations designed to avoid money laundering, including the provisions of the Bank Secrecy Act of 1970, as amended. Specifically, you represent and warrant that all evidence of identity provided is genuine and all related information furnished, and to be furnished in the future, is accurate.
(a) You represent and warrant that you are subscribing for units for your own account and own risk, and, unless you advise the general partner and your selling agent to the contrary in writings and identify with specificity supplementally each beneficial owner on whose behalf you are acting, you represent that you are not acting as a nominee for any other person or entity, and no other person or entity will have a beneficial or economic interest in your units. You also represent that you do not have the present intention or obligation to sell, distribute or transfer the units, directly or indirectly, to any other person or entity or to any nominee account.
(b) If you are (i) acting as trustee, agent, representative or disclosed nominee for another person or entity, or (ii) an entity investing on behalf of underlying investors, other than a publicly traded company listed on an organized exchange (or a subsidiary or a pension fund of such a company) based in a Financial Action Task Force ("FATF") Compliant Jurisdiction (the persons, entities and underlying investors referred to in (i) and (ii) being referred to collectively as the "Beneficial Owners"), you represent and warrant that:
(A) You understand and acknowledge the representations, warranties and agreements made in this paragraph 11 are made by you (i) with respect to you, and (ii) with respect to the Beneficial Owners;
(B) You have all requisite power and authority from the Beneficial Owners to execute and perform the obligations under the subscription agreement and power of attorney;

(C) You have adopted and implemented anti-money laundering policies, procedures and controls that comply with, and will continue to comply in all respects with, the requirements of applicable anti-money laundering laws and regulations; and

(D) You have established the identity of or have access to all Beneficial Owners, hold evidence of or have access to such identities, and (i) will make such information available to the general partner and /or your selling agent upon request, or (ii) will provide a certificate signed by you or by a senior officer of you with respect to your compliance with the anti-money laundering policies, procedures and controls, and, in either case, have procedures in place to ensure that no Beneficial Owner is a Prohibited Investor.

(c) You represent and warrant that, to the best of your knowledge and belief, neither you, any Beneficial Owners nor any person controlling, controlled by, or under common control with any such Beneficial Owners, nor any person having a beneficial or economic interest in any such Beneficial Owners, is a Prohibited Investor or, unless disclosed to the general partner and your selling agent in writing, a Senior Foreign Political Figure or a member of the Immediate Family or a Close Associate of a Senior Foreign Political Figure, and you are not investing and will not invest in Grant Park on behalf or for the benefit of any Prohibited Investor. You agree promptly to notify the general partner and your selling agent of any change in information affecting the representations and warranties in this paragraph II.
(d) You represent and warrant that the funds being used to make this investment are not derived from any unlawful or criminal activities.
(e) For purposes of this paragraph II, the following terms shall have the following meanings:

•

Close Associate of a Senior Foreign Political Figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.

• FATF-Compliant Jurisdiction is a jurisdiction that (i) is a member in good standing of FATF and (ii) has undergone two rounds of FATF mutual evaluations.
• FATF means the Financial Action Task Force on Money Laundering.

•

Foreign Bank means an organization that (i) is organized under the laws of a non-U.S. country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a non-U.S. bank.

•

Foreign Shell Bank means a Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate. Regulated Affiliate means a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a non-U.S. country, as applicable, and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

• Immediate Family of a Senior Foreign Political Figure typically includes such person's parents, siblings, spouse, children and in-laws.

•

Non-Cooperative Jurisdiction means any non-U.S. country that has been designated as noncooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the FATF, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur. [2]

•

Physical Presence means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank (i) employs one or more individuals on a full-time basis, (ii) maintains operating records related to its banking activities, and (iii) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

•

Prohibited Investor means (i) a person or entity whose name appears on the various lists issued and maintained by the U.S. Office of Foreign Assets Control ("OFAC"), including the List of Specially Designated Nationals and Blocked Persons, the Specially Designated Terrorists List and the Specially Designated Narcotics Traffickers List; [3] (ii) a Foreign Shell Bank; or (iii) a person or entity who is a citizen or resident of, or which is located in, or whose subscription funds are transferred from or through, a Foreign Bank in a Non-Cooperative Jurisdiction or Sanctioned Regime.

•

Regulated Affiliate means a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a non-U.S. country, as applicable, and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

•

Sanctioned Regimes means targeted foreign countries, terrorism sponsoring organizations and international narcotics traffickers in respect of which OFAC administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals. [4]

•

Senior Foreign Political Figure means a senior official in the executive, legislative, administrative, military or judicial branch of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

[1]For a current list of FATF-compliant jurisdictions refer to the Financial Action Task Force website, www.fatf-gafi.org. [2]The list of Non-Cooperative Countries and Territories is amended periodically. For a current list of Non-Cooperative Countries and Territories, refer to the Financial Action Task Force website, www.fatf-gafi.org. [3]The OFAC lists may be found at the OFAC website: http://www.treas.gov/ofac [4] As of the date of the prospectus, OFAC has imposed sanctions upon the following regimes: the Balkans, Belarus, Burma (Myanmar), Cote d'Ivoire (Ivory Coast), Cuba, Democratic Republic of the Congo, Iran, Iraq, Former Liberian Regime of Charles Taylor, North Korea, Persons Undermining the Sovereignty of Lebanon or Its Democratic Processes and Institutions, Sudan, Syria, Yemen and Zimbabwe.
11. Neither Grant Park nor any selling agent may complete a sale of units until at least five business days after the date the investor receives a final prospectus.	11.

ARKANSAS RESIDENTS ONLY	INITIALS
You have a net worth of at least $250,000, exclusive of home, furnishings and automobiles, or an annual gross income of at least $70,000 and a net worth, similarly calculated, of at least $70,000. Furthermore, in no event may you invest more than 10% of your liquid net worth, exclusive of home, furnishings and automobiles, in Grant Park.

TENNESSEE RESIDENTS ONLY	INITIALS
You have a net worth of at least $500,000, exclusive of home, furnishings and automobiles, or an annual gross income of at least $100,000 and a net worth, similarly calculated, of at least $100,000. Furthermore, in no event may you invest more than 10% of your liquid net worth, exclusive of home, furnishings and automobiles, in Grant Park.

ARKANSAS AND TENNESSEE RESIDENTS ONLY
POWER OF ATTORNEY
In connection with my purchase of Limited Partnership Units ("units") in Grant Park Futures Fund Limited Partnership ("Grant Park") as set forth in this Subscription Agreement and Power of Attorney enclosed herewith, I do hereby irrevocably constitute and appoint Dearborn Capital Management, L.L.C. (the "General Partner"), and its successors and assigns, as my true and lawful attorney-in-fact, with full power of substitution, in my name, place and stead, (i) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of Grant Park, and (ii) to make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments that may be considered necessary or desirable by the General Partner to carry out fully the provisions of Grant Park's Third Amended and Restated Limited Partnership Agreement, including, without limitation, the execution of said Agreement itself, and the execution of all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my units.

I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this power of attorney after this Power of Attorney and the Subscription Agreement and Power of Attorney have been submitted and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my units in Grant Park. I hereby acknowledge and agree that this Power of Attorney shall be governed by and shall be interpreted in accordance with the laws of the State of Illinois, without regard to principles of conflicts of laws, except for matters arising under federal or state securities laws (exclusive of Illinois securities laws).

Neither Grant Park nor any selling agent may complete a sale of units until at least five business days after the date the investor receives a final prospectus. This Power of Attorney will be accepted only with a completed Subscription Agreement and Power of Attorney of Grant Park Futures Fund Limited Partnership.
Signature of Investor		Signature of Joint Investor (if applicable)
	Date:		Date:

ALABAMA RESIDENTS ONLY	INITIALS
1. You are of legal age to execute the subscription agreement and are legally competent to do so. You acknowledge that you have received a copy of the final prospectus including the limited partnership agreement contained therein (as supplemented by sticker supplements if any).	1.
2. All information that you have furnished to the general partner or that is set forth in the subscription agreement submitted by you is correct and complete as of the date of the subscription agreement, and if there should be any change in such information acceptance of your subscription, you will immediately furnish the revised or corrected information to the general partner.	2.
3. Unless paragraph 4 or 5 below is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.	3.
4. The subscription, if made as custodian for a minor, is a gift that you have made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.	4.
5. If you are subscribing in a representative capacity, you have full power and authority to purchase the units and enter into and be bound by the subscription agreement on behalf of the entity for which you are purchasing the units, and such entity has full right and power to purchase such units and enter into and be bound by the subscription agreement and become a limited partner pursuant to the limited partnership agreement.	5.
6. You either are not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA") or, if you are required to be so registered and to have such membership, are duly registered with the CFTC and are a member in good standing of the NFA.	6.
7. If you are acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), the individual signing the subscription agreement on your behalf hereby further represents and warrants as, or on behalf of, the plan responsible for purchasing units (the "Plan Fiduciary") that:	7.
(a) the Plan Fiduciary has considered an investment in Grant Park for such plan in light of the risks relating thereto;
(b) the Plan Fiduciary has determined that, in view of such considerations, the investment in Grant Park is consistent with the Plan Fiduciary's responsibilities under ERISA;
(c) the plan's investment in Grant Park does not violate and is not otherwise inconsistent with the terms of any legal document constituting the plan or any agreement thereunder;
(d) the plan's investment in Grant Park has been duly authorized and approved by all necessary parties;
(e) none of the general partner, any trading advisor, any clearing brokers, any selling agent, or any of their respective affiliates, agents or employees (1) has investment discretion with respect to the investment of assets of the plan used to purchase units, (2) has authority or responsibility to or regularly gives investment advice with respect to the assets of the plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the plan and that such advice will be based on the particular investment needs of the plan, or (3) is an employer maintaining or contributing to the plan; and
(f) the Plan Fiduciary (1) is authorized to make, and is responsible for, the decision to invest in Grant Park, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that plan investments be diversified so as to minimize the risks of large losses, (2) is independent of the general partner, the trading advisors, the clearing brokers, any selling agent and each of their respective affiliates, and (3) is qualified to make such investment decision.
You will, at the request of the general partner, furnish the general partner with such information as the general partner may reasonably require to establish that the purchase of the units by the plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein.
8. If you are acting on behalf of a trust (the "Subscriber Trust"), the individual signing the subscription agreement on behalf of the Subscriber Trust hereby further represents and warrants that an investment in the trust is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.	8.
9. You acknowledge that the investment is not liquid, except in accordance with the redemption provisions of the limited partnership agreement, as amended from time to time.	9.
10. You acknowledge that due to anti-money laundering requirements operating in the United States, as well as Grant Park's own internal anti-money laundering policies, Grant Park, the general partner and/or your selling agent may require further identification of you and the source of your subscription funds before your subscription agreement can be processed, subscription monies accepted, or request for redemption processed. Grant Park, the general partner, your selling agent and each of their respective principals, members, shareholders, directors, officers, and employees shall be held harmless and indemnified against any losses, expenses or liabilities arising as a result of a failure to process your subscription agreement or any request for redemption if you have not satisfactorily provided any information that has been required by an indemnified party. You further acknowledge that all subscription payments delivered to Grant Park must originate directly from a bank or brokerage account in your name. You represent and warrant that you are not involved in any anti-money laundering scheme and that acceptance by the general partner of your subscription agreement to subscribe for units in Grant Park, together with acceptance of the appropriate remittance, will not breach any applicable laws, rules and regulations designed to avoid money laundering, including the provisions of the Bank Secrecy Act of 1970, as amended. Specifically, you represent and warrant that all evidence of identity provided is genuine and all related information furnished, and to be furnished in the future, is accurate.	10.
(a) You represent and warrant that you are subscribing for units for your own account and own risk, and, unless you advise the general partner and your selling agent to the contrary in writings and identify with specificity supplementally each beneficial owner on whose behalf you are acting, you represent that you are not acting as a nominee for any other person or entity, and no other person or entity will have a beneficial or economic interest in your units. You also represent that you do not have the present intention or obligation to sell, distribute or transfer the units, directly or indirectly, to any other person or entity or to any nominee account.
(b) If you are (i) acting as trustee, agent, representative or disclosed nominee for another person or entity, or (ii) an entity investing on behalf of underlying investors, other than a publicly traded company listed on an organized exchange (or a subsidiary or a pension fund of such a company) based in a Financial Action Task Force ("FATF") Compliant Jurisdiction (the persons, entities and underlying investors referred to in (i) and (ii) being referred to collectively as the "Beneficial Owners"), you represent and warrant that:
(A) You acknowledge the representations, warranties and agreements made in this paragraph 11 are made by you (i) with respect to you, and (ii) with respect to the Beneficial Owners;
(B) You have all requisite power and authority from the Beneficial Owners to execute and perform the obligations under the subscription agreement;

(C) You have adopted and implemented anti-money laundering policies, procedures and controls that comply with, and will continue to comply in all respects with, the requirements of applicable anti-money laundering laws and regulations; and

(D) You have established the identity of or have access to all Beneficial Owners, hold evidence of or have access to such identities, and (i) will make such information available to the general partner and /or your selling agent upon request, or (ii) will provide a certificate signed by you or by a senior officer of you with respect to your compliance with the anti-money laundering policies, procedures and controls, and, in either case, have procedures in place to ensure that no Beneficial Owner is a Prohibited Investor.

(c) You represent and warrant that, to the best of your knowledge and belief, neither you, any Beneficial Owners nor any person controlling, controlled by, or under common control with any such Beneficial Owners, nor any person having a beneficial or economic interest in any such Beneficial Owners, is a Prohibited Investor or, unless disclosed to the general partner and your selling agent in writing, a Senior Foreign Political Figure or a member of the Immediate Family or a Close Associate of a Senior Foreign Political Figure, and you are not investing and will not invest in Grant Park on behalf or for the benefit of any Prohibited Investor. You agree promptly to notify the general partner and your selling agent of any change in information affecting the representations and warranties in this paragraph II.
(d) You represent and warrant that the funds being used to make this investment are not derived from any unlawful or criminal activities.
(e) For purposes of this paragraph II, the following terms shall have the following meanings:

•

Close Associate of a Senior Foreign Political Figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.

• FATF-Compliant Jurisdiction is a jurisdiction that (i) is a member in good standing of FATF and (ii) has undergone two rounds of FATF mutual evaluations.
• FATF means the Financial Action Task Force on Money Laundering.

•

Foreign Bank means an organization that (i) is organized under the laws of a non-U.S. country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a non-U.S. bank.

•

Foreign Shell Bank means a Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate. Regulated Affiliate means a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a non-U.S. country, as applicable, and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

• Immediate Family of a Senior Foreign Political Figure typically includes such person's parents, siblings, spouse, children and in-laws.

•

Non-Cooperative Jurisdiction means any non-U.S. country that has been designated as noncooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the FATF, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur. [2]

•

Physical Presence means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank (i) employs one or more individuals on a full-time basis, (ii) maintains operating records related to its banking activities, and (iii) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

•

Prohibited Investor means (i) a person or entity whose name appears on the various lists issued and maintained by the U.S. Office of Foreign Assets Control ("OFAC"), including the List of Specially Designated Nationals and Blocked Persons, the Specially Designated Terrorists List and the Specially Designated Narcotics Traffickers List; [3] (ii) a Foreign Shell Bank; or (iii) a person or entity who is a citizen or resident of, or which is located in, or whose subscription funds are transferred from or through, a Foreign Bank in a Non-Cooperative Jurisdiction or Sanctioned Regime.

•

Regulated Affiliate means a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a non-U.S. country, as applicable, and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

•

Sanctioned Regimes means targeted foreign countries, terrorism sponsoring organizations and international narcotics traffickers in respect of which OFAC administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals. [4]

•

Senior Foreign Political Figure means a senior official in the executive, legislative, administrative, military or judicial branch of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

[1]For a current list of FATF-compliant jurisdictions refer to the Financial Action Task Force website, http://www1.oecd.org/fatf/NCCT_en.htm [2]The list of Non-Cooperative Countries and Territories is amended periodically. For a current list of Non-Cooperative Countries and Territories, refer to the Financial Action Task Force website, http://www1.oecd.org/fatf/NCCT_en.htm [3]The OFAC lists may be found at the OFAC website: http://www.treas.gov/ofac [4]As of the date of the prospectus, OFAC has imposed sanctions upon the following regimes: the Balkans, Belarus, Burma

(Myanmar), Cote d'Ivoire (Ivory Coast), Cuba, Democratic Republic of the Congo, Iran, Iraq, Former Liberian Regime of Charles Taylor, North Korea, Persons Undermining the Sovereignty of Lebanon or Its Democratic Processes and Institutions, Sierra Leone, Sudan, Syria and Zimbabwe.
11. Neither Grant Park nor any selling agent may complete a sale of units until at least five business days after the date the investor receives a final prospectus.	11.
12. You have a net worth of at least $250,000, exclusive of home, furnishings and automobiles, or an annual gross income of at least $70,000 and a net worth, similarly calculated, of at least $70,000. Furthermore, in no event may you invest more than 10% of your liquid net worth, exclusive of home, furnishings and automobiles, in Grant Park and other similar programs.	12.

ALABAMA RESIDENTS ONLY
POWER OF ATTORNEY
In connection with my purchase of Limited Partnership Units ("units") in Grant Park Futures Fund Limited Partnership ("Grant Park") as set forth in this Subscription Agreement and Power of Attorney enclosed herewith, I do hereby irrevocably constitute and appoint Dearborn Capital Management, L.L.C. (the "General Partner"), and its successors and assigns, as my true and lawful attorney-in-fact, with full power of substitution, in my name, place and stead, (i) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of Grant Park, and (ii) to make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments that may be considered necessary or desirable by the General Partner to carry out fully the provisions of Grant Park's Third Amended and Restated Limited Partnership Agreement, including, without limitation, the execution of said Agreement itself, and the execution of all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my units.

I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this power of attorney after this Power of Attorney and the Subscription Agreement and Power of Attorney have been submitted and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my units in Grant Park. I hereby acknowledge and agree that this Power of Attorney shall be governed by and shall be interpreted in accordance with the laws of the State of Illinois, without regard to principles of conflicts of laws, except for matters arising under federal or state securities laws (exclusive of Illinois securities laws).
By executing this Power of Attorney, you represent and warrant that:
1.
You are of legal age to execute the power of attorney and are legally competent to do so. You acknowledge that you have received a copy of the prospectus including the limited partnership agreement contained therein (as supplemented by sticker supplements if any).
2.	All information that you have furnished to the general partner or that is set forth in the power of attorney submitted by you is correct and complete as of the date of the power of attorney, and if there should be any change, you will immediately furnish the revised or corrected information to the general partner.
3.	If you are subscribing in a representative capacity, you have full power and authority to purchase the units and enter into and be bound by the power of attorney on behalf of the entity for which you are purchasing the units, and such entity has full right and power to purchase such units and enter into and be bound by the power of attorney and become a limited partner pursuant to the limited partnership agreement.
4.	If you are (i) acting as trustee, agent, representative or disclosed nominee for another person or entity, or (ii) an entity investing on behalf of underlying investors, other than a publicly traded company listed on an organized exchange (or a subsidiary or a pension fund of such a company) based in a Financial Action Task Force ("FATF") Compliant Jurisdiction (the persons, entities and underlying investors referred to in (i) and (ii) being referred to collectively as the "Beneficial Owners"), you represent and warrant that you have all requisite power and authority from the Beneficial Owners to execute and perform the obligations under the power of attorney.

Neither Grant Park nor any selling agent may complete a sale of units until at least five business days after the date the investor receives a final prospectus. This Power of Attorney will be accepted only with a completed Subscription Agreement and Power of Attorney of Grant Park Futures Fund Limited Partnership.
Signature of Investor		Signature of Joint Investor (if applicable)
	Date:		Date:

Grant Park Fund
Subsequent Subscription Agreement
Addition to Existing Account

Use this form only if:

(i)
You are making an addition to an existing Grant Park Fund account, and
(ii)
Your registration information is the same as in your original Subscription Agreement and Power of Attorney.

If any of your original Subscription information has changed please complete a new Subscription Agreement in its entirety.

The investor named below, by execution and delivery of this Subscription Addition and by either (i) enclosing a check payable to "Grant Park Futures Fund- Subscription Account," (ii) authorizing a wire transfer in the investor's name to "Grant Park Futures Fund- Subscription Account" at Lake Forest Bank & Trust Company (727 North Bank Lane, Lake Forest, Illinois 60045), Account No. 0000379735, ABA #071925334 or (iii) authorizing the Selling Agent to debit investor's securities brokerage account in the amount set forth below, hereby subscribes for the additional purchase of units in Grant Park Futures Fund Limited Partnership (the "Fund" or "Grant Park") at the net asset value per unit. The named investor further acknowledges receipt of the current Grant Park Fund prospectus (and any sticker supplements).

By signature on this document, I acknowledge (i) there have been no changes to the terms of my original Subscription Agreement and all statements made in my original Subscription Agreement remain true and accurate.

1	Indicate Investment(s): The minimum subsequent investment is $1,000
☐ Global 1 - Grant Park Global Alternative Markets Class 1: Investment Amount: $

☐ Legacy 1 - Grant Park Legacy Class 1 Investment Amount: $

2.	Investor ID Number:		2.	Selling Firm Account Number:
(ID# appears on your monthly statement)

3.	Investor Name:

4.	Investor Address:
	(If Different)	Street	City	State	Zip
INVESTOR(S) SIGNATURE REQUIRED

5.	X			X
		Signature of Investor	Date		Signature of Joint Investor	Date
CUSTODIAN INFORMATION AND SIGNATURE REQUIRED

6.	Custodian Name:	X
			Signature of Custodian or Authorized Agent	Date
FINANCIAL ADVISOR INFORMATION AND SIGNATURE REQUIRED

7.	Selling Firm Name:	8.	F.A. Name:

8.	F.A. Code:	8.	F.A. Phone:

8.	F.A. Email(s):		8.	Branch Code:
		(If Different)			(If Different)

8.	Branch Address:
	(If Different)	Street	City	State	Zip

5.	X			X
		Financial Advisor Signature	Date		Office Manager Signature (if required by Selling Firm)	Date
Please retain a copy of this form for your records

APPENDIX C

SUBSCRIPTION REQUIREMENTS

        Notice: An investment in Grant Park is speculative and involves a high degree of risk. Please refer to the section of the prospectus entitled "Risk Factors" for a complete description of the material risks of an investment in Grant Park.

I.     Subscription Procedures

        To subscribe for limited partnership units in the Grant Park Futures Fund Limited Partnership ("Grant Park"), you must:

  •
  execute and deliver to the selling agent who solicited your subscription the subscription agreement and power of attorney, and any other documents needed (for example, fund, pension, corporate authorizations, as applicable); and

  •
  unless you intend to make payment by debiting your brokerage account with your selling agent, deliver to your selling agent a check in the full amount of the subscription payable to "Grant Park Futures Fund Limited Partnership, Subscription Account," or authorize a wire transfer in the amount of your subscription in accordance with the instructions set forth in the subscription agreement and power of attorney.

        The minimum investment required to invest in the Legacy 1 Class units and Legacy 2 Class units is $10,000, except in the case of investors that are employee benefit plans and/or individual retirement accounts for which the minimum investment is $1,000; subsequent investment in the Legacy 1 Class units and Legacy 2 Class units must be at least $1,000. The selling agents will offer the Legacy 1 Class units and Legacy 2 Class units at a price of $1,000 per unit as of the initial closing date. Only investors who are represented by approved selling agents who are directly compensated by the investor for services rendered in connection with an investment in Grant Park (such arrangements commonly referred to as "wrap-accounts") may purchase Legacy 1 Class units and Legacy 2 Class units.

        The minimum investment in the Global 1 Class units, Global 2 Class units and Global 3 Class units is $5,000, except that in the case of investors in such units that are employee benefit plans and/or individual retirement accounts, the minimum investment is $1,000; subsequent investment in the Global 1 Class units, Global 2 Class units and Global 3 Class units must be at least $1,000. The selling agents will offer the Global 1 Class units, Global 2 Class units and Global 3 Class Units at a price of $1,000 per unit as of the initial closing date.

        Any of these minimums may be waived by the general partner in its sole discretion. You will be required to reimburse Grant Park and Dearborn Capital Management, L.L.C., the general partner of Grant Park, for any expense or loss incurred as a result of the cancellation of your subscription for units due to your failure to deliver good funds in the amount of the subscription price.

        By executing and delivering the subscription agreement and power of attorney, you irrevocably subscribe for Legacy 1 Class units, Legacy 2 Class units, Global 1 Class units, Global 2 Class units or Global 3 Class units, as specified, at a price equal to the net asset value per unit of the class subscribed for as of the close of business on the last business day of the month in which your subscription is accepted, provided your subscription is received at least five business days prior to the month end. The general partner may accept or reject your subscription, in whole or in part, in its sole discretion. If your subscription is accepted, you agree to contribute your subscription to Grant Park and to be bound by the terms of the limited partnership agreement (a form of which is attached as Appendix A to Grant Park's prospectus). By executing and delivering the subscription agreement and power of attorney, you will be deemed to have executed the limited partnership agreement.

II.    Representations and Warranties

        As an inducement to the general partner to accept your subscription, you, by executing and delivering your subscription agreement and power of attorney, represent and warrant to Grant Park, the general partner, the clearing brokers and the selling agent who solicited your subscription as follows, as applicable:

        1.     You are of legal age to execute the subscription agreement and power of attorney and are legally competent to do so. You acknowledge that you have received a copy of the prospectus, including the limited partnership agreement contained therein (as supplemented by sticker supplements, if any).

        2.     All information that you have furnished to the general partner or that is set forth in the subscription agreement and power of attorney submitted by you is correct and complete as of the date of the subscription agreement and power of attorney, and if there should be any change in such information acceptance of your subscription, you will immediately furnish the revised or corrected information to the general partner.

        3.     Unless paragraph 4 or 5 below is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.

        4.     The subscription, if made as custodian for a minor, is a gift that you have made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

        5.     If you are subscribing in a representative capacity, you have full power and authority to purchase the units and enter into and be bound by the subscription agreement and power of attorney on behalf of the entity for which you are purchasing the units, and such entity has full right and power to purchase such units and enter into and be bound by the subscription agreement and power of attorney and become a limited partner pursuant to the limited partnership agreement.

        6.     You either are not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA") or, if you are required to be so registered and to have such membership, are duly registered with the CFTC and are a member in good standing of the NFA.

        7.     If you are acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), the individual signing the subscription agreement and power of attorney on your behalf hereby further represents and warrants as, or on behalf of, the plan responsible for purchasing units (the "Plan Fiduciary") that:

                (a)    the Plan Fiduciary has considered an investment in Grant Park for such plan in light of the risks relating thereto;

                (b)    the Plan Fiduciary has determined that, in view of such considerations, the investment in Grant Park is consistent with the Plan Fiduciary's responsibilities under ERISA;

                (c)    the plan's investment in Grant Park does not violate and is not otherwise inconsistent with the terms of any legal document constituting the plan or any agreement thereunder;

                (d)    the plan's investment in Grant Park has been duly authorized and approved by all necessary parties;

                (e)    none of the general partner, any trading advisor, any clearing brokers, any selling agent, or any of their respective affiliates, agents or employees (1) has investment discretion with respect to the investment of assets of the plan used to purchase units, (2) has authority or responsibility to or regularly gives investment advice with respect to the assets of the plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the plan and that such advice will be based on the particular investment needs of the plan, or (3) is an employer maintaining or contributing to the plan; and

                (f)    the Plan Fiduciary (1) is authorized to make, and is responsible for, the decision to invest in Grant Park, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that plan investments be diversified so as to minimize the risks of large losses, (2) is independent of the general partner, the trading advisors, the clearing brokers, any selling agent and each of their respective affiliates, and (3) is qualified to make such investment decision.

                You will, at the request of the general partner, furnish the general partner with such information as the general partner may reasonably require to establish that the purchase of the units by the plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein.

        8.     If you are acting on behalf of a trust (the "Subscriber Trust"), the individual signing the subscription agreement and power of attorney on behalf of the Subscriber Trust hereby further represents and warrants that an investment in the trust is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.

        9.     You have a net worth of at least $250,000, exclusive of home, furnishings and automobiles, or an annual gross income of at least $70,000 and a net worth, similarly calculated, of at least $70,000. If you are a resident of any of the following states, you must also meet the requirements set forth below for that state. Furthermore, in no event may you invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in Grant Park. Net worth in all cases is exclusive of home, furnishings and automobiles.

Alabama	Net worth of at least $250,000, or an annual gross income of at least $70,000 and a net worth of at least $70,000. This investment will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times their investment in Grant Park and other similar programs.
Arizona	Net worth of at least $250,000 or a net worth of at least $70,000 and an annual gross income of at least $70,000.
California
Net worth of at least $250,000 (exclusive of home, home furnishings and automobiles) or an annual gross income of at least $75,000 and a net worth of $100,000 (exclusive of home, home furnishings and automobiles). In no event may a resident of California invest more than 10% of their total net worth, exclusive of home, furnishings and automobiles in units of Grant Park.
Iowa
A net worth of $250,000 (exclusive of home, auto and furnishings) and an annual taxable income of $100,000, or, in the alternative, a net worth of $500,000 (exclusive of home, auto and furnishings). In no event may a resident of Iowa invest more than 10% of such resident's net worth in units of Grant Park and similar managed futures programs.

Kansas	Kansas investors should limit their aggregate investment in units of Grant Park and other similar investments to not more than 10% of their liquid net worth. Liquid net worth is that portion of an investor's total net worth (total assets minus total liabilities) which is comprised of cash, cash equivalents and readily marketable securities.
Kentucky
Net worth of at least $300,000 exclusive of home, home furnishings, and automobiles or a minimum annual gross income of $85,000 and a minimum net worth of $85,000. Total investment in Grant Park and similar managed futures programs may not exceed 10% of investor's total net worth excluding home, home furnishing, and automobiles.
Michigan
Net worth of at least $250,000, or an annual gross income of at least $70,000 and a net worth of at least $70,000. In no event may a resident of Michigan invest more than 10% of their net worth in units of Grant Park and securities of any affiliate of Grant Park.
Missouri
Net worth of at least $250,000, or an annual gross income of at least $70,000 and a net worth of at least $70,000. In no event may a resident of Missouri invest more than 10% of their liquid net worth in units of Grant Park.
Nebraska
Net worth of at least $150,000, or an annual gross income of at least $45,000 and a net worth of at least $45,000. A purchaser of limited partnership interests may not invest more than 10% of his/her net worth, exclusive of home, furnishing, and automobiles, in any one limited partnership.
Ohio
Net worth of at least $250,000 or a net worth of at least $70,000 and an annual income of at least $70,000; Ohio investors should limit their investment in units of Grant Park and securities of other managed futures programs to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).
Oregon
Net worth of at least $250,000 or a net worth of at least $70,000 and an annual gross income of at least $70,000. Oregon residents may not invest more than 10% of their net worth in units of Grant Park and securities of any affiliate of Grant Park.
Tennessee
A net worth of $500,000 or an annual gross income of at least $100,000 and a net worth of at least $100,000. Tennessee residents' investment must not exceed ten percent (10%) of their liquid net worth.

        10.   You understand that the investment is not liquid, except in accordance with the redemption provisions of the limited partnership agreement, as amended from time to time.

        11.   You acknowledge that due to anti-money laundering requirements operating in the United States, as well as Grant Park's own internal anti-money laundering policies, Grant Park, the general partner and/or your selling agent may require further identification of you and the source of your subscription funds before your subscription agreement and power of attorney can be processed, subscription monies accepted, or request for redemption processed. Grant Park, the general partner, your selling agent and each of their respective principals, members, shareholders, directors, officers, and employees shall be held harmless and indemnified against any losses, expenses or liabilities arising as a result of a failure to process your subscription agreement and power of attorney or any request for redemption if you have not satisfactorily provided any information that has been required by an indemnified party. You further acknowledge that all subscription payments delivered to Grant Park must originate directly from a bank or brokerage account in your name. You represent and warrant that you are not involved in any anti-money laundering scheme and that acceptance by the general partner of your subscription agreement and power of attorney to subscribe for units in Grant Park, together with acceptance of the appropriate remittance, will not breach any applicable laws, rules and regulations designed to avoid money laundering, including the provisions of the Bank Secrecy Act of 1970, as amended. Specifically, you represent and warrant that all evidence of identity provided is genuine and all related information furnished, and to be furnished in the future, is accurate.

                (a)    You represent and warrant that you are subscribing for units for your own account and own risk, and, unless you advise the general partner and your selling agent to the contrary in writings and identify with specificity supplementally each beneficial owner on whose behalf you are acting, you represent that you are not acting as a nominee for any other person or entity, and no other person or entity will have a beneficial or economic interest in your units. You also represent that you do not have the present intention or obligation to sell, distribute or transfer the units, directly or indirectly, to any other person or entity or to any nominee account.

                (b)    If you are (i) acting as trustee, agent, representative or disclosed nominee for another person or entity, or (ii) an entity investing on behalf of underlying investors, other than a publicly traded company listed on an organized exchange (or a subsidiary or a pension fund of such a company) based in a Financial Action Task Force ("FATF") Compliant Jurisdiction (the persons, entities and underlying investors referred to in (i) and (ii) being referred to collectively as the "Beneficial Owners"), you represent and warrant that:

                  (A)    You understand and acknowledge the representations, warranties and agreements made in this paragraph 11 are made by you (i) with respect to you, and (ii) with respect to the Beneficial Owners;

                  (B)    You have all requisite power and authority from the Beneficial Owners to execute and perform the obligations under the subscription agreement and power of attorney;

                  (C)    You have adopted and implemented anti-money laundering policies, procedures and controls that comply with, and will continue to comply in all respects with, the requirements of applicable anti-money laundering laws and regulations; and

                  (D)    You have established the identity of or have access to all Beneficial Owners, hold evidence of or have access to such identities, and (i) will make such information available to the general partner and /or your selling agent upon request, or (ii) will provide a certificate signed by you or by a senior officer of you with respect to your compliance with the anti-money laundering policies, procedures and controls, and, in either case, have procedures in place to ensure that no Beneficial Owner is a Prohibited Investor.

                (c)    You represent and warrant that, to the best of your knowledge and belief, neither you, any Beneficial Owners nor any person controlling, controlled by, or under common control with any such Beneficial Owners, nor any person having a beneficial or economic interest in any such Beneficial Owners, is a Prohibited Investor or, unless disclosed to the general partner and your selling agent in writing, a Senior Foreign Political Figure or a member of the Immediate Family or a Close Associate of a Senior Foreign Political Figure, and you are not investing and will not invest in Grant Park on behalf or for the benefit of any Prohibited Investor. You agree promptly to notify the general partner and your selling agent of any change in information affecting the representations and warranties in this paragraph II.

                (d)    You represent and warrant that the funds being used to make this investment are not derived from any unlawful or criminal activities.

                (e)    For purposes of this paragraph II, the following terms shall have the following meanings:

  •
  Close Associate of a Senior Foreign Political Figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.

  •
  FATF-Compliant Jurisdiction is a jurisdiction that (i) is a member in good standing of FATF and (ii) has undergone two rounds of FATF mutual evaluations.

  •
  FATF means the Financial Action Task Force on Money Laundering.

  •
  Foreign Bank means an organization that (i) is organized under the laws of a non-U.S. country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a non-U.S. bank.

  •
  Foreign Shell Bank means a Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate. Regulated Affiliate means a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a non-U.S. country, as applicable, and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

  •
  Immediate Family of a Senior Foreign Political Figure typically includes such person's parents, siblings, spouse, children and in-laws.

  •
  Non-Cooperative Jurisdiction means any non-U.S. country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the FATF, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur.

  •
  Physical Presence means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank (i) employs one or more individuals on a full-time basis, (ii) maintains operating records related to its banking activities, and (iii) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

  •
  Prohibited Investor means (i) a person or entity whose name appears on the various lists issued and maintained by the U.S. Office of Foreign Assets Control ("OFAC"), including the List of Specially Designated Nationals and Blocked Persons, the Specially Designated Terrorists List and the Specially Designated Narcotics Traffickers List; * (ii) a Foreign Shell Bank; or (iii) a person or entity who is a citizen or resident of, or which is located in, or whose subscription funds are transferred from or through, a Foreign Bank in a Non-Cooperative Jurisdiction or Sanctioned Regime.

  •
  Regulated Affiliate means a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a non-U.S. country, as applicable, and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

  •
  Sanctioned Regimes means targeted foreign countries, terrorism sponsoring organizations and international narcotics traffickers in respect of which OFAC administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals.**

  •
  Senior Foreign Political Figure means a senior official in the executive, legislative, administrative, military or judicial branch of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

III.  Additional Representations and Warranties By Non-U.S. Investors

        1.     You acknowledge that any marketing, promotion or offering of the units in Grant Park, your execution and delivery of the Subscription Agreement, your acquisition and holding of any units in Grant Park and the performance of your obligations under this Subscription Agreement and the Limited Partnership Agreement do not violate, and will not be in violation of, or conflict with any applicable laws or regulations in any relevant jurisdiction, any instruments governing your operation or any agreement or other instrument to which you are a party or by which you or any of your assets are bound to comply. As such, you undertake that your investment is lawful and is being made in or from a jurisdiction in which you are permitted to invest in accordance with all applicable laws and regulations.

        2.     For investors in certain jurisdictions:

Brazil	I acknowledge that I have requested information about Grant Park without any solicitation and that this subscription is being made in the context of a privately negotiated transaction. I further acknowledge that the units in Grant Park have not been, nor will they be, registered with, or submitted for approval by, the Brazilian Securities Commission (Comissão de Valores Mobilários).
Mexico
I hereby certify by signature that I am, and understand that I am, an Accredited Investor or an Institutional Investor for the purposes of the private placement provisions of Article 8 of the Mexican Securities Market Law. I further acknowledge that the units in Grant Park have not been, nor will they be, registered with the National Registry of Securities, maintained by the Mexican National Banking Commission.
Panama	I hereby certify by signature that I am an institutional investor for the purposes of Article 83(3) of Panama Decree Law N°1 of 1999 (the Securities Law).
Taiwan	I hereby acknowledge that this Subscription Agreement will not be deemed executed until it is signed by the Custodian on behalf of Grant Park outside of the territory of Taiwan.

*
The OFAC lists may be found at the OFAC website: http://www.treas.gov/ofac

**
As of the date of the prospectus, OFAC has imposed sanctions upon the following regimes: the Balkans, Belarus, Burma (Myanmar), Cote d'Ivoire (Ivory Coast), Cuba, Democratic Republic of the Congo, Iran, Iraq, Former Liberian Regime of Charles Taylor, Libya, North Korea, Persons Undermining the Sovereignty of Lebanon or Its Democratic Processes and Institutions, Somalia, Sudan, Syria, Yemen and Zimbabwe.

Uruguay	I hereby certify by signature that I am an institutional investor for the purposes of the private placement provisions under section 2 of Uruguayan law 18,627. I further acknowledge that the units in the Fund have not been, nor will they be, registered with the Financial Services Superintendency of the Central Bank of Uruguay and correspond to an investment fund that is not an investment fund regulated by Uruguayan law 16,774 dated September 27, 1996, as amended.

APPENDIX D

Grant Park Fund
Request for Redemption

1)	Investor ID	2)	Selling Firm Brokerage Account Number:
	(Located on Monthly Investor Statement)
3)	Social Security Number or Tax ID Number:
4)	Redemption Month:
	(Grant Park Fund offers redemptions dates are outlined in the table below. If no date is specified, the redemption will occur on the next available redemption date. Redemption Forms must be received 10 days prior to the redemption date; if your form is not received prior to the cutoff date, it will be processed on the next available redemption date.)

5)	Indicate the Class of Units you wish to Redeem (Choose One):
A separate Redemption Form must be completed for each Class of Units of Grant Park Futures Fund Limited Partnership ("Grant Park") being redeemed.

	☐ Grant Park Class A	☐ Legacy 1	☐ Global 1	☐ Global 3
	☐ Grant Park Class B	☐ Legacy 2	☐ Global 2
6)	Redemption Type (Choose One): ☐ Full Redemption OR ☐ Partial Redemption: Specify "$" or "Units")

7)	Account Title:	8)	Contact Phone:

9)	FA Name:	10)	FA Phone:
ALL REDEMPTION PROCEEDS WILL BE WIRED, IN THE NAME OF THE INVESTOR, TO THE FIRM ACCOUNT ON RECORD.

Non-custody account holders may request to receive a check, made out in the investor's name and sent to the legal address on record. To request a check, please mark the box below and confirm the investor's legal address.
☐ Please send check to (address must be the investor's legal address):

Street (No PO Boxes)	City	State	Zip Code

I understand that a limited partner may cause any of its units to be redeemed by Grant Park for an amount equal to the net asset value per applicable unit as of the valuation date of any calendar month (the "Redemption Date") if at least 10 days prior to the Redemption Date, or at an earlier date if required by its selling agent, Dearborn Capital Management, L.L.C. (the "General Partner") receives a written request for redemption indicating the number or dollar amount of units the limited partner wishes to redeem. I understand that by redeeming Units of the Fund I may be subject to redemption fees or penalties as detailed below. Furthermore, I have read the prospectus, understand and agree to the terms outlined therein.

Redemption Fee Table for Grant Park Fund
Unit Class	Redemption Cycle	On or Before 3rd Month-End	On or Before 6th Month-End	On or Before 9th Month-End	On or Before 12th Month-End
A	Monthly - Last Day of the Month	N/A	N/A	N/A	N/A
B	Monthly - Last Day of the Month	N/A	N/A	N/A	N/A
Global 1	Monthly - Last Day of the Month	NO REDEMPTIONS ALLOWED	N/A	N/A	N/A
Global 2	Monthly - Last Day of the Month	NO REDEMPTIONS ALLOWED	N/A	N/A	N/A
Global 3	Monthly - Last Day of the Month	NO REDEMPTIONS ALLOWED	1.50%	1.00%	0.50%
Legacy 1	Monthly - Last Day of the Month	NO REDEMPTIONS ALLOWED	N/A	N/A	N/A
Legacy 2	Monthly - Last Day of the Month	NO REDEMPTIONS ALLOWED	N/A	N/A	N/A

I understand that the units will be redeemed on a "first-in, first-out" basis, such that the redeemed units will be deemed to have been acquired on the redeeming limited partner's earliest subscription date for which units have not yet been redeemed. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the units to which this Request for Redemption relates, with full power and authority to request redemption of such units. Such units are not subject to any pledge or otherwise encumbered in any fashion.

United States Taxable Limited Partners Only
Under penalties of perjury, by signature below, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of Section 3406(a)(1)(c) of the Internal Revenue Code.

Non-United States Limited Partners Only
Under penalties of perjury, by signature below, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor that is not an individual), the investor is not a United States corporation, partnership, estate or trust.
11)	INVESTOR(S) MUST SIGN SIGNATURE(S) MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED.
	X			X
		Signature of Investor	Date		Additional Signature (if applicable)	Date
	X			X
		Additional Signatures (if applicable)	Date		Signature of Custodian (if applicable)	Date

Please return completed original no later than 10 days prior to the redemption date (or at an earlier date if required by your Selling Agent) to:

Grant Park Fund
c/o Dearborn Capital Management, LLC
626 West Jackson Blvd, Suite 600
Chicago, IL 60661

D-1

APPENDIX E

GLOSSARY

        The following glossary may assist prospective investors in understanding certain terms used in this prospectus:

        Administrator. An official or agency administering the securities laws of a state.

        Affiliate. An affiliate of a person is (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person, (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person, (c) any person, directly or indirectly, controlling, controlled by or under common control of such person, (d) any officer, director or partner of such person, or (e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

        Allocated Net Assets. The portion of Grant Park's net assets allocated to a trading advisor and subject to that trading advisor's investment discretion (including any notional funds), together with any appreciation or depreciation in such assets adjusted proportionally for new capital contributions, redemptions or capital distributions, if any.

        BarclayHedge. BarclayHedge serves institutional clients worldwide in the field of hedge fund and managed futures performance measurement and portfolio management.

        Barclay BTOP50 Index. The Barclay BTOP50 Index is a non-investable index that seeks to replicate the overall composition of the managed futures industry with regard to trading style and overall market exposure. The BTOP50 employs a top-down approach in selecting its constituents. The largest investable trading advisor programs, as measured by assets under management, are selected for inclusion in the BTOP50. In each calendar year the selected trading advisor programs represent, in aggregate, no less than 50% of the investable assets of the Barclay CTA Universe.

        Barclay CTA Index. An unweighted non-investable index which attempts to measure the performance of the CTA industry. The index measures the combined performance of all CTAs who have more than 4 years past performance. For purposes of calculating the index, the first 4 years of a CTA's performance history is ignored. The Barclay CTA Index is not the same as an investment in Grant Park as it is more broadly diversified across a much greater number of trading programs. Furthermore, Grant Park may perform quite differently from the Barclay CTA Index, just as, for example, an individual stock may perform quite differently from the S&P 500 Index.

        Barclays Capital U.S. Aggregate Bond Index. A non-investable index that covers the USD-denominated, investment-grade, fixed-rate, taxable bond market of SEC-registered securities. The index includes bonds from the Treasury, government-related, corporate, MBS (agency fixed-rate and hybrid ARM passthroughs), ABS and CMBS sectors. The U.S. Aggregate Index is a component of the U.S. Universal Index in its entirety. The index was created in 1986, with index history backfilled to January 1, 1976.

        Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index (long Subset)). A non-investable benchmark comprised of The Barclays Capital U.S. Treasury and U.S. Agency indices. The U.S. Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

        Barclays Capital Diversified Traders Index. A non-investable index designed to represent the performance of the Diversified Trader Sector of the managed futures industry. The index is equally-weighted and is comprised of managed futures programs (CTAs) that trade a diversified portfolio. The index is rebalanced annually at the start of each calendar year. In 2009, there were 339 diversified programs included in the index.

        Bloomberg Commodity Index Total Return. The BCOMTR is a total return non-investable index composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid the delivery process and maintain a long futures position, nearby contracts must be sold and contracts that have not yet reached the delivery period must be purchased. This process is known as "rolling" a futures position. The BCOMTR is a "rolling index." The index is rebalanced annually.

        Bloomberg U.S. Generic Government 3-month Yield Index. This non-investable index, compiled by Bloomberg, is intended to serve as a benchmark for the changes in yields on a generic 3-month Treasury Bill. Each index value is shown as the annual yield for a treasury bill at that current time. For purposes of the demonstration of monthly performance below, the closing value for each month is divided by 12. (i.e. a 5.00% annual yield shown at the end of a month will show a monthly performance of 0.60%, 5.00% / 12=0.60%)

        CEA. Commodity Exchange Act, as amended.

        CFMA. Commodity Futures Modernization Act of 2000.

        CFTC. Commodity Futures Trading Commission. An independent regulatory commission of the U.S. government empowered to regulate futures transactions and other commodity interest transactions under the CEA.

        Clearing Broker. Any person who engages in the business of effecting commodity interest transactions for the accounts of others or for its own account and who has been appointed by the general partner to act as a clearing broker on behalf of Grant Park.

        Commodity. Refers to goods, wares, merchandise, produce and in general everything that is bought and sold in commerce, including financial instruments that have been selected as appropriate vehicles for trading on various national and international exchanges or markets located in principal marketing and commercial areas.

        Commodity Interest. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or other contract or transaction described in this prospectus the value of which is tied to an underlying commodity.

        Correlation. This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from –1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

        Daily Price Fluctuation Limit. The maximum permitted fluctuation (imposed by an exchange and approved by the CFTC) in the price of a futures contract or options on futures contract that can occur on an exchange on a given day in relation to the previous day's settlement price. Such maximum permitted fluctuation is subject to change from time to time by the exchange. These limits generally are not imposed outside the U.S.

        Delivery. The process of satisfying a futures contract, option on a commodity or a forward contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof. Certain financial instrument contracts are not settled by delivery of the financial instrument, but rather are settled in cash.

        Draw-down. A measure of losses experienced by the composite performance record from peak (high to valley (low). Draw-downs are measured on the basis of month-end net asset values only.

        EFP. Exchange for physical. An EFP transaction involves the spot purchase or sale of a commodity in conjunction with the offsetting sale or purchase of a corresponding futures contract involving the same or equivalent commodity, without making an open competitive trade on an exchange as permitted by exchange rules.

        ERISA. Employee Retirement Income Security Act of 1974, as amended.

        ERISA Plan. Employee benefit plan governed by ERISA.

        FCM. Futures commission merchant.

        FINRA. Financial Industry Regulatory Authority.

        Forward Contract. A contract relating to the purchase and sale of a commodity for delivery at a future date. It is distinguished from a futures contract in that it is not traded on an exchange, and in that it is not uniform and contains terms and conditions specifically negotiated by the parties.

        Futures Contract. A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or for cash settlement. Such contracts are uniform for each commodity on each exchange and vary only with respect to price and delivery time. It is important to note that trading in futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price, or by offsetting the contractual obligation with a countervailing contract on the same or a linked exchange prior to delivery.

        Hedge Fund Research, Inc. Equity Hedge Index (HFRI Equity Hedge Index). The non-investable index is comprised of Investment Managers who maintain positions both long and short in primarily equity and equity derivative securities. A wide variety of investment processes can be employed to arrive at an investment decision, including both quantitative and fundamental techniques; strategies can be broadly diversified or narrowly focused on specific sectors and can range broadly in terms of levels of net exposure, leverage employed, holding period, concentrations of market capitalizations and valuation ranges of typical portfolios. Hedge Equity managers would typically maintain at least 50%, and may in some cases be substantially or entirely invested in equities, both long and short.

        Hedge Fund Research, Inc. Fund Weighted Composite Index (HFRI Fund Weighted Composite Index). The Hedge Fund Research Institute's Hedge Fund Weighed Composite Index is an internationally-recognized non-investable benchmark comprised of over 2,000 funds from the internal HFR Database. HFRI Fund Weighted Composite Index is an equal-weighted return of all funds in the HFR Monthly Indices, excluding HFRI Fund of Funds Index. This is a broad-based index comprising a wide variety of hedge fund strategies. Any specific hedge fund may perform quite differently than the index.

        IRA. Individual Retirement Account.

        Long Contract. A contract to accept delivery of (i.e., to buy) a specified amount of a commodity at a future date at a specified price.

        Margin. Good faith deposits with a clearing broker to assure fulfillment of a purchase or sale of a futures contract or, in certain cases, forward or option contract. Commodity interest margins do not usually involve the payment of interest. Original or initial margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader's broker to initiate and maintain an open position in futures contracts. Maintenance margin is the amount (generally less than the original margin) to which a trader's account may decline before the trader must deliver additional margin.

        Margin Call. A demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular exchange or a clearing broker.

        Morgan Stanley Capital International Europe, Australasia, Far East Index (MSCI EAFE Index). A capitalization-weighted non-investable index that is designed to measure the investment returns of developed economies outside of North America. The index includes publicly traded stocks from 21 countries that are divided into industry groups, with representative stocks selected from each industry group. Cross-ownership is tracked to ensure that the market weight given each company is accurate.

        MSCI U.S. REIT Index. The MSCI US REIT Index is a free float-adjusted market capitalization weighted non-investable index that is comprised of equity REITs that are included in the MSCI US Investable Market 2500 Index, with the exception of specialty equity REITs that do not generate a majority of their revenue and income from real estate rental and leasing operations. The index represents approximately 85% of the US REIT universe.

        NASAA. North American Securities Administrators Association, Inc.

        NASAA Guidelines. The Guidelines for the Registration of Commodity Pool Programs imposed by NASAA.

        NASDAQ Composite Index. A non-investable index that measures all NASDAQ domestic and non-U.S. based common stocks listed on the NASDAQ Stock Market (currently over 3,000 companies). The index is market-value weighted. This means that each company's stock affects the index in proportion to its market value. The market value, the last sale price multiplied by total shares outstanding, is calculated throughout the trading day, and is related to the total value of the index.

        Net Asset Value or NAV. Net asset value as of a specified time with respect to any class of units or of Grant Park as a whole equals the value of the net assets attributable to such class or of Grant Park, as applicable, as of that time.

        NFA. National Futures Association. A self-regulatory organization for commodity interest professionals.

        Net Assets. The total assets attributable to any class of units or of Grant Park, as applicable, including all cash, plus Treasury securities at accrued interest and the market value of all open commodity interest positions attributable to such class or of Grant Park, less all liabilities attributable to such class or of Grant Park, determined in accordance with generally accepted accounting principles (GAAP).

        Net Asset Value per Unit. Net asset value of a class of units divided by the aggregate number of units of such class outstanding.

        Net Worth. The excess of total assets over total liabilities as determined in accordance with GAAP. Net worth is determined exclusive of home, home furnishings and automobiles.

        New Trading Profits. The excess, if any, of the value of the trading advisor's allocated net assets as of the end of a quarter over the value of the trading advisor's allocated net assets as of the end of the most recent prior quarter in which an incentive fee was paid to the trading advisor.

        Notional Funds. The difference between the nominal size of an account as agreed between a trading advisor and the client and the actual amount of cash funds held in the client's account at the clearing broker. Notional funds has the same meaning as notional equity.

        Open Position. A contractual commitment arising under a commodity interest contract that has not been extinguished by an offsetting trade or by delivery.

        Option. A contract giving the purchaser the right, as opposed to the obligation, to acquire or to dispose of the commodity, futures contract or forward contract underlying the option.

        Organization and Offering Expenses. All expenses incurred by Grant Park in connection with and in preparing any class of units for registration and subsequently offering and distributing the units to the public, including, but not limited to, total selling agent, underwriting and brokerage discounts and commissions (including fees of the selling agent's or underwriter's attorneys), expenses for printing, engraving, mailing, salaries of the general partner's employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of the units under federal and state law, including taxes and fees, accountants' and attorneys' fees, to the extent applicable.

        Person. Any natural person, partnership, corporation, association or other legal entity.

        Pit Brokerage Fees. Includes floor brokerage, clearing fees, NFA fees and exchange fees.

        Pyramiding. A method of using all or a part of an unrealized profit in a commodity interest contract position to provide margin for any additional commodity interest contracts of the same or related commodities.

        Round-turn Transaction. The process of opening an investment in a commodity interest by taking a position together with the process of closing out that investment by undertaking an offsetting transaction.

        Round-Turns per Million. Measures the frequency with which a trading advisor initiates and subsequently closes out a market position on an average million-dollar account.

        SEC. Securities and Exchange Commission.

        Selling Agent. Any broker-dealer that is engaged by the general partner to offer and sell the units to prospective investors. Currently, Grant Park's lead selling agent is DCM Brokers, LLC. The general partner may engage additional selling agents.

        Settlement Price. The closing price for futures contracts in a particular commodity established by the clearing organization or exchange after the close of each day's trading.

        Sharpe Ratio. A return/risk measure developed by William Sharpe. Return (numerator) is defined as the incremental average return of an investment over the risk free rate. Risk (denominator) is defined as the standard deviation of the investment returns.

        Short Contract. A contract to make delivery of (i.e., to sell) a specified amount of a commodity at a future date at a specified price.

        Speculative Position Limit. The maximum number of speculative futures or option contracts in any one commodity (on one contract market), imposed by the CFTC or a U.S. futures exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the U.S.

        Sponsor. Any person directly or indirectly instrumental in organizing Grant Park or any person who will manage or participate in the management of Grant Park, including any clearing broker who pays any portion of the organization and offering expenses of Grant Park, and the general partner and any other person who regularly performs or selects the persons who performs service for Grant Park. The term "sponsor" does not include wholly independent third parties such as any attorneys, accountants, selling agents and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "sponsor" shall be deemed to include its affiliates. Grant Park's sole sponsor is Dearborn Capital Management, L.L.C.

        Spot Contract. A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity, usually with a two-day settlement. Spot contracts are not uniform and are not exchange traded.

        Spread or Straddle. A trading strategy involving the simultaneous buying and selling of contracts on the same commodity interest but involving different delivery dates or markets and in which the trader expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

        Standard & Poor's 500 Total Return Index (S&P 500 Index). A weighted index consisting of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor's based on industry representation, liquidity and stability. The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy. The Total Return calculation includes the price-plus-gross cash dividend return.

        Standard Deviation. Standard deviation measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

        Swap Contract. A transaction that generally involves contracts with a counterparty to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts generally are not uniform and not exchange traded.

        Time Horizon. Refers to the average trading length of a market position held in the trading advisor's system.

        Trading Advisor. Any person who for consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase or sale of commodity interests and who has been appointed to act as a trading advisor for Grant Park.

        Unrealized Profit or Loss. The profit or loss that would be realized on an open position if it were closed out at the current settlement price.

        Valuation Date. The date as of which the net assets of any class of units or of Grant Park are determined.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

        The general partner will continue to advance Grant Park's organization and offering expenses, as described in the prospectus, for which it will be reimbursed by Grant Park in monthly installments throughout the offering period at a rate of up to 1.0% per annum of the average month-end net assets of Grant Park. Offering expenses related to the initial offering and the continuing offering prior to the date of the prospectus included in this Registration Statement have been incurred. Such expenses are not reflected in the figures below. Grant Park has borne, and will continue to bear, all ongoing operating expenses subject to a maximum charge for such expenses of 0.25% of the average net assets of Grant Park per year. The following is an estimate of the offering expenses for the next twelve-month period:

Amount
Blue Sky expenses	$130,000
Accountants' fees and expenses	30,000
Legal fees and expenses	200,000
Printing expenses	100,000
Miscellaneous expenses	150,000

Total	$610,000

Item 14.    Indemnification of Directors and Officers

        Article X of the registrant's Third Amended and Restated Limited Partnership Agreement (attached as Appendix A to the prospectus which forms a part of this Registration Statement) provides that the registrant will indemnify and hold harmless the general partner and its members, directors, officers, employees and agents from and against any loss, expense or other liability (including reasonable attorneys' fees and expenses) incurred by them by reason of any act performed or omission by them on behalf of the registrant, provided that: (1) the general partner has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the registrant, (2) the general partner was acting on behalf of, or performing services for, the registrant, and (3) the loss or liability was not the result of negligence or misconduct by the general partner or its affiliates. Grant Park may only advance funds to the general partner and/or its members, directors, officers, employees and agents under this indemnity if (a) the legal action relates to acts or omissions relating to the performance of duties or services on behalf of Grant Park, (b) the legal action is initiated by someone other than a limited partner, or if initiated by a limited partner, the court approves the advance, and (c) the general partner and/or its members, directors, officers, employees and agents, as the case may be, agree to reimburse Grant Park for the amount of the advance plus interest if the legal action is subsequently deemed not to give rise to indemnification. Any indemnification of the general partner is recoverable only from the assets of the registrant and not from the limited partners. Nevertheless, the registrant shall not indemnify the general partner for any loss, expense or other liability arising from an alleged violation of federal or state securities laws unless the indemnification complies with the requirements for indemnification set forth in the NASAA Guidelines.

        No indemnity by the registrant will increase the liability of any limited partner beyond the amount of the limited partner's capital contribution and profits, if any, in the registrant.

Item 15.    Recent Sales of Unregistered Securities

        Not applicable.

Item 16.    Exhibits and Financial Statement Schedules

        (a)   Exhibits

Exhibit Number	Description
1.1	Form of Selling Agreement among the registrant, Dearborn Capital Management, L.L.C. and the lead selling agents.(1)
3.1	Third Amended and Restated Limited Partnership Agreement of the registrant (attached to the prospectus as Appendix A).
3.2	Certificate of Limited Partnership of the registrant.(2)
5.1	Opinion of Vedder Price P.C. relating to the legality of the units being offered.*
8.1	Opinion of Vedder Price P.C. with respect to federal income tax consequences.*
10.1	Form of Advisory Contract among the registrant, Dearborn Capital Management, L.L.C., the trading advisor and the trading company.(1)
10.2	Subscription Agreement and Power of Attorney (attached to the prospectus as Appendix B).
10.3	Request for Redemption Form (attached to the prospectus as Appendix D).
10.4	Operating Agreement of GP Cash Management, LLC.(3)
10.5	Form of member LLC operating agreement governing each trading company.(1)
10.6	Transfer of Claim Agreement dated December 16, 2011.(4)
23.1	Consent of McGladrey LLP.(5)
23.2	Consent of Vedder Price P.C. (included in Exhibits 5.1 and 8.1).
101.1
The following financial statements formatted in XBRL (eXtensible Business Reporting Language); (i) Consolidated Statements of Financial Condition; (ii) Consolidated Condensed Schedule of Investments; (iii) Consolidated Statements of Operations; (iv) Consolidated Statements of Changes in Partners' Capital (Net Asset Value); and (v) Notes to Consolidated Financial Statements.(5)

*
To be filed by amendment.

(1)
Previously filed as an exhibit to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (File No. 333-153862) and incorporated herein by reference.

(2)
Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-104317) and incorporated herein by reference.

(3)
Previously filed as an exhibit to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-153862) and incorporated herein by reference.

(4)
Filed as Exhibit 10.1 to the Registrant's Form 8-K filed on December 19, 2011 (File No. 000-50316) and incorporated herein by reference.

(5)
Filed herewith.

  (b)
  Financial Statement Schedules

        Financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17.    Undertakings

  (a)
  The registrant hereby undertakes:

            (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

              (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

            (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

              The registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                (i)  Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

              (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

              (iv)  Any other communication that is an offer in the offering made by the registrant to the purchaser.

            (6)   That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (7)   That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (b)
  Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        In addition, pursuant to Section 20 of Industry Guide 5—Undertakings, the registrant hereby undertakes:

  (a)
  that all post-effective amendments to the registration statement will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed

  (b)
  to send to each Limited Partner at least on an annual basis a detailed statement of any transactions with the General Partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on February 25, 2015.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
By:	Dearborn Capital Management, L.L.C. its general partner
By:	/s/ DAVID M. KAVANAGH David M. Kavanagh President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in their capacities as officers of Dearborn Capital Management, L.L.C., the general partner of the registrant, on February 25, 2015.

Signature	Title

/s/ DAVID M. KAVANAGH David M. Kavanagh	President (principal executive officer)
/s/ MAUREEN O'ROURKE Maureen O'Rourke	Chief Financial Officer (principal financial and accounting officer)
/s/ PATRICK J. MEEHAN Patrick J. Meehan	Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Selling Agreement among the registrant, Dearborn Capital Management, L.L.C. and the lead selling agents.(1)
3.1	Third Amended and Restated Limited Partnership Agreement of the registrant (attached to the prospectus as Appendix A).
3.2	Certificate of Limited Partnership of the registrant.(2)
5.1	Opinion of Vedder Price P.C. relating to the legality of the units being offered.*
8.1	Opinion of Vedder Price P.C. with respect to federal income tax consequences.*
10.1	Form of Advisory Contract among the registrant, Dearborn Capital Management, L.L.C., the trading advisor and the trading company.(1)
10.2	Subscription Agreement and Power of Attorney (attached to the prospectus as Appendix B).
10.3	Request for Redemption Form (attached to the prospectus as Appendix D).
10.4	Operating Agreement of GP Cash Management, LLC.(3)
10.5	Form of member LLC operating agreement governing each trading company.(1)
10.6	Transfer of Claim Agreement dated December 16, 2011.(4)
23.1	Consent of McGladrey LLP.(5)
23.2	Consent of Vedder Price P.C. (included in Exhibits 5.1 and 8.1).
101.1
The following financial statements formatted in XBRL (eXtensible Business Reporting Language); (i) Consolidated Statements of Financial Condition; (ii) Consolidated Condensed Schedule of Investments; (iii) Consolidated Statements of Operations; (iv) Consolidated Statements of Changes in Partners' Capital (Net Asset Value); and (v) Notes to Consolidated Financial Statements.(5)

*
To be filed by amendment.

(1)
Previously filed as an exhibit to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (File No. 333-153862) and incorporated herein by reference.

(2)
Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-104317) and incorporated herein by reference.

(3)
Previously filed as an exhibit to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-153862) and incorporated herein by reference.

(4)
Filed as Exhibit 10.1 to the Registrant's Form 8-K filed on December 19, 2011 (File No. 000-50316) and incorporated herein by reference.

(5)
Filed herewith.